As filed with the Securities and Exchange Commission on February 7, 2008


                                                     Registration No. 333-147086

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------


                               AMENDMENT NO. 5 TO
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                                       ON
                                    FORM S-4


                                   ----------

     Tongxin International, LTD.         Asia Automotive Acquisition Corporation
   (Exact Name of Co-registrant as           (Exact Name Of Co-registrant as
     Specified in its Charter)                  Specified in Its Charter)

        British Virgin Islands                          Delaware
   (State or Other Jurisdiction of           (State or Other Jurisdiction of
    Incorporation or Organization)           Incorporation or Organization)

                 6770                                    6770
    (Primary Standard Industrial            (Primary Standard Industrial
     Classification Code Number)             Classification Code Number)

            Not Applicable                             20-3022552
(I.R.S. Employer Identification No.)      (I.R.S. Employer Identification No.)

                                   ----------

                              199 Pierce, Suite 202
                           Birmingham Michigan 48009
                                 (248) 593-8330
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   ----------

                           William R. Herren Chairman
                          199 Pierce Street, Suite 202
                           Birmingham, Michigan 48009
                                 (248) 593-8330
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ----------

                                   Copies to:
                                 Scott D Norton

                                NORTON & NORTON
                          199 PIERCE STREET, SUITE 202
                           BIRMINGHAM, MICHIGAN 48009
                            TELEPHONE: (248)203-9940
                               FAX:(248)203-9950

                               PAUL M. KAVANAUGH
                                   JOHN SHARP
                                 STROBL & SHARP
                       300 EAST LONG LAKE ROAD, SUITE 200
                          BLOOMFIELD, MICHIGAN, 48304
                            TELEPHONE (248)540-2300
                               FAX:(248)645-2690

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective and all other conditions to the acquisition contemplated by the Agreement and Plan of Merger described in the enclosed proxy statement/prospectus have been satisfied or waived.

     If any of the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act., check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____

     If this form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____

CALCULATION OF REGISTRATION FEE


                                                                Proposed Maximum     Proposed Maximum
   Title of each Class of Security            Amount being       Offering Price          Aggregate              Amount of
         being registered                      Registered        Per Security(l)      Offering Price(l)     Registration Fee
Units, each consisting of one
share of Common Stock, $.001 par
value, and one Warrants (1)                 5,031,250 Units         $  8.00(4)         $  40,250,000          $     1,228

Shares of Common Stock included as
part of the Units                           5,031,250 Shares                                                           (2)

Warrants included as part of the Units      5,031,250 Warrants                                                         (2)

Shares of Common Stock underlying
the Warrants included in the Units (3)      5,031,250 Shares        $  5.00            $  25,156,250          $       772

Shares of Common Stock held in escrow
on Behalf of insiders                       1,349,000 Shares        $  8.00            $  10,792,000                  424

Representative's Unit Purchase Option               1               $   100            $      100.00                   (2)

Units underlying the
Representative's Unit Purchase
Option ("Underwriter's Units")(3)             350,000 Units         $ 10.00            $   3,500,000          $       107

Shares of Common Stock included as
part of the Underwriter's Units(3)            350,000 Shares                                                           (2)

Warrants included as part of the
Underwriter's Units(3)                        350,000 Warrants                                                         (2)

Shares of Common Stock underlying
the Warrants included in the
Underwriter's Units(3)                        350,000 Shares        $  6.65            $   2,327,500          $        71

Total Fee           Due                                                                                       $     2,602

------------

(1) Based on the market price of the Units or exercise price for the purpose of calculating the registration fee pursuant to Rule 457(f) (l) and Rule 457(g) (l).

(2)  No fee pursuant to Rule 457(g).



     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

[X]  Filed by the Registrant

[ ]  Filed by a Party other than the Registrant

Check the appropriate box:

[ ]  Preliminary Proxy Statement/Prospectus

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to section 240.14a-12

ASIA AUTOMOTIVE ACQUISITION CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid

     (2)  Form, Schedule or Registration Statement No.

     (3)  Filing Party

     (4)  Date Filed

             PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS OF
                     ASIA AUTOMOTIVE ACQUISITION CORPORATION


  PROSPECTUS FOR UP TO 5,031,250 UNITS, 6,380,250 SHARES OF COMMON STOCK, AND 5,031,250 WARRANTS OF TONGXIN INTERNATIONAL LTD. AND ONE REPRESENTATIVE UNIT
                                PURCHASE OPTION


     The board of directors of Asia Automotive Acquisition Corporation ("AAAC") and its wholly-owned subsidiary, Tongxin International Ltd. ("TXI") have unanimously approved the acquisition of the shares of Hunan Tongxin Enterprise Co, Ltd. ("Hunan Tongxin") in the People's Republic of China, pursuant to a Equity Acquisition Agreement whereby AAAC will purchase all of the outstanding shares of common stock of Hunan Tongxin held by the stockholders (the "Hunan Tongxin Stockholders"). The board of directors of AAAC also has unanimously approved the simultaneous reincorporation of AAAC from the State of Delaware to the British Virgin Islands, through a redomestication merger with TXI.


     In the redomestication merger, TXI will issue its securities in exchange for the. outstanding securities of AAAC. This prospectus covers an aggregate of 5,031,250 units, 6,380,250 shares of common stock, 5,031,250 warrants and one representative unit purchase option. The common stock and warrants issuable upon exercise of the aforementioned securities are included in the aggregate amounts stated above, TXI will issue its securities on the same terms as the equivalent securities had been issued by AAAC.


     AAAC was organized to serve as a vehicle for the acquisition of an automotive supplier operating business that has its primary operating facilities based in the Peoples Republic of China, India or the Association of Southeastern Asian Nations. Hunan Tongxin is the largest independent supplier of Engineered Vehicle Body Structures industry in China.

     AAAC's common stock, warrants and units are currently listed on the Over-the-Counter Bulletin Board under the symbols AAAC, AAACW and AAACU, respectively. TXI has applied to have its securities listed on the Nasdaq Global Market effective at the time of the redomestication merger. The proposed symbols are TXIC, TXICW and TXICU.

     This proxy statement/prospectus provides you with detailed information about the acquisition of Hunan Tongxin, the redomestication merger and the special meeting of stockholders. We encourage you to read this entire document and the documents incorporated by reference carefully. YOU SHOULD ALSO CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 38.

     The acquisition of Hunan Tongxin and the redomestication merger will be completed upon approval of at least a majority of the shares of common stock outstanding present in person or by proxy and entitled to vote at the special meeting on February __, 2008.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     THIS PROXY STATEMENT/PROSPECTUS IS DATED FEBRUARY 7, 2008. AND IS FIRST BEING MAILED TO AAAC STOCKHOLDERS ON OR ABOUT FEBRUARY __, 2008.

ASIA AUTOMOTIVE ACQUISITION CORPORATION
199 PIERCE STREET, SUITE 202
BIRMINGHAM, MICHIGAN 48009

To the Stockholders of Asia Automotive Acquisition Corporation:

You are cordially invited to attend a special meeting of the stockholders of Asia Automotive Acquisition Corporation. ("AAAC"), relating to its proposed Equity Acquisition of Hunan Tongxin Enterprise Co. Ltd. ("Hunan Tongxin"), a Chinese company engaged in the design, manufacturing and sales of Engineered Vehicle Body Structures ("EVBS"), body panels and die design and fabrication in the Peoples Republic of China ("PRC"). The meeting will be held at 9AM
Eastern Time, on February ___, 2008, 199 Pierce Street, Suite 202, Birmingham, Michigan, 48009. At this meeting, you will be asked to consider and vote upon the following proposals:

1. To approve the Equity Acquisition Agreement ("EAA"), and the agreements contemplated by the EAA dated as of July 24, 2007 among AAAC, Hunan Tongxin and the Hunan Tongxin Stockholders (collectively, the "Hunan Tongxin Parties"). The Hunan Tongxin Parties have already approved the EAA and the required approvals of the Chinese government and regulatory agencies have been obtained.

2. To approve the merger of AAAC with and into a wholly owned subsidiary formed under the laws of British Virgin Islands ("BVI") with the name Tongxin International, Ltd. ("TI") for the purposes of redomestication of the company to the BVI (the "Redomestication").

If these proposals are approved:

*    We will acquire an operating business in China;

* We will change our corporate domicile from the State of Delaware to the BVI which means we will be governed by the laws of the BVI;

* We will change our corporate name to "Tongxin International, Ltd." as a result of the Redomestication;

* Initially, and for a period of two (2) years, the majority of our board of directors will be comprised of AAAC officers and their designees;

* The BVI Articles of Association and Memorandum of Association will become the equivalent of our certificate of incorporation and by-laws, respectively;

* Each share of common stock of AAAC will automatically convert into one share of TI;

* Each outstanding warrant of AAAC will be assumed by TI with the same terms, but exercisable for common stock of TI.

TI will report under the Securities Exchange Act of 1934, with its units, common stock and warrants trading on the OTCBB (unless the TI application for listing on NASDAQ Global Market is approved as part of the Redomestication, in which case TI units, common stock and warrants will be traded on NASDAQ Global Market).

We will not consummate the transactions described under Proposal 1 unless the Redomestication in Proposal 2 is also approved. Similarly, the Redomestication will not take place if the Equity Acquisition Agreement is not approved.

At the closing, and pursuant to the EAA, the Hunan Tongxin Shareholders and their designees will be paid an aggregate of $13,000,000 in cash for all the outstanding common stock of Hunan Tongxin. The Hunan Tongxin Shareholders shall sell, transfer, assign and convey to TI, and TI shall purchase from the Hunan Tongxin Shareholders, all of the right, title and interest of the Hunan Tongxin Shareholders representing all of the common stock of Hunan Tongxin.

As part of the purchase price, Hunan Tongxin management will receive an aggregate of 4,500,000 unregistered shares of TI common stock.

In addition, in order to retain Hunan Tongxin Executive Management for the period from the date of the EAA to the consummation of the business transaction, AAAC and Hunan Tongxin have executed a Key Employees Employment Agreement ("KEEA").


In 2008, pursuant to the Performance Earn Out Agreement ("PEOA"), Hunan Tongxin Management will be issued up to an aggregate of 2,000,000 shares of common stock of TI (on an all-or-none basis) if, on a consolidated basis, TI generates after-tax profits of $9,500,000 in fiscal year 2007 (excluding one time costs associated with the transaction and corporate costs).

The affirmative vote of the holders of a majority of the outstanding shares of AAAC common stock is required to approve each of the Equity Acquisition Agreement and the Redomestication Proposals.

Each AAAC stockholder who holds shares of common stock issued in AAAC's initial public offering has the right to vote against the Equity Acquisition proposal and at the same time demand that AAAC convert such stockholder's shares into cash equal to a pro rata portion of the funds held in the trust account into which a substantial portion of the net proceeds of AAAC's initial public offering was deposited. These shares will be converted into cash only if the Equity Acquisition Agreement is consummated. However, if the holders of 1,006,250 or more shares of common stock issued in AAAC's initial public offering vote against the Equity Acquisition Proposal and demand conversion of their shares, then AAAC will not consummate the Equity Acquisition Agreement. AAAC's initial stockholders who purchased their shares of common stock prior to AAAC's initial public offering and presently own an aggregate of approximately 1,349,000 of the outstanding shares of AAAC common stock (approximately 21%), have agreed to vote with the majority of the shares of common stock voted by the public shareholders.

Immediately after consummation of the Equity Acquisition Agreement, if no holder of shares of AAAC common stock demands that AAAC convert these shares into a pro rata portion of the trust account, AAAC stockholders will own approximately 59% of AAAC's issued and outstanding shares of common stock, and Hunan Tongxin management will own approximately 41%.

If one or more of AAAC's stockholders vote against the Equity Acquisition proposal and demand that AAAC convert their shares into a pro rata portion of the trust account, then AAAC's stockholders will own less than approximately 59% of AAAC's issued and outstanding shares of common stock.

AAAC's shares of common stock, warrants and units currently are listed on the Over-the-Counter Bulletin Board under the symbols AAAC, AAACW and AAACU. AAAC, however, will seek listing of the units, common stock and warrants on NASDAQ Global Market. If the securities are not listed on NASDAQ Global Market, they will be traded on the OTCBB.

After careful consideration of the terms and conditions of the proposed Equity Acquisition Agreement, and the Redomestication, the board of directors of AAAC has determined that the Equity Acquisition Agreement, the transactions contemplated thereby, and the Redomestication are fair to and in the best interests of AAAC and its stockholders. The board of directors of AAAC unanimously recommends that you vote "FOR" the approval of the Equity Acquisition Agreement and the Redomestication.

Enclosed is a notice of special meeting and proxy statement containing detailed information concerning the Equity Acquisition Agreement, the transactions contemplated thereby, and the Redomestication. Whether or not you plan to attend the special meeting, we urge you to read this material carefully.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED.

I look forward to seeing you at the meeting.

Sincerely,


-------------------------------------
William R. Herren
Chairman of the Board


This proxy statement/prospectus is dated February 7, 2008 and is first being mailed to shareholders on or about February ___, 2008.


ASIA AUTOMOTIVE ACQUISITION CORPORATION
199 PIERCE STREET, SUITE 202
BIRMINGHAM, MICHIGAN 48009
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON February ___, 2008

TO ALL THE STOCKHOLDERS OF ASIA AUTOMOTIVE ACQUISITION CORPORATION

NOTICE IS HEREBY GIVEN that a special meeting of stockholders, of Asia Automotive Acquisition Corporation ("AAAC"), a Delaware corporation, will be held on February ___, 2008, eastern time, on 9AM, 2007, at 199 Pierce Street Birmingham, Michigan 48009.

At this meeting, you will be asked to consider and vote upon the following proposals:

1. To approve an Equity Acquisition Agreement ("EAA"),and the agreements contemplated by the EAA dated as of July 24, 2007 among AAAC, Hunan Tongxin and the Hunan Tongxin Stockholders (collectively, the "Hunan Tongxin Parties").The Hunan Tongxin Parties have already approved the EAA and the required approvals of the Chinese government and regulatory agencies have been obtained.

2. To approve the merger of AAAC with and into a wholly owned subsidiary formed under the laws of BVI with the name Tongxin International, Ltd. ("TI") for the purposes of redomestication of the company to the BVI (the "Redomestication") .

The board of directors has fixed the close of business on February ___, 2008 as the date for which AAAC stockholders are entitled to receive notice of, and to vote at, the AAAC special meeting . Only the holders of record of AAAC common stock on that date are entitled to have their votes counted at the AAAC special meeting

AAAC will not transact any other business at the special meeting, except for business properly brought before the special meeting by AAAC's board of directors.

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. If you are a stockholder of record of AAAC common stock, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the Equity Acquisition Agreement and the Redomestication.

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

*    You may send another proxy card with a later date;

* You may notify David J. Brophy, AAAC's Secretary, in writing before the special meeting that you have revoked your proxy; and

* You may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

To exercise conversion rights an AAAC stockholder must:

*    vote against the Equity Acquisition proposal.

* contemporaneous with that vote against the Equity Acquisition proposal send written demand to AAAC (Attn: Corporate Secretary) at 199 Pierce Street, Suite 202, Birmingham, MI 48009, Which demand must state:


     (a)  the name and address of the stockholder;

     (b) that the stockholder has voted against the Equity Acquisition proposal;

     (c) that the stockholder demands conversion of the stockholder's shares into cash; and

     (d) the address for delivery of the check for the aggregate conversion payment to be received by the stockholder if the shares are converted to cash.

THE BOARD OF DIRECTORS OF AAAC UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE EQUITY ACQUISITION AGREEMENT AND THE Redomestication.

By Order of the Board of Directors


William R. Herren
Chairman of the Board February ___, 2008

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS OF ASIA AUTOMOTIVE ACQUISITION CORPORATION

The board of directors of Asia Automotive Acquisition Corporation("AAAC") has unanimously approved the acquisition of Hunan Tongxin Enterprise Co., Ltd. ("Hunan Tongxin"), an operating company in the People's Republic of China, pursuant to an Equity Acquisition Agreement whereby AAAC will purchase 100% of the shares of Hunan Tongxin held by the stockholders (the "Hunan Tongxin Stockholders"). The board of directors of AAAC also has unanimously approved the simultaneous reincorporation of AAAC from the State of Delaware to the British Virgin Islands through a Redomestication with TI.

In the Redomestication, AAAC will exchange its securities for the outstanding securities of TI.


AAAC was organized to serve as a vehicle for the acquisition of an automotive operating business that has its primary operating facilities based in the Peoples Republic of China, India or ASEAN . Hunan Tongxin through its Chinese operating companies, is a leader in the automotive stamping, die fabrication, and vehicle enclosure/interior industry in China.


AAAC's common stock, warrants and units are currently listed on the Over-the-Counter Bulletin Board under the symbols AAAC, AAACW and AAACU, respectively. AAAC intends to apply to have its securities listed on the NASDAQ Global Market effective at the time of the Redomestication merger. The proposed symbols are TXIC, TXICW, and TXICU for the common stock, warrants and units, respectively.

This proxy statement/prospectus provides you with detailed information about the acquisition of Hunan Tongxin and Redomestication and the special meeting of stockholders. We encourage you to read this entire document and the documents incorporated by reference carefully. YOU SHOULD ALSO CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 30.

The equity acquisition of Hunan Tongxin and Redomestication will be completed upon approval of at least a majority of the shares of common stock outstanding present in person or by proxy and entitled to vote at the special meeting on February ___, 2008.

THIS PROXY STATEMENT/PROSPECTUS IS DATED JANUARY 30, 2008, AND IS FIRST BEING MAILED TO AAAC STOCKHOLDERS ON OR ABOUT FEBRUARY ___, 2008.

FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this document, including AAAC's and Hunan Tongxin's consolidated financial statements, Management's Discussion and Analysis of Financial Condition and Results of Operations and in documents incorporated into this document by reference that are not historical facts, including, without limitation, statements of future expectations, projections of results of operations and financial condition, statements of future economic performance and other forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause the actual future results, performance or achievements of Hunan Tongxin and/or its subsidiaries and other operating units to differ materially from those contemplated in such forward-looking statements. The words "intend," "expect," "project," "estimate," "predict," "anticipate," "should," "believe," and similar expressions also are intended to identify forward-looking statements. Important factors which may cause actual results to differ from those contemplated in such forward-looking statements include, but are not limited to: (i) the results of AAAC's efforts to implement its business strategy, (ii) changes in interest rates, (iii) legislation or regulatory requirements adversely impacting Hunan Tongxin's business and/or strategy, (iv) adverse changes in business conditions or inflation, (v) general economic conditions, either nationally or internationally, which are less favorable than expected and that result in, among other things, a deterioration in credit quality and/or collectability,
(vi) competitive pressures, (vii) changes in securities markets, (viii) actions of competitors of Hunan Tongxin and Hunan Tongxin's ability to respond to such actions, (ix) the cost of capital, which may depend in part on Hunan Tongxin's prospects and outlook, (x) changes in governmental regulation, tax rates and similar matters, and (xi) other risks detailed in AAAC's other filings with the Securities and Exchange Commission.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. All subsequent written or oral forward-looking statements attributable to AAAC and Hunan Tongxin or persons acting on their behalf are expressly qualified in their entirety by the foregoing factors. Investors and other interested parties are cautioned not to place undue reliance on such statements, which speak as of the date of such statements. AAAC and Hunan Tongxin undertakes no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of unanticipated events.

                                TABLE OF CONTENTS


                                                                            Page
                                                                           -----
FORWARD LOOKING STATEMENTS .............................................      11
SUMMARY ................................................................      19
SELECTED HISTORICAL FINANCIAL DATA .....................................      30
HUNAN TONGXIN HISTORICAL FINANCIAL DATA ................................      31
SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION ............      32
COMPARATIVE PER SHARE INFORMATION ......................................      34
MARKET PRICE INFORMATION ...............................................      36
RISK FACTORS ...........................................................      38
THE AAAC SPECIAL MEETING ...............................................      47
CONSIDERATION OF THE EQUITY ACQUISITION TRANSACTION ....................      52
THE EQUITY ACQUISITION AGREEMENT .......................................      52
AAAC REDOMESTICATION ...................................................      67
INFORMATION ABOUT HUNAN TONGXIN ENTERPRISE CO. LTD .....................      79
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
OF OPERATIONS ..........................................................      83
QUANATATIVE AND QUALITATIVE MARKET RISK ................................     102
INFORMATION ABOUT AAAC .................................................     102
PRO FORMA UNAUDITED COMBINED FINANCIAL STATEMENTS ......................     109
DIRECTORS AND MANAGEMENT ...............................................     125
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS .........................     131
BENEFICIAL OWNERSHIP OF SECURITIES .....................................     133
PRICE RANGE OF SECURITIES ..............................................     138
SHARES ELIGIBLE FOR FUTURE SALE ........................................     139
DESCRIPTION OF THE COMBINED COMPANY'S SECURITIES FOLLOWING THE
EQUITY ACQUISITION .....................................................     140
STOCKHOLDER PROPOSALS ..................................................     143
LEGAL MATTERS ..........................................................     143
EXPERTS ................................................................     144
DELIVERY OF DOCUMENTS TO STOCKHOLDERS ..................................     145
WHERE YOU CAN FIND MORE INFORMATION ....................................     145
EXHIBITS -- OPINION LETTERS ............................................     146
ANNEXES ................................................................     A-1
CONSOLIDATED INTERIM FINANCIAL STATEMENTS OF ASIA AUTOMOTIVE ACQUISITION
CORPORATION ............................................................    FI-1
CONSOLIDATED FINANCIAL STATEMENTS OF HUNAN TONGXIN ENTERPRISE CO., LTD .   FII-1
FORM OF PROXY ..........................................................    PR-1



ATTACHMENTS
A - KING AND WOOD OPINION LETTER



FINANCIAL STATEMENTS
A. ASIA AUTOMOTIVE ACQUISITION CORPORATION AUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2006
B. ASIA AUTOMOTIVE ACQUISITION CORPORATION INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2007
C. HUNAN TONGXIN ENTERPRISE CO., LTD., INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2007
D. HUNAN TONGXIN ENTERPRISE CO., LTD AUDITED CONSOLIDATED FINANCIAL STATEMENTS ENDED DECEMBER 31, 2004, 2005 AND 2006

ANNEXES
A - EQUITY ACQUISITION AGREEMENT
B - KEY EMPLOYEES EMPLOYMENT AGREEMENT
C - MEMORANDUM OF ASSOCIATION OF TONGXIN INTERNATIONAL
D - ARTICLES OF ASSOCIATION OF TONGXIN INTERNATIONAL
E - TONGXIN INTERNATIONAL CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF
    DIRECTORS
F - TONGXIN INTERNATIONAL CODE OF CONDUCT AND POLICY REGARDING REPORTING OF
    POSSIBLE VIOLATIONS
G - TONGXIN INTERNATIONAL CHARTER OF THE NOMINATING AND GOVERNANCE COMMITTEE OF
    THE BOARD OF DIRECTORS
H - DELAWARE GENERAL CORPORATION LAW-SECTION 262 APPRAISAL RIGHTS
I - PERFORMANCE ORIENTED EARN-OUT AGREEMENT
J - CLARIFICATION AGREEMENT (UPO)

K - TAX OPINION LETTER


This proxy statement incorporates important business and financial information about AAAC and Hunan Tongxin that is not included in or delivered with the document. This information is available without charge to security holders upon written or oral request. The request should be sent to:

Dr. David J. Brophy
c/o Asia Automotive Acquisition Corporation
199 Pierce Street, Suite 202,
Birmingham, Michigan, 48009
(248) 593-8330

To obtain timely delivery of requested materials, security holders must request the information no later than five business days before the date they submit their proxies or attend the special meeting. The latest date to request the information to be received timely is February __, 2008.

The financial statements of Hunan Tongxin are prepared using Renminbi, the currency of the Peoples Republic of China ("PRC"). For convenience, the Renminbi amounts have been converted throughout the text of the proxy statement into United States dollars. Until recently, the Renminbi was controlled currency, and the exchange rate maintained by the PRC was approximately 8.11 Renminbi to one United States dollar. The Chinese government has recently altered its policy toward the rate of exchange of the Renminbi versus the US dollar. Changing from a previously fixed rate policy regarding the dollar, the Renminbi has recently been permitted to float within a fixed range against a basket of currencies, including the US dollar, Japanese Yen and European Euro, which has resulted in the Renminbi being allowed to appreciate 2% +/- 0.3% vs. the dollar. Since


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
the company's business is primarily in the PRC, with some exports to Vietnam, this change will have no effect on the company's business, but may result in a concomitant increase in its after-tax earnings when stated in dollar terms. In the future, the company's earnings stated in US dollars will fluctuate in accordance with the change in exchange rate.

Under the law of the BVI, TI. is authorized to issue "ordinary shares" and holders of ordinary shares are "members." References to ordinary shares and members have been translated to common stock and stockholders, which are terms more familiar to United States persons, whom AAAC believes are the majority of its stockholders.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL SHAREHOLDERS MEETING

Q.   Why is AAAC proposing the Equity Acquisition?

A. AAAC was organized to affect a merger, capital stock exchange, equity acquisition or other similar business combination with one or more operating businesses within the global automotive component industry that have their primary operating facilities in India, the Association of Southeast Asian Nations or the People's Republic of China. Hunan Tongxin is the leading independent Chinese automotive supplier of EVBS. Hunan Tongxin has demonstrated significant growth since commencing operations in 1984 and AAAC believes that Hunan Tongxin is in a position to increase its business through the development of additional products and the expansion of its customer base, including entry into the international market. As a result, AAAC believes that a business combination with Hunan Tongxin will provide AAAC stockholders with an opportunity to participate in a combined company with significant growth potential.

Q.   Why is AAAC proposing the Redomestication?

A. In order to facilitate the purchase of Hunan Tongxin, AAAC is proposing the redomestication of itself into a company formed under the laws of the BVI. In addition, as all of the business operations of TI will be conducted outside the United States, this will minimize operating expenses including the tax burden of TI and its stockholders. The redomestication is intended to permit greater flexibility in structuring acquisitions or creating subsidiaries in China and other countries as the business of TI expands. This also will avoid double taxation of dividends declared at the TI level, should the company elect to do so. AAAC believes that TI will only be taxed on profits earned by its operations in the jurisdiction in which they are located and undertaken and will not be subject to additional income taxes merely by virtue of the location of its place of incorporation.

Q.   What is being voted on?

A. There are two proposals that you are being asked to vote on. The first proposal is to adopt the Equity Acquisition Agreement and related Key Employees Employment Agreement and Performance Earn Out Agreement dated July 24, 2007 and the transactions contemplated thereby. We refer to this proposal as the Equity Acquisition Proposal.


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

     The second proposal is to approve the merger of AAAC with and into TI for purposes of redomestication to the BVI. We refer to this proposal as the Redomestication proposal.

Q. What vote is required in order to adopt the Equity Acquisition and the Redomestication Proposals?

A. Both proposals legally requires the affirmative vote of a majority of the outstanding public shares of AAAC's common stock. However, the insiders who purchased their shares prior to the initial public offering (including the officers and directors of AAAC) have agreed to vote the shares held by them on the Equity Acquisition and Redomestication proposals in accordance with the vote of the majority of the shares of common stock issued in AAAC's initial public offering. Therefore the required vote is a majority of those shares purchased in AAAC's initial public offering.



Q.   What will I receive in the Redomestication ?

A. AAAC security holders will receive an equal number of shares of common stock of Tongxin International in exchange for their AAAC common stock, and Tongxin International will assume the outstanding AAAC warrants, the terms and conditions of which will not change, except that on exercise, the holders will receive TI common stock.

Q.   How will the Redomestication be accomplished?

A. AAAC will merge into TI, AAAC's wholly owned subsidiary that will be incorporated as a BVI Company. As a result of the Redomestication, each currently issued outstanding share of common stock of AAAC will automatically convert into a share of common stock of TI. This procedure will result in you becoming a stockholder in TI instead of AAAC.

Q.   Will the AAAC stockholders be taxed as a result of the Redomestication?

A. Generally for United States federal income tax purposes, stockholders who are United States holders should not recognize any gain or loss as a result of the Redomestication. We urge you to consult your own tax advisors with regard to your particular tax consequences of the Redomestication. The discussion of United States Federal Tax Law and Regulations is the opinion of Stroll & Sharp P.C., whose opinion is included as an annex to this proxy statement/prospectus. Please refer to pages 65 and 78 for further detail regarding tax considerations of the redomestication.

Q.   Will AAAC be taxed on the Redomestication?

A. AAAC will recognize gain, but not loss, as a result of the Redomestication equal to the difference, if any, between the adjusted tax basis of any AAAC equity and such equity's fair market value at the effective time of the Redomestication. The discussion of United States Federal Tax Law and Regulations is the opinion of Stroll & Sharp P.C., whose opinion is included as an annex to this proxy statement/prospectus. Please refer to pages 65 and 78 for further detail regarding tax considerations of the redomestication.

Q.   What will the name of the surviving company be after the Equity
     Acquisition?

A. The name of the surviving company following completion of the equity acquisition and redomestication will be "Tongxin International, Ltd."

Q.   Do I have dissenter or appraisal rights?

A. In connection with the Redomestication, the AAAC stockholders have appraisal rights under Delaware corporate law.

Q.   Do I have conversion rights?

A. If you hold shares of common stock issued in AAAC's initial public offering, then you have the right to vote against the Equity Acquisition Proposal and demand that AAAC convert these shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of AAAC's initial public offering are held. We sometimes refer to these rights to vote against the Equity Acquisition and demand conversion of the shares into a pro rata portion of the trust account as conversion rights.

Q.   If I have conversion rights, how do I exercise them?

A. If you wish to exercise your conversion rights, you must vote against the Equity Acquisition Proposal and at the same time demand that AAAC convert your shares into cash. If, notwithstanding your vote, the Equity Acquisition is completed, then you will be entitled to receive a pro rata portion of the trust account, together with interest earned through two days prior to the consummation of the business transaction. You will be entitled to convert each share of common stock that you hold into approximately $7.85 as of December 31, 2007. The market price for a share of common stock as of December 31, 2007 was $8.20. If you exercise your conversion rights, then you will be exchanging your shares of AAAC common stock for cash and will no longer own these shares. You will be entitled to receive cash for these shares only if you continue to hold these shares through the closing of the Equity Acquisition and then tender your stock certificate. If the Equity Acquisition is not completed, then your shares cannot be converted to cash until either you vote against a subsequently proposed combination and exercise your conversion rights or unless AAAC fails to achieve a business combination in a timely manner, at which time your shares will be automatically converted to cash.

Q. What happens to the funds deposited in the trust account after consummation of the Equity Acquisition?

A.   Upon consummation of the Equity Acquisition Proposal:

     * the stockholders electing to exercise their conversion rights will receive their pro rata portion of the funds in the trust account; and

     * remainder of the funds in the trust account will be retained by TI for use as operating capital subsequent to the closing of the business combination.

Q.   Who will manage the day-to-day operations of Hunan Tongxin?


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
A. Mr. Zhang Duanxiang will continue as the chief executive officer of Hunan Tongxin, and a director of Tongxin International, Ltd. Mr. Peng Weiwu, will continue as the chief operating officer of Hunan Tongxin, and a director of TI. The daily operations of Hunan Tongxin will be managed by the current management of Hunan Tongxin.

Q.   What happens if the Equity Acquisition is not consummated?

A. AAAC will be liquidated if it does not consummate a business combination by April 19, 2008. In any liquidation, the funds held in the trust account, plus any interest earned thereon, together with any remaining net equity outside of the trust, will be distributed pro rata to AAAC's common stockholders, excluding the AAAC initial stockholders, each of whom has waived any right to any liquidation distribution.

Q.   When do you expect the Equity Acquisition to be completed?

A. Pending receipt of the required stockholder vote it is currently anticipated that the Equity Acquisition will be completed promptly following the AAAC special meeting on or around February __, 2008.

Q. If I am not going to attend the AAAC special meeting in person, should I return my proxy card instead?

A. Yes. After carefully reading and considering the information contained in this proxy statement/prospectus, please fill out and sign your proxy card. Then return the enclosed proxy card in the return envelope as soon as possible, so that your shares may be represented at the AAAC special meeting.

Q.   What will happen if I abstain from voting or fail to vote?

A. An abstention or failure to vote will have the same effect as a vote against the Equity Acquisition Proposal, but will not have the effect of converting your shares into a pro rata portion of the trust account. An abstention or failure to vote will also have the effect of voting against the Redomestication.

Q.   What do I do if I want to change my vote?

A. Send a later-dated, signed proxy card to AAAC's secretary prior to the date of the special meeting or attend the special meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to AAAC's secretary at the address of AAAC's corporate headquarters.

Q. If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A. No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares, following the directions provided by your broker.

Q.   Do I need to turn in my old certificates?

A. No. If you hold your securities in AAAC in certificate form, as opposed to holding them through your broker, you do not need to exchange them for certificates issued by TI. Your current certificates will represent your rights in TI. You may exchange them by contacting the transfer agent, Continental Stock Transfer & Trust Company, Reorganization Department, and following their requirements for reissuance. If you elect conversion or appraisal, you will need to deliver your old certificate to AAAC.

Q.   Who can answer my questions?

A. If you have questions about the Equity Acquisition and/or the Redomestication Proposals, you may write or call David J. Brophy at Asia Automotive Acquisition Corporation, 199 Pierce Street, Suite 202, Birmingham, Michigan, 48009. The phone number is (248) 593-8330.

ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

TI is incorporated under the laws of the BVI, and its operating company, Hunan Tongxin is incorporated under the laws of the PRC and operates only in the PRC. Substantially all of the equity of TI and its Chinese operating company will be located in the PRC. All of the officers of the operating company, Hunan Tongxin, will be located in the PRC. Although China and the United States are signatories to the 1965 Hague Convention on the Service Abroad of Judicial and Extra Judicial Documents in Civil and Commercial Matters, service under this treaty is cumbersome and time consuming and may not result in adequate notice, such that any judgment based on service thereunder may be reopened, relitigated and overturned. Therefore, an investor should understand it is not likely that service of process upon the company or its subsidiaries, its officers and directors, its equity and experts will be obtainable within the United States or for actions originating in the United States.


The difficulty of enforcing a judgment of a United States court in the PRC where most of the equity of the company is located and which is the residence of some of the directors , stems from the lack of any official arrangement providing for judicial assistance to the enforcement of judgments of courts of the United States in the PRC. The PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts within the United States. In the absence of such a treaty, judgments of United States courts may not be enforced in the PRC without review of the merits of the claims and the claims brought in the original action in the United States court may have to be re-litigated on their merits.

Likewise, administrative actions brought by regulatory authorities, such as the SEC, and other actions that result in foreign court judgments, could (assuming such actions are not required by PRC law to be arbitrated) only be enforced in the PRC if such judgments or rulings do not violate the basic principles of the law of the PRC or the sovereignty, security and public interest of the society of China, as determined by a People's Court of China that has jurisdiction for recognition and enforcement of judgments.

We have been advised that there is doubt as to the enforceability in the PRC of any judgments of United States, BVI or other non-PRC courts arising out of or based on the ownership of securities on the civil liability provisions of United States federal or state securities laws, and as to whether PRC courts would enforce, in original actions, judgments solely upon the federal securities laws of the United States. An original action may be brought in the PRC against TI or its subsidiaries or its directors and officers and experts named in this proxy statement only if the actions are not required to be arbitrated by PRC law and only if the facts alleged in the complaint give rise to a cause of action under PRC law. In connection with such an original action, a PRC court may award civil liability, including monetary damages.

SUMMARY

This section summarizes material items related to the proposals to be voted on. These items are described in greater detail elsewhere in this proxy statement. You should carefully read this proxy statement and the other documents to which this proxy statement/prospectus refers you.

See "Where You Can Find More Information."

THE COMPANIES

AAAC

AAAC is a blank check company organized under the laws of the State of Delaware on June 21, 2005. We were formed with the purpose of effecting a merger, capital stock exchange, equity acquisition or other similar business combination with one or more operating businesses within the global automotive component industry that have their primary operating facilities located in China, India or the Association of South Eastern Asian Nations ("ASEAN"). To date, our efforts have been limited to organizational activities. We will not be able to implement our business plan until the consummation of the transaction described by this proxy statement.

In April 2006, AAAC successfully consummated an initial public offering of its equity securities from which it derived net proceeds of approximately $38.2 million. The prices of AAAC's common stock, warrants to purchase common stock and units (each unit consisting of one share of common stock and one warrant to purchase common stock) are quoted on the Over-the-Counter Bulletin Board under the symbols AAAC for the common stock, AAACW for the warrants and AAACU for the units. Approximately $37.4 million of the net proceeds of the initial public offering was placed in a trust account and will be released to AAAC upon consummation of the Equity Acquisition, subject to the exercise of conversion rights by holders of less than 20% of the AAAC stock issued in the initial public offering. The balance of the net proceeds from the initial public offering of approximately $1.1 million has been used by, or is available to, AAAC to pay the expenses incurred in its pursuit of a business combination. Through December 31, 2007 AAAC had incurred a total of approximately $1.03 million in expenses including $744,000 in paid expenses and $383,000 in approved expenses (see Plan of Operations on page 107). The most significant expenses incurred to date include approximately $450,000 for due diligence reviews of business combination targets, approximately $150,000 legal/tax expenses, office expenses of $150,000 payable to Asia Development Capital LLC, and premiums for officer and director liability insurance of approximately $145,000. Other than its initial public offering and the pursuit of a business combination, AAAC has not engaged in any business to date. If a business combination has not been consummated by April 19, 2008, then, pursuant to its certificate of incorporation, AAAC's officers must take all actions necessary to dissolve and liquidate AAAC within 60 days.


The mailing address of AAAC's principal executive office is Asia Automotive Acquisition Corporation, 199 Pierce Street, Suite 202, Birmingham, Michigan, 48009 and its telephone number is (248) 593-8330.

HUNAN TONGXIN ENTERPRISE CO., LTD.


Hunan Tongxin Enterprise Co Ltd. ("Hunan Tongxin") was established under the laws of the PRC on November 27, 1984 as Changsha Meihua Automobile Factory Co., Ltd. On November 2, 2000, Hunan Tongxin was converted into a stock holding company. Currently Hunan Tongxin conducts its business operations, which include design, development, manufacturing, sales and services of automotive Enclosed Vehicle Body Systems (EVBS), body panels, and dies, primarily in the PRC, with some exports to Vietnam.


For the fiscal years ended December 31, 2004, 2005, and 2006, Hunan Tongxin generated approximately $46.3 million, $58.6 million and $66.2 million in revenue, respectively, principally from its sales of EVBS to Chinese customers in the automotive commercial vehicle market. Hunan Tongxin is the largest independent Chinese supplier of EVBS. It is capable of providing exterior body panels for both passenger and commercial vehicles in addition to designing, fabricating and testing stamping dies for processing of body panels. Hunan Tongxin also manufactures complete cab structures for commercial vehicles. EVBS consists of exterior body panels including doors, hoods, side panels and fenders. The components must meet exacting dimensions for fit and finish before they are assembled and finally painted. These capabilities enable Hunan Tongxin to participate effectively in all sectors of the Chinese automotive market including passenger cars and commercial vehicles. The overall market in 2006 reached 7.2 million vehicles, surpassing Japan as the second largest vehicle market (China Trends: Michael Tchong; February 2, 2007) in terms of production, and is anticipated to grow to 10.6 million by 2011. Hunan Tongxin also anticipates increasing its presence in international markets, based on what it perceives to be products that are comparable to those of other EVBS companies but selling at prices that will give it a competitive advantage.

The current management of Hunan Tongxin is led by Mr. Zhang Duanxiang and Mr. Peng Weiwu. Each of these gentlemen will become a director of TI and Mr. Zhang will become vice-chairman of TI. The current management team under Mr. Zhang and Mr. Peng team will continue to manage the day to day operations of Hunan Tongxin.

The mailing address of Hunan Tongxin's principal executive offices is Hunan Tongxin Enterprise Co., Ltd., Jiangbei Village, Changsha County, 410135, People's Republic of China, and the phone number is : (86)-731-62900470

THE BUSINESS COMBINATION


AAAC formed a wholly owned subsidiary under the laws of the British Virgin Islands, under the name "TI". At the time of closing of the Equity Acquisition Agreement, AAAC will merge with and into TI for the purpose of redomestication out of the United States to secure future tax benefits and greater corporate flexibility to structure the business of Hunan Tongxin within China and effect acquisitions and reorganizations under Chinese law. Simultaneously with the Redomestication merger, TI will acquire all of the equity of Hunan Tongxin, pursuant to existing Equity Acquisition Agreement, dated July 24, 2007. Following consummation of the Equity Acquisition Agreement and the Redomestication, TI will continue as the surviving company. Pursuant to the Redomestication merger, all of the AAAC common stock held by AAAC's stockholders will be converted into common stock in TI on a one-to-one basis and the outstanding warrants issued by AAAC will be assumed by TI.

Under the Equity Acquisition Agreement, the Hunan Tongxin Stockholders and their designees will be paid an aggregate of $13,000,000 in cash for all the outstanding common stock of Hunan Tongxin. The Hunan Tongxin Shareholders shall sell, transfer, assign and convey to TI, and TI shall purchase from the Hunan Tongxin Shareholders, all of the rights, title and interest of the Hunan Tongxin Shareholders representing all of the common stock of Hunan Tongxin.

As part of the purchase price, Hunan Tongxin Management who are currently equity holders in Hunan Tongxin will be issued an aggregate of 4,500,000 shares of TI common stock. To remain with Hunan Tongxin from the date of the Key Employees Employment Agreement to the time the business transaction is consummated.

Additionally, Hunan Tongxin has agreed, pursuant to the Equity Acquisition Agreement, and subsequent to the close of the transaction to cause Changsha Meihua Automobile Company to form a 50%/50% joint venture in China with TI.


In the first quarter 2008, pursuant to the Performance Earn Out Agreement, Hunan Tongxin Management will be issued an aggregate of 2,000,000 shares of common stock of TI (on an all-or-none basis) if, on a consolidated basis, TI generates after-tax profits of $9,500,000 in fiscal year 2007 (excluding one time costs associated with the transaction and corporate costs).

AAAC and the Hunan Tongxin Stockholders plan to complete the Equity Acquisition promptly after the AAAC special meeting, provided that:

* AAAC's stockholders have approved the Equity Acquisition Agreement and the Redomestication proposals;

* holders of less than 20% of the shares of common stock issued in AAAC's initial public offering vote against the Equity Acquisition proposal and demand conversion of their shares into cash; and

* the other conditions specified in the Equity Acquisition Agreement have been satisfied or waived.

FOREIGN PRIVATE ISSUER

Being a foreign private issuer exempts us from certain Securities and Exchange Commission requirements that provide stockholders the protection of information that must be made available to stockholders of United States public companies. See page 46, Risk Factors Section, for associated risks.

Upon consummation of the redomestication merger we will be a foreign private issuer within the meaning of the rules promulgated under the Securities Exchange Act of 1934. As such, we will be exempt from certain provisions applicable to United States public companies including:

- The rules requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

- The sections of the Securities Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Securities Exchange Act;

- Provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information; and

- The sections of the Securities Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any "short swing" trading transactions (i.e., a purchase and sale, or a sale and purchase, of the issuer's equity securities within less than six months).

Because of these exemptions, our stockholders will not be afforded the same protections or information generally available to investors holding shares in public companies organized in the United States.

THE EQUITY ACQUISITION AGREEMENT

The Equity Acquisition Agreement is included as Annex A to this proxy statement/prospectus.
We encourage you to read the Equity Acquisition Agreement. It is the legal document that governs the Equity Acquisition and the other transactions contemplated by the Equity Acquisition Agreement. It is also described in detail elsewhere in this proxy statement.

BOARD OF DIRECTORS AND MANAGEMENT

From Close through a period of two (2) calendar years ("Initial Board Period" ) the board of directors will be comprised of 9 directors with the following composition:

(a) Four (4) directors appointed by Hunan Tongxin including Mr. Zhang (Vice-Chairman), Mr. Peng, and two (2) independent directors

(b) Five (5) directors appointed by AAAAC including Mr. Herren (Chairman), Mr. Wilson ,and three (3) independent directors.

Following the Initial Board Period, the BOD will be comprised of 7 directors with the following composition:

(a) Four (4) directors nominated by Hunan Tongxin including Mr. Zhang, Mr. Peng and two (2) independent directors; and

(b) Three (3) directors nominated by the initial five directors representing AAAC including two (2) independent directors:

Each of Mr. Zhang Duanxiang and Mr. Peng Weiwu and their executive management team have entered into a Key Employees Employment Agreement with AAAC.

SPECIAL MEETING OF AAAC'S STOCKHOLDERS

The special meeting of the stockholders of AAAC will be held at 9AM, Eastern Daylight Time, on February __, 2008, at 199 Pierce Street, Suite 202 Birmingham, Michigan, 48009 to approve the Equity Acquisition, and the Redomestication proposals

APPROVAL OF THE HUNAN TONGXIN STOCKHOLDERS

All of the Hunan Tongxin Stockholders have approved the Equity Acquisition Proposal and the transactions contemplated thereby by virtue of the execution of the Equity Acquisition Agreement.

VOTING POWER; RECORD DATE

You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of AAAC common stock at the close of business on December 13, 2007, which is the record date for the special meeting. You will have one vote for each share of AAAC common stock you owned at the close of business on the record date. AAAC warrants do not have voting rights. On the record date, there were 6,380,250 outstanding shares of AAAC common stock including 1,349,000 insider shares.

VOTE REQUIRED TO APPROVE THE PROPOSALS

The approval of the Equity Acquisition Agreement proposal will require the affirmative vote of the holders of a majority of the outstanding shares of AAAC common stock on the record date.

The approval of the Redomestication proposal will require the affirmative vote of the holders of a majority of the outstanding shares of AAAC common stock on the record date.

The insiders who purchased their shares prior to the initial public offering(including the officers and directors of AAAC) have agreed to vote the shares held by them on the Equity Acquisition and Redomestication proposals in accordance with the vote of the majority of the shares of common stock issued in AAAC's initial public offering.

RELATION OF PROPOSALS

The Equity Acquisition proposal will not be consummated unless the Redomestication proposal is approved, and the Redomestication proposal will not be consummated unless the Equity Acquisition proposal is approved.

CONVERSION RIGHTS

Pursuant to AAAC's Certificate of Incorporation, a holder of shares of AAAC's common stock issued in its initial public offering may, if the stockholder votes against the Equity Acquisition Proposal, demand that AAAC convert such shares into cash. This demand must be made in writing at the same time that the stockholder votes against the Equity Acquisition proposal. If so demanded, AAAC will convert each share of common stock into a pro rata portion of the trust account as based on 2 days prior to the consummation of the business transaction. If you exercise your conversion rights, then you will be exchanging your shares of AAAC common stock for cash and will no longer own these shares. You will be entitled to receive cash for these shares only if you continue to hold these shares through the effective time of the Equity Acquisition and then tender your stock certificate to the combined company. If the Equity Acquisition is not completed, then these shares will not be converted into cash at that time.

The Equity Acquisition will not be consummated if the holders of 20% or more of common stock issued in AAAC's initial public offering (1,006,250 shares or more) exercise their conversion rights.

You will lose your conversion rights if you submit an incomplete or untimely demand for conversion. To exercise conversion rights an AAAC stockholder must:

     -    vote against the stock purchase proposal;

     - contemporaneous with that vote against the Equity Acquisition proposal, send a written demand to AAAC (Attn: Corporate Secretary) at 199 Pierce Street, Suite 202, Birmingham, MI 48009, which demand must state:

               (a)  the name and address of the stockholder;

               (b) that the stockholder has voted against the Equity Acquisition proposal ;

               (c) that the stockholder demands conversion of the stockholder's shares into cash; and

               (d) the address for delivery of the check for the aggregate conversion payment to be received by the stockholder if the shares are converted to cash

If the Equity Acquisition proposal purchase is approved by the AAAC stockholders and is consummated, AAAC will promptly pay to any holder who properly and timely demanded conversion and who has submitted the holder's stock certificate(s) to AAAC, the stockholder's pro rata portion of funds in the trust account. Any such payment will only be made after the holder submits his or her stock certificates to AAAC. The certificate(s) representing the shares being converted need not be submitted prior to the meeting or at the time that the converting shareholder votes against the transaction and submits the written demand for conversion, but only after the Equity Acquisition proposal has been approved. (AAAC recommends sending the certificate by registered mail with proper insurance, since risk of loss will remain with the stockholder until the certificate is received by
AAAC). AAAC will not charge any stockholder for costs incurred by AAAC with respect to the exercise of conversion rights, such as the costs of converting shares from street name to a physical certificate.

Prior to exercising conversion rights, AAAC stockholders should verify the market price of AAAC's common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights, if the market price per share is higher than the conversion value.

APPRAISAL RIGHTS

Appraisal rights are available under the Delaware General Corporation Law for the stockholders of AAAC in connection with the Redomestication proposal. The procedure to exercise appraisal rights is described in detail elsewhere in this proxy statement/prospectus. For a more complete discussion of appraisal rights including dissenters rights, see Annex H.

PROXIES

Proxies may be solicited by mail, telephone, internet via email, or in person. If you grant a proxy, you may still vote your shares in person if you revoke your proxy, by notifying the Secretary of AAAC, David J. Brophy at or before the special meeting.

STOCK OWNERSHIP

At the close of business on the record date, the officers and directors of AAAC and other insiders beneficially owned and were entitled to vote approximately 1,349,000 shares of AAAC common stock, or approximately 21% of the then outstanding shares of AAAC common stock. These persons, who were stockholders of AAAC prior to its initial public offering of securities, have agreed to vote their shares on the Equity Acquisition and Redomestication proposals in accordance with the majority of the votes cast by the holders of shares issued in AAAC's initial public offering.

AAAC'S BOARD OF DIRECTORS' RECOMMENDATION

After careful consideration, AAAC's board of directors has determined unanimously that the Equity Acquisition proposal and the Redomestication proposal, are fair to, and in the best interests of, AAAC and its stockholders. AAAC's board has unanimously approved and declared advisable the Equity Acquisition proposal, and the Redomestication proposal, and unanimously recommends that you vote or instruct your vote to be cast "FOR" the adoption of the Equity Acquisition proposal, and the Redomestication proposal. The board of directors did not obtain a third party fairness opinion.

INTERESTS OF AAAC DIRECTORS AND OFFICERS IN THE EQUITY ACQUISITION PROPOSAL

When you consider the recommendation of AAAC's board of directors that you vote in favor of adoption of the Equity Acquisition proposal, you should keep in mind that a number of AAAC's executives and members of AAAC's board have interests in the Equity Acquisition Agreement that are different from, or in addition to, your interests as a stockholder. These interests include, among other things:

* If the Equity Acquisition is not approved and AAAC fails to consummate an alternative transaction within the time allotted pursuant to its Certificate of Incorporation, AAAC will be required to liquidate.

     In such event, the shares of common stock held by AAAC's officers and directors will be worthless because AAAC's officers, directors and initial stockholders are not entitled to receive any liquidation proceeds. Additionally, any warrants held by such persons will expire worthless in the event of liquidation; and

* AAAC's executives and directors own a total 1,149,000 shares of AAAC common asset that have a market value of $9,421,800 based on AAAC's share price of $8.20 as of December 31, 2007. However, as AAAC's directors and executives are contractually prohibited from selling their shares prior to April 19, 2008 (during which time the value of the shares may increase or decrease), it is impossible to determine what the financial impact of the equity acquisition will be on AAAC's directors and executives;

* AAAC's executives and directors own a total 290,000 warrants of AAAC that have a market value of $812,000 based on AAAC's warrant price of $2.80 as of December 31, 2007. However, as AAAC's directors and executives are contractually prohibited from selling their warrants prior to the completion of the equity acquisition (during which time the value of the warrants may increase or decrease), it is impossible to determine what the financial impact of the Equity Acquisition will be on AAAC's directors and executives;

After the completion of the Equity Acquisition, Mr. William R. Herren, (Chairman), Mr. Rudy Wilson, and David Brophy will serve as members of the board of directors of TI. Additionally, Messrs. Herren, and Wilson will serve as Chief Executive Officer, and Chief Operating Officer of TI, respectively. After completion of the business transaction, based upon the market price of AAAC common stock and warrants as of December 31, 2007 ($8.20/share and $2.80/warrant, respectively), Mr. Herren owns 448,000 shares of common stock and 90,400 warrants worth a total of $3.93 million, Mr. Wilson will own 448,000 shares of common stock and 90,400 warrants worth a total of $3.93 million, and Mr. Brophy will own 60,000 shares worth $492,000.

CONDITIONS TO THE COMPLETION OF THE EQUITY ACQUISITION PROPOSAL

Each of AAAC's and the Hunan Tongxin Stockholders' obligation to effect the Equity Acquisition proposal is subject to the satisfaction or waiver of specified conditions, including the following:

CONDITIONS TO AAAC'S AND THE HUNAN TONGXIN STOCKHOLDERS' OBLIGATIONS

* Approval by AAAC's stockholders of the Equity Acquisition and Redomestication proposals;

* The absence of any order or injunction preventing consummation of the Equity Acquisition;

* The absence of any suit or proceeding by any governmental entity or any other person challenging the Equity Acquisition or seeking to obtain from the Hunan Tongxin Parties or AAAC any damages;

* At AAAC's stockholders' meeting, holders of less than 1,006,250 shares of common stock issued in AAAC's initial public offering, vote against the Equity Acquisition proposal and demand that AAAC convert their shares into a pro rata portion of the trust account; and


CONDITIONS TO AAAC'S OBLIGATIONS

* Hunan Tongxin Stockholders' representations and warranties that are qualified as to materiality must be true and correct in all respects, and those not qualified as to materiality must be true and correct in all material respects, as of the date of closing of the Equity Acquisition, except representations and warranties that address matters as of another date, which must be true and correct as of that other date, and AAAC must have received an officer's certificate from the Hunan Tongxin Stockholders to that effect;

* Hunan Tongxin Stockholders must have performed in all material respects all obligations required to be performed by them;

*    TI will have acquired ownership or control of Hunan Tongxin

* Hunan Tongxin Stockholders must have received all required and unconditional approvals or consents of Chinese governmental authorities, and AAAC must have received written confirmation that such approvals and consents have been received;

* AAAC must have received a written opinion, dated as of the closing date, from King & Wood PC, counsel to Hunan Tongxin relating to, among other things, the validity and enforceability of the Equity Acquisition Agreement;

* There must not have occurred since the date of the Equity Acquisition Agreement any Hunan Tongxin Material Adverse Effect, as defined in the Equity Acquisition Agreement; and

* The Proxy Statement/Prospectus Information, as defined in the Equity Acquisition Agreement, accurately describes Hunan Tongxin, and the business in which they are engaged, and the Hunan Tongxin Stockholders, and the Proxy Statement Information does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the Proxy Statement information not misleading.

CONDITIONS TO THE HUNAN TONGXIN STOCKHOLDERS' OBLIGATION

* AAAC's representation and warranty regarding the compliance of the Equity Acquisition Agreement and the agreements contemplated by the Equity Acquisition Agreement with the applicable provisions in AAAC's Certificate of Incorporation must be true and correct in all respects, as of the date of completion of the Equity Acquisition;

* AAAC must have performed in all material respects all obligations required to be performed by them under the Equity Acquisition Agreement; and

* there must not have occurred since the date of the Equity Acquisition Agreement any AAAC Material Adverse Effect, as defined in the Equity Acquisition Agreement.

NO SOLICITATION

The Equity Acquisition Agreement contains detailed provisions prohibiting each of AAAC and the Hunan Tongxin Stockholders from seeking an alternative transaction. These covenants generally prohibit AAAC and the Hunan Tongxin Stockholders, as well as their officers, directors, subsidiaries, employees, agents and representatives, from taking any action to solicit an alternative acquisition proposal. The Equity Acquisition Agreement does not, however, prohibit AAAC from considering an unsolicited bona fide written superior proposal from a third party. The approval of the Equity Acquisition Agreement by the Hunan Tongxin Stockholders has already been given, and approval of the Changsha Ministry of Commerce has been obtained.

TERMINATION, AMENDMENT AND WAIVER

The Equity Acquisition Agreement may be terminated at any time prior to the consummation of the Equity Acquisition, whether before or after receipt of the AAAC stockholder vote as follows:

*    By mutual written consent of AAAC and the Hunan Tongxin Stockholders;

* By either party if the other party amends a schedule and such amendment or supplement reflects a material adverse change in the condition, operations or prospects of its business;

* By either party if the closing has not occurred by February 6, 2008 (unless such terminating party is in breach of any of its material covenants, representations or warranties);

* By either party if the other party has breached any of its covenants or representations and warranties in any material respect and has not cured its breach within ten business days of the notice of an intent to terminate, provided that the terminating party is itself not in breach;

* By the Hunan Tongxin Stockholders, if the board of directors of AAAC (or any committee thereof) shall have failed to recommend or withdraw or modify in a manner adverse to Hunan Tongxin its approval or recommendation of the Equity Acquisition Agreement and any of the transactions contemplated thereby;

* By AAAC if its board of directors shall have determined in good faith, based upon the advice of outside legal counsel, that failure to terminate the Equity Acquisition Agreement is reasonably likely to result in the board of directors breaching its fiduciary duties to stockholders by reason of a pending, unsolicited, bona fide written proposal for a superior transaction; or

* By either party if, at the AAAC stockholder meeting, the Equity Acquisition Agreement and the Redomestication shall fail to be approved and adopted by the affirmative vote of the holders of AAAC's common stock, or 20% or more of the shares sold in AAAC's initial public offering request conversion of their shares into the pro rata portion of the trust account in accordance with the AAAC Certificate of Incorporation.

The Hunan Tongxin Stockholders have no right to damages from AAAC and no right to any amount held in the trust account. The Hunan Tongxin Stockholders have agreed not to make any claim against AAAC that would adversely affect the business, operations or prospects of AAAC or the amount of the funds held in the trust account.

QUOTATION OR LISTING

AAAC's outstanding common stock, warrants and units are quoted on the Over-the-Counter Bulletin Board. AAAC intends to apply to have the AAAC common stock, warrants and units quoted on the NASDAQ Global Market at the consummation of the Equity Acquisition. The proposed NASDAQ Global Market symbols are TXIC, TXICW and TXICU. for the common stock, warrants, and units, respectively. Seeking the NASDAQ Global Market listing is an obligation of TI under the Equity Acquisition Agreement. If NASDAQ listing is not achieved, management anticipates that the common stock, warrants and units will trade on the OTCBB.

GOVERNANCE AFTER THE ACQUISITION

As provided in the Equity Acquisition Agreement, the board of the combined company will initially consist of nine members, four of whom are designated by Hunan Tongxin and five of whom are designated by AAAC. Five of the nine directors must satisfy the NASDAQ standards for director independence.

INDEMNIFICATION BY HUNAN TONGXIN STOCKHOLDERS

The Hunan Tongxin Stockholders have agreed to indemnify AAAC for breaches of their representations, warranties and covenants.

COMPARISON OF STOCKHOLDERS RIGHTS

In connection with the consummation of the Equity Acquisition Agreement, AAAC will form a wholly owned subsidiary under the laws of the British Virgin Islands , under the name of Tongxin International. AAAC will, if the Equity Acquisition Proposal and Redomestication proposal are approved, merge with TI, effectively changing its jurisdiction of incorporation from Delaware to the BVI. AAAC's common stock will be converted into common stock of Tongxin International. The rights of AAAC stockholders will change accordingly. A comparison of the rights of stockholders under Delaware and British Virgin Islands law is included elsewhere in this proxy statement.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE EQUITY ACQUISITION

AAAC expects that the Redomestication will qualify as a reorganization merger for United States federal income tax purposes. Accordingly, no gain or loss should be recognized by AAAC stockholders as a result of their exchange of AAAC common stock for the common stock of TI. Nevertheless, as a result of the Redomestication, AAAC will be treated for United States federal income tax purposes as if it sold all of its assets to TI. As a result, AAAC will recognize gain (but not loss) as a result of the Redomestication equal to the difference, if any, between the adjusted tax basis in AAAC's equity and such equity's fair market value at the effective time of the Redomestication. AAAC will not, however, recognize any gain or loss as a result of the acquisition of Hunan Tongxin stock, pursuant to the Equity Acquisition Agreement. Please refer to pages 65 and 78 for further discussion on the material United States federal income tax considerations of the redomestication.

ANTICIPATED ACCOUNTING TREATMENT

The acquisition will be accounted for using the purchase method of accounting with AAAC treated as the acquirer. Under this method of accounting, Hunan Tongxin's assets and liabilities will be recoded by AAAC at their respective fair values as of the closing date of the acquisition (including any identifiable intangible assets). Any excess of purchase price over the net fair values of Hunan Tongxin's assets and liabilities will be recorded as goodwill. Financial statements of AAAC after the acquisition will reflect these values. The results of operations of Hunan Tongxin will be included in the results of operations of AAAC beginning on the effective date of the acquisition.

REGULATORY MATTERS

The Equity Acquisition and the transactions contemplated by the Equity Acquisition Agreement are not subject to any federal or state regulatory requirement or approval, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or HSR Act, except for filings necessary to effectuate the transactions contemplated by the Equity Acquisition and Redomestication proposals with the State of Delaware and the BVI.

BOARD SOLICITATION

Your proxy is being solicited by the board of directors of AAAC on each of the two proposals being presented to the stockholders at the special meeting.

SELECTED HISTORICAL FINANCIAL DATA

We are providing the following financial information to assist you in your analysis of the financial aspects of the Equity Acquisition. We derived Hunan Tongxin historical information from the audited consolidated financial statements of Hunan Tongxin as of and for each of the years ended December 31, 2004, 2005 and 2006. The selected historical financial data for the years ended December 31, 2002 and December 31, 2003 and for the nine months ended September 30, 2007 is unaudited. We derived the AAAC historical information from the audited financial statements for the year ended December 31, 2006. The data for AAAC for the nine months ending September 30, 2007 is unaudited. The selected financial data information is only a summary and should be read in conjunction with each company's historical consolidated financial statements and related notes contained elsewhere herein. The historical results included below and elsewhere in this proxy statement/prospectus are not indicative of the future performance of Hunan Tongxin, AAAC or the combined company resulting from the business combination.

                     HUNAN TONGXIN HISTORICAL FINANCIAL DATA

$ THOUSANDS EXCEPT INCOME/SHARE                                                                                     NINE MONTHS
AND DIVIDENDS/SHARE                                          YEAR ENDED DECEMBER 31 OF                           ENDED SEPTEMBER 30
-------------------------------     --------------------------------------------------------------------------        OF 2007
STATEMENT OF INCOME DATA            2002 (UNAUDITED)   2003 (UNAUDITED)      2004         2005         2006         (UNAUDITED)
-------------------------------     ----------------   ----------------   ----------   ----------   ----------   ------------------
Revenue (net)                              25,603             42,741          46,296       58,578       66,205          62,922
Gross margin                                   22%                19%          17.65%       16.01%       27.89%          31.56%
Operating income                              585              1,795             637        2,361       10,349          12,586
Net income (loss) (1)                         180                 60            (941)         752        5,719           7,521
Weighted average common shares         42,743,400         42,743,400      42,743,400   68,493,335   72,521,705      72,521,705
Income (loss) per share (1)                0.0042             0.0014         (0.0217)      0.0112       0.0788          0.1037
Cash dividends declared per share              --                 --          0.0092       0.0257       0.1188              --


                                                    YEAR ENDED DECEMBER 31 OF                     NINE MONTHS
$ THOUSANDS                         ---------------------------------------------------------   ENDED SEPTEMBER
------------------                      2002          2003          2004                          30 OF 2007
BALANCE SHEET DATA                  (UNAUDITED)   (UNAUDITED)   (UNAUDITED)    2005     2006      (UNAUDITED)
------------------                  -----------   -----------   -----------   ------   ------   ---------------
Total current assets                   17,416        18,287        21,944     30,503   42,654         59,421
Total assets                           28,660        30,093        36,112     50,198   65,455         90,524
Total current liabilities              19,680        20,663        24,796     34,444   48,191         63,114
Long-term liability                        --            --            --          5    3,983          5,024
Stockholders' equity                    8,980         9,430        11,316     15,749   13,319         22,386

(1) Hunan Tongxin had no discontinued operations, therefore net income (loss) and net income (loss) per share has been provided in lieu of income (loss) from continuing operations and income (loss) from continuing operations per share.

                      AAAC HISTORICAL FINANCIAL INFORMATION

                                                               June 20, 2005
                                                             (date of inception       FOR THE YEAR           For the
                                                           to September 30, 2007         ENDED          Nine Months Ended
                                                                (Unaudited)        DECEMBER 31, 2006   September 30, 2007
                                                           ---------------------   -----------------   ------------------
Revenue                                                         $        --                   --                   --
In Interest income on trust account                             $ 2,685,704            1,308,883            1,376,821
Net Income (loss)                                               $(1,151,165)          (3,569,613)           2,254,004
Net Income (Loss) per share                                     $     (0.25)               (0.73)                0.35
Dividends paid per share                                        $        --                   --                   --
Total assets (including cash deposited in trust Account)        $39,610,811           39,111,045           39,610,811
Common shares subject to possible conversion                    $ 7,828,825            7,649,928            7,828,825
Stockholders' equity                                            $20,833,681           18,758,574           20,833,681

Notes:

(1) AAAC had no operations, therefore net income (loss) and net income (loss) per share has been provided in lieu of income (loss) from continuing operations and income (loss) from continuing operations per share.

SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The equity acquisition transaction will result in those shareholders in Hunan Tongxin obtaining approximately 41% of the voting interests in TI. The transaction has been accounted for as a purchase. The equity acquisition transaction utilizes the capital structure of AAAC, and the assets and liabilities of Hunan Tongxin recorded at fair market value.

AAAC will be deemed to be the acquiring company for accounting and financial reporting purposes. The Company has determined that AAAC would be the accounting acquirer under SFAS 141 paragraph 17(a) which states that "consideration should be given to the existence of any unusual or special voting arrangements and options, warrants or convertible securities". Immediately prior to the acquisition the Company will have 6,380,250 shares outstanding and 5,031,250 warrants outstanding (not including the Representative's Unit Purchase Option for 350,000 shares and 350,000 warrants). On a fully diluted basis the Company would control 12,111,500 shares prior to the acquisition. The proposed acquisition includes 4,500,000 shares to be issued to Hunan Tangxin management, which would indicate that directly after the acquisition the shareholders of AAAC would retain approximately 72.9% of the combined entity on a fully diluted basis (58.6% on a non diluted basis).

The Company has also determined that the 4,500,000 shares issued to the management of Hunan Tongxin would be treated as part of the acquisition under SFAS 141 paragraph 26 where it states that "Cash and other assets distributed, securities issued unconditionally, and amount of contingent consideration that are determinable at the date of acquisition shall be included in the determining the cost of an acquired entity and recorded at that date." The Company has also determined the 2,000,000 contingent shares in the Performance Earn Out Agreement (earnings contingency) will be recorded when the contingency is resolved and recorded at fair value of the consideration issued as an additional cost of the acquired entity (outlined in SFAS 141 paragraph 28).


We have presented below selected unaudited pro forma combined financial information that reflects the result of the Equity Acquisition transaction and is intended to provide you with a better picture of what our businesses might have looked like had they actually been combined. The combined financial information may have been different had the companies actually been combined. The selected unaudited pro forma combined financial information does not reflect the effect of asset dispositions, if any, or cost savings that may result from the Equity Acquisition. You should not rely on the selected unaudited pro forma combined financial information as being indicative of the historical results that would have occurred had the companies been combined or the future results that may be achieved after the Equity Acquisition. The following selected unaudited pro forma combined financial information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes thereto included elsewhere in this proxy statement/prospectus.

                                          Year Ended                 Nine Months Ended
                                       December 31, 2006             September 30, 2007
                                    -----------------------        ----------------------
                                    Maximum        Minimum         Maximum       Minimum
($Thousands)                        Approval       Approval        Approval      Approval
------------                        --------       --------        --------      --------
Revenue                              66,205         66,205          66,922        62,922
Net income                           (5,928)        (6,030)          8,833         8,623
Net income per share-basic            .5449          .6107           .8118         .8733
Net income per share-diluted          .5449          .6107           .7004         .7431
Cash dividends declared per share     .1190          .1190              --            --


                                                   September 30, 2007
                                                 ----------------------
                                                 Maximum       Minimum
                                                 Approval      Approval
                                                 --------      --------
Total Assets                                     142,626       134,638
Long-term debt excluding current portion           5,024         5,024
Stockholders Equity                               64,106        56,518

COMPARATIVE PER SHARE INFORMATION

The following table sets forth selected historical per share information of Hunan Tongxin and AAAC and unaudited pro forma combined per share ownership information of Hunan Tongxin and AAAC after giving effect to the Equity Acquisition Proposal of Hunan Tongxin, assuming a maximum level and a minimum level of approval of the Equity Acquisition by AAAC stockholders who exercise their conversion and/or appraisal right.

You should read this information in conjunction with the selected historical financial information, included elsewhere in this proxy statement/prospectus, and the historical financial statements of Hunan Tongxin and AAAC and related notes that are included elsewhere in this proxy statement. The unaudited Hunan Tongxin and AAAC pro forma combined per share information is derived from, and should be read in conjunction with, the Unaudited Pro Forma Combined Financial Information and related notes included elsewhere in this proxy statement. The historical per share information of Hunan Tongxin was derived from its audited financial statements as of and for the years ended December 31, 2004, 2005 and 2006, and the unaudited results for the nine months ended September 30, 2007

The unaudited pro forma combined per share information does not purport to represent what the actual results of operations of Hunan Tongxin and AAAC would have been had the companies been combined or to project the Hunan Tongxin and AAAC results of operations that may be achieved after the equity acquisition.

                                                                                     HUNAN       COMBINED
                                                                        AAAC        TONGXIN       COMPANY
                                                                         (1)          (2)           (2)
                                                                     ---------    ----------    ----------
Assuming maximum approval                                                  100%          100%          100%
 Weighted Average Shares Outstanding                                 6,380,250    72,521,705     6,380,250
 Shares to be issued to Hunan Tongxin Management                                                 4,500,000
 Total assuming maximum approval (2)                                 6,380,250    72,521,705    10,880,250

Assuming minimum approval (2)                                            80.01%        80.01%        80.01%
 Weighted average shares outstanding                                 5,374,504    72,521,705     5,374,504
 Shares to be issued to Hunan Tongxin Management                                                 4,500,000
 Total assuming minimum approval (2)                                 5,374,504    72,521,705     9,874,504

 Year ended December 31, 2004:                               $    --        $(0.022)       $   --
 Year ended December 31, 2005:                               $    --        $ 0.011        $   --

Net income per share - pro forma on weighted average basis - Basic and diluted

 Twelve Months ended December, 31, 2006
 Under maximum approval assumption - Basic and Diluted       $(0.560)       $ 0.079        $0.198
 Under minimum approval assumption - Basic and Diluted       $(0.696)       $ 0.079        $0.218

 Nine Months Ended September 30, 2007
 under maximum approval - Basic                              $ 0.353        $ 0.104        $0.898
 under minimum approval - Basic                              $ 0.354        $ 0.104        $0.990

 Cash dividends declared per share:
 Year ended December 31, 2006                                $    --        $ 0.119        $0.792
 Nine Months Ended September 30, 2007                        $    --        $    --        $   --

Book value per share - December 31, 2006 - Basic
 under maximum approval                                      $ 4.139        $ 0.184        $3.651
 under minimum approval (3)                                  $ 3.490        $ 0.184        $3.249
Book value per share - September 30, 2007 - Basic
 under maximum approval                                      $ 4.139        $ 0.309        $4.692
 under minimum approval (3)                                  $ 3.490        $ 0.309        $4.377


Notes:

(1) Operations of AAAC are for the period from June 20, 2005 (inception) to December 31, 2006 and September 30, 2007.

(2) Historical per share amounts for AAAC were determined based upon the actual weighted average shares outstanding at December 31, 2006 and combined pro forma per share amounts for AAAC and Hunan Tongxin were determined based upon the assumed number of shares to be outstanding under the two different levels of approval.


(3) Calculated based on the minimum approval to record refund of funds to converting stockholders ($7,649,928 as of December 31, 2006 and $7,828,825 as of September 30, 2007).


MARKET PRICE INFORMATION

AAAC's common stock, warrants and units are each quoted on the Over-the-Counter Bulletin Board under the symbols AAAC, AAACW and AAACU, respectively. AAAC's units commenced public trading on April 19, 2006 and its common stock and warrants commenced public trading on June 12, 2006. The closing price for each share of common stock, warrant and unit of AAAC on July 24, 2007, the last trading day before announcement of the execution of the Equity Acquisition Agreement was $7.95, $2.80 and $11.15, respectively.

In connection with the Equity Acquisition, AAAC intends to apply for the quotation of the combined company's common stock, warrants and units on the NASDAQ Global Market. The proposed symbols are TXIC, TXICW and TXICU for TI's common stock, warrants and units, respectively. Management anticipates that, if NASDAQ Global approves this listing, it will be concurrent with the consummation of the Redomestication. If the listing on NASDAQ Global is not finally approved, management expects that the common stock, warrants and units will trade on the OTCBB. Currently there is no trading market for any securities of Hunan Tongxin, and there can be no assurance that a trading market will develop. There are 53 holders of Hunan Tongxin's class of common stock as of September 30, 2007. Dividends were declared and paid by Hunan Tongxin in the aggregate amounts of approximately $400,000, $1.8 million and $8.6 million in fiscal years 2004, 2005 and 2006, respectively.

The table below sets forth, for the calendar quarters indicated, the high and low bid prices of the AAAC common stock, warrants and units as reported on the Over-the-Counter Bulletin Board. The over-the-counter market quotations reported below reflect inter-dealer prices, without markup, markdown or commissions and may not represent actual transactions.

Over-the-Counter Bulletin Board

                                   AAAC            AAAC            AAAC
                               Common Stock      Warrants          Units
                              -------------   -------------   --------------
                               High    Low     High    Low     High     Low
                              -----   -----   -----   -----   ------   -----
2006 Second Quarter           $8.65   $7.00   $1.50   $1.35   $10.16   $8.35
2006 Third Quarter            $7.17   $7.00   $2.05   $1.56   $ 9.22   $8.56
2006 Fourth Quarter           $8.08   $7.21   $2.14   $1.35   $10.22   $8.56
2007 First Quarter            $8.40   $7.50   $2.16   $1.82   $10.56   $9.32
2007 Second Quarter           $7.74   $7.42   $2.40   $1.97   $ 9.96   $9.38
2007 Third Quarter            $8.15   $7.40   $2.95   $1.76   $10.70   $9.15
2007 Fourth Quarter           $8.65   $7.64   $3.30   $1.90   $11.68   $9.42

HOLDERS

As of December 13, 2007, there were 115 holders of record of the units, 150 holders of record of the common stock and 124 holders of record of the warrants. AAAC believes that the beneficial holders of the units, common stock and warrants to be in excess of 314 persons each. It is anticipated that the number of holders of TI common stock after the Redomestication will be the same as the number of holders of AAAC common stock.

DIVIDENDS

Although Hunan Tongxin has paid dividends on its common stock, AAAC has not paid any dividends on its common stock to date and does not intend to pay dividends prior to the completion of a business combination.

The payment of dividends by TI in the future will be contingent upon revenues and earnings, if any, capital requirements and general financial condition of TI subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of the then board of directors. It is the present intention of the board of directors to retain all earnings, if any, for use in the business operations and, accordingly, the board does not anticipate declaring any dividends in the foreseeable future.

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, before you decide whether to vote or instruct your vote to be cast to adopt the Equity Acquisition and the Redomestication Proposals. The company has described all material risks that are currently known and reasonably foreseeable.

If we complete the Equity Acquisition of Hunan Tongxin, TI will be subject to a number of risks. You should carefully consider the risks we describe below and the other information included in this proxy statement/prospectus before you decide how you want to vote on the Equity Acquisition Proposal. Following the closing of the Equity Acquisition, the market price of our common stock could decline due to any of these risks, in which case you could lose all or part of your investment. In assessing these risks, you should also refer to the other information included in this proxy statement/prospectus, including our consolidated financial statements and the accompanying notes. You should pay particular attention to the fact that we would become a BVI company with substantial operations in the People's Republic of China ("PRC"). As a result, we would be subject to legal and regulatory environments that differ in many respects from those of the United States. Our business financial condition or results of operations could be affected materially and adversely by any of the risks discussed below. . This discussion contains forward-looking statements.

RISKS RELATED TO THE BUSINESS OF HUNAN TONGXIN

A DECREASE IN THE RATE OF GROWTH IN THE CHINESE AUTOMOTIVE INDUSTRY AND THE CHINESE ECONOMY IN GENERAL MAY ADVERSELY AFFECT THE OPERATING RESULTS OF HUNAN TONGXIN

Automotive Original Equipment Manufacturers ("OEMs") operating in China are the sole current source of revenues for Hunan Tongxin. Its business has benefited in the past from the rapid expansion of China's automotive industry, which has created additional demand from existing companies and led to the formation of additional companies that have need for Hunan Tongxin's products and services. The Chinese economy may not be able to sustain this rate of growth in the future and any reduction in the rate of China's automotive growth could adversely affect its revenues.

HUNAN TONGXIN DOES NOT HAVE LONG-TERM PURCHASE COMMITMENTS FROM ITS CUSTOMERS.

Hunan Tongxin is engaged in the design, manufacturing, sales and aftermarket services of EVBS and related components. As a result, its revenues result from over 130 individual OEMs contracts that are renewed yearly. Furthermore, OEMs may change or delay or terminate orders for EVBS without notice for any number of reasons unrelated to it, including lack of market acceptance for the OEMs' vehicles. As a result, in order to maintain and expand its business, Hunan Tongxin must be able to replenish the orders in its pipeline on a yearly basis. It is possible that some of its potential customers could choose the products of its competitors. Should they do so, it would suffer a decline in the rate of increase of growth of revenues and profitability.

HUNAN TONGXIN FACES COMPETITION FROM BOTH DOMESTIC COMPETITORS AND FROM IN-HOUSE OPERATIONS OF SEVERAL LARGE CUSTOMERS

Hunan Tongxin operates in a competitive environment. It competes with two domestic independent suppliers in addition to the in-house operations of several large customers. These in-house operations are capable of matching the products and services of HunanTongxin and have substantially greater financial resources to compete effectively with Hunan Tongxin by, for example, reducing their prices, which could force it to reduce its prices.

IF HUNAN TONGXIN IS NOT ABLE TO DEVELOP NEW PRODUCTS, ITS SALES WILL SUFFER.

Hunan Tongxin success depends, in significant part, on its ability to develop products that customers will accept. It may not be able to develop successful new products in a timely fashion. Its commitment to customizing products to address particular needs of its customers could burden its resources or delay the delivery of its products.

HUNAN TONGXIN'S PLAN TO ENTER OTHER INTERNATIONAL MARKETS MAY NOT PROVE SUCCESSFUL.

To date Hunan Tongxin has conducted nearly all of its business within China with limited exports to South East Asia including Vietnam. However, it has plans to enter other international markets in the near future. While the manner in which it plans to do so will likely not involve large amounts of capital and resources, it will require meaningful amounts of management time and attention. Hunan Tongxin's products and its overall approach to EVBS may not be accepted in other markets to the extent needed to make that effort profitable. Also, the additional demands on its management from these activities may detract from their efforts in the domestic Chinese market, causing the operating results in its principal market to be adversely affected.

Hunan Tongxin will also face international competitors who are much better established and more experienced than it, have substantially greater financial resources, operate in many international markets and are much more diversified than Hunan Tongxin. As a result, they are in a strong position to compete effectively with it by, for example, reducing their prices, which could force Hunan Tongxin to reduce its prices. These large competitors are also in a better position than Hunan Tongxin is to weather any extended weaknesses in the international markets for their products.

WE MAY NOT BE ABLE TO SECURE FINANCING FOR FUTURE OPERATING NEEDS ON ACCEPTABLE TERMS, OR ON ANY TERMS AT ALL.

From time to time, we may seek additional equity or debt financing, within the PRC or outside the PRC, to provide the capital required to maintain or expand Hunan Tongxin's design and production facilities and equipment and/or working capital, if its cash flow from operations is insufficient to do so. We cannot predict with certainty the timing or amount of any such capital requirements. If such financing is not available with satisfactory terms, we may be unable to expand Hunan Tongxin's business or to develop new business at the rate desired, and its operating results may suffer.

FAILURE TO MANAGE TI'S GROWTH EFFECTIVELY COULD ADVERSELY AFFECT ITS OPERATIONS.

Hunan Tongxin has increased the number of its manufacturing and product programs and intends to expand further the number and diversity of its programs. It may also increase the number of its manufacturing locations. Its ability to manage its planned growth effectively will require it to:

*    enhance its quality, operational, financial and management systems;

*    expand its facilities and equipment; and

* successfully hire, train and motivate additional employees, including technical personnel necessary to operate its die design and fabrication facility.

An expansion of its product range, manufacturing and sales, will result in increases in its overhead and selling expenses. It may also be required to increase staffing and other expenses as well as its expenditures on plant, equipment and property in order to meet the anticipated demand of its customers. Customers, however, generally do not commit to firm production schedules for more than a short time in advance. Any increase in expenditures in anticipation of future orders that do not materialize would adversely affect its profitability. Customers also may require rapid increases in design and production services that would place an excessive short-term burden on its resources and could reduce its profitability.

HUNAN TONGXIN MAY NOT BE ABLE TO RETAIN, RECRUIT AND TRAIN ADEQUATE DIE DESIGN AND FABRICATION TECHNICAL PERSONNEL.

Hunan Tongxin's continued operations are dependent upon its ability to identify and recruit adequate technical personnel for die design and fabrication. It requires trained personnel of varying levels and experience and a flexible work force of semi-skilled operators. With the current rate of economic growth in China, competition for qualified personnel will be substantial. The favorable employment climate may not continue and the wage rates it must offer to attract qualified technical personnel may not enable it to remain competitive.

RISKS RELATED TO INTERNATIONAL OPERATIONS

IF THE PRC DOES NOT CONTINUE ITS POLICY OF ECONOMIC REFORMS, IT COULD, AMONG OTHER THINGS, RESULT IN AN INCREASE IN TARIFFS AND TRADE RESTRICTIONS ON PRODUCTS TI PRODUCES OR SELLS.

The PRC government has been reforming its economic system since the late 1970s. The economy of the PRC has historically been a nationalistic, "planned economy," meaning it has functioned and produced according to governmental plans and pre-set targets or quotas.

However, in recent years, the PRC government has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership in business enterprises. Hunan Tongxin's business has benefited greatly from that new outlook. Although we believe that the changes adopted by the PRC government have had a positive effect on the economic development of the PRC, additional changes still need to be made. For example, a substantial portion of productive assets in the PRC are still owned by government entities. Additionally, the government continues to play a significant role in regulating automotive development. We cannot predict the timing or extent of any future economic reforms that may be proposed.

A positive economic change has been the PRC's entry into the World Trade Organization, the global international organization dealing with the rules of trade between nations. Many observers believe that the PRC's entry will ultimately result in a reduction of tariffs for automotive products, a reduction in trade restrictions and an increase in international trade with China. However, the PRC has not yet fully complied with all of obligations that it must meet prior to being admitted as a full member of the World Trade Organization
(WTO), including fully opening its markets to goods from other countries, currency exchange requirements and other measures designed to ease the current trade imbalance that China has with many of its trading partners. If the scheduled actions to rectify these problems are not completed, trade relations between China and some of its trading partners may be strained. While the majority of its business currently is conducted solely within China, this may have a negative impact on China's economy generally, which would adversely affect its business. It could also reduce or eliminate any benefits that it hopes to achieve by expanding TI's business internationally.

THE CHINESE GOVERNMENT COULD CHANGE ITS POLICIES TOWARD, OR EVEN NATIONALIZE PRIVATE ENTERPRISE, WHICH COULD HARM TI'S OPERATIONS.

Over the past several years, the Chinese government has pursued economic reform policies, including the encouragement of private economic activities and decentralization of economic regulation. The Chinese government may not continue to pursue these policies or may significantly alter them to Hunan Tongxin's detriment from time to time without notice. Changes in policies by the Chinese government that result in a change of laws, regulations, their interpretation, or the imposition of high levels of taxation, restrictions on currency conversion or imports and sources of supply could materially and adversely affect its business and operating results. The nationalization or other expropriation of private enterprises by the Chinese government could result in the total loss of its investment in China.

BECAUSE OUR OPERATIONS WILL BE INTERNATIONAL, WE WILL BE SUBJECT TO SIGNIFICANT WORLDWIDE POLITICAL, ECONOMIC, LEGAL AND OTER UNCERTAINTIES.

Upon consummation of the proposed transactions, we will be incorporated in the BVI and will have our principal operations in China. Because Hunan Tongxin manufactures all of its products in China, substantially all of the net book value of our total consolidated fixed assets will be located there. While until now nearly all of Hunan Tongxin's sales have been within China, it is expanding its efforts to sell them internationally as well. As a result, it expects to have receivables from and goods in transit outside of China in the near future. Protectionist trade legislation in the United States or other countries, such as a change in export or import legislation, tariff or duty structures, or other trade policies, could adversely affect its ability to sell products in these markets.

Hunan Tongxin is also subject to numerous national, state and local governmental regulations, including environmental, labor, waste management, health and safety matters and product specifications. It is subject to laws and regulations governing its relationship with its employees, including: wage and hour requirements, working and safety conditions, citizenship requirements, work permits and travel restrictions. These include local labor laws and regulations, which may require substantial resources for compliance. It is subject to significant government regulation with regard to property ownership and use in connection with its leased facilities in China, import restrictions, currency restrictions and restrictions on the volume of domestic sales and other areas of regulation, all of which impact its profits and operating results.

BECAUSE TI PLANS TO INCREASE THE AMOUNT OF INTERNATIONAL BUSINESS IT CONDUCTS AND MAY USE CURRENCIES OTHER THAN THE RENMINBI, TI MAY EXPERIENCE A DECREASE IN EARNINGS BECAUSE OF THE FLUCTUATION OF THE RENMINBI AGAINST OTHER CURRENCIES.

The value of the Renminbi, the main currency used in the PRC, fluctuates and is affected by, among other things, changes in the PRC's political and economic conditions. The conversion of Renminbi into foreign currencies such as the dollar has been generally based on rates set by the People's

Bank of China, which are set daily based on the previous day's interbank foreign exchange market rates and currency exchange rates on the world financial markets. While the official exchange rate had remained stable over the past several years, the PRC recently adopted a floating rate with respect to the Renminbi, with permitted ranges of fluctuation. Since Hunan Tongxin is planning to increase the amount of business that it conducts internationally, and may use currencies other than the Renminbi, any fluctuation in the value of the Renminbi could have various adverse effects on TI's business.

CHANGES IN FOREIGN EXCHANGE REGULATIONS IN THE PRC MAY AFFECT HUNAN TONGXIN'S ABILITY TO PAY DIVIDENDS IN FOREIGN CURRENCY OR CONDUCT OTHER FOREIGN EXCHANGE BUSINESS.

Renminbi, or RMB, is not presently a freely convertible currency, and the restrictions on currency exchanges may limit our ability to use revenues generated in RMB to fund our business activities outside the PRC or to make dividends or other payments in United States dollars. The PRC government, through the State Administration for Foreign Exchange ("SAFE"), regulates conversion of RMB into foreign currencies. Currently, Foreign Invested Enterprises ("FIE") are required to apply for "Foreign Exchange Registration Certificates" and to renew those certificates annually. A FIE is any one of a number of legal structures under which a company can participate in the Chinese economy. These entities tend to have tight government regulation at nearly every important business juncture, which limits the efficiency at which any foreign company can profit from foreign ventures as well as the amount of control that a foreign parent has over the FIE. However, even with that certification, conversion of currency in the "capital account" (e.g. for capital items such as direct investments or loans) still requires the approval of SAFE. There is no assurance that SAFE approval will be obtained, and if it is not, it could impede its business activities.

AAAC'S BOARD APPROVED THE TRANSACTION WITHOUT OBTAINING A FAIRNESS OPINION.

Based upon the directors' experience in performing due diligence of acquisition targets and in valuing companies, AAAC did not obtain a fairness opinion with respect to the Equity Acquisition transaction. If the AAAC Board erred in concluding that the Equity Acquisition Agreement is in the best interest of the AAAC stockholders, then the AAAC stockholders could suffer adverse consequences as a result of the consummation of the transaction. In the event of litigation over the Board's exercise of its fiduciary duties, AAAC may be required to indemnify its directors. At a minimum, any litigation would divert management's time and attention from completing the transactions described herein, and would likely also involve the expenditure of substantial amounts for legal fees.

WE ARE SUBJECT TO VARIOUS TAX REGIMES.

Upon consummation of the Equity Acquisition transaction, we will have subsidiaries and/or operations in the PRC, and the BVI. As a result, we will be subject to the tax regimes of these countries. Any change in tax laws and regulations or the interpretation or application thereof, either internally in one of those jurisdictions or as between those jurisdictions, may adversely affect our profitability and tax liabilities.

BECAUSE CHINESE LAW WILL GOVERN ALMOST ALL OF TI'S MATERIAL AGREEMENTS, WE MAY NOT BE ABLE TO ENFORCE OUR LEGAL RIGHTS WITHIN THE PRC.

Chinese law will govern all of our material agreements with respect to Hunan Tongxin after the equity acquisition. Our PRC subsidiary may not be able to enforce their material agreements, and remedies may not be available outside of the PRC. The system of laws and the enforcement of existing laws in the PRC may not be as certain in implementation and interpretation as in the United States. The Chinese judiciary is relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.


IT WILL BE EXTREMELY DIFFICULT TO ACQUIRE JURISDICTION AND ENFORCE LIABILITIES AGAINST OUR OFFICERS, DIRECTORS AND ASSETS BASED IN THE PRC.

Because all of our officers of Hunan Tongxin will reside outside the United States, as well as some of our directors, it may be difficult, if not impossible, to acquire jurisdiction over these persons in the event a lawsuit is initiated against us and/or our officers and directors by a shareholder or group of shareholders in the United States. Also, because our executive officers of Hunan Tongxin will likely be residing in the PRC at the time such a suit is initiated, achieving service of process against such persons would be extremely difficult. Furthermore, because the majority of our assets are located in the PRC it would also be extremely difficult to access those assets to satisfy an award entered against us in United States court. Moreover, we have been advised that the PRC does not have treaties with the United States providing for the reciprocal recognition and enforcement of judgments of courts.

WE MAY HAVE DIFFICULTY ESTABLISHING ADEQUATE FINANCIAL CONTROLS IN THE PRC.

Most PRC companies historically have been less focused on establishing Western style financial reporting concepts and practices, as well as in modern banking, and other internal control systems. We may have difficulty in hiring and retaining a sufficient number of qualified internal control employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet USGAAP standards.

RISKS RELATED TO THE OWNERSHIP OF OUR STOCK

THE MARKET PRICE OF OUR SHARES IS SUBJECT TO PRICE AND VOLUME FLUCTUATIONS.

The markets for equity securities have been volatile. The price of our common shares may be subject to wide fluctuations in response to variations in operating results, news announcements, trading volume, general market trends both domestically and internationally, currency movements and interest rate fluctuations or sales of common shares by our officers, directors and our principal shareholders, customers, suppliers or other publicly traded companies. Certain events, such as the issuance of common shares upon the exercise of our outstanding warrants, could also materially and adversely affect the prevailing market price of our common shares. Further, the stock markets in general have recently experienced price and volume fluctuations that have affected the market prices of equity securities of many companies and that have been unrelated or disproportionate to the operating performance of such companies. These fluctuations may materially and adversely affect the market price of our common shares and the ability to resell shares at or above the price paid, or at any price.

FOLLOWING THE EQUITY ACQUISITION, A LIMITED NUMBER OF STOCKHOLDERS WILL COLLECTIVELY OWN APPROXIMATELY 41% OF OUR COMMON STOCK AND MAY ACT, OR PREVENT CERTAIN TYPES OF CORPORATE ACTIONS, TO THE DETRIMENT OF OTHER STOCKHOLDERS.

Immediately after the consummation of the equity acquisition transaction, the former holders of Hunan Tongxin will own approximately 41% of our outstanding common stock. Accordingly, these stockholders (some of whom serve as, or are affiliated with, our directors and officers) may, if they act together, exercise significant influence over all matters requiring stockholder approval, including the election of a majority of the directors and the determination of significant corporate actions. This concentration could also have the effect of delaying or preventing a change in control that could otherwise be beneficial to our stockholders.

IN THE REDOMESTICATION TRANSACTION, WE WILL BECOME A BVI COMPANY AND, BECAUSE THE RIGHTS OF SHAREHOLDERS UNDER BVI LAW DIFFER FROM THOSE UNDER UNITED STATES LAW, YOU MAY HAVE FEWER PROTECTIONS AS A SHAREHOLDER.

Following the Redomestication, our corporate affairs will be governed by our Memorandum and Articles of Association, the Business Companies Act of the BVI and the common law of the BVI. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibility of the directors under BVI law are to a large extent governed by the common law of the BVI. The common law of the BVI is derived in part from comparatively limited judicial precedent in the BVI as well as from British common law, which has persuasive, but not binding, authority on a court in the BVI. The rights of our shareholders and the fiduciary responsibilities of our directors under BVI law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the BVI has a less developed body of securities laws as compared to the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law.

BVI COMPANIES MAY NOT BE ABLE TO INITIATE SHAREHOLDER DERIVATIVE ACTIONS, THEREBY DEPRIVING SHAREHOLDERS OF THE ABILITY TO PROTECT THEIR INTERESTS.

Shareholders of BVI companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The BVI courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of United States securities law; and to impose liabilities against us, in original actions brought in the BVI, based on certain liability provisions of United States securities laws that are penal in nature. There is no statutory recognition in the BVI of judgments obtained in the United States, although the courts of the BVI will generally recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

BEING A FOREIGN PRIVATE ISSUER EXEMPTS US FROM CERTAIN SECURITIES AND EXCHANGE COMMISSION REQUIREMENTS THAT PROVIDE STOCKHOLDERS THE PROTECTION OF INFORMATION THAT MUST BE MADE AVAILABLE TO STOCKHOLDERS OF UNITED STATES PUBLIC COMPANIES.

Upon consummation of the redomestication merger we will be a foreign private issuer within the meaning of the rules promulgated under the Securities Exchange Act of 1934. As such, we will be exempt from certain provisions applicable to United States public companies including:

- The rules requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

- The sections of the Securities Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Securities Exchange Act;

- Provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information; and

- The sections of the Securities Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any "short swing" trading transactions (i.e., a purchase and sale, or a sale and purchase, of the issuer's equity securities within less than six months).

Because of these exemptions, our stockholders will not be afforded the same protections or information generally available to investors holding shares in public companies organized in the United States.

COMPENSATION ARRANGEMENTS RELATING TO TONGXIN INTERNATIONAL OFFICERS ARE UNKNOWN

Messrs: Herren and Wilson have agreed to serve as the CEO and COO, respectively, of Tongxin International for a period of two years from the close of the business transaction. Messrs. Herren and Wilson have agreed that they are willing to have the Compensation Committee of the Board of Directors determine their compensation for these two years. The Compensation Committee will be made up of all independent directors. Therefore, shareholders will not know the scope nor cost of compensation relating to Tongin International's employment of Messrs. Herren and Wilson at the time the shareholders vote on the business transaction. The costs of these arrangements are not included in this proxy statement/prospectus.

THERE MAY NOT BE AN ACTIVE, LIQUID TRADING MARKET FOR OUR COMMON STOCK,

AND THE TRADING PRICE FOR OUR COMMON STOCK MAY FLUCTUATE SIGNIFICANTLY.
Our common stock is currently traded on the Over the Counter Bulletin Board, and we intend to file an application for listing on The NASDAQ Global Market. Our listing application may not be accepted. If we do not succeed in securing a listing on the NASDAQ Global Market, it could limit the ability to trade our common stock and result in a reduction of the price that can be obtained for shares being sold.
Compliance with all of the applicable provisions of the Sarbanes-Oxley Act will likely be a further condition of continued listing or trading. There is no assurance that if we are granted a listing on the NASDAQ Global Market we will always be able to meet the NASDAQ Global Market listing requirements, or that there will be an active, liquid trading market for our common stock in the future. Failure to meet the NASDAQ Global Market listing requirements could result in the delisting of our common stock from the NASDAQ Global Market, which may adversely affect the liquidity of our shares, the price that can be obtained for them, or both.
WE MAY NOT PAY CASH DIVIDENDS.

Although Hunan Tongxin has paid dividends on its common stock AAAC has never paid any cash dividends on our common stock. TI expects to apply earnings toward the further expansion and development of its business. Thus, the liquidity of your investment is dependent upon your ability to sell stock at an acceptable rice, rather than receiving an income stream from it. The price of our stock can go down as well as up, and fluctuations in market price may limit your ability to realize any value from your investment, including recovering the initial purchase price.


LIABILITY FOR EXPENSES



In the event that the acquisition of Hunan Tongxin does not occur, AAAC could be liable for fees owed to vendors who provided services to the company. As of september 30, 2007, the company had accrued expenses of $383,040.00. The vendors who provided such services have orally agreed to wait until the close of the transaction for payment for these services. However, in the event that the transaction with Hunan Tongxin did not occur, such vendors would likely seek payment for their services. In the event that such claims were made against the company, the company's assets, including the monies held in escrow, would be subject to such claims. However, these claims would be covered by the indemnification of the Officers and Directors of AAAC named in the form s-1. Such Directors have agreed, severally, in accordance with their beneficial ownership in AAAC, to be personally liable to ensure that the proceeds in the trust account are not reduced by claims that are owed money by AAAC for services provided to the company. We cannot assure that such individuals will have sufficient assets to satisfy such obligations.


CONSIDERATION OF RISK FACTORS

Before you grant your proxy or instruct how your vote should be cast or vote on the adoption of the Equity Acquisition Agreement you should be aware that the occurrence of the events described in the "Risk Factors" section and elsewhere in this proxy statement could have a material adverse effect on AAAC, Hunan Tongxin, or the combined company.

THE AAAC SPECIAL MEETING

AAAC SPECIAL MEETING

We are furnishing this proxy statement/prospectus to you as part of the solicitation of proxies by the AAAC board of directors for use at the special meeting in connection with the proposed Equity Acquisition, Redomestication. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

DATE, TIME AND PLACE

We will hold the special meeting at 9AM on February ___, 2008 at 199 Pierce Street, Suite 202 Birmingham, Michigan, 48009, to vote on the proposals to approve the Equity Acquisition Agreement, and the Redomestication.


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PURPOSE OF THE SPECIAL MEETING

*    At the special meeting, we are asking holders of AAAC common stock to:

*    Approve the Equity Acquisition Proposal; and

*    Approve the Redomestication proposal.

THE AAAC BOARD OF DIRECTORS:

* Has unanimously determined that the Equity Acquisition Proposal, and the Redomestication proposal are fair to and in the best interests of AAAC and its stockholders;

* Has unanimously approved the Equity Acquisition Proposal, and the Redomestication Proposal;

* Unanimously recommends that AAAC common stockholders vote "FOR" the proposals to adopt the Equity Acquisition Agreement; and

* Unanimously recommends that AAAC common stockholders vote "FOR" the proposal to redomesticate in the BVI.

RECORD DATE; WHO IS ENTITLED TO VOTE

The "record date" for the special meeting is December 13, 2007. Record holders of AAAC common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 5,031,250 outstanding shares of AAAC common stock., excluding 1,349,000 shares of common stock held by its officer, directors and other insiders. Each share of AAAC common stock is entitled to one vote per share at the special meeting.

Pursuant to agreements with AAAC, any shares of AAAC common stock held by stockholders who purchased their shares of common stock prior to the initial public offering (except for shares those holders may have purchased in the public market) will be voted in accordance with the majority of the votes cast at the special meeting on the Equity Acquisition and Redomestication proposals.

AAAC's outstanding warrants do not have any voting rights, and record holders of AAAC warrants will not be entitled to vote at the special meeting.

VOTING YOUR SHARES

Each share of AAAC common stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of AAAC common stock that you own.

There are three ways to vote your shares of AAAC common stock at the special meeting:

* You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your "proxy," whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the AAAC board "FOR" the adoption of the Equity Acquisition Proposal, and the Redomestication Proposal.

* You can vote by telephone or on the internet by following the telephone or Internet voting instructions that are included with your proxy card. If you vote by telephone or by the Internet, you should not return the proxy card.

* You can attend the special meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

IF YOU DO NOT VOTE YOUR SHARES OF AAAC COMMON STOCK IN ANY OF THE WAYS DESCRIBED ABOVE, IT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE ADOPTION OF THE EQUITY ACQUISITION PROPOSAL AND THE REDOMESTICATION PROPOSAL, BUT WILL NOT HAVE THE EFFECT OF A DEMAND OF CONVERSION OF YOUR SHARES INTO A PRO RATA SHARE OF THE TRUST ACCOUNT IN WHICH A SUBSTANTIAL PORTION OF THE PROCEEDS OF AAAC'S INITIAL PUBLIC OFFERING ARE HELD OR A DEMAND FOR APPRAISAL RIGHTS UNDER DELAWARE LAW.

WHO CAN ANSWER YOUR QUESTIONS ABOUT VOTING YOUR SHARES

If you have any questions about how to vote or direct a vote in respect of your AAAC common stock, you may call Mr. David J. Brophy, AAAC's Corporate Secretary,
(248) 593-8330.

NO ADDITIONAL MATTERS MAY BE PRESENTED AT THE SPECIAL MEETING

This special meeting has been called only to consider the adoption of the Equity Acquisition Proposal, and the Redomestication proposal. Under AAAC's by-laws, other than procedural matters incident to the conduct of the meeting, no other matters may be considered at the special meeting, if they are not included in the notice of the meeting.

REVOKING YOUR PROXY

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

*    You may send another proxy card with a later date;

* You may notify David J. Brophy, AAAC's Secretary, in writing before the special meeting that you have revoked your proxy; and


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

* You may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

VOTE REQUIRED

The presence, in person or by proxy, of a majority of all the outstanding shares of common stock constitutes a quorum at the special meeting. Proxies that are marked "abstain" and proxies relating to "street name" shares that are returned to AAAC but marked by brokers as "not voted" will be treated as shares present for purposes of determining the presence of a quorum on all matters. The latter will not be treated as shares entitled to vote on the matter as to which authority to vote is withheld by the broker ("broker non-votes"). If you do not give the broker voting instructions, under the rules of the NASD, your broker may not vote your shares on the proposals to approve the Equity Acquisition, and the Redomestication.

The approval of the Equity Acquisition and Redomestication proposals will require the affirmative vote of the holders of a majority of the AAAC common stock outstanding on the record date. Because each of these proposals require the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote, abstentions and shares not entitled to vote because of a broker non-vote will have the same effect as a vote against the proposals.

For consummation of the Equity Acquisition proposal, the Redomestication proposal must be approved by the stockholders. For the Redomestication proposal to be implemented, the Equity Acquisition proposal must be approved by the stockholders.

CONVERSION RIGHTS

Any stockholder of AAAC holding shares of common stock issued in AAAC's initial public offering who votes against the Equity Acquisition Proposal may, at the same time, demand that AAAC convert his or her shares into a pro rata portion of the trust account as of two days prior to the consummation of the proposed transaction. If the stockholder makes that demand and the Equity Acquisition is consummated, AAAC will convert these shares into a pro rata portion of funds held in the trust account plus interest, as of two business days prior to the consummation of the proposed transaction.

Prior to exercising conversion rights, AAAC stockholders should verify the market price of AAAC's common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights, if the market price per share is higher than the conversion price. The conversion value will be calculated as of two business days prior to the consummation of the business combination.

If the holders of 1,006,250 or more shares of common stock issued in AAAC's initial public offering (an amount equal to 20% or more of these shares), vote against the Equity Acquisition and demand conversion of their shares, AAAC will not be able to consummate the Equity Acquisition.

If you exercise your conversion rights, then you will be exchanging your shares of AAAC common stock for cash and will no longer own these shares. You will be entitled to receive cash for these shares only if you continue to hold these shares through the effective time of the Equity Acquisition and then tender your stock certificate to the combined company.

APPRAISAL RIGHTS

Under Delaware corporate law, the Redomestication of AAAC causes the stockholders of AAAC to have appraisal rights in connection with the transactions for which approval is sought. This right is separate from the conversion rights of the holders of shares of AAAC common stock issued in the initial public offering. However, because the exercise of the appraisal right and the conversion rights both require a tender of the holder's shares to AAAC, only one right may be elected in respect of the shares. See Annex H for more information about appraisal rights.

SOLICITATION COSTS

AAAC is soliciting proxies on behalf of the AAAC board of directors. This solicitation is being made by mail but also may be made by telephone or in person. AAAC and its respective directors, officers and employees may also solicit proxies in person, by telephone or by internet via email.

The proxy solicitations will comply with Rule 14a-4, regulation 14.

AAAC has not hired a firm to assist in the proxy solicitation process, but may do so if it deems this assistance necessary. AAAC will pay all fees and expenses related to the retention of any proxy solicitation firm. In the event the Company engages a firm to assist it with the proxy solicitation, the company will disclose to its stockholders the information required by Item 4(a)(iii) of Schedule 14A.

AAAC will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions.

STOCK OWNERSHIP

At the close of business on the record date, William Herren, Rudy Wilson, Chun Hao, David Brophy, Don Runkle and other insiders beneficially owned and were entitled to vote approximately 1,349,000 shares of AAAC common stock, or approximately 21% of the then outstanding shares of AAAC common stock, which includes all of the shares held by the directors, executive officers of AAAC and their affiliates and other insiders. Those persons, who were stockholders of AAAC prior to its initial public offering of securities, have agreed to vote their shares on the Equity Acquisition and Redomestication proposals in accordance with the majority of the votes cast by the holders of shares issued in AAAC's initial public offering.

FAIRNESS OPINION

AAAC did not obtain a fairness opinion in respect to the acquisition of Hunan Tongxin or the Redomestication. The AAAC board of directors believes because of the financial skills and background of several of its members, it was qualified to make an analysis itself and conclude that the acquisition of Hunan Tongxin met the 80% asset test requirement without recourse to an fairness opinion from an independent source.


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

CONSIDERATION OF THE EQUITY ACQUISITION AGREEMENT

The following discussion of the principal terms of the Equity Acquisition Agreement dated July 24, 2007 among AAAC and the Hunan Tongxin Equity Holders is subject to, and is qualified in its entirety by reference to, the Equity Acquisition Agreement, the Key Employees Employment Agreement and the Performance Earn Out Agreement. A copy of each Agreement is attached as an Annex to this proxy statement/prospectus and is incorporated in this proxy statement by reference.

GENERAL DESCRIPTION OF THE EQUITY ACQUISITION AGREEMENT

Pursuant to the Equity Acquisition Agreement, AAAC will establish a wholly owned subsidiary, Tongxin International, Ltd., under the laws of the British Virgin Islands, and AAAC will merge with and into TI concurrently with the closing of the Equity Acquisition. TI will be the surviving entity, and the separate corporate existence of AAAC will cease at the effective time of the merger. Simultaneously with the merger, TI will purchase all of the issued and outstanding common stock of Hunan Tongxin, We refer to TI Ltd., after giving effect to completion of the Equity Acquisition, as "TI" or "the combined company." As a result of the Equity Acquisition, Hunan Tongxin Equity Holders will own approximately 41% of the outstanding shares of the combined company's common stock, assuming full participation in the exchange offer and no conversions or exercise of appraisal rights and before any issuance of shares pursuant to the earn out provisions of the Performance Earn Out Agreement.
If TI issues the additional earn out shares as additional consideration to Hunan Tongxin, Hunan Tongxin will then own approximately 50% of the issued and outstanding common stock of TI, and existing AAAC stockholders will own approximately 50% of the issued outstanding common stock of TI. None of the foregoing percentages reflects the effect that an exercise of the currently outstanding warrants would have.

ARBITRATION

Any dispute, controversy or claim arising out of or relating to this Equity Acquisition Agreement, or the interpretation, breach, termination or validity, shall be resolved through consultation. Consultation shall begin immediately after one party hereto has delivered to the other party a written request for consultation. If within thirty (30) days following the date on which notice is given the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of either party with notice to the other.

The arbitration shall be conducted in Hong Kong by the Hong Kong International Arbitration Center in accordance with its arbitration rules then in effect. The arbitration proceedings shall be conducted in Chinese.

The award of the arbitration tribunal shall be final and binding upon the disputing parties, and the awarded party may apply to a court of competent jurisdiction for enforcement of the award.

NEW TI MEMORANDUM AND ARTICLES OF ASSOCIATION


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

As part of the Redomestication AAAC will present the New TI Memorandum and Articles of Association for approval at the AAAC Special Shareholders' Meeting. The AAAC Shareholders shall approve, and if necessary, shall cause the board of directors of TI to approve, the New TI Memorandum and Articles of Association and shall cause the New TI Memorandum and Articles of Association to take effect on the date of the Closing.

BACKGROUND OF THE EQUITY ACQUISITION AGREEMENT

The terms of the Equity Acquisition Agreement are the result of arm's-length negotiations between representatives of AAAC, and Mr. Zhang Duanxiang who was given full authority by the Hunan Tongxin Equity Holders. Mr. Zhang is Chairman and Chief Executive Officer of Hunan Tongxin and its largest shareholder.

The following is a brief discussion of the background of these negotiations, the Equity Acquisition and related transactions.

THE CANDIDATE IDENTIFICATION PROCESS

AAAC was formed on June 21, 2005 to serve as a vehicle to accomplish a business combination with an unidentified automotive component business in China, India or the ASEAN region. AAAC completed an initial public offering on April 19, 2006, in which it raised net proceeds of approximately $38.2 million. Of these net proceeds, approximately $37.4 million were placed in a trust account. In accordance with AAAC's Certificate of Incorporation, the trust account will be released either upon the consummation of a business combination or upon the liquidation of AAAC. AAAC must liquidate unless a business combination is consummated by April 19, 2008.


Messrs. Herren and Wilson, based upon their experience in forming seven joint ventures and wholly owned enterprises for General Motors in the early 1990's, were able to determine that there were approximately 3,500 automotive component suppliers in the region (China, India and the ASEAN). In the 3 month period from April, 2006 though July 2006 following the IPO, they were able to identify fourteen of these entities in China, including Hunan Tongxin, as candidates for a possible business transaction with AAAC. In a 3 month period from August, 2006 thru October 2006, Mr. Hao Chun, President of China Operations for AAAC, was directed to approach all fourteen Chinese candidates to inquire as to their willingness to form a partnership with AAAC. After these initial inquiries it was determined that five companies offered the best opportunity for AAAC to deliver on the commitments that were made in the initial prospectus that was delivered to the AAAC shareholders. Hunan Tongxin was one of these five companies. AAAC applied twelve investment criteria as outlined in the initial prospectus to select Hunan Tongxin as the primary candidate.



On or about October 20, 2006, Mr. Hao made a call to Mr. Zhang Duanxiang, Chairman of Hunan Tongxin, to introduce himself and the proposed business transaction concept, Subsequent to the phone call Mr. Hao initially met with Mr. Zhang on October 24, 2006 to present the concept of a Special Purpose Acquisition Corporation ("SPAC") and judge the interest on the part of Hunan Tongxin to work with AAAC. This was the first direct or indirect communication between AAAC and Hunan Tongxin. At the request of Mr. William Herren, Chairman of AAAC, Mr. Hao had a follow up meeting on October 30, 2006 to request additional information including current revenues, future growth opportunities, customers, ownership and manufacturing processes. Over the next 5 weeks there were numerous telephone calls between the two parties to gather and understand the information that was requested in the October 30, 2006 meeting.


After receiving the requested information, it was determined that Hunan Tongxin had the potential to meet AAAC's requirements for a business transaction. We determined the next step should be a face to face meeting between Mr. Herren and Mr. Wilson, CEO of AAAC, with Mr. Zhang and Mr. Peng Weiwu, COO of Hunan Tongxin. After the initial meeting with Mr. Hao, Hunan Tongxin contracted with Manhattan Capital Group ("MCG") to act as advisors to them for the potential business transaction. A meeting was held in Changsha, China on December 2, 2006 with all of the above people in attendance. We exchanged background information of the officers of both organizations, and shared additional financial information for the 2 companies as well as each of our broad based plans for the next 5 years. We agreed that AAAC would present Hunan Tongxin with a non-binding Letter of Intent (LOI) within the next 10 days. On December 9, 2006, AAAC presented the non-binding LOI to Hunan Tongxin, and after three days of negotiations from January 5, 2007 to January 7, 2007, both parties signed the non-binding LOI. At this meeting it was also agreed that AAAC would commence due diligence reviews in January 2007 and Hunan Tongxin would contract with a mutually acceptable firm to commence the US GAAP audit. For approximately 3 weeks in January, 2007 and 2 weeks in February, 2007 AAAC had a team in China performing due diligence.

During all of these discussions, AAAC continued to evaluate other potential candidates. We had reduced the candidates from the above mentioned 14 down to 5 including Hunan Tongxin. Because of concerns with any Chinese company being able to pass a US GAAP audit we opted to choose one of the remaining 4 candidates to run a somewhat parallel process with, including signing a confidentiality agreement. In June, 2007, we were comfortable enough with the progress of the audit to drop the other candidate from consideration for the SPAC and put all of our efforts into concluding the agreement with Hunan Tongxin.

Manhattan Capital Group was included in these the negotiations representing Hunan Tongxin.

There is no present or proposed material agreement, arrangement or understanding or relationship between AAAC and Manhattan Capital Group. AAAC has not paid nor will it pay a finders fee to anyone with regard to this transaction.

This LOI signed on January 7, 2007 would serve as the basis for the Equity Acquisition Agreement and set forth the following:

- the reorganization of Hunan Tongxin and AAAC which was to take into account the best tax arrangements for all parties: During the negotiations Hunan Tongxin felt that any reorganization had to include Mr. Herren and Mr. Wilson has part of the new company. The principals at Hunan Tongxin were concerned about the requirements of managing a publicly held company and they recognized that their rate of growth was demanding changes in the way they needed to manage the company.

- the consideration to be paid for Hunan Tongxin, which is reflected in the Equity Acquisition Agreement. During these negotiations AAAC position was that we should both use 12 month Trailing data for our discussions, whereas Hunan Tongxin initially wanted to base the discussions on forward projections. After much discussion we agreed that 2006 data for revenues, net income and earnings before interest taxes, depreciation and amortization or EBITDA (EBITDA is a common metric used throughout the automobile industry) would be the basis for our discussions. Although our discussions centered on the 2006 financial results, the AAAC negotiators felt very comfortable that Hunan Tongxin's projections for 2007 were attainable and that we would be well into 2007 before we would present the data to our shareholders. After much negotiations, as well as give and take on the part of both parties. AAAC and Hunan Tongxin agreed the total value of Hunan Tongxin to be $65M. We then began negotiations on how and when the $65M would be paid.

- at the closing, and pursuant to the EAA, the Hunan Tongxin Shareholders and their designees will be paid an aggregate of $13,000,000 in cash for all the outstanding common stock of Hunan Tongxin. The actual discussions around the amount to be paid in cash was actually a resultant from the discussions regarding the retention of key members of the Hunan Tongxin management team and making sure we had a substantial portion of the purchase price tied to Hunan Tongxin achieving their projected results for 2007.

- the terms of the additional consideration to be paid subsequent to the close of the business combination for retention of key management personnel which is reflected in the Key Employees Employment Agreement. This part of the negotiations was very important to AAAC, we felt that to protect our stockholders that we had to negotiate an agreement that would provide enough incentive to make sure we retained the key members of the management team. If we offered too much cash we would run the risk of the management team taking the cash and leaving the company and at the same time had to be diligent in regards to the impact on the value of our stock with regards to dilution, After many hours of negotiations both parties agreed that the management team would receive 4.5m shares of stock in the company after the close of the business combination. Based on the then selling price of AAAC's stock of $8.00/share this would amount to $36m or 55% of the total purchase price. We felt this would certainly be enough of an incentive for the management team to stay with the company and work towards continuing to improve the company.

- the terms of the additional consideration to be paid in 2008 for performance achieved in 2007 which is reflected in the Performance Earn Out Agreement. This too was an important part of the negotiations. As mentioned earlier we used 12 month trailing, or 2006 data as the basis for our discussions, but we knew we would be well into 2007 before we shared the metrics of the business combination with our shareholders. Also, we knew the Board of Directors of AAAC would use current year (2007) data for their valuation. Because of these two factors, we felt it was important for us to conclude a deal that would offer enough of an incentive for Hunan Tongxin to achieve their projected financial results for 2007. In addition, as with the negotiations to retain key management personnel we had to be cognizant of the impact on dilution of the stock value.

     After much discussion both parties agreed that in 2008, pursuant to the Performance Earn Out Agreement, Hunan Tongxin Management will be issued 2M shares of common stock of TI (on an all-or-none basis) if, on a consolidated basis, TI generates after-tax profits of $9,500,000 for fiscal year 2007 (excluding one time costs associated with the transaction and corporate costs).

- The inclusion of certain Hunan Tongxin equity holders on the board of directors of the surviving corporation. During these negotiations Hunan Tongxin initially felt they should nominate the majority of the members of the Board because they would by far be the largest stockholder in the new company. However, AAAC believed it was important to end up with the majority for the first 2 years because AAAC management had presented a three step plan to our initial investors that (1) we would bring forth a proposed business combination that would have an attractive purchase price,
     (2) using our significant experience in the global automotive industry introduce the products of the new company into Western Europe and/or the US markets, and (3) make an add on acquisition for the new company. We felt that the first two years would be critical in achieving this plan. As mentioned earlier, there was a strong desire on the part of Hunan Tongxin to have Mr. Herren remain with the new company as the CEO. Mr. Herren made it clear during the discussion that he would remain with the company in this position for the first two years, but only if he was Chairman of the Board and that AAAC would nominate the majority of the directors of the BOD. After significant discussions the two parties agreed that for the first two years following the close of the business transaction the Board of Directors will be comprised of 9 directors including Mr. Zhang Duanxiang and Mr. Peng Weiwu, current Hunan Tongxin equity holders, and two additional directors to be nominated by Hunan Tongxin. The remaining five positions would be comprised of Mr. Herren and Mr. Wilson current AAAC officers, and three additional directors to be nominated by AAAC.

*

*


During the period between January 8, 2007 and March 26, 2007, AAAC and Tongxin exchanged emails about various points in the agreements and continued to modify them and exchanged drafts of documents. Counsel and the accountants for all the parties conducted legal and financial due diligence and negotiated points in the agreements. During this period, representatives of AAAC and Hunan Tongxin also conducted operational due diligence. This included:

     - Revenue verification, market analysis and an analysis of each Tongxin customer account history from 2004 thru 2006 as well as analysis of projections for 2007. Included in this was an analysis of the costing, pricing and quoting process.

     - A visit to each Hunan Tongxin facility to understand the scope and capacity of the manufacturing processes in each including stamping, welding, assembly and paint. Included in the analysis was worker safety, worker training procedures, worker turnover, scrap handling, floor space evaluation for capacity expansion, and quality control procedures. An initial environmental evaluation was conducted to validate compliance with governmental licensing requirements, issuance of governmental licenses and permits, appropriate safeguards, ongoing compliance auditing process, and education and training levels of persons responsible for managing facilities and processes

     -    A review of current and future Tongxin products

     - An understanding of product design capabilities, customer interface, technical staffing levels, educational levels of technical personnel, training programs, and Intellectual Property Management.

     -    An analysis of Hunan Tongxin's die design and fabrication process

     - A review of its raw material process (purchase and stamping of cold rolled steel) including confirmation of raw material costs through analysis of individual purchase orders, analysis of the purchasing process and controls associated with purchasing contract approval, raw material ordering and lead-time analysis.

     -    An overview of its logistics capabilities

On March 31, 2007, by and among the chairman and chief executive officer of AAAC and the chairman and president of Hunan Tongxin, AAAC and Hunan Tongxin executed a Definitive Agreement of Equity Transfer The material terms of the Definitive Agreement of Equity Transfer including:

     -    Cash price consideration of $13 million


     - 4.5 million TI common shares to be issued subsequent to close of the transaction to retain Hunan Tongxin management services from the date of the EAA through the consummation of the business transaction.


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

     - Initial board structure for the first 2 years including 9 directors and a subsequent board structure beginning in year 3 including 7 directors

     - 2 million TI common shares to be issued on a all or none basis if Tongxin attains $9.5 million in after tax profits in 2007 (excluding one time transaction and corporate costs)

     - The Definitive Agreement was subject to a satisfactory completion of a USGAAP audit

Since April, 2007, subsequent to the execution of the Definitive Agreement of Equity Transfer, AAAC and representatives of Hunan Tongxin met regularly in Changsha, China. AAAC reviewed with them the obligations of being a reporting company, including compliance with the reporting requirements of the federal securities laws, accounting procedures and Sarbanes Oxley requirements, press release disclosure and timing, shareholder communications, website disclosure, financial public relations, NASDAQ compliance and transfer agent requirements. AAAC also reviewed with Hunan Tongxin the resources required to begin identifying market opportunities in the North American and European regions. Hunan Tongxin asked if AAAC could help the post transaction company in advising and complying with all the various requirements. AAAC responded that it would assist at the TI corporate level. Tongxin International will be the post transaction company. Its wholly owned subsidiary, Hunan Tongxin, will be responsible for running the day-to-day business in China. At the corporate level, Tongxin International will be responsible for advising and complying with various requirements as a publicly traded company. In addition, Tongxin International will manage marketing and sales activities outside of China and oversee mergers and acquisitions globally.

On July 18, 2007 Hunan Tongxin completed its reorganization into a limited liability company pursuant to the terms of the Preliminary Definitive Agreement of Equity Transfer and was granted a business license. On July 19, 2007, at a meeting with the Chairman and CEO of AAAC, legal counsel for Hunan Tongxin informed the officers that the reorganization of Hunan Tongxin has been completed with the Changsha Ministry of Commerce, permitting the execution of the Equity Acquisition Agreement. The officers deemed it appropriate to execute the Equity Acquisition Agreement and make a public announcement by filing Form 8K with the SEC on July 25, 2007.

On August 10, AAAC was informed by legal counsel for Hunan Tongxin that Hunan Tongxin was granted approval as a wholly foreign owned enterprise by the Changsha Ministry of Commerce and therefore the proposed transaction with AAAC was approved. Subsequently AAAC made a public announcement by filing Form 8K with the SEC on August 13, 2007.

BOARD CONSIDERATION AND APPROVAL OF TRANSACTION

While no single factor determined the final agreed upon consideration in the Equity Acquisition, AAAC's board of directors reviewed various industry and financial data, including certain valuation analyses and metrics compiled by AAAC and presented to the board of directors by Rudy Wilson on July 19, 2007 in order to determine that the consideration to be paid to the Hunan Tongxin Equity Holders was reasonable and that the Equity Acquisition was in the best interests of AAAC's share holders.

INTEREST OF AAAC DIRECTORS AND OFFICERS IN THE EQUITY ACQUISITION

In considering the recommendation of the board of directors of AAAC to vote for the proposals to approve the Equity Acquisition Agreement and the Redomestication, you should be aware that certain members of the AAAC board have agreements or arrangements that provide them with interests in the Equity Acquisition that differ from, or are in addition to, those of AAAC share holders generally. In particular:

* If the equity acquisition is not approved and AAAC fails to consummate an alternative transaction within the time allotted pursuant to its Certificate of Incorporation, AAAC would be required to liquidate. In such event, the shares of common stock held by AAAC's directors and officers would be worthless because AAAC's directors and officers are not entitled to receive any of the liquidation proceeds, and any warrants they hold will expire worthless.

* AAAC's executives and directors own a total 1,149,000 shares of AAAC common asset that have a market value of $9,421,800 based on AAAC's share price of $8.20 as of December 31, 2007. However, as AAAC's directors and executives are contractually prohibited from selling their shares prior to April 19, 2008 (during which time the value of the shares may increase or decrease), it is impossible to determine what the financial impact of the equity acquisition will be on AAAC's directors and executives;

* AAAC's executives and directors own a total 290,000 warrants of AAAC that have a market value of $812,000 based on AAAC's warrant price of $2.80 as December 31, 2007. However, as AAAC's directors and executives are contractually prohibited from selling their warrants prior to the completion of the consummation of the Business Transaction (during which time the value of the warrants may increase or decrease), it is impossible to determine what the financial impact from the equity acquisition will be on AAAC's directors and executives;

* the transactions contemplated by the Equity Acquisition Agreement provide that Mr. William R. Herren and Mr. Rudy Wilson will be directors/officers of TI;

AAAC'S REASONS FOR THE EQUITY ACQUISITION AND RECOMMENDATION OF THE AAAC BOARD

The AAAC board of directors concluded that the Equity Acquisition Agreement with the Hunan Tongxin Equity Holders is in the best interests of AAAC's share holders. The AAAC board of directors did not obtain an independent fairness opinion.

The entire AAAC board of directors is comprised of directors with extensive experience in analyzing acquisition targets and assessing their future values. AAAC officers William R. Herren and Rudy Wilson have been involved in identifying and completing seven investment projects in China with over $250 Million in direct investment while employed at General Motors. David J. Brophy, leads the University of Michigan's Private Equity and Entrepreneurship Center and brings considerable independent expertise in this area. Donald L. Runkle brings experience from numerous global acquisitions during his tenure at Delphi Automotive.

The AAAC board of directors considered a wide variety of factors in connection with its evaluation of the equity acquisition. In light of the complexity of those factors, the AAAC board of directors did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. In addition, individual members of the AAAC board may have given different weight to different factors.

In considering the equity acquisition, the AAAC board of directors gave considerable weight to the factors discussed below.

HUNAN TONGXIN'S RECORD OF GROWTH AND EXPANSION AND HIGH POTENTIAL FOR FUTURE GROWTH

Important criteria to AAAC's board of directors in identifying an acquisition target were that the company has established business operations, that it was generating current revenues, and that it had what AAAC believes to be a potential to experience growth in the future. AAAC's board of directors believes that Hunan Tongxin has in place the infrastructure for good business operations, a large and growing customer base, technological capabilities and brand name recognition. Hunan Tongxin commenced business operations in Changsha, China on November 27, 1984 and it has experienced an average annual revenue growth of greater than 20% from 2004 through 2006. The fiscal year 2006 revenues were approximately $66.6 million.

Although revenue projections are inherently uncertain, AAAC's board of directors believed, and continues to believe, the projections for Hunan Tongxin's business are reliable, based in part on AAAC extensive due diligence and utilization of its proprietary revenue recognition model.

This record of significant growth helped to convince AAAC's board of directors that a business combination with Hunan Tongxin would be in the best interests of AAAC's share holders.

AAAC's board of directors believes that Hunan Tongxin has the ability to continue growth because:

* Hunan Tongxin has established itself as the leader in the Chinese EVBS market segment in the twenty-three years it has been in operation;

* China's rapid automotive market expansion, which creates demand for Hunan Tongxin' products, is expected to continue for the foreseeable future;

* Hunan Tongxin has an expanding presence in Southeast Asia markets including the Vietnam, commercial market, as it continues its economic growth and shifts toward a consumer economy;

* Hunan Tongxin's rapid development of new products should enable it to continue to enhance its position relative to its domestic and international competitors;

* Hunan Tongxin intends to enter the North American and European automotive markets, which will significantly increase the opportunity for sales of its products, taking advantage of the continued availability of China's comparative cost advantages.

Based on its review of Hunan Tongxin's historical financial statements and its business model and relationships, AAAC's board of directors believes that Hunan Tongxin's products will continue to be attractive to global OEMs. Hunan Tongxin bases its products on the latest OEM vehicle exterior designs, helping Hunan Tongxin to maintain and even to improve its margins.

THE EXPERIENCE OF HUNAN TONGXIN'S MANAGEMENT

Another criterion important to AAAC's board of directors in identifying an acquisition target was that the company has a seasoned management team with specialized knowledge of the markets within which it operates, the ability to lead a company in a rapidly changing environment, and the desire to change its business practices and adapt an integrated and balanced planning process. AAAC's board of directors believes that Hunan Tongxin's management has demonstrated that ability, addressing critical issues such as the development of its products, its emphasis on rapid product development and deployment and its savvy marketing strategy, which targets its products and services to China's most rapidly growing segments. By utilizing its growing revenues to expand its market share and develop additional products, Hunan Tongxin's management has demonstrated a commitment to a strategy that has given it a significant presence in the EVBS market in the PRC.

DUE DILIGENCE INFORMATION MATERIALS

AAAC compiled information and analysis on fourteen target companies identified within China, India and the ASEAN region, and a detailed comparison of each target company utilizing twelve different investment criteria as indicated in AAAC's final offering prospectus.

(1) Small and medium size supplier firms with annual revenues from $25 million-$50 million;

(2)  financial condition and results of operation;

(3) global growth potential in both the Original Equipment and Service Parts markets;

(4) experience and skill of management and availability of additional personnel;

(5)  capital requirements;

(6)  competitive position versus global competitors;

(7)  barriers to entry;

(8)  stage of development of automotive products;

(9)  degree of current or potential market acceptance of automotive products;

(10) proprietary features and degree of intellectual property or other protection of the products, processes or services;

(11) regulatory environment of the automotive industry; and

(12) costs associated with effecting a business combination.

The selection of Hunan Tongxin as the target company of choice was derived from this comparison.


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

The due diligence report included a global Marketing Plan ("MP") covering the EVBS market. The MP included an internal and external situation analysis, a global competitive assessment including both Chinese domestic and international competitors, and an opportunity analysis of customer programs for both the original equipment manufacturers ("OEM") and aftermarket .

The external situation analysis refers to the company's review of all known activities external to the target firm which affects the market for EVBS globally. This includes a review and analysis of trends in design, manufacturing processing, and changes in developments of raw materials. The internal analysis includes a comparative review of the strengths and weaknesses of Tongxin compared to its competitors. The opportunity analysis is a result of an indepth look at the internal and external analyses, coupled with known market place factors. The term "known" refers to information and data obtained through discussions with customers, data published by customers, and data published by professional firms engaged in the business of collecting and disseminating industry information.

The report then examined Hunan Tongxin's business operations, including its business model, revenues, customers, cost of goods sold, selling, general and administrative expenses, customer geographic locations, product development, manufacturing capability, pricing policy, material procurement control and supply, quality control and project management. The report provided additional information regarding Hunan Tongxin's financial performance from 2004 to 2006 by analyzing the financial statements for those years. The report also discussed projected operating results for fiscal year 2007 provided by Hunan Tongxin.

The report noted that Hunan Tongxin Stockholders had warranted to AAAC that Hunan Tongxin is not involved in or threatened with any legal proceedings. The report provided information on the intellectual property owned by Hunan Tongxin, including four licenses and trade certificates, nine patents, and two trademarks. The report also provided information on the real property owned by Hunan Tongxin.

Mr. Rudy Wilson, a director and officer of AAAC, prepared for the board of directors an analysis of the post-transaction value of Hunan Tongxin. He analyzed comparable companies in the global automotive component supply market (See chart under SATISFACTION OF 80% TEST), taking into account their relative market presences and maturity. He prepared a list of comparative price/earnings ratios of these companies and compared them to the price/earnings of Hunan Tongxin and its anticipated price/earnings. The valuation of Hunan Tongxin was based on three assumptions, including sales growth, manufacturing capacity and net income margin. AAAC believes the individual assumptions are valid for the following reasons:




     - Sales Growth: The board assumed that the 25% to 30% annual growth that has occurred in the. Chinese commercial vehicle market for the last 3 years would continue for the next 10 years based on the Chinese government's announcement in November, 2005 that it will spend approximately $250 billion through 2020 to improve the roads and bridges in China. This program is referred to as the 7-9-18 plan and includes 7 expressways from Beijing, 9 expressways North/South and 18 expressways East/West. Not only will it take additional commercial vehicles to build this added infrastructure, but once the expressways are completed it will enable China to expand its economic growth to areas that are difficult to reach by truck today, again increasing the demand for commercial vehicles. In view of this the board felt the growth rate was attainable.

     - Hunan Tongxin's Manufacturing Capacity: The board, based on its operational due diligence, assumed that there would be minor capital expenditures to achieve this sales growth for the next 3 years. The actual manufacturing capacity is proprietary, however, the board was convinced the existing capacity will handle the growth for the next 3 years.

     - Net Income Margin: The board also examined whether there would be any margin compression from the net income margin of 12.3% achieved in the 1st 9 months of 2007, Based on the history of cost control exhibited by Hunan Tongxin from 2004 through the 1st 9 months of 2007, and coupled with the above discussion on capacity, the board came to the conclusion that there would be little or no margin compression.

Capital resources were taken into account, based on the capital of the company before and after the acquisition.. Based on this analysis, Mr. Wilson concluded that, comparatively speaking, the enterprise value of Hunan Tongxin, immediately after the acquisition was favorable. Enterprise value is defined as market capitalization, plus long term debt, plus preferred equity, minus cash and cash equivalents. On the basis of the analysis, he concluded on July 19, 2007 that the board of directors, from an economic point of view, should consider the acquisition of Hunan Tongxin.

AAAC's directors also considered the method of affecting a business combination with Hunan Tongxin. In structuring the transaction and in preparing the documentation, AAAC consulted with its legal counsel, which has offices in the PRC, for advice on the acquisition. The Equity Acuisition Agreement includes the opinions of PRC counsel on the validity and enforceability of all the agreements with Hunan Tongxin. On the basis of its discussions with Chinese counsel, the AAAC board of directors believed that the use of an Equity Acquisition Agreement was the preferred business strategy for completing an acquisition of Hunan Tongxin.

SATISFACTION OF 80% TEST

It is a requirement that any business acquired by AAAC have a fair market value equal to at least 80% of its net assets at the time of acquisition, which assets shall include the amount in the trust account. Based on the financial analysis of Hunan Tongxin used to approve the transaction, the AAAC board of directors determined that this requirement was met and exceeded.

Overall the Company examined 65 automotive supplier firms traded on United States stock exchanges. Subsequently 11 companies were selected including eight firms based on their single or dual focus technical competency which is similar to that of Hunan Tongxin, and three Chinese automotive supply firms because they are similar to Hunan Tongxin in that they operate in the same market as Hunan Tongxin. Additionally, we analyzed gross and net income margins and revenue growth rates. The board then examined the forward price earnings ratios of these companies. The median and mean forward price earnings ratios for the 11 companies were 14.8 and 19.7, respectively. The board used this range of price earnings ratios as the most representative.

The companies used for this analysis were as follows as of October 29, 2007:
($ in millions, except per share data)

         Comparable Companies-Global Automotive Component Supply Market

                                                                                                                       NET
                                                 FORWARD    MARKET    STOCK    TEV/LTM     LTM       LTM    EBITDA   INCOME
COMPANY NAME                            LTM PE      PE       CAP      PRICE     EBITDA   REVENUE   EBITDA   MARGIN   MARGIN
------------                            ------   -------   -------   -------   -------   -------   ------   ------   ------
Wonder Auto Technology, Inc. (WATG)      16.5x    11.7x    $   207   $  8.65    12.7x    $    92   $   18    19.4%    13.8%
SORL Auto Parts, Inc. (Nasdaq NM:SORL)   12.3x    11.2x    $   137   $  7.50    11.3x    $    99   $   13    13.5%    10.0%
China Automotive Systems Inc.
   (NasdaqSC:CAAS)                       25.1x    46.7x    $   179   $  7.47     7.5x    $   115   $   25    21.6%     6.2%
Eaton Corp. (NYSE:ETN)                   13.9x    11.8x    $13,170   $ 90.30     9.3x    $12,870   $1,650    12.8%     7.6%

CLARCOR Inc. (NYSE:CLC)                  21.0x    19.4x    $ 1,850   $ 37.16    12.1x    $   916   $  153    16.7%     9.9%
Gentex Corp. (NasdaqNM:GNTX)             22.5x    20.0x    $ 2,740   $ 18.99    13.6x    $   633   $  174    27.5%    19.1%
Standard Motor Products Inc.
   (NYSE:SMP)                            16.7x     8.3x    $   149   $  7.88     7.2x    $   792   $   54     6.8%     1.1%
Amerigon Inc. (NasdaqNM:ARGN)            58.6x    43.2x    $   376   $ 17.28    43.5x    $    62   $    8    12.8%    10.7%
Aftermarket Technology Corp.
   (NasdaqNM:ATAC)                       17.2x    14.8x    $   683   $ 30.90     8.4x    $   524   $   78    15.0%     7.6%
SPX Corp. (NYSE:SPW)                     22.2x    17.5x    $ 5,570   $105.10    13.2x    $ 4,870   $  488    10.0%     5.6%
Stoneridge Inc. (NYSE:SRI)               18.8x    12.0x    $   227   $  9.38     6.6x    $   713   $   54     7.6%     1.6%
MEDIAN                                   18.8X    14.8X    $   376   $ 17.28    11.3X    $   633   $   54      14%     7.6%
AVERAGE                                  22.2X    19.7X    $ 2,299   $ 30.96    13.2X    $ 1,971   $  247      15%     8.5%





The board made the above noted assumptions in deriving statistics about Hunan Tongxin that was used solely for the purpose of management's determining a value of Hunan Tongxin. Investors should not rely upon these projections for any other purpose than determining valuation, and that these assumptions should not be considered projected earnings

-

-

-

-

     - The Company used the enterprise value method, which is considered a theoretical takeover price, as the method of determining the valuation of the transaction. It subsequently calculated a per share value using the implied market capitalization based upon the common shares currently outstanding.

-

     - The Company assumed that Hunan Tongxin would achieve a $9.5 million net income in 2007. The projected net income for 2007 was determined to be reasonable in light of the net income for 2006 of approximately $5.7 million and the number of existing and new contracts at the time the assessment was made. The number of contracts has increased approximately 25% from 2006 to 2007.

-

     - The Company examined the forward price earnings ratios of these companies. Using the median forward price earnings ratios for the eight companies which were 17.7, the Company calculated an actual valuation of $168,000,000 as the most representative. This was derived by taking the fair market comparable capitalization using an implied market capitalization equal to a comparable price earnings ratio of
          17.7 multiplied by the assumed earnings of Hunan Tongxin for 2007 of
          9.5 million.

The AAAC board of directors believes because of the financial skills and automotive background of all of its directors, it was qualified to make this analysis itself and conclude that the acquisition of Hunan Tongxin met this 80% test requirement without recourse to an independent source. The entire AAAC board of directors is comprised of directors with extensive experience in analyzing acquisition targets and assessing their future values.

By conducting this analysis internally (as opposed to obtaining a third party determination of the satisfaction of the 80% test and the fairness of the transaction to the AAAC stockholders), the AAAC board may have assumed additional potential liability in the event of a challenge to the board's actions. Under Delaware law, a director is fully protected in relying in good faith upon the opinions, reports or statements presented by a person as to matters the director reasonably believes are within such person's professional or expert competence and who has been selected by reasonable care. Without that protection afforded by a third party determination, directors could have additional liability (and AAAC could be required to provide indemnification to the directors) if the decision to acquire Hunan Tongxin was determined to be in violation of the board's fiduciary duties and not covered by the limitations on director liability contained in AAAC's certificate of incorporation.

CONCLUSION OF THE BOARD OF DIRECTORS

After careful consideration, AAAC's board of directors determined unanimously that each of the Equity Acquisition proposal and the Redomestication proposal is fair to and in the best interests of AAAC and its stockholders. AAAC's board of directors has approved and declared advisable the Equity Acquisition proposal, the Redomestication proposal and unanimously recommends that you vote or give instructions to vote "FOR" each of the proposals to adopt the Equity Acquisition Proposal and the Redomestication proposal.

The foregoing discussion of the information and factors considered by the AAAC board of directors is not meant to be exhaustive, but includes the material information and factors considered by the AAAC board of directors.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS OF THE
REDOMESTICATION

     The following discussion summarizes the material United States federal income tax considerations of the redomestication to AAAC and the AAAC shareholders who are "United States persons" as defined by the federal Internal Revenue Service regulations. This discussion assumes that the AAAC shareholders hold their AAAC units, common stock and/or warrants as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the"Code"). Thus, this section does not discuss all the United States federal income tax considerations that may be relevant to a particular AAAC security holder if such security holder is subject to special treatment, including but not limited to brokers or dealers, stockholders who are tax-exempt organizations, who are not United States persons, who are expatriates or subject to the alternative minimum tax, or who hold their AAAC securities as part of some larger integrated investment plan or conversion transaction. Each AAAC security holder is urged to consult his or her own tax advisor as to his or her own tax situation, including the effect of state or local tax laws or regulations.


     This discussion of United States federal tax law and regulations is the opinion of Strobl & Sharp, P.C., whose opinion is included as Annex K to this Prospectus/Proxy Statement. Reference is made to the opinion. This section describes the material federal income tax consequences of the redomestication merger to the holders of AAAC's securities, assuming such holders are individuals who are citizens or residents of the United States, corporations or partnerships created or organized in the United States or are trusts administered within the United States and whose trustees include one or more United States persons who have authority to control all substantial decisions of the trust.


     No ruling has been or will be sought from the Internal Revenue Service. The discussion in this section is not binding on the Internal Revenue Service. This discussion is based on the Code, regulations and rulings and decisions in effect as of the date of this Prospectus/Proxy Statement, all of which are subject to change. This discussion does not address state or local tax laws or regulations.

     Subject to the limitations and qualifications described in this section, and assuming that the redomestication merger will be completed as described in the merger agreement and this Prospectus/Proxy Statement, the redomestication merger will constitute a reorganization with the meaning of Code Section 368(a) and the following United States federal income tax consequences will result:

     (A) AAAC shareholders will not recognize any gain or loss upon the receipt of TI common stock in exchange for AAAC common stock; and

     (B) AAAC warrant holders will not recognize any gain or loss upon the receipt of TI warrants in exchange for AAAC warrants; and

     (C) The aggregate basis of the TI common stock received by an AAAC shareholder will be the same as the aggregate tax basis of the AAAC common stock surrendered in exchange for the TI common stock; and

     (D) The holding period of the TI common stock received by the AAAC shareholder in connection with the redomestication merger will include the period the AAAC shareholder owned the AAAC shares; and

     (E) AAAC will recognize gain, but not loss, as a result of the redomestication merger equal to the difference, if any, between the adjusted tax basis in AAAC's assets and the assets' fair market value at the effective date of the redomestication.


The foregoing United States federal income tax consequences are not affected by the changes made to the Code by the American Jobs Creation Act of 2004 in the treatment of domestic business entities which expatriate from the United States to a foreign jurisdiction. These new provisions, under Section 7874 of the Code, generally apply to the direct or indirect acquisition of substantially all of the properties of a domestic enterprise by a foreign corporation if there is at least 60% or 80% of continuing share ownership in the successor foreign entity by the former United States corporation's stockholders and substantial business activities are not conducted in the jurisdiction in which such successor is created or organized. Under the AAAC Redomestication and the Equity Acquisition Agreement, following the Redomestication into TI, more than 41% of stock of TI (by vote and by value) will be held by persons who were not holders of AAAC common stock, and accordingly Section 7874 should not apply to TI.

BECAUSE OF THE COMPLEXITY OF THE TAX LAWS, AND BECAUSE THE TAX CONSEQUENCES TO ANY PARTICULAR STOCKHOLDER MAY BE AFFECTED BY MATTERS NOT DISCUSSED ABOVE, EACH STOCKHOLDER IS URGED TO CONSULT A TAX ADVISOR


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

WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THE REDOMESTICATION AND THE EQUITY ACQUISITION INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND NON-UNITED STATES TAX LAWS, AS WELL AS UNITED STATES FEDERAL TAX LAWS.

ANTICIPATED ACCOUNTING TREATMENT

The acquisition will be accounted for using the purchase method of accounting with AAAC treated as the acquirer. Under this method of accounting, Hunan Tongxin's assets and liabilities will be recorded by AAAC at their respective fair values as of the closing date of the acquisition (including any identifiable intangible assets). Any excess of purchase price over the net fair values of Hunan Tongxin's assets and liabilities will be recorded as goodwill. Financial statements of AAAC after the acquisition will reflect these values. The results of operations of Hunan Tongxin will be included in the results of operations of AAAC beginning on the effective date of the acquisition.

REGULATORY MATTERS

The Equity Acquisition and the transactions contemplated by the Equity Acquisition Agreement are not subject to any United States federal or state regulatory requirement or approval, except for filings necessary to effectuate the transactions contemplated by the Equity Acquisition proposal with the State of Delaware.

On August 10, 2007, AAAC was informed by counsel for Hunan Tongxin that it received approval of the Changsha Ministry of Commerce to complete the transaction and no further Chinese government or regulatory approvals are required.

Your percentage ownership of AAAC will not be affected by the redomestication. As part of Key Employees Employment Agreement, however, there will be the issuance of additional shares of common stock, subsequent to the close of the transaction, as an incentive to retain the Hunan Tongxin management team from the date of the EAA through the consummation of the business transaction. As part of the reincorporation, TI will assume the outstanding warrants of AAAC on the same terms as currently issued. In addition, TI will assume all other outstanding obligations of AAAC and succeed to those benefits enjoyed by AAAC. The business of AAAC, upon the redomestication and the acquisition of the Hunan Tongxin will become that of TI.


AAAC REDOMESTICATION

GENERAL

AAAC will redomesticate in the BVI and in that process change its name and corporate documents and establish a new board of directors.

We believe that the redomestication in the BVI will give the continuing company more flexibility and simplicity in various corporate transactions. We also believe that being reincorporated in the BVI will facilitate and reduce the costs of any further reorganization of Hunan Tongxin and permit the creation and acquisition of additional companies in Asia as the business of Hunan Tongxin expands.

We believe that after the redomestication there will be reduced taxes and other costs of doing business by TI in the future because its operations will be in China after the acquisition. The BVI have adopted an International Business Companies Act that allows for flexible and creative corporate structures for international businesses. Further, BVI international business companies are wholly exempt from BVI tax on their income. As part of the redomestication , AAAC's corporate name will become that of the surviving company, Tongxin International.

The full texts of the Plan of Redomestication and the Memorandum and Articles of Association of TI are set forth in annexes to this proxy statement/prospectus. The discussion of these documents and the comparison of rights set forth below are qualified in their entirety by reference to those annexes.

ADOPTION OF THE REDOMESTICATION

The AAAC board of directors has unanimously approved the reincorporation plan and Redomestication and recommends that the stockholders of AAAC approve it.

The affirmative vote of the holders of a majority of the shares outstanding of AAAC is required for approval of the reincorporation plan and Redomestication. Abstentions and broker non-votes will have the effect of a vote against the proposal.

The reincorporation plan will not be implemented if the Equity Acquisition Agreement is not approved. The Equity Acquisition Agreement will not be consummated if AAAC does not reincorporate in the BVI.

The board of directors unanimously recommends a vote "FOR" the approval of the reincorporation plan and Redomestication.

PLAN OF REDOMESTICATION

The reincorporation will be achieved by the merger of AAAC, a Delaware company, with and into TI, a BVI corporation, with TI being the surviving entity. The Memorandum of Association and the Articles of Association, the equivalent of a certificate of incorporation and bylaws of a United States company, of the surviving company will be those of TI, written in compliance with BVI law. The effectiveness of the reincorporation and the merger is conditioned upon the filing by both AAAC and TI of a certificate of merger with the State of Delaware and articles of merger with the BVI. Upon the filing of these documents, AAAC will cease its corporate existence in the State of Delaware.

At the time of the redomestication, one new share of TI will be issued for each outstanding share of common stock of AAAC held by our stockholders on the effective date of the reincorporation. Each share of AAAC that is owned by AAAC shareholders will be canceled and assume the status of TI common stock. The AAAC shares no longer will be eligible to trade on the over-the-counter bulletin board ("OTCBB") market. The shares of TI will be eligible to trade in their place beginning on or about the effective date of the reincorporation under a new CUSIP number and trading symbol. The symbol will be assigned if the market will be the OTCBB or will be as determined with the approval of NASDAQ Global Market if that is where the shares will trade upon consummation of the equity acquisition.

STOCK CERTIFICATE DELIVERY REQUIREMENTS

You do not need to replace the current stock certificate of AAAC after the Redomestication. DO NOT DESTROY YOUR CURRENT STOCK CERTIFICATES ISSUED BY AAAC. The issued and outstanding stock certificates of AAAC will represent the rights that our stockholders will have in TI. Stockholders, however, may submit their stock certificates to our transfer agent, Continental Stock Transfer and Trust Company, 17 Battery Place, New York, New York 10004 (212-509-4000) for new certificates, subject to normal requirements as to proper endorsement, signature guarantee, if required, and payment of applicable taxes.

If you have lost your certificate, you can contact our transfer agent to have a new certificate issued. You may be requested to post a bond or other security to reimburse us for any damages or costs if the lost certificate is later delivered for sale or transfer.

APPRAISAL RIGHTS

If the Redomestication occurs, the AAAC stockholders who do not vote in favor of the Redomestication have the right to demand in cash the fair value of their AAAC shares (exclusive of any element of value arising from the accomplishment or expectation of the merger) instead of taking the surviving corporation's common stock. Holders of options or warrants to purchase AAAC common stock do not have any appraisal rights.

AAAC common stock will not be converted into surviving corporation common stock if the holder of the shares validly exercises and perfects statutory appraisal rights with respect to the shares. When and if the holder of those shares withdraws the demand for appraisal or otherwise becomes ineligible to exercise appraisal rights, the shares will automatically convert into shares of the surviving corporation common stock on the same basis as the other shares that convert in the Redomestication.

To perfect the appraisal right, stockholders must not vote in favor of the Redomestication and must then mail or deliver a written demand for appraisal, before the taking of the vote on the merger at the special meeting of AAAC stockholders. This written demand must be separate from any written consent or vote against approval of the Redomestication merger. Voting against approval of the Redomestication or failing to vote on the proposal will not constitute a demand for appraisal within the meaning of Section 262 of the Delaware General Corporations Law. The written demand should be delivered to:

Asia Automotive Acquisition Corporation
199 Pierce Street, Suite 202
Birmingham, MI 48009
Attention: David J. Brophy

A written demand for appraisal of the AAAC shares is only effective if it reasonably informs AAAC of the identity of the stockholder and that the stockholder demands appraisal of his, her or its shares. Accordingly, the written demand for appraisal should specify the stockholder's name and mailing address, the number of shares of AAAC stock owned and that the stockholder is thereby demanding appraisal.

A dissenting stockholder who is the record owner, such as a broker, of AAAC stock as a nominee for others, may exercise a right of appraisal with respect to the common stock held for one or more beneficial owners, while not exercising such right for other beneficial owners. In that case, the record stockholder should specify in the written demand the number of shares as to which the stockholder wishes to demand appraisal. If the written demand does not expressly specify the number of shares, AAAC will assume that the written demand covers all the shares of AAAC common stock that are in the nominee's name.

It is important that AAAC receive all written demands promptly as provided above. Failure to comply with any of these conditions will result in the stockholder only being entitled to receiving the shares of TI in the Redomestication.

Dissenting stockholders must either vote not to approve the Redomestication or abstain. If a dissenting stockholder votes in favor of the merger, the stockholder's right to appraisal will terminate, even if the stockholder previously filed a written demand for appraisal. A vote against approval of the Redomestication is not required in order to exercise appraisal rights.

Dissenters must continuously hold their shares of AAAC common stock from the date they make the demand for appraisal through the closing of the Redomestication. Record holders of AAAC common stock who make the appraisal demand, but subsequently sell their shares of common stock prior to the merger will lose any right to appraisal in respect of the sold shares.

Within 120 days after the effective date of the merger, either the surviving corporation or any stockholder who has complied with the conditions of Section 262 may file a petition in the Delaware Court of Chancery demanding that the Chancery Court determine the fair value of the shares of stock held by all the stockholders who are entitled to appraisal rights. Neither AAAC nor the surviving corporation has any intention at this time of filing this petition. Because the surviving corporation has no obligation to file this petition, if no dissenting stockholder files this petition within 120 days after the closing, the dissenting stockholder may lose its rights of appraisal.

A dissenting stockholder who no longer wishes to exercise appraisal rights must withdraw the holder's demand for appraisal rights within 60 days after the effective date of the Redomestication. A stockholder also may withdraw a demand for appraisal after 60 days after the effective date of the merger, but only with the written consent of the surviving corporation. If a stockholder effectively withdraws a demand for appraisal rights, the stockholder will receive the merger consideration provided in the Redomestication.

If the stockholder is in compliance with the demand requirements, the stockholder is entitled to receive from the surviving corporation a statement setting forth the aggregate number of shares for which appraisal has been demanded and the aggregate number of stockholders making the demand. To obtain this statement, the stockholder must make a written demand to the surviving corporation within 120 days after the effective date of the Redomestication. The surviving corporation must make the statement before the later of (i) the 10th day after receiving such request or (ii) the 10th day after the expiration of the period within which demand for appraisal rights must be made.

If a Chancery Court proceeding is commenced by a dissenting stockholder, the surviving corporation has 20 days to provide the court with the names of dissenting stockholders with which it has not settled a claim for appraisal. The court may then send notice of a hearing to all the stockholders demanding appraisal rights, and then conduct a hearing to determine whether the stockholders have fully complied with Section 262 and their entitlement to the appraisal rights under that section. The court may require deposit of the stock certificates of dissenting stockholders with the court. A dissenting stockholder who does not follow this requirement may be dismissed from the proceeding.

The Chancery Court will determine the value of the shares. To determine the fair value, the court will consider all relevant factors, and will exclude any appreciation or depreciation due to the anticipation or accomplishment of the Redomestication. Whether or not an investment banking firm has determined that the merger is fair is not an opinion that the merger consideration is fair value under Section 262. Upon determination of the value, the surviving corporation will be ordered to pay that value, together with simple or compound interest as the court directs. To receive payment, the dissenting stockholders must surrender their stock certificates to the surviving corporation.

The costs of the appraisal proceeding may be assessed against the surviving corporation and the stockholders as the court determines.

DIFFERENCES OF STOCKHOLDER RIGHTS

The corporate statutes of Delaware and the BVI are similar, however certain differences exist. The most significant differences, in the judgment of the management of AAAC are summarized below. Stockholders should refer to the Annexes of the Memorandum and Articles of Association and to the Delaware corporate law and corporate law of the BVI, including the Business Companies Act ("BCA") to understand how these laws apply to AAAC and TI and may affect you. Neither BVI law nor the memorandum and articles of association of TI impose any limitations on the right of nonresident or foreign owners to hold or vote securities. Under the BVI law, holders of a company's stock are referred to as members, as opposed to stockholders, which reference is carried through in the table.

        PROVISION                              AAAC                                     TI
------------------------   -------------------------------------------   --------------------------------
Number of Authorized       40 million shares of which 39 million are     Same as AAAC
Shares                     shares of common stock, $.001 par value
                           per share and 1 million are shares of
                           preferred stock, par value $.001 per share

Par Value                  Stated in United States dollars.              No par value
                           Changes in capital generally require          Changes in capital may be made
                           stockholder approval                          upon resolution of members or
                                                                         directors.

Preferred (Preference)     Directors may fix the designations,           Same as AAAC, but subject to
Shares                     powers, preferences, rights,                  the memorandum.
                           qualifications, limitations and
                           restrictions by resolution.

Registered Shares          Shares of capital stock of AAAC to be         Same as AAAC
                           registered shares.


Purpose of Corporation     To engage in any lawful act not prohibited    Same as AAAC subject to the
                           by law.                                       prohibition of conducting
                                                                         certain business activities in
                                                                         the BVI ( i.e., banking,
                                                                         insurance and local BVI
                                                                         businesses).

Amendment of               Requires stockholder vote and, except in      Requires vote of the members,
   Certificate of          limited circumstances, by the board of        being a person that holds
   Incorporation           directors.                                    shares, or as permitted by the
                                                                         BCA by the board of directors
                                                                         and articles.

Registered Office          199 Pierce Street, Suite 202                  P.O. Box 173
                           Birmingham, Michigan                          Kingston Chambers
                                                                         Road Town,
                                                                         Tortilla, BVI

Transfer Agent             Continental Stock Transfer & Trust Company    Same as AAAC

        PROVISION                              AAAC                                     TI
------------------------   -------------------------------------------   --------------------------------
Voting Rights              Common stock: one share, one vote on all      Same as AAAC
                           matters before the holders of the common
                           stock.                                        Directors elected by plurality
                                                                         as provided in memorandum and
                           Other classes of equity may have voting       articles; all other matters by
                           rights as assigned to them by the board of    a majority of those shares
                           directors or as approved by stockholders.     present and entitled to vote.

                           Directors elected by plurality, all other matters either by majority of issued and outstanding or majority of those present and entitled to vote as specified by law.

Redemption of Equity       Shares may be repurchased or otherwise        Same as AAAC
                           acquired, provided the capital of the
                           company will not be impaired by the
                           acquisition.

                           Company may hold or sell treasury shares.

        PROVISION                              AAAC                                     TI
------------------------   -------------------------------------------   --------------------------------
Stockholder/Member         Permitted as required for a vote at a         Same as AAAC
   consent                 meeting

Notice Requirements for    In general, to bring a matter before an       To bring a matter before an
   Stockholder/Member      annual meeting or to nominate a candidate     annual meeting or to nominate a
   Nominations and Other   for director, a stockholder must give         candidate for director, a
   Proposals               notice of the proposed matter or              member must give notice to the
                           nomination not less than 60 days and not      company of not less than 30
                           more than 90 days prior to public             days nor more than 60 days.
                           disclosure of the date of annual meeting.
                                                                         If the member is making a
                           In the event that less than 70 days notice    proposal on a matter or
                           or prior public disclosure of the date of     nominating a candidate for
                           the meeting is given or made to               director and there is less than
                           stockholder, to be timely, the notice must    40 days notice or prior public
                           be received by the company no later than      disclosure of the date is given
                           the close of business on the 10th day         or made to members, to be
                           following the day on which such notice of     timely, must be received no
                           the date of the meeting was mailed or         later than the close of
                           public disclosure was made, whichever         business on the 10th day
                           first occurs.                                 following the day on which such
                                                                         notice of the date of the
                                                                         meeting was

                                                                         mailed or such public disclosure
                                                                         was made.

Meetings of                In person or by proxy or other appropriate    In person or by proxy or by any
   Stockholders/           electronic means.                             teleconference means where
   Members - Presence                                                    persons can hear one another.

        PROVISION                              AAAC                                     TI
------------------------   -------------------------------------------   --------------------------------
Meeting of                 Not less than 10 days or more than 60 days.   Not less than seven days; no
Stockholder/Member -                                                     maximum limit.
Notice

Meeting of                 Regular and annual meetings shall be          Meetings may be called by the
Stockholders/Members -     called by the directors. Special meetings     directors or by members holding
Call of Meeting            may be called only by majority of board of    30 percent of the outstanding
                           directors, chief executive officer or by a    votes. The articles require an
                           majority of the issued and outstanding        annual meeting of the members
                           capital stock entitled to vote.               for the election of directors
                                                                         to be called by the directors.
                                                                         Meetings on short notice may be
                                                                         called upon waiver or presence
                                                                         of all the members holding
                                                                         shares entitled to vote or 90%
                                                                         of the total number of shares
                                                                         entitled to vote agree to short
                                                                         notice.

Meeting of Stockholders    Within or without Delaware                    Within or outside the BVI as
/Members- Place                                                          the directors consider
                                                                         necessary or desirable.


Meeting of                 Majority of the capital stock issued and      One-half of the votes of the
Stockholders/Members -     outstanding and entitled to vote at           shares of each class or series
Quorum                     meeting. Meeting may be adjourned for up      entitled to vote. Adjournment
                           to 30 days without additional notice to       for such time as directors
                           stockholders.                                 determine.

Meeting of                 As fixed by the directors, no more than 60    As fixed by the directors
Stockholders/Members -     days and no less than 10 days before the
Record Date                meeting. If not fixed, the day before
                           notice of meeting is given.

Directors - Election       By the stockholders as entitled by their      By the members as entitled by
                           terms, including the holders of common        their terms, including the
                           stock.                                        holders of common stock

Directors - Term           Staggered board of three classes; for         Annual term
                           terms of three years

Directors - Removal        By the stockholders for cause.                By resolution of the members
                                                                         for cause or without cause on a
                                                                         vote of the members
                                                                         representing 66-2/3 of the
                                                                         shares entitled to vote or the
                                                                         directors for any reason on a
                                                                         resolution signed by all the
                                                                         other directors absent from
                                                                         meetings for six months without
                                                                         leave of the board, death or
                                                                         incapacity.

Directors - Vacancy        May be filled by majority of remaining        May be filled by members or the
                           directors (unless they are the result of      board of directors.
                           the action of stockholders) and newly
                           created vacancies may be filled by
                           majority of remaining directors.

Directors - Number         Unless established by certificate of          Same as AAAC.
                           incorporation, as determined by board of
                           directors, but not less than one.

        PROVISION                              AAAC                                     TI
------------------------   -------------------------------------------   --------------------------------
Directors - Quorum and     A majority of the entire board. The           One-half of the total number of
Vote Requirements          affirmative vote of a majority of             directors, present in person or
                           directors present at a meeting at which       by alternate, except if there
                           there is a quorum constitutes action by       are only two or less directors
                           the board of directors.                       then a quorum will be all the
                                                                         directors.

Directors - Managing       Not applicable                                Provision for the board to
Director                                                                 select one or more directors to
                                                                         be managing directors, provide
                                                                         for special remuneration and
                                                                         assign such powers as the board
                                                                         determines so long as it is not
                                                                         a power that requires board
                                                                         approval.

Directors - Powers         All powers to govern the corporation not      Same as AAAC
                           reserved to the stockholders.

        PROVISION                              AAAC                                     TI
------------------------   -------------------------------------------   --------------------------------
Directors - Committees     Directors may establish one or more           Same as AAAC
                           committees with the authority that the
                           board determines.

Directors - Consent        Directors may take action by written          By written consent in same
Action                     consent of all directors, in addition to      manner as if at a meeting in
                           action by meeting.                            persons, by directors or by
                                                                         alternate.

Director - Alternates      Not permitted                                 Directors may, by written
                                                                         instrument, appoint an
                                                                         alternate who need not be a
                                                                         director, who may attend
                                                                         meetings in

                                                                         the absence of the director and
                                                                         vote and consent in the place of
                                                                         the directors.

Directors - Appoint        Directors appoint the officers of the         Same as AAAC, subject to the
Officers                   corporation, subject to the by-laws, with     articles of association
                           such powers as they determine.

Director - Limitation      Directors liability is limited, except for    Duty to act honestly and in
of Liability               (i) breach of loyalty, (ii) act not in        good faith with a view to the
                           good faith or which involves international    best interests of the company
                           misconduct or a knowing violation of law,     and exercise care, diligence
                           (iii) willful violation of law in respect     and skill of a reasonably
                           of payment of dividend or redeeming           prudent person acting in
                           shares, or (iv) actions in which director     comparable circumstances. No
                           receives improper benefit.                    provisions in the memorandum,
                                                                         articles or agreement may
                                                                         relieve a director, officer, or
                                                                         agent from the duty to act in
                                                                         accordance with the memorandum
                                                                         or articles or from personal
                                                                         liability arising from the
                                                                         management of the business or
                                                                         affairs of the company.

        PROVISION                              AAAC                                     TI
------------------------   -------------------------------------------   --------------------------------
Director -                 Company may purchase insurance in relation    Same as AAAC, extends to a
Indemnification            to any person who is or was a director or     liquidator of the company.
Insurance                  officer of the company.

Amendments to              Amendments must be approved by the board      Amendments to the memorandum
Organizational Documents   of directors and by a majority of the         and articles may be made by
                           outstanding stock entitled to vote on the     resolution of the members or by
                           amendment, and if applicable, by a            the directors.
                           majority of the outstanding stock of each
                           class or series entitled to vote on the
                           amendment as a class or series. By-laws
                           may be amended by the stockholders
                           entitled to vote at any meeting or, if so
                           provided by the certificate of
                           incorporation, by the board of directors.

        PROVISION                              AAAC                                     TI
------------------------   -------------------------------------------   --------------------------------
Sale of Assets             The sale of all or substantially all the      Subject to the Memorandum and
                           assets of the company requires stockholder    Articles of Association, the
                           approval.                                     sale of more than 50% of the
                                                                         assets of the company requires
                                                                         member approval.

Dissenters Rights          Provision is made under Delaware corporate    Provision is made under the BCA
                           law to dissent and obtain fair value of       to dissent and obtain fair value
                           shares in connection with certain             of shares in connection with
                           corporate actions that require stockholder    certain corporate actions that
                           approval or consent.                          require member approval or
                                                                         consent.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

As indicated in the comparison of charter provisions, a director, officer or agent of a company formed under the laws of the BVI is obligated to act honestly and in good faith and exercise care, diligence and skill of a reasonably prudent person acting in comparable circumstances. The Memorandum and Articles of TI do not relieve directors, officers or agents from personal liability arising from the management of the business of the company. Notwithstanding the foregoing,
Section 14 (A) of the Business Companies Act of the BVI may indemnify directors, officers and agents against all expenses, including legal fees and judgments, fines and settlements, in respect of actions related to their employment. The Equity Acquisition Agreement provides indemnification in respect of the representations, warranties and covenants of the parties, some of which may relate to the securities laws of the United States. There are no agreements that relieve directors, officer or agents from personal liability. TI is permitted and intends to obtain director and officer insurance.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, TI and AAAC have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy, as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

DEFENSES AGAINST HOSTILE TAKEOVERS

While the following discussion summarizes the reasons for, and the operation and effects of, the principal provisions of TI's Memorandum and Articles of Association that management has identified as potentially having an anti-takeover effect, it is not intended to be a complete description of all potential anti-takeover effects, and it is qualified in its entirety by reference to the full texts of TI's Memorandum and Articles of Association.

In general, the anti-takeover provisions of TI's Memorandum and Articles of Association are designed to minimize susceptibility to sudden acquisitions of control that have not been negotiated with and approved by TI's board of directors. As a result, these provisions may tend to make it more difficult to remove the incumbent members of the board of directors. The provisions would not prohibit an acquisition of control of TI or a tender offer for all of TI's capital stock. The provisions are designed to discourage any tender offer or other attempt to gain control of TI in a transaction that is not approved by the board of directors, by making it more difficult for a person or group to obtain control of TI in a short time and then impose its will on the remaining stockholders. However, to the extent these provisions successfully discourage the acquisition of control of TI or tender offers for all or part of TI's capital stock without approval of the board of directors, they may have the effect of preventing an acquisition or tender offer which might be viewed by stockholders to be in their best interests.

Tender offers or other non-open market acquisitions of stock will generally be made at prices above the prevailing market price of TI's stock. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels that are higher than would otherwise be the case. Anti-takeover provisions may discourage such purchases, particularly those of less than all of TI's stock, and may thereby deprive stockholders of an opportunity to sell their stock at a temporarily higher price. These provisions may therefore decrease the likelihood that a tender offer will be made, and, if made, will be successful. As a result, the provisions may adversely affect those stockholders who would desire to participate in a tender offer. These provisions may also serve to insulate incumbent management from change and to discourage not only sudden or hostile takeover attempts, but also any attempts to acquire control that are not approved by the board of directors, whether or not stockholders deem such transactions to be in their best interest.

Stockholder Meetings. BVI law provides that stockholder meetings shall be convened by the board of directors at any time or upon the written request of stockholders holding more than 30% of the votes of the outstanding voting shares of the company. TI's Articles of Association provide that annual stockholder meetings for the election of directors may be called only by the directors.

Number of Directors and Filling Vacancies on the Board of Directors. BVI law requires that the board of directors of a company consist of one or more members and that the number of directors shall be set by the corporation's Articles of Association, with a minimum of one director. TI's Articles of Association provide that the number of directors shall be not less than one, subject to any subsequent amendment to change the number of directors. The power to determine the number of directors is vested in the board of directors. The power to fill vacancies, whether occurring by reason of an increase in the number of directors or by resignation, is vested primarily in the board of directors. Directors may be removed by the members only for cause or without cause on a vote of the members representing 66-2/3 of the shares entitled to vote.

Election of Directors. Under British Virgin Island law, there is no cumulative voting by stockholders for the election of the directors. The absence of cumulative voting rights effectively means that the holders of a majority of the stock voted at a stockholders meeting may, if they so choose, elect all directors of TI, thus precluding a small group of stockholders from controlling the election of one or more representatives to the board of directors.

Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings of Stockholders; Action by Written Consent. The TI Articles of Association will provide for advance notice requirements for stockholder proposals and nominations for director. Generally, to be timely, notice must be delivered to the secretary of TI at its principal executive offices not fewer than 30 days nor more than 60 days prior to the first anniversary date of the annual meeting for the preceding year. Special meetings may be called by TI's board of directors or by stockholders comprising 50% of the combined voting power of the holders of the then outstanding shares entitled to vote. These provisions make it more procedurally difficult for a stockholder to place a proposal or nomination on the meeting agenda or to take action without a meeting, and therefore may reduce the likelihood that a stockholder will seek to take independent action to replace directors or seek a stockholder vote with respect to other matters that are not supported by management.

RIGHTS OF MINORITY SHAREHOLDERS

Under the law of the BVI there is little statutory law for the protection of minority shareholders. The principal protection under statutory law is that shareholders may bring an action to enforce the constituent documents of the corporation, the Articles and the Memorandum of Association. Shareholders are entitled to have the affairs of the company conducted in accordance with the general law and the articles and memorandum. The company is obliged to hold an annual general meeting and provide for the election of directors. Companies are obligated to appoint an independent auditor and shareholders are entitled to receive the audited financial statements of the company.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English company law, since the common law of the BVI for business companies is limited. Under the general rule pursuant to English company law known as the rule in Foss v. Throttle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company's affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to law and the constituent documents of the corporation. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company's memorandum of association or articles, then the courts will grant relief. Generally, the areas in which the courts will intervene are the following:

(i) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority, (ii) acts that constitute fraud on the minority where the wrongdoers control the company, (iii) acts that infringe on the personal rights of the shareholders, such as the right to vote, and (iv) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders.

Under the law of Delaware, the rights of minority shareholders are similar to that which will be applicable to the shareholders of TI. The principal difference, as discussed elsewhere will be the methodology and the forum for bringing such an action. It is also generally the case that the Delaware courts can exercise wide latitude in interpretation and wide discretion in fashioning remedies as they think fits the circumstances for the regulation of the company. Under English precepts of the law of minority shareholders, there is generally a more restricted approach to the enforcement of the rights through the interpretation of the law, articles and memorandum.

FEDERAL INCOME TAX CONSEQUENCES OF THE REDOMESTICATION

The Redomestication will be structured to qualify as a redomestication merger under section 368(a) of the Code for federal income tax purposes. For United States federal income tax purposes, no gain or loss will be recognized by the stockholders of AAAC who receive TI common stock for their AAAC common stock in connection with the Redomestication merger. The aggregate tax basis of the TI common stock received by an AAAC stockholder in connection with the domestication will be the same as the aggregate tax basis of the AAAC common stock surrendered in exchange for TI common stock. A stockholder who holds AAAC common stock will include in his holding period for the TI common stock that he receives his holding period for the AAAC common stock. AAAC, however, will recognize gain, but not loss, as a result of the Redomestication equal to the difference, if any, between the adjusted tax basis of any AAAC assets and such asset's fair market value at the effective time of the Redomestication. There is no reciprocal tax treaty between the BVI and the United States regarding withholding.


This discussion of United States federal tax law and regulations is the opinion of Strobl & Sharp, P.C., tax counsel to AAAC, whose opinion is included as Annex K to this Prospectus/Proxy Statement. Reference is made to the opinion. This section describes the material federal income tax consequences of the redomestication merger to the holders of AAAC's securities, assuming such holders are individuals who are citizens or residents of the United States, corporations or partnerships created or organized in the United States or are trusts administered within the United States and whose trustees include one or more United States persons who have authority to control all substantial decisions of the trust.


No ruling has been or will be sought from the Internal Revenue Service. The opinion of Strobl & Sharp, P.C., is not binding on the Internal Revenue Service. This discussion is based on the Code, regulations and rulings and decisions in effect as of the date of this Prospectus/Proxy Statement, all of which are subject to change. This discussion does not address state or local tax laws or regulations.

It is the opinion of Strobl & Sharp, P.C., tax counsel to AAAC that subject to the limitations and qualifications described in this section, and assuming that the redomestication merger will be completed as described in the merger agreement and this Prospectus/Proxy Statement, the redomestication merger will constitute a reorganization with the meaning of Code Section 368(a). Please refer to page 65 MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS OF THE REDOMESTICATION for the specific material tax considerations as a result of the redomestication.

State, local or foreign income tax consequences to stockholders may vary from the federal income tax consequences described above, and STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN

TAX ADVISOR AS TO THE CONSEQUENCES TO THEM OF THE REDOMESTICATION UNDER ALL APPLICABLE TAX LAWS.

INFORMATION ABOUT HUNAN TONGXIN ENTERPRISE CO., LTD.

BACKGROUND

Hunan Tongxin is the largest independent Chinese supplier of EVBS capable of providing products for both light and commercial vehicles in addition to designing, fabricating and testing dies used to stamp automotive body panels. EVBS consists of exterior body panels including doors, floor pans, hoods, side panels, fenders. Hunan Tongxin also manufactures complete cab structures for commercial vehicles. Hunan Tongxin's components must meet exacting dimensions for fit and finish before they are assembled and finally painted. These capabilities enable it to participate effectively in all sectors of the Chinese automotive market including light and commercial vehicles. Hunan Tongxin was established in 1984 as a private enterprise as opposed to most companies in the automotive sector that were originally established as state owned enterprises that migrated to private enterprises. This is important because companies that were originally state owned enterprises have encountered difficulties in adjusting to the demands of a market not controlled by the government where as Hunan Tongxin has operated in this non controlled environment for more than 23 years.

MARKET OVERVIEW

- Market Overview:- Hunan Tongxin operates within the automotive sector of the Chinese economy and like this sector throughout the world there is some seasonality to the market. In the automobile industry in China new models are introduced in the 3rd quarter of the calendar year. Due to retooling and start up inefficiencies associated with these new models, the 3rd quarter is the weakest quarter from a revenue standpoint. These new models will increase in volume throughout the 3rd quarter and by the beginning of the 4th quarter the companies will be operating at the same levels as they were prior to retooling for the new models, but with a higher demand from the market due to the new models. This results in the 4th quarter being the highest in revenue for the year. The 1st and 2nd quarters are basically the same.



- In 2006, over 7.2 million automotive vehicles were produced in China surpassing Japan as the second largest vehicle market in terms of sales. The market is anticipated to grow by over 80% surpassing 13 million vehicles by 2011 (China Trends: Michael Tchong; February 2, 2007)

- The market is segmented into light vehicles (including car, multi purpose vehicles, sport utility vehicles and minivans) and the commercial vehicles (including light, medium and heavy duty buses, trucks, chassis and semi tractors). Exports accounted for 185,000 units in 2006 and are anticipated to grow to 650,000 by 2011.(China Commercial Vehicle Market; February
     2006).

STRATEGY

Hunan Tongxin captured approximately 8% of the EVBS market in 2006 an increase from 7% in 2005 and plans to increase its share to 12-15% by 2010. In order to achieve its goal to increase its share of the EVBS market Hunan Tongxin is designing new cab structures, expanding its die design and fabrication capabilities, expanding its product design engineering capabilities, and has established new EVBS assembly facilities in close proximity to regional customers.



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
Hunan Tongxin intends to enter the North American and European collision-parts after-markets ("After-Market"), which will significantly increase the opportunity for sales of its products, taking advantage of the continued availability of its comparative cost advantage versus global suppliers. European and North American Original Equipment Manufacturers ("OEMs") prefer to manufacture EVBS components and structures in their own facilities until such time as there is a significant model change or "facelift" (change to exterior appearance of a vehicle). At the time of such model change or "facelift", the OEM prefers to outsource EVBS components and structures to independent suppliers, such as Hunan Tongxin, to reduce costs and maintain a new product focus in its assembly plants. The After-Market for these components and structures is created by vehicle accidents that result in the replacement of damaged components and represented approximately $3.5 billion in sales for 2006 (Frost & Sullivan, March 2005) . It is the intent of Hunan Tongxin to work with the OEMs to supply high quality components and structures through the OEM's distribution network, in these markets.

There is no government approval or significant regulations required to enter these markets.

Hunan Tongxin's goal is to become one of the world's premier EVBS companies.

The principal elements of its core business strategies are as follows:

*    Maintaining its leadership position in China's EVBS

*    Enhancing the leadership position in die design and fabrication.

*    Increasing value added content for cab assembly.

*    Focusing on high-value EVBS design services

Since 2004 Hunan Tongxin had successfully expanded to the following Southeast Asia exports markets:

*    Vietnam EVBS market

*    Expand into non-Chinese markets


PRODUCTS AND SERVICES

As the largest independent supplier in the Chinese automotive EVBS market, Hunan Tongxin offers a wide variety of exterior body panels and cabs for passenger and commercial vehicles. It provides more than 22 different cab structures including those outfitted with complete interiors. The company has the capability to design, fabricate and test progressive stamping dies and moulds for its own use and for sales to other companies. It is involved with its customers early on in the vehicle design process as the exterior vehicle structure is being designed. Hunan Tongxin is linked with its customers through its computer aided design ("CAD") systems allowing for instantaneous transfer of engineering drawings and specifications.

PRODUCT ENGINEERING & TECHNOLOGY


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


Hunan Tongxin's business and long-term development rely on its ability to provide state of the art die design and fabrication and a full range of EVBS products. Hunan Tongxin considers all of product engineering expense to be associated with research and development (r&d). For the 12 month period ending 12/31/04 the company spent $2.10 million for r&d. For the 12 month period ending 12/31/05 this amount increased to $2.56 million. For the 12 month period ending 12/31/06 the total r&d increased to $3.15 million. And finally, when comparing the 9 months ending 9/30/07 to the same period for 2006 the expenditures for r&d was $2.8 million and $2.6 million, respectively. In addition, Hunan Tongxin had no customer sponsored research and development during the last 3 years. The technical staff totals 110 employees or 28% of its management staff. Its technical equipment capability includes:

*    Flexible 3D Laser Scan System

*    3D Laser cutting

*    CAD workstations

*    3D coordinating measuring machine

*    Die Try-out

*    Press capabilities from 400 ton to 2,400 ton

Hunan Tongxin maintains a close working relationship with the local provincial automotive body research center with Hunan University and has cooperative technical relationships with key customers including Foton Beiqi, Changan, Dongfeng and First Auto Works.

INTELLECTUAL PROPERTY RIGHTS



Hunan Tongxin relies on a combination of copyright, patent, trademark and other intellectual property laws, nondisclosure agreements and other protective measures to protect its proprietary rights. It has nine design and utility patents registered in China. These nine design and utility patents are important to the business. They have an average of 5 years remaining on the initial patents and are renewable at expiration. For an additional 7 years, Hunan Tongxin believes that due to the nature of the stamping business that newer technologies will replace the patented technologies before the expiration of the extension. Therefore, it is incumbent upon Hunan Tongxin to patent new technologies to protect its position in the industry. Hunan Tongxin also utilizes unpatented proprietary know-how and trade secrets and employs various methods to protect its trade secrets and know-how.


Hunan Tongxin markets its EVBS products solely under the brand "Hunan Tongxin Enterprise Co. Ltd." The brand name has been well-established over the years and is recognized by industry participants to be associated with high quality and reliable products. Hunan Tongxin has obtained both brand name and trademark protection in the PRC.

MARKETING, SALES AND CUSTOMER SUPPORT

Hunan Tongxin conducts its marketing, sales and customer support through a team of eleven sales personnel located across five sales locations in China:

*    Southwest area;

*    Middle south area;

*    East area;

*    Shandong area (provinces of Jiangxi, Shandong); and

*    Exports.

Through these sales regions Hunan Tongxin is capable of servicing over 130 customers in 26 different cities.


Hunan Tongxin provides training for its sales personnel twice a year and includes updates of the latest product technology and sales administration including accounts receivable, customer liaison, and price negotiations.


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

MANUFACTURING

THE SOURCES AND AVAILABILITY OF RAW MATERIALS

Hunan Tongxin designs specific stamping manufacturing and assembly processes. Its products are processed from sheet steel. This sheet steel is cold carbon rolled steel and accounts for approximately 70% of cost of goods sold and about 98% of Hunan Tongxin's total cost of raw material. Cold rolled carbon steel is sourced from Chinese domestic steel mills and has been readily available, however, due to increasing worldwide demand for all steel the cost for sheet steel has been increasing for the last five years. Because of these increases Hunan Tongxin has successfully negotiated a materials escalation clause with all of its customers. This escalation clause allows for Hunan Tongxin to pass on to its customers any cost increases the company incurs due to rising steel costs. The dies utilized in its stamping process are developed and fabricated in-house by Hunan Tongxin. Its processing capabilities include:


*    Steel shearing

*    Progressive stamping

*    Welding and joining

*    Atmospheric furnaces

*    Cathodic painting systems

Hunan Tongxin obtained ISO 9001-2000 international quality management system certification in 2002.

COMPETITION

Hunan Tongxin's competitors include the Chinese original equipment manufacturers of commercial trucks possessing the capability to manufacture some portion of their requirements for EVBS and EVBS components. This includes but is not limited to First Auto Works, Second Auto Works, Beiqi Foton, and independent domestic Chinese suppliers including Shiyan Jianan Vehicle Body Co., Ltd. and Sichuan Chongzhou Tingjiang Vehicle Body Plant.

For 2006 Hunan Tongxin captured 7% of the total China market for cabs in the commercial vehicle market resulting in 87% of total revenue. Other independent suppliers such as(Shiyan Jianan Vehicle Body Company and Sichuan Chongzhou Tingjiang Vehicle Body Plant) combined captured approximately 1% of the market for cabs. The remaining 82% of the market share was held by the truck OEMs. In analyzing the competitive landscape, Hunan Tongxin must continue to supply their products to the OEMs at comparable levels for quality, delivery, technology and price as the OEMs are able to deliver in their plants. Quality in this environment is a given in that the customers expect and even demand defect free products from all suppliers. From a delivery standpoint, Hunan Tongxin is able to meet just in time requirements from their customers with plants strategically located in Changsha, Qingdao and Chengdu. It has a technology advantage over their competition (including their customers) in that Hunan Tongxin designs and manufactures its requirement for dies and moulds. Dies and moulds are the high technology part of any stamping operation. Price is the area in which Hunan Tongxin must continue to offer their customers an advantage when comparing the OEMs in house cost to the price charged by it. The workforce at Hunan Tongxin is paid on a piece part basis. The employees are paid only for the number of parts they actually produce. This results in a competitive wage advantage. In addition to this labor cost advantage, it provides the customers with the ability to better deploy their capital. The competitive differentiators in the truck market are vehicle attributes such as brake and torque horsepower from the power train and load capability from the chassis. The cab is not a competitive differentiator and the truck OEM would prefer to deploy their capital in an area that will differentiate their product from the competitors and outsource those parts that are not considered to be competitive differentiators.

Hunan Tongxin has die design and fabrication capability and a wide variety of products including semi-finished and finished cabs and related body panels which provide competitive advantages over domestic Chinese competitors. Compared to its competitors, Hunan Tongxin's competitive advantages include the following elements:


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

* Utilizing a large, low cost die design and fabrication facility and technical staff that permits Hunan Tongxin to provide a custom solution to its customers at a lower price and quicker delivery than its competition can supply;

* Providing a one stop solution for customers consisting of 80 different types of EVBS products;

* Servicing over 130 customers providing access to all major OEM regional vehicle assembly sites in China.

* Locating sales personnel in various customer regions to help match Hunan Tongxin's product capabilities to customer needs and provide the assurance that Hunan Tongxin can meet those needs;

* An in-depth understanding of the local Chinese commercial vehicle market that enables Hunan Tongxin to design a custom fit for a particular vehicle size, type and level of styling;

* Close technical cooperative relationships with its customers including Foton Beiqi, Changan, Dongfeng and First Auto Works.

EMPLOYEES

Hunan Tongxin employs approximately 2,100 people of which 28% or 588 are considered manufacturing support personnel, a concentration of engineering and technical talent that Hunan Tongxin does not believe is matched by any of its competitors. Hunan Tongxin's strong reputation allows it to attract and retain the engineering talent it needs to execute its business strategy. As the prevailing wage for engineers in China is considerably less than the equivalent rates in Western economies, Hunan Tongxin sees this as a significant competitive advantage.

PROPERTIES

Hunan Tongxin main administrative office and manufacturing facilities are located in Changsha, China. Other manufacturing sites are located in Chengdu and Qingdao China. All properties, except for a leased site in Qingdao, are owned by Hunan Tongxin and it believes its facilities are adequate for its current needs.

LEGAL PROCEEDINGS

Hunan Tongxin is not involved in any legal proceedings nor is AAAC aware of any proceedings that are pending or threatened which may have a significant effect on Hunan Tongxin's business, financial position, and results of operations or liquidity.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

BUSINESS OVERVIEW




Hunan Tongxin's current products include body structures for passenger vehicles and commercial vehicles (light, medium and heavy duty trucks). In addition the company fabricates individual components (fenders, doors, floor pans, side panels and roofs). For fiscal year 2006, individual components accounted for 9% of total revenue, unpainted cabs and bodies for 50% of total revenue, painted cabs accounted for 20% and finished cabs (cabs with complete interiors) accounted for 20%. In addition it sells dies and moulds to other fabricators, these sales accounted for the remaining 1% of revenue.

The total revenue from these sales in 2006 accounted for $66.6 million. As depicted on the following table, 2006 revenue was 47% higher than 2004 revenue. In 2005 the Chinese government implemented austerity measures to dampen the economic growth rate. These measures included limitations on fixed asset expenditures resulting in the overall truck market being flat when comparing 2005 to 2004. However, during this period from 2004 to 2005 Hunan Tongxin was able to increase revenue from $45.1 million to $58.8 million. This was accomplished because it had excess capacity and the company manufactures its own requirements for dies and moulds, resulting in significantly less fixed asset expenditures. During this period of government restraints the truck original equipment manufacturers ("OEMs") continued to introduce and plan for new models. These new models forced the OEMs to go to Hunan Tongxin as their proven supplier of cabs to provide the necessary capacity. Also, as shown on the table, sales revenue for Hunan Tongxin has continued to grow between 25% and 30%, year over year from


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
2004 through the first half of 2007. It has continued to increase market share during this period. Since 2004 the Chinese production of trucks has increased, year over year through the first nine months of 2007 by more than 25%.

                              (PERFORMANCE GRAPH)

                                REVENUE ANALYSIS
                            (NET OF VALUE ADDED TAX)

2004      $45.1
2005      $58.8
2006      $66.6
9Mon-06   $47.2
9Mon-07   $63.0

In addition to this growth from 2004 through the first nine months of 2007, we believe the production of trucks in the Chinese market will continue to increase by 15% to 25% a year through 2020. In 2006 the Chinese government announced a Unified National Transport Network Plan referred to as the "7-9-18" plan. This plan calls for $250 billion to be invested in roads by 2020. The Chinese will construct seven expressways from Beijing, nine expressways North/South and eighteen expressways East/West. It will require trucks for this construction. In addition, the Chinese government is encouraging companies to locate in western China. This area has a significant percentage of the Chinese population but to date has not seen the economic growth that has occurred in the eastern part of China. This lack of manufacturing in western China is due to the lack of roads to get product from this region to the ports. The "7-9-18" plan will alleviate this problem and result in a greater demand for trucks.

In the future, planned for 2008, Hunan Tongxin will add new stampings for the aftermarket. In addition, today the company purchases the interior plastic trim products and the instrumentation/wiring harnesses for the finished cabs.

The Company believes that presenting an executive overview of key financial information for Hunan Tongxin is appropriate in providing further disclosure of Hunan Tongxin. Correspondingly, the Company is using Net Income as a financial measure calculated in accordance with generally accepted accounting principles.

                               (PERFORMANCE GRAPH)

                                NET INCOME MARGIN
                           (NET INCOME-% NET REVENUES)

2005      $1.3%
2006       8.9%
9Mon-06    8.1%
9Mon-07   12.3%

From the beginning of 2004 through the first nine months of 2007 Hunan Tongxin has averaged spending $6.3 million per year in capital expenditures and as of September 30, 2007 the company had $4.4 million in long term debt and cash on hand of $7.6 million. The company is generating sufficient cash to maintain its current manufacturing capacity through 2010. At the current level of growth and factoring in the expected continued growth of 25% to 30% per year the company will have to increase its capital outlays in 2010 and 2011. With the merger between the Company and Hunan Tongxin, TI will have sufficient cash to meet this requirement.

CRITICAL ACCOUNTING POLICIES

The discussion and analysis of Tongxin's financial condition presented in this section are based upon Tongxin's consolidated financial statements, which have been prepared in accordance with the generally accepted accounting principles in the United States. During the preparation of the consolidated financial statements, Tongxin was required to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, Tongxin evaluates its estimates and judgments, including those related to sales, returns, pricing, bad debts, inventories, investments, fixed assets, intangible assets, income taxes and other contingencies. Tongxin bases its estimates on historical experience and on various other assumptions that it believes are reasonable under current conditions. Actual results may differ from these estimates under different assumptions or conditions.

In response to the SEC's Release No. 33-8040, "Cautionary Advice Regarding Disclosure about Critical Accounting Policy," Tongxin has identified the most critical accounting policies upon which its financial status depends. It determined that those critical accounting policies are related to revenue, accounts receivable, inventories and fixed assets and use of estimates. These accounting policies are discussed in the relevant sections in this management's discussion and analysis, including the Recently Issued Accounting Pronouncements discussed below.

BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

These consolidated financial statements have been prepared in accordance with the accounting principles generally accepted in the United States of America ("U.S. GAAP").

The consolidated financial statements include the financial statements of Tongxin, its subsidiaries and those entities that Tongxin has determined it has a direct or indirect controlling financial interests. All significant inter-company balances and transactions have been eliminated in consolidation. Investments in unconsolidated subsidiaries representing ownership of at least 20%, but less than 50%, are accounted for under the equity method. Nonmarketable investments in which Tongxin has less than 20% ownership and in which it does not have the ability to exercise significant influence over the investee are initially recorded at cost and periodically reviewed for impairment.

Tongxin evaluates its relationships with other entities to identify whether they are variable interest entities as defined by the Financial Accounting Standard Board Interpretation No. 46(R), "Consolidation of Variable Interest Entities" and to assess whether it is the primary beneficiary of such entities. If the determination is made that Tongxin is the primary beneficiary, then that entity is included in the consolidated financial statements.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand and demand deposits with banks. For purposes of the consolidated statements of cash flows, Tongxin considered all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. None of Tongxin 's cash is restricted as to withdrawal. Cash deposits with banks are held in financial institutions in China, which has no federally insured deposit protection. Accordingly, Tongxin has a concentration of risk related to these uninsured deposits.

FOREIGN CURRENCY TRANSLATIONS AND TRANSACTIONS

The Renminbi ("RMB"), the national currency of China, is the primary currency of the economic environment in which the operations of Tongxin are conducted. Tongxin uses the United States dollar for financial reporting purposes. Tongxin translates assets and liabilities into U.S. dollars using the rate of exchange prevailing at the balance sheet date, and the consolidated statement of


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

income is translated at average rates during the reporting period. Adjustments resulting from the translation of financial statements from RMB into U.S. dollars are recorded in shareholders' equity as part of accumulated comprehensive income/(loss). Gains or losses resulting from transactions in currencies other than RMB are reflected in income for the reporting period.

REVENUE RECOGNITION

Tongxin recognizes revenue when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collectibility is reasonably assured. This typically occurs when the product is shipped.

Revenue from sale of goods represents the invoiced value of goods, net of value-added tax, sales returns and trade discounts.

TRADE ACCOUNTS RECEIVABLE AND THE ALLOWANCE FOR DOUBTFUL ACCOUNTS

The allowance for doubtful accounts is Tongxin's best estimate of the amount of probable credit losses in its existing accounts receivable. Tongxin's estimate is based on historical collection experience and a review of the current status of trade accounts receivable.

INVENTORIES

Inventories consist of raw materials, work-in-progress and finished goods. Inventories are stated at the lower of cost or market value. Costs are calculated on the weighted average basis and are comprised of direct materials, direct labor and a relevant portion of all production overhead expenditures. Slow-moving inventories are periodically reviewed for impairment in value.

USE OF ESTIMATES

Hunan Tongxin's accounting estimates or assumptions bear the risk of change due to the uncertainty attached to those estimates and assumptions as a result of the emerging Chinese automotive market. The preparation of the consolidated financial statements in accordance with USGAAP requires management of Hunan Tongxin to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of consolidation financial statements and the reported amounts of revenue and the expenses during the reporting period.

Significant items subject to such estimates and assumptions include revenue recognition, recoverability of accounts receivable and realization of deferred tax assets.


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

For revenue recognition, Hunan Tongxin has adopted an accounting policy of recognizing the revenue when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collectibility is reasonably assured. This means it recognizes revenue when the goods are shipped and the risks and rewards of the ownership of the goods are transferred to the customers.

In this respect, Hunan Tongxin believes that its revenue recognition is not affected by any significant estimate or assumption because for all sales of goods there are orders from customers, prices are agreed beforehand and once the goods are shipped and accepted by customers, the earning process is considered as completed and revenue is recognized accordingly.

It reviews the existing accounts receivable for any potential recoverability issue on regular basis. In carrying out such assessment, Hunan Tongxin would review the historical collection experience and the current status of trade accounts receivable concerned.

With regard to the realization of deferred income tax assets, it believes that it is more likely than not, the temporary differences in deferred income tax assets will be realized in the future, thus no valuation allowance is recognized as of the balance sheet dates.

Hunan Tongxin has stated that those estimates and assumptions used in its assessments are subject to changes and accordingly, the actual results could differ from those estimates.

PROPERTY AND EQUIPMENT

Property, plant and equipment are recorded at cost and are stated net of accumulated depreciation. Depreciation expense is calculated using the straight-line method over the estimated useful lives of the assets, taking into account the estimated residual value. The estimated useful lives are as follows:

Asset                           Useful Lives
-----                           ------------
Buildings                         20 years
Machinery                         10 years
Motor vehicles                     5 years
Office and computer equipment      5 years

Maintenance and repairs are charged directly to expense as incurred, whereas betterment and renewals are generally capitalized in their respective property accounts. When an item is retired or otherwise disposed of, the cost and applicable accumulated depreciation are removed and the resulting gain or loss is recognized and reflected as an item before operating income (loss).

VALUE ADDED TAX

Hunan Tongxin is subject to value added tax ("VAT") imposed by the Chinese government on its domestic product sales. The output VAT is charged to customers who purchase goods from Hunan Tongxin and the input VAT is paid when it purchases goods from its vendors. VAT rate is 17%, in general, depending on the types of product purchased and sold. The input VAT can be offset against the output

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

VAT. VAT payable or receivable balance represents either the input VAT less than or larger than the output VAT. The debit balance represents a credit against future collection of output VAT instead of a receivable.

Pursuant to EITF 06-3 "How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement", Tongxin has elected to present revenue on net basis (net of VAT) within the statements of operations.

RESULTS OF OPERATIONS

COMPARISON OF NINE MONTHS ENDED SEPTEMBER 30, 2007 and 2006

OPERATING REVENUES

Tongxin's operating revenues are derived from the following three categories.

*    approximately 90% derived from the manufacture and sales of EVBS;

* approximately 9% from exterior body panels for commercial vehicles enclosures, and

*    approximately 1% from the design, fabrication and sales of stamping dies.

For the period ended September 30, 2007, total revenues amounted to approximately $63 million, an increase by $16 million compared to $47 million for the same period the prior year representing a 34% increase. The favorable variance was due to increased shipments of complete cabs to both existing and new customers resulting in increased market share and the introduction of new products with added content.

COST OF GOODS SOLD

Cost of Goods Sold ("COGS") can be divided into cost of raw material including primarily carbon sheet rolled steel and the cost of labor, which is paid based entirely on a piece work system, and other production related expenses including utilities, indirect labor, inbound freight and non-product material.

For the period ended September 30, 2007, the COGS amounted to approximately $43 million, an increase by $10 million compared to $33 million for the same period the prior year representing a 30% increase. The increase was primarily due to increased usage of steel and interior components for finished cabs.

GROSS MARGIN

As a percentage of total revenues, the overall gross margin increased to 32% for the period ended September 30, 2007 compared to 28% for the same period the prior year, primarily because of increased productive labor operating efficiency, net improvement in steel usage resulting from reduced scrap and design improvements, and other cost-saving measures.

OPERATING EXPENSES
SELLING EXPENSES


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


Selling expenses consist mainly of compensation for sales personnel, travel related costs and product order shipment. Product order shipment is shipping expenses carrying finish products from the Company warehouse to customers' premise. Product order shipment represents roughly 75% of total selling expenses. Sales personnel are paid upon receipt by the Company of cash payment from their customers. Selling expenses were approximately $4.6 million for the period ended September 30, 2007, an increase of 12% or roughly $500,000 compared to approximately $4.1 miilion for the same period of the prior year. Increased product order shipments costs inline with increased unit shipments of cabs and components to customers accounted for most of the variance. Selling expenses accounted for approximately 7% and 8% for the period ended September 30, 2007 and 2006 respectively.




R&D AND PRODUCT ENGINEERING EXPENSES

Product engineering, including R&D was $2.8 million for the 9 months ending September 30, 2007 compared to $2.6 million for the same period of 2008. As a percentage revenue, product engineering and R&D was 4% and 6% for the same two periods. Product engineering is comprised of wages and salaries for technical employees, cost associated with tooling and die tryout and the cost of steel included in these tryouts. For the 9 months ending September 30, 2007, steel consumption accounted for 73% of all product engineering expense, salaries and wages accounted for 15% and the remaining 12% was for other perishable materials.

GENERAL AND ADMINISTRATIVE EXPENSES

General and administrative expenses, including salaries, bonuses, and maintenance and upkeep for the workers' dormitories, amounted to approximately $2.7 million for the period ended September 30, 2007, an increase of roughly $100,000 for the same period the prior year, representing an increase of approximately 4% for the period ended September 30, 2007, compared to the same period for 2006. One-time expenses of $230,000 associated with the proposed business transaction to date, including fees charged by lawyers, advisors, accountants and auditors, are included in the total $2.7 million general and administrative expenses ended september 30, 2007. If one-time expenses were excluded, the total expenses would be $2.5 million, a decrease of 4% compared to the same period of the prior year.

This decrease in net general and administrative expenses was the result of several factors: 1) a decrease in workers' dormitory related expenses, and 2) a decrease of travel expenses;

INCOME FROM OPERATIONS

Income from operations increased by approximately $5.8 million, or 86%, to $12.5 million for the period ended september 30, 2007, from $6.7 million for the same period the previous year, as a result of increased revenues and operating income.

INTEREST EXPENSES, NET

For the period ended September 30, 2007, interest expenses increased by approximately $250,000 or 20% to $1.52 million from $1.27 million for the same period of the prior year. The increase in interest expense was mainly due to the Company's additional commercial loan financing for the period.


OTHER INCOME (EXPENSES), NET

Other income (expenses) consist primarily of interest income, tax rebate, and non-operational income (expenses). For the period ended September 30, 2007, The other income (net) is $73,000, compared to $299,000 for the same period the prior year.

INCOME TAX PROVISION

For the period ended September 30, 2007, Tongxin's tax provision was $3.6 million for financial reporting purposes, whereas there was an income tax provision of $1.9 million for the same period the previous year. This increase was due mainly to the increase in taxable income of Hunan Tongxin and an increase in the effective tax rate of 32.7% compared to 30.4% for the same period the prior year.

NET INCOME

For the period ended September 30, 2007, Hunan Tongxin's net income amounted to $7.5 million, an increase of $3.7 million compared to $3.8 million for the same period of the prior year. This increase was due mainly to the increase in revenues and gross margin.

COMPARISON OF FISCAL YEARS ENDED DECEMBER 31, 2006 AND 2005

OPERATING REVENUES

For the months ended December 31, 2006, total revenues amounted to $66.6 million, an increase by $7.8 million compared to $58.8 million for the same period of the prior year, representing a 13% increase. The increase was influenced by the Tongxin's market share increase during the period reflecting increased unit shipments of finished cabs and components to new customers.

COST OF GOODS SOLD

In fiscal year 2006, the COGS amounted to $47.7 million, a decrease of $1.5 million, compared to $49.2 million for the same period of the prior year, a 3% decrease. The decrease was due to reduction in price of cold rolled steel sheet. The steel cost was 70% to net revenue in 2005, but 59% in 2006, while labor and other production related costs roughly remained the same for the period.

GROSS MARGIN

As a percentage of total revenues, the overall gross margin was 28% for the year ended December 31, 2006 compared to 16% for the same period in the prior year. A decrease in material cost contributed mostly the margin improvement.

OPERATING EXPENSES

SELLING EXPENSES

Selling expenses were approximately $5.4 million for the year ended December 31, 2006, of which 75% was for order shipment, delivering finish products from the Company warehouse to customers' premise. The selling expenses had a decrease of 5%, or roughly $300,000 compared to approximately $5.6 million for the same period of the prior year. As a percentage of total revenues, selling expenses have witnessed a reduction for the years ended December 31, 2004, 2005, 2006.

(in $thousands)

                         2004     2005     2006
                        ------   ------   ------
Selling expenses        $5,816   $5,637   $5,357
Percentage to revenue     12.5%    9.6%     8.1%

R&D AND PRODUCT ENGINEERING EXPENSES

R&D and product engineering expense increased to $3.15 million from $2.56 million for the year ended December 31, 2006 and 2005, respectively. The expenses were used to pay salaries and bonus to R&D staff and engineers, material consumption, including steel consumption, during product engineering and testing. The steel material consumption represents 73% of the total expenses, while salary and bonus represents 15% of the total, and the remaining 12% is for all other perishable material use.

GENERAL AND ADMINISTRATIVE EXPENSES

General and administrative expenses, including salaries, bonuses, and maintenance and upkeep for the workers' dormitories, amounted to approximately $3.1 million for the year ended December 31, 2006, an increase of $1.5 million compared to $1.6 million for the same period of the prior year. The increase in general and administrative expenses was primarily due to increases of (1) $100,000 paid to pension fund for the Company senior management; (2) $360,000 social welfare pay-out for ordinary employees in accordance to China latest labor law; (3) $630,000 realized bad debt provision and (4) $100,000 one time charge legal service fee involving the Company legal dispute for the period of 2006. As a result of the above increases, general and administrative expense accounted for 4.8% and 2.8% of total revenues for the year ended December 31, 2006 and 2005, respectively.

(in $thousands)

                              2004     2005     2006
                             ------   ------   ------
General and admin expenses   $1,908   $1,616   $3,158

INCOME FROM OPERATIONS

Income from operations increased to $10.35 million, an increase of $7.99 million, or roughly 340% for the year ended December 31, 2006 from $2.36 million for the year ended December 31, 2005, as a result of the following : an increase of $7.8 million in total revenues, decrease of $1.3 million in cost of revenues, and an increase of $1.3 million in selling and general and administrative expenses. As a percentage of total revenue, the operating income for the year ended December 31, 2006 was 15.5% compared to 4% for the same period the prior year. The increase as a percentage of total revenues was mainly due to a decrease of COGS resulting in improved gross margins, from 16% to28% for the year ended December 31, 2005 and 2006, respectively.

INTEREST EXPENSES, NET

For the year ended December 31, 2006, net interest expenses increased by approximately $625,000, or 57%, to $1.7 million 2006 from $1.08 million the same period of the prior year. The increase in net interest expenses was mainly due to its outstanding bank loans in the year ended December 31, 2006 were higher than the outstanding bank loans during the same period of the prior year, which increased from $17.7 million to $24 million for the year ended December 31, 2005 and 2006, respectively. As a percentage of total revenues, the interest expense for the year ended December 31, 2006 was 2.6% compared to 1.8% for the same period of the prior year.

INCOME TAX PROVISION

For the year ended December 31, 2006, Hunan Tongxin's income tax provision was $2.9 million for financial reporting purposes, whereas there was an income tax provision of $527,000 for the same period of the prior year. This change was due mainly to the increase in taxable income of Hunan Tongxin. It had income before income taxes of approximately $8.6 million for the year ended December 31, 2006 compared to $1.3 million for the same period of the prior fiscal year. Its effective tax rate was 34% for the financial year 2006 compared to 40% for the same period of the prior fiscal year.

NET INCOME

For the year ended December 31, 2006, Hunan Tongxin's net income amounted to $5.7, an increase by $5 million compared to $0.7 million for the same period of the prior year, or 715%. This increase was attributable primarily to the increase in revenues and gross margin. Resulting primarily from a decrease in steel costs.

COMPARISON OF FISCAL YEARS ENDED DECEMBER 31, 2005 AND 2004

OPERATING REVENUES

For the months ended December 31, 2005, total revenues amounted to $58.6 million, an increase by $12.3 million compared to $46.3 million for the same period of the prior year, representing a 27% increase. The increase was due primarily by new orders for unpainted cabs, and increased shipments of finished cabs resulting in increased market share.

COST OF GOODS SOLD

In fiscal year 2005, the COGS amounted to $49.2 million, an increase of $11.1 million, compared to $38.1 million for the same period of the prior year, a 29.13% increase.

GROSS MARGIN

As a percentage of total revenues, the overall gross margin was 16.04% for the year ended December 31, 2005 compared to 17.71% for the same period in the prior year. An increase in non-steel material cost contributed to the decrease in gross margin.

OPERATING EXPENSES

SELLING EXPENSES

Selling expenses were approximately $5.6 million for the year ended December 31, 2005 resulting in a decrease of 3.45%, or roughly $0.2 million compared to approximately $5.8 million for the same period of the prior year. As a percentage of total revenues, selling expenses have witnessed a reduction for the years ended December 31, 2004, 2005, 2006. A reduction in shipping costs contributed to the overall reduction in selling expenses.

R&D AND PRODUCT ENGINEERING EXPENSES

R&D and product engineering expense increased to $2.56 million from $ 2.10 million for the year ended December 31, 2005 and 2004, respectively. The expenses were used to pay salaries and bonus to R&D staff and engineers, material consumption, including steel consumption, The increase was due to increased operations of die design and fabrication and customer engineering support.

GENERAL AND ADMINISTRATIVE EXPENSES

General and administrative expenses, including salaries, bonuses, and maintenance and upkeep for the workers' dormitories, amounted to approximately $1.6 million for the year ended December 31, 2006, a decrease of $0.3million compared to $1.9 million for the same period of the prior year. The decrease in general and administrative expenses was primarily due to increases of (1) $100,000 paid to pension fund for the Company senior management; (2) $360,000 social welfare pay-out for ordinary employees in accordance to China latest labor law; (3) $630,000 realized bad debt provision and (4) $100,000 one time charge legal service fee involving the Company legal dispute for the period of 2006. As a result of the above decreases, general and administrative expense accounted for 2.7% and 4.1% of total revenues for the year ended December 31, 2005 and 2004, respectively.

INCOME FROM OPERATIONS

Income from operations increased to $2.14 million, an increase of $1.64 million, or roughly 462% for the year ended December 31, 2005 from $463,000 for the year ended December 31, 2004, as a result of the following: 1) a decrease of $472,000 of SGA expenses due to maintaining salary compensation level year over year; 2) an increase in gross profit due to a reduction in material costs million in total revenues, increase of $11.1 million in cost of revenues, and an decrease of $0.5 million in selling and general and administrative expenses. As a percentage of total revenue, income from operations for the year ended December 31, 2005 was 3.65% compared to 1.08% for the same period the prior year.

INTEREST EXPENSES, NET

For the year ended December 31, 2005, net interest expenses is $1.08 million, which was approximately the same level as the year ended December 31, 2004. As a percentage of total revenues, the interest expense for the year ended December 31, 2005 was 1.8% compared to 2.3% for the same period of the prior year.

INCOME TAX PROVISION

For the year ended December 31, 2005, Tongxin's income tax provision was $0.528 million for financial reporting purposes, whereas there was an income tax provision of $0.424 million for the same period of the prior year. This change was due mainly to the increase in taxable income of Tongxin. Tongxin's effective tax rate was 40% for the fiscal year ended 2005 compared to 82%for the same period of the prior fiscal year.

LIQUIDITY AND CAPITAL RESOURCES

COMPARISON OF NINE MONTHS ENDED SEPTEMBER 30, 2007 and 2006

As of September 30, 2007, Hunan Tongxin had total assets of $90.5 million, of which cash was $7.6 million, accounts receivable were $16.9 million, accounts receivable from related parties were $10.1 million and inventories were $15.4 million. Working capital was a negative $3.7 million, and shareholders equity was $22.4 million.

Cash provided by operating activities was $9.3 million. This was a net increase of $5.8 million from the $3.5 million in the prior year. This increase resulted primarily from an increase in net income of $3.7 million and an increase in depreciation expense of $.8 million

Capital expenditures were $6.7 million for the period ended September 30, 2007. These capital expenditures were primarily for the purchases of property, plant and equipment at the new manufacturing facility at Qingdao.

Cash provided by financing activities were $.5 million. This was a net decrease of $.4 million compared to cash flow of $.9 million for the prior period ended September 30 2006. These financing activities consisted of loans of $22.4 million,.

WORKING CAPITAL

For the period ended December 31, 2006 Hunan Tongxin's working capital was a negative $3.7 million. This compares to a negative $.8 million for the period ended September 30, 200.6 This increase was due primarily to an increase in accounts receivable and other receivables that resulted from an increase in revenues.

Total current assets for the period ended September 30, 2007 were $59.4 million. This is an increase of $10.4 million compared to $49.0 million for the period ended September 30, 2006. The increases resulted mainly due to increases in accounts receivable and other receivables, all of which resulted from increased revenues.

Total current liabilities for the period ended September 30, 2007 were $63.1 million. This is an increase of $14.1 million compared to $49 million for the period ended September 30, 2006. The increases resulted mainly to larger amounts of accounts payable, taxes payable, dividends payable and short-term loans. The increase in accounts payable resulted from the increase in revenues. The increases in taxes payable and dividends payable were due to the increase in net income. The increase in short term loans were a result of additional working capital needs.

COMPARISON OF FISCAL YEARS ENDED DECEMBER 31, 2006 AND 2005

As of December 31, 2006, Hunan Tongxin had total assets of $65.5 million, of which cash was $3.6 million, accounts receivable were $16.6 million, accounts receivable from related parties were $8.9 million and inventories were $8.8 million. Working capital was a negative $5.5 million, and shareholders equity was $13.3 million.

Cash provided by operating activities was $4.1 million. This was a net increase of $6.0 million from the negative $1.9 million in the prior year. This increase resulted primarily from an increase in net income of $5.0 million.

Capital expenditures were $5.3 million for the period ended December 31, 2006. These capital expenditures were primarily for the purchases of property, plant and equipment at the new manufacturing facility at Ziyang.

Cash provided by financing activities were $2.3 million. This was a net increase of $0.7 million compared to cash flow of $1.6 million for the prior period ended December 31, 2005. These financing activities consisted of loans of $28.2 million, dividends paid of ($3.6 million) and repayments of amounts borrowed of ($22.3 million).

WORKING CAPITAL

For the period ended December 31, 2006 Hunan Tongxin's working capital was a negative $5.5 million. This compares to a negative $4 million for the period ended December 31, 2005. This increase was due primarily to an increase in accounts receivable and other receivables that resulted from an increase in revenues.

Total current assets for the period ended December 31, 2006 were $42.6 million. This is an increase of $12.1 million compared to $30.5 million for the period ending December 31, 2005. The increases resulted mainly due to increases in accounts receivable and other receivables, all of which resulted from increased revenues.

Total Current liabilities for the period ended December 31, 2006 were $48 million. This is an increase of $14 million compared to $34 million for the period ended December 31, 2005. The increases resulted mainly to larger amounts of accounts payable, taxes payable, dividends payable and short-term loans. The increase in accounts payable resulted from the increase in revenues. The increases in taxes payable and dividends payable were due to the increase in net income. The increase in short term loans were a result of additional working capital needs.

COMPARISON OF FISCAL YEARS ENDED DECEMBER 31, 2005 AND 2004

As of December 31, 2005, Hunan Tongxin had total assets of $50.2 million, of which cash was $1.2 million, accounts receivable were $10.8 million, accounts receivable from related parties were $5.3 million and inventories were $7.5 million. Working capital was a negative $4.0 million, and shareholders equity was $13.3 million.

Cash provided by operating activities was a negative $1.9 million. This was a net decrease of $4.0 million from the $2.1 million in the prior year. This decrease resulted primarily from an increase in prepaid expenses of $1.5 million and an increase in inventories of $3.2. million.

Capital expenditures were $4.6 million for the period ended December 31, 2005. These capital expenditures were primarily for the purchases of property, plant and equipment at the new manufacturing facility at Ziyang.

Cash provided by financing activities were $1.6 million. This was a net decrease of $6.9 million compared to cash flow of $8.5 million for the prior period ended December 31, 2004. These financing activities consisted of loans of $23.6 million, dividends paid of ($1.8 million) and repayments of amounts borrowed of ($23.8 million).

WORKING CAPITAL

For the period ended December 31, 2005 Hunan Tongxin's working capital was a negative $4.0 million. This compares to a negative $2.9 million for the period ended December 31, 2004. This increase was due primarily to an increase in accounts receivable and other receivables that resulted from an increase in revenues.

Total current assets for the period ended December 31, 2005 were $30.5 million. This is an increase of $8.6 million compared to $21.9 million for the period ended December 31, 2004. The increases resulted mainly due to increases in accounts receivable and other receivables, all of which resulted from increased revenues.

Total current liabilities for the period ended December 31, 2005 were $34.5 million. This is an increase of $9.7 million compared to $24.8 million for the period ended December 31, 2004. The increases resulted mainly to larger amounts of accounts payable, taxes payable, dividends payable and short-term loans. The increase in accounts payable resulted from the increase in revenues. The increases in taxes payable and dividends payable were due to the increase in net income. The increase in short term loans were a result of additional working capital needs.

The following table sets forth the Tongxin's contractual obligations, including long-term and short-term loans as of September 30, 2007.

            Short Term and Long Term Loans as of September 30, 2006


                                      Less                           More
                                      than       1-2       2-3       Than
Item                                 1 Year     Years     Years    3 Years    Total
----                                --------   -------   -------   -------   -------
Long-term Bank Loans                     --      $1.6M     $2.8M       --     $ 4.4M
Short-term Bank Loans                $15.9M         --        --       --     $15.9M
Total loans                          $15.9M      $1.6M     $2.8M       --     $20.3M


Other than commercial loan set forth above, Hunan Tongxin has short-term loans payable to individuals as well as to shareholders of the Company, amounting to $7.0 million. These loans bear an interest of 5.4% and has no maturity date.

Other than the commercial commitments set forth above, Tongxin does not have any other short-term and long-term debt obligations, operating lease obligations, purchase obligations or other long-term liabilities.

OFF-BALANCE SHEET ARRANGEMENTS

Hunan Tongxin has not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties as of December 31, 2006. It has not entered into any foreign currency forward contract. It does not have any other off-balance sheet arrangements except for the contractual obligations and commitments mentioned above as of December 31, 2006. Tongxin believes that there are no off-balance sheet arrangements that have or are reasonably likely to have a material effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

EMPLOYEES AND THEIR BENEFITS

At December 31, 2006, Hunan Tongxin had a total of approximately 2,100 employees including 1,893 hourly and 207 salary personnel. The remuneration package of its hourly employees is based upon a piecework system whereby each production worker is paid by the unit of product produced by each.

Tongxin sales personnel are responsible for the initial sale as well as the collection of accounts receivable. The sales employees are salaried employees. All employees receive company paid meals and some welfare benefits including workers' insurance and medical care. Additionally, Tongxin currently provides housing subsidies for approximately 300 people.

Tongxin believes that its success in attracting and retaining highly skilled technical employees and sales and marketing personnel is largely a product of its commitment to providing a motivating and interactive work environment that features continuous and extensive professional development opportunities, as well as frequent and open communications at all levels of the organization.

RECENT ACCOUNTING PRONOUNCEMENTS

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities". This Statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No.159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No.159 on its financial position and results of operations.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans." This Statement requires an employer to recognize the over funded or under funded status of a defined benefit post retirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position, and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS No. 158 is effective for fiscal years ending after December 15, 2006. The Company does not expect that the implementation of SFAS No.158 will have any material impact on its financial position and results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measures". This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be the fiscal year beginning January 1, 2008. The Company is currently evaluating the impact of SFAS No. 157 but does not expect that it will have a material impact on its financial statements.

In September 2006, the SEC issued Staff Accounting Bulletin ("SAB") No.108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements." SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. Effective December 31, 2006, the Company adopted SAB No. 108 which did not have a material effect on its consolidated financial statements.

In July 2006, the FASB issued Interpretation ("FIN") No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of SFAS No. 109". FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in an entity's financial statements in accordance with SFAS No. 109 and prescribes a recognition threshold and measurement attribute for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Additionally, FIN No. 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN No. 48 is effective for fiscal years beginning after December 15, 2006, with early adoption permitted. The Company will adopt FIN No. 48 January 1, 2007 and is currently evaluating the impact, if any, that FIN No. 48 will have on its financial statements.

QUANTITATIVE AND QUALITATIVE MARKET RISKS

AUTOMOTIVE INDUSTRY POLICIES

Hunan Tongxin is highly sensitive to automotive industry policy changes within China. These are crucial to the development of Hunan Tongxin products, especially for commercial vehicles. At present, state policies are favorable to its development. If the government ceases supporting the automotive transportation industries, however, it would bring about a negative impact on operating results in the next few years.

Hunan Tongxin relies on close customer support and product engineering development to ensure that it delivers attractive, high-quality products and services to its customers as a way to protect against risks connected with a change in the competitive environment.

CURRENCY RISK

All of Hunan Tongxin's business is currently conducted using the Renminbi. As a result, changes in the exchange rate between it and other currencies should not have a material adverse effect on Hunan Tongxin's current business. In fact, to the extent that the Renminbi appreciates against the dollar over time, which is widely anticipated, the result will be to increase Hunan Tongxin's earnings when stated in dollar terms.

INFORMATION ABOUT AAAC

BUSINESS OF AAAC

GENERAL

AAAC was formed on June 20, 2005, to serve as a vehicle to affect an equity acquisition, capital stock exchange, or other similar business combination with an unidentified automotive component operating business that has its primary operating facilities located in Asia. Prior to executing the Equity Acquisition Agreement with the Hunan Tongxin Stockholders, AAAC's efforts were limited to organizational activities, completion of its initial public offering and the evaluation of possible business combinations.

OFFERING PROCEEDS HELD IN TRUST

AAAC consummated its initial public offering on April 19, 2006. The net proceeds of the offering, after payment of underwriting discounts and expenses, were approximately $ 38.5 million. Of that amount, approximately $37.8 million was placed in the trust account and invested in government securities. The remaining proceeds have been or are being used by AAAC in its pursuit of a business combination. The trust account will not be released until the earlier of the consummation of a business combination or the liquidation of AAAC. The trust account contained approximately $39.1 million as of September 30, , 2007. If the Equity Acquisition with the Hunan Tongxin Stockholders is consummated, the trust account will be released to AAAC, less:

* amounts paid to stockholders of AAAC who do not approve the stock purchase and elect to convert their shares of common stock into their pro-rata share of the trust account;

* payment of the accrued expenses of AAAC as of the date of the closing of the transaction; and

* the cash payment being paid to the Hunan Tongxin Stockholders in the Equity Acquisition.

FAIR MARKET VALUE OF TARGET BUSINESS

Pursuant to AAAC's Articles of Incorporation, the initial target business that AAAC acquires must have a fair market value equal to at least 80% of AAAC's net assets at the time of such acquisition. AAAC's board of directors determined that this 80% test was clearly met in connection with its equity acquisition of Hunan Tongxin.

STOCKHOLDER VOTE ON THE BUSINESS COMBINATION

AAAC will proceed with the acquisition of Hunan Tongxin only if a majority of all of the outstanding shares of AAAC is voted in favor of the Equity Acquisition and Redomestication Proposals. The stockholders existing prior to the initial public offering have agreed to vote their common stock on these proposals in accordance with the vote of the majority offering. If the holders of 20.0% or more of AAAC's common stock vote against the Equity Acquisition Agreement and demand that AAAC convert their shares into their pro rata share of the trust account, then AAAC will not consummate the Equity Acquisition.

LIQUIDATION IF NO BUSINESS COMBINATION

If AAAC does not complete a business combination by April 19, 2008, AAAC will be dissolved and will distribute to all of its public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets. AAAC's existing stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to the initial public offering. There will be no distribution from the trust account with respect to AAAC's warrants.

If AAAC were to expend all of the net proceeds of the initial public offering, other than the proceeds deposited in the trust account, the per-share liquidation price as of September 30, 2007 would be approximately $7.79, or $0.21 less than the per-unit offering price of $8.00 in AAAC's initial public offering. The proceeds deposited in the trust account could, however, become subject to the claims of AAAC's creditors and there is no assurance that the actual per-share liquidation price will not be less than $7.79, due to those claims.


The stockholders holding shares of AAAC common stock issued in the initial public offering will be entitled to receive funds from the trust account only in the event of AAAC's liquidation or if the stockholders seek to convert their respective shares into cash and the Equity Acquisition is actually completed. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.

If AAAC is unable to complete a business combination by April 19, 2008 upon notice from AAAC, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to the transfer agent for distribution to the stockholders holding shares acquired through the initial public offering. Given the time required to consummate a transaction and obtain requisite stockholder approval, AAAC would probably be dissolved if the stockholders do not approve the stock purchase agreement.


Under Delaware corporate law, holders of a majority of AAAC's outstanding stock must approve its dissolution. If AAAC were required to dissolve, following the approval by AAAC's stockholders of a plan of dissolution and distribution, AAAC would liquidate the trust account to the holders of shares purchased in AAAC's initial public offering (subject to any provision for unpaid claims against AAAC which it is advised must or should be withheld).

Under Delaware corporate law, AAAC stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by those stockholders in a dissolution. Delaware corporate law provides for limitations on the potential liability of stockholders if AAAC were to wind up its affairs in compliance with either Section 280 or Section 281(b) of the Delaware corporate law. If AAAC complies with either procedure, Delaware corporate law (i) limits the potential liability of each stockholder for claims against AAAC to the lesser of the stockholder's pro-rata share of the claim or the amount distributed to the stockholder in liquidation and (ii) limits the aggregate liability of any stockholder for all claims against AAAC to the amount distributed to the stockholder in dissolution. If AAAC were to comply with Section 280 instead of
Section 281(b), Delaware corporate law also would operate to extinguish the potential liability of its stockholders for any claims against AAAC unless litigation with respect to such claim has been commenced prior to the expiration of the statutory winding-up period under Delaware law (generally three years). In addition, compliance with Section 280 could potentially operate to bar certain claims if the claimant does not take specified actions within certain time frames specified in the statute.

Even though compliance with Section 280 of Delaware corporate law would provide additional protections to both AAAC's directors and stockholders from potential liability for third party claims against AAAC, it is AAAC's current intention that it would make liquidating distributions to its stockholders as soon as reasonably possible following any dissolution and, therefore, it does not expect that its Board of Directors would elect to comply with the more complex procedures in Section 280. Because AAAC would most likely not be complying with
Section 280, it would seek stockholder approval to comply with Section 281(b) of Delaware corporate law, requiring it to adopt a plan of dissolution that will provide for payment, based on facts known to AAAC at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against AAAC within the subsequent 10 years. As such, AAAC's stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of AAAC's stockholders would likely extend beyond the third anniversary of such dissolution. However, because AAAC is a blank check company, rather than an operating company, and its operations have been limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from its vendors (such as accountants, lawyers, investment bankers and consultants). AAAC would attempt to enter into arrangements with most, if not all significant creditors whereby they agree to waive any interest or claim of any kind in or to any monies held in the trust account. As a result of this, AAAC believes that the claims that could be made against AAAC would be significantly limited. However, AAAC cannot guarantee that its creditors will agree to such arrangements, or even if they do that they would be prevented from bringing claims against the trust account.

AAAC expects that all costs associated with the implementation and completion of its plan of dissolution and liquidation, which it currently estimates to be less than $100,000, will be funded by any funds not held in the trust account. There currently are not, and may not at that time, be sufficient funds for such purpose, in which event AAAC would have to seek funding or other accommodation to complete the dissolution and liquidation.

AAAC currently believes that any plan of dissolution and distribution would proceed in the following manner:

     - its board of directors would, consistent with its obligations to liquidate and dissolve (as contained in its charter), adopt (and recommend to its stockholders) a specific plan of dissolution and distribution and the board would also cause to be prepared a preliminary proxy statement setting out such plan of dissolution and distribution and the board's recommendation of such plan;

     -    AAAC would file the preliminary proxy statement with the SEC; and

     - following any SEC review of the preliminary proxy statement and resolution of any staff comments, AAAC would mail the proxy statement to its stockholders, and approximately 30 days later would convene a meeting of its stockholders for them to either approve or reject the plan of dissolution and distribution.

In the event AAAC seeks stockholder approval for a plan of dissolution and distribution and does not obtain such approval, it will nonetheless continue to pursue stockholder approval for its dissolution. Following Board adoption of a plan of dissolution and distribution, AAAC's powers will be limited to acts and activities relating to dissolving and winding up its affairs, including liquidation. The funds held in the trust account may not be distributed except upon AAAC's dissolution (subject to third party claims as discussed above) and, unless and until such approval is obtained from its stockholders, the funds held in its trust account will not be released (subject to such claims). Consequently, holders of a majority of AAAC's outstanding stock would have to approve its dissolution in order to receive the funds held in the trust account and the funds will not be available for any other corporate purpose (although they may be subject to creditors' claims).

FACILITIES

AAAC maintains executive offices at 199 Pierce Street, Suite 202, Birmingham, Michigan 48009. The cost for this space is included in a $7,500 per-month fee that ADC charges AAAC for general and administrative services. AAAC believes, based on rents and fees for similar services in the Michigan area, that the fees charged by ADC are at least as favorable as AAAC could have obtained from an unaffiliated person. AAAC considers its current office space adequate for current operations.

EMPLOYEES
AAAC has four directors, three of which serve as officers. These individuals are not obligated to contribute any specific number of hours to AAAC's business. AAAC has no paid employees
PERIODIC REPORTING AND AUDITED FINANCIAL STATEMENTS

AAAC has registered its securities under the Securities Exchange Act of 1934 and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, AAAC's annual reports will contain financial statements audited and reported on by AAAC's independent accountants. AAAC has filed with the Securities and Exchange Commission a Form 10-QSB covering the fiscal quarter ended September 30, 2007.

LEGAL PROCEEDINGS

There are no legal proceedings pending against AAAC.

PLAN OF OPERATIONS

The following discussion should be read in conjunction with AAAC's Financial Statements and related notes thereto included elsewhere in this proxy statement/prospectus.

AAAC was formed on June 20, 2005 to serve as a vehicle to affect an equity acquisition, capital stock exchange, asset acquisition or other similar business combination with an unidentified business that has its primary operating facilities located in Asia. AAAC closed its initial public offering on April 19, 2006. All activity from June 20, 2005 through April 19, 2006 relates to its formation and initial public offering.

Approximately $37.4 million of the net proceeds of the initial public offering was placed in a trust account and will be released to AAAC upon consummation of the Equity Acquisition, subject to the exercise of conversion rights by holders of less than 20% of the AAAC stock issued in the initial public offering. The balance of the net proceeds from the initial public offering of approximately $1.1 million has been used by, or is available to, AAAC to pay the expenses incurred in its pursuit of a business combination. Through December 31, 2007 AAAC had incurred a total of approximately $1.03 million in expenses including $744,000 in paid expenses and $383,000 in approved expenses (see Plan of Operations on page 107). The most significant expenses incurred to date include approximately $450,000 for due diligence reviews of business combination targets, approximately $150,000 legal/tax expenses, office expenses of $150,000 payable to Asia Development Capital LLC, and premiums for officer and director liability insurance of approximately $145,000. Other than its initial public offering and the pursuit of a business combination, AAAC has not engaged in any business to date. If a business combination has not been consummated by April 19, 2008, then, pursuant to its certificate of incorporation, AAAC's officers must take all actions necessary to dissolve and liquidate AAAC within 60 days.

Payment of the AAAC accrued expenses as of September 30, 2007 amounted to $383,040 (Reference is made to AAAC's 10-QSB for the period ended September 30, 2007. The Company has verbal agreements with the following entities to make payments at the close of the transaction for the following amounts.


Entity                            Amount Owed
------                            -----------
1. Legal                            $ 76,300
   - Strobl & Sharp                 $ 56,300
   - Norton & Norton                $ 20,000
2. Filings with SEC/PR              $ 47,240
   - Dallas Print                   $ 43,000
   - PRNewswire                     $  4,240
3. Asia Development Capital         $ 37,500
4. Automotive Advisory Partners     $203,500(1)
5. Travel                           $ 18,500
   - American Express               $ 18,500
Total                               $383,040

(1) Automotive Advisory Partners (AAP) performed the due diligence during our initial evaluation of Hunan Tongxin. The firm spent five weeks on site in China performing this due diligence. They very accurately projected the revenue results for 2007 using their proprietary revenue recognition model. Their subsequent report became the foundation that we used to negotiate the transaction. In addition, they evaluated the manufacturing capabilities and capacity utilization, performed a preliminary environmental audit, interviewed management and provided an evaluation of the management team, reviewed all salary compensation and benefit plans, reviewed all direct material contracts as well as customer contracts. AAAC has compensated AAP for their expenses incurred while performing the due diligence. AAP has agreed to wait until the close of the proposed business transaction to be paid for their professional fee. AAAC believes this billing is in line with the efforts expended by AAP and is considerable less than we would have had to pay to a larger consulting firm. Automotive Advisory Partners is owned by William Zielke who has been nominated to serve as a board member of Tongxin International.

We have not obtained written waivers from entities to which we owe money, however, we have obtained oral agreements that such entities will wait until the close of the transaction for payment. AAAC requested waivers that such entities would not pursue payment for their services in the event that the transaction did not close. However, none of the entities listed would agree to such waiver. The Company approached other potential vendors for consulting, legal, printing, accounting and due diligence services, but none of the potential alternative vendors would agree to waive their fees in the event the transaction did not close. Since these services were vital to analyzing and proceeding with the transaction, AAAC viewed that the risks associated with not obtaining such waivers were necessary. In the event that the transaction does not close, such entities could seek payment for their services against the Company, and these claims could be forced to be paid from the Company;s assets, including but not limited to, the funds held in escrow. However, these claims would be covered by the indemnification of the officers and directors of AAAC named in the S-1. Such directors have agreed, severally, in accordance with their beneficial ownership in AAAC, to be personally liable to ensure that the proceeds in the trust account are not reduced by claims that are owed money by AAAC for services provided to us. We cannot assure that such individuals will have sufficient assets to satisfy such obligations.


AAAC intends to utilize its cash, including the funds held in the trust account, capital stock, debt or a combination of the foregoing to effect a business combination. Under the agreement governing the proposed transaction, $13,000,000 will be paid at the closing to the Hunan Tongxin Stockholders to acquire their shares. The remaining funds in the trust account will be used to finance the operations of TI. Uses of those proceeds will include, among other things, the following:

* To support internal expansion of TI' s operations, including increased hiring, expansion of existing facilities or the acquisition or construction of new facilities, expenditures to increase the geographic markets within China in which Hunan Tongxin operates and expansion of the production and distribution networks needed to accomplish that geographic market extension; and

* To increase inorganic growth opportunities through an add-on acquisition. Inorganic growth opportunities" are an increase in revenue from a merger, acquisition, or joint venture resulting in the consolidation of revenue from the acquired company on the income statement of the acquiring company.

* To increase opportunities in the collision repair parts aftermarkets in North America and Europe.

and Chun Hao, president of China operations, a monthly fee of $7,500 for general and administrative services.

In connection with its initial public offering, AAAC issued an option for $100 to the representative of the underwriters to purchase 350,000 units at an exercise price of $10.00 per unit. AAAC has accounted for the fair value of the option, inclusive of the receipt of the $100 cash payment, as an expense of the public offering resulting in a charge directly to stockholders' equity. AAAC estimates that the fair value of this option is approximately $1,086,001 ($3.10 per unit) using a Black-Scholes option-pricing model. The fair value of the option granted to the representative is estimated as of the date of grant using the following assumptions: (i) expected volatility of 45.47%, (ii) risk-free interest rate of 4.39% and (iii) expected life of five years. The option may be exercised for cash or on a "cashless" basis at the holder's option such that the holder may use the appreciated value of the option (the difference between the exercise prices of the option and the underlying warrants and the market price of the units and underlying securities) to exercise the option without the payment of any cash. In addition, the warrants underlying such Units are exercisable at $10.00 per share.

OFF-BALANCE SHEET ARRANGEMENTS


The Company has outstanding warrants, which provides for the Company to register the shares underlying the warrants and is silent as to the penalty to be incurred in the absence of the Company's ability to deliver registered shares to the warrant holders upon warrant exercise. These warrants do not meet the scope exception in paragraph 11(a) of SFAS 133, and have been accounted for as liabilities under EITF 00-19. Under EITF No. 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" ("EITF No. 00-19"), registration of the common stock underlying the Company's warrants is not within the Company's control. As a result, the company must assume that it could be required to settle the warrants on a net-cash basis, thereby necessitating the treatment of the potential settlement obligation as a liability. Further EITF No. 00-19, requires the Company to record the potential settlement liability at each reporting date using the current estimated fair value of the warrants, with any changes being recorded through the Company's statement of operations. The potential settlement obligation related to the warrants will continue to be reported as a liability until such time that the warrants are exercised, expire, or the Company is otherwise able to modify the registration requirements in the warrant agreement to remove the provisions which require this treatment. The fair value of the warrant liability is determined using the trading value of the warrants. The Company intends to enter into a clarification agreement with the holders of the representative units purchase option to clarify that the units (or underlying warrants) were never intended to be settled with cash and if the Company cannot provide registered shares, the holder of the option will accept unregistered shares. Therefore the representatives unit option is treated as a portion of permanent equity.

     Warrants and representative's unit purchase option issued in conjunction with our initial public offering are equity linked derivatives and accordingly represent off balance sheet arrangements. In addition, the conversion feature of the representative's unit purchase option constitutes an embedded derivative. The warrants, unit purchase option and conversion feature meet the scope exception in paragraph 11(a) of FAS 133 and are accordingly not accounted for as derivatives for purposes of FAS

133, but instead are accounted for as equity. See Footnote 5 to the financial statements for more information.

PRO FORMA

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements give effect to the Equity Acquisition Agreement and Key Employees Employment Agreement dated July 24, 2007 (the "Transaction") based on the assumptions and adjustments set forth in the accompanying notes, which management believes are reasonable.

The unaudited combined financial statements combine (i) the financial position of Hunan Tongxin and AAAC as of September 30, 2007, giving pro forma effect to the Transaction as if it occurred on September 30, 2007, and (ii) the financial position of AAAC for the period June 20, 2005 (inception) to December 31, 2006 and Hunan Tongxin for the year ended December 31, 2006 giving pro forma effect to the Transaction as if it occurred January 1, 2006.

The pro forma adjustments are preliminary, and the unaudited pro forma condensed combined financial statements are not necessarily indicative of the financial position or results of operations that may have actually occurred had the merger taken place on the dates noted, or the future financial position or operating results of AAAC or Hunan Tongxin. The pro forma adjustments are based upon available information and assumptions that we believe are reasonable. Under the purchase method of accounting, the total purchase price will be allocated to the net tangible and intangible assets acquired and liabilities assumed, based on various estimates of their respective fair values. Hunan Tongxin has determined the estimated fair values of certain assets and liabilities. The purchase price allocations set forth in the following unaudited pro forma condensed combined financial statements are based on preliminary valuation estimates of Hunan Tongxin's intangible assets. Hunan Tongxin's tangible assets approximate fair value. The final valuations, and any interim updated preliminary valuation estimates, may differ materially from these preliminary valuation estimates and, as a result, the final allocation of the purchase price may result in reclassifications of the allocated amounts that are materially different from the purchase price allocations reflected below. Any material change in the valuation estimates and related allocation of the purchase price would materially impact Hunan Tongxin's depreciation and amortization expenses, the unaudited pro forma condensed combined financial statements and AAAC's results of operations after the merger.

The following unaudited pro forma combined financial statements have been prepared using two different levels of approval of the Transaction by the AAAC stockholders, as follows:

* Assuming Maximum Approval: This presentation assumes that 100% of AAAC stockholders approve the Transaction; and

* Assuming Minimal Approval: This presentation assumes that only 80.01% of AAAC stockholders approve the Transaction and the remaining 19.99% all vote against the acquisition and elect to exercise their conversion rights.

We are providing this information to aid you in your analysis of the financial aspects of the Transaction. The unaudited pro forma condensed consolidated financial statements described above should be read in conjunction with the historical financial statements of Hunan Tongxin and AAAC and the related notes thereto.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

Unaudited Pro Forma Condensed Combined Statement of Income
(Maximum Approval Assumption)
At December 31, 2006
(in US dollars, in thousand)

                                                                             PRO-FORMA     COMBINED
                                                                            ADJUSTMENTS    PRO-FORMA
                                                                             (ASSUMING     (ASSUMING
                                                                              MAXIMUM       MAXIMUM
                                                  TONGXIN        AAAC        APPROVAL)     APPROVAL)
                                                -----------   ----------   ------------   ----------
Revenue
   Revenues (Net)                               $    66,205   $       --     $    --      $   66,205
COST OF REVENUE
   Cost of good sold                                 47,741                                   47,741
                                                -----------   ----------     -------      ----------
   Gross profit                                      18,464           --                      18,464
OPERATING EXPENSES
                                                                                                  --
   Selling, general and administrative                8,492                    7,818(G)       16,310
                                                -----------   ----------     -------      ----------
                                                                                                  --
                                                -----------   ----------     -------      ----------
OPERATING INCOME                                      9,972           --      (7,818)          2,154
   Interest income                                       --        1,308         432(H)         876
   Interest expense                                  (1,707)          --                      (1,707)
   Other income, net                                    400                                      400
   Unrealized loss on warrant liability                  --       (3,783)                     (3,783)
   Formation and operating costs                         --         (637)                       (637)
                                                -----------   ----------     -------      ----------
      TOTAL OTHER INCOME (EXPENSE)                   (1,307)      (3,112)       (432)         (4,581)
NET INCOME (LOSS) BEFORE TAXES                        8,665       (3,112)      8,250          (2,697)
   Income tax provision                              (2,946)        (458)        173(H)       (3,231)
                                                -----------   ----------     -------      ----------

NET INCOME (LOSS)                               $     5,719   $   (3,570)    $(8,077)     $    (5,928)
                                                ===========   ==========     =======      ===========
Weighted average common shares outstanding
      Basic                                      72,521,705
                                                               6,380,250                   10,880,250
      Diluted                                    72,521,705
                                                               6,380,250                   10,880,250
                                                ===========   ==========                  ===========
Income (loss) per share:
      Basic                                     $    0.0786   $
                                                                 (0.5595)                 $   (0.5448)
      Diluted                                   $    0.0786   $
                                                                 (0.5595)                 $   (0.5448)
                                                ===========   ==========                  ===========



Unaudited Pro Forma Condensed Combined Statement of Income
(Minimum Approval Assumption)
At December 31, 2006
(in US dollars, in thousand)


                                                                              PRO FORMA     COMBINED
                                                                             ADJUSTMENTS    PRO FORMA
                                                                              (ASSUMING     (ASSUMING
                                                     HUNAN                     MINIMUM       MINIMUM
                                                    TONGXIN        AAAC       APPROVAL)     APPROVAL)
                                                  -----------   ----------   -----------   ----------
Total revenue (net)                               $    66,205   $        0    $    0       $   66,205
                                                                                           ----------
COST OF REVENUE
      Cost of good sold                           $    47,741   $        0    $    0       $   47,741
                                                  -----------   ----------    ------       ----------
Gross profit                                      $    18,464   $        0    $    0       $   18,464
OPERATING EXPENSES
      Selling, general and administrative         $     8,492   $        0    $7,818(G)    $   16,310
                                                  -----------   ----------    ------       ----------
                                                                                                   --
                                                  -----------   ----------    ------       ----------
OPERATING INCOME                                  $     9,972   $        0    $(7,818)     $    2,154
      Interest income                             $     1,707       $1,308      (602)(H)          706
      Interest expense                            $    (1,707)  $        0    $    0       $   (1,707)
      Other Income                                        400                                     400
      Unrealized loss on warrant liability        $         0   $   (3,783)   $    0       $   (3,783)


Formation and operating costs          $         0   $     (637)   $    0       $     (637)
                                       -----------   ----------   -------       ----------
TOTAL OTHER INCOME (EXPENSE)           $    (1,307)  $   (3,112)    ($602)      $   (5,021)
Net income(loss) before taxes          $     8,665      ($3,112)  ($8,420)          (2,867)
Income tax provision                       ($2,946)       ($458)    ($241)(H)      ($3,163)
                                       -----------   ----------   -------       ----------
Net income(loss)                       $     5,719      ($3,570)   (8,179)          (6,030)
Basic                                   72,521,705
                                                      5,374,504                  9,874,504
Diluted                                 72,521,705
                                                      5,374,504                  9,874,504
                                       -----------   ----------                 ----------
Income(loss) per share
Basic                                  $    0.0786
                                                       ($0.6642)                  ($0.6107)
Diluted                                $    0.0786
                                                       ($0.6642)                  ($0.6107)


Unaudited Pro Forma Condensed Combined Balance Sheet
(Maximum Approval Assumption)

At September 30, 2007,

(US dollars, in thousand)


                                                                        PRO-FORMA      COMBINED
                                                                       ADJUSTMENTS    PRO-FORMA
                                                                        (ASSUMING     (ASSUMING
                                                                         MAXIMUM       MAXIMUM
                                                 TONGXIN     AAAC       APPROVAL)     APPROVAL)
                                                 -------   -------   --------------   ---------
ASSETS
Current assets
   Cash and cash equivalents                     $ 7,646   $    60   $ 39,912 (A)      $ 28,591
                                                                      (13,000)(B)
                                                                       (4,100)(B)
                                                                       (1,207)(E)
   Accounts receivable, net                       16,902        --         --            16,902
   Inventories                                    15,403        --                       15,403
   Investments held in trust                          --    39,192    (39,192)(A)            --
   Other receivables                               4,309        --                        4,309

   Other receivables due related party            10,056        --         --            10,056
   Deferred tax assets                             1,710       358         --             2,068
   Prepaid expenses and other current assets       1,635        --         --             1,635
   Advanced suppliers                              1,760                   --             1,760
                                                 -------   -------   --------          --------
      Total current assets                        59,421    39,610    (18,307)           80,724
   Property and equipment, net                    24,002        --         --            24,002
   Land occupancy rights                           1,876        --     (1,876)(B)            --
   Investments in operating businesses             5,225        --         --             5,225
   New goodwill                                                        11,828 (B)        11,192
   New intangible assets                                               20,447 (B)        21,083
                                                                           --                --
                                                 -------   -------   --------          --------
      Total assets                               $90,524   $39,610   $ 12,092          $142,226
                                                 =======   =======   ========          ========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
   Accounts payable                              $16,215   $         $     --          $ 16,215
   Short-term bank loans                          15,871        --                       15,871
   Short-term bank loans from related parties      6,974        --                        6,974
   Accrued expenses                                4,894       383                        5,277
   Accrued income tax payable                     11,068        --                       11,068
   Warrant liability                                  --     9,599                        9,599
   Dividend payable                                5,279        --                        5,279
   Advances to customers                           2,813        --                        2,813
   Deferred underwriters fee                          --       966       (966)(E)            --
                                                                                             --
                                                 -------   -------   --------          --------
      Total current liabilities                   63,114    10,948       (966)           73,096

   Long-term debt, net of current maturities       4,394        --                        4,394
   Long-term payables                                630        --                          630
                                                                                             --
                                                 -------   -------   --------          --------
      Total Liabilities                           68,138    10,948       (966)           78,120
                                                 -------   -------   --------          --------
   Common stock, subject to possible
      redemption, 1,005,746 shares at
      redemption value                                --     7,829     (7,829)(C)            --
Stockholders' equity (deficit)
   Preferred stock                                    --        --         --                --
   Common stock                                       --         6         34 (B)            40
   Additional paid-in-capital                      8,762    22,327     34,477 (B,C)      65,566
   Deficit accumulated during the development
      stage                                           --
   Reserve funds                                   1,994        --     (1,994)(B)            --
   Other Comprehensive Income                      2,421        --     (2,421)(B)            --
   Appropriated earnings                              --        --
   Accumulated other comprehensive income
   Retained earnings (accumulated deficit)         9,209    (1,500)    (9,209)(B,F)      (1,500)
                                                 -------   -------   --------          --------
      Total stockholders' equity (deficit)        22,386    20,833     20,887            64,106
                                                 -------   -------   --------          --------
      Total liabilities and stockholders'
         equity (deficit)                        $90,524   $39,610   $ 12,092          $142,226
                                                 =======   =======   ========          ========
                                                      --        --         --


Unaudited Pro Forma Condensed Combined Balance Sheet
(Minimum Approval Assumption)

At September 30, 2007,

(US dollars, in thousand)

                                                                      PRO-FORMA          COMBINED
                                                                     ADJUSTMENTS         PRO-FORMA
                                                                      (ASSUMING          (ASSUMING
                                                                       MINIMUM            MINIMUM
                                                 TONGXIN     AAAC     APPROVAL)          APPROVAL)
                                                 -------   -------   -----------        ----------
ASSETS
Current assets
   Cash and cash equivalents                     $ 7,646   $    60   $    31,363 (A,D)     $ 21,003
                                                                         (12,759)(B,E)
                                                                          (4,100)(B)
                                                                          (1,207)(E)
   Accounts receivable, net                       16,902        --        16,902           16,902

   Inventories                                    15,403        --            --           15,403
   Investments held in trust                          --   (39,192)      (39,192)              --
   Other receivables                               4,309        --            --            4,309
   Other receivables due related party            10,056        --            --           10,056
   Deferred tax assets                             1,710       358            --            2,068
   Prepaid expenses and other current assets       1,635        --            --            1,635
   Advanced suppliers                              1,760                      --            1,760
                                                 -------   -------   -----------         --------
      Total current assets                        59,421    39,610       (25,895)          73,136
   Property and equipment, net                    24,002        --                         24,002
   Land occupancy rights                           1,876        --         1,876 (B)           --
   Investments in operating businesses             5,225        --                          5,225
   New goodwill                                                           11,828 (B)       11,192
   New intangible assets                                                  20,447 (B)       21,083
                                                                                               --
                                                 -------   -------   -----------         --------
      Total assets                               $90,524   $39,610   $     4,504         $134,638
                                                 =======   =======   ===========         ========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
   Accounts payable                              $16,215   $         $                   $ 16,215
   Short-term bank loans                          15,871        --                         15,871
   Short-term bank loans from related parties      6,974        --                          6,974
   Accrued expenses                                4,894       383                          5,277
   Accrued income tax payable                     11,068        --                         11,068
   Warrant liability                                  --     9,599                          9,599
   Dividend payable                                5,279        --                          5,279
   Advances to customers                           2,813        --                          2,813

   Deferred underwriters fee                          --       966          (966)(E)           --
                                                                                               --
                                                 -------   -------   -----------         --------
      Total current liabilities                   63,114    10,948          (966)         73,096
   Long-term debt, net of current maturities       4,394        --                          4,394
   Long-term payables                                630        --                            630
                                                                                               --
                                                 -------   -------   -----------         --------
      Total Liabilities                           68,138    10,948          (966)          78,120
                                                 -------   -------   -----------         --------
   Common stock, subject to possible
      redemption, 1,005,746 shares at
      redemption value                                --     7,829                             --
Stockholders' equity (deficit)
   Preferred stock                                    --        --            --               --
   Common stock                                       --         6            (7)(D)           33
   Additional paid-in-capital                      8,762    22,327        26,896 (D,E)     57,985
   Deficit accumulated during the development
      stage                                           --
   Reserve funds                                   1,994        --        (1,994) (B)
   Other Comprehensive Income                      2,421        --        (2,421) (B)
   Appropriated earnings                              --        --
   Accumulated other comprehensive income                                                      --
   Retained earnings (accumulated deficit)         9,209    (1,500)       (9,209) (B,F)    (1,500)
                                                 -------   -------   -----------         --------
      Total stockholders' equity (deficit)        22,386    20,833        13,299           56,518
                                                 -------   -------   -----------         --------
      Total liabilities and stockholders'
         equity (deficit)                        $90,524   $39,610   $     4,504         $134,638
                                                 =======   =======   ===========         ========



Unaudited Pro Forma Condensed Combined Statement of Income
(Maximum Approval Assumption)

At September 30, 2007

(in US dollars, in thousand)


                                                                              PRO-FORMA     COMBINED
                                                                             ADJUSTMENTS    PRO-FORMA
                                                                              (ASSUMING     (ASSUMING
                                                                               MAXIMUM       MAXIMUM
                                                     TONGXIN       AAAC       APPROVAL)     APPROVAL)
                                                   ----------   ----------   -----------   ----------
Revenue
   Revenues (Net)                                  $   62,922   $       --    $   --       $   62,922

COST OF REVENUE
   Cost of good sold                                   43,066                                   43,066
                                                   ----------   ----------                 -----------
   Gross profit                                        19,856           --                      19,856
OPERATING EXPENSES
                                                                                                    --
   Selling, general and administrative                  7,270                    539 (G)         7,809
                                                                                                    --
                                                   ----------   ----------    ------       -----------
OPERATING INCOME                                       12,586           --      (539)           12,047
   Other income, net                                       73                    288 (H)            73
   Interest income                                         --        1,377       288 (H)         1,089
   Interest expense                                    (1,520)          --                      (1,520)
   Unrealized loss on warrant liability                    --        1,567                       1,567
   Equity in earnings(loss)of associated company            7                                        7
   Formation and operating costs                           --         (590)        1              (590)
                                                   ----------   ----------                 -----------
      TOTAL OTHER INCOME (EXPENSE)                     (1,440)       2,354      (288)              626
NET INCOME (LOSS) BEFORE TAXES                         11,146        2,354      (827)           12,673
   Income tax provision                                (3,625)        (100)     (115)(H)        (3,840)
                                                   ----------   ----------    ------       -----------
NET INCOME (LOSS)                                  $    7,521   $    2,254    $ (942)      $     8,833
                                                   ==========   ==========    ======       ===========
Weighted average common shares outstanding
   Basic                                           72,521,705    6,380,250                 $10,880,250
   Diluted                                         72,521,705    8,110,518                  12,610,518
                                                   ==========   ==========                 ===========
Income (loss) per share:
   Basic                                           $   0.1037   $   0.3533                 $    0.8118
   Diluted                                         $   0.1037   $   0.2779                 $    0.7004
                                                   ==========   ==========                 ===========


Unaudited Pro Forma Condensed Combined Statement of Income
(Minimum Approval Assumption)

At September 30, 2007

(in US dollars, in thousand)

                                                                              PRO-FORMA     COMBINED
                                                                             ADJUSTMENTS    PRO-FORMA
                                                                              (ASSUMING     (ASSUMING
                                                                               MINIMUM       MINIMUM
                                                     TONGXIN       AAAC       APPROVAL)     APPROVAL)
                                                   ----------   ----------   -----------   ----------
Revenue
   Revenues (Net)                                  $   62,922   $       --    $            $   62,922
COST OF REVENUE
   Cost of good sold                                   43,066                                  43,066
                                                   ----------   ----------                 ----------
   Gross profit                                        19,856           --                     19,856
OPERATING EXPENSES
                                                                                                   --
   Selling, general and administrative                  7,270                    539 (G)        7,809
                                                                                                   --
                                                   ----------   ----------    ------       ----------
OPERATING INCOME                                       12,586           --      (539)          12,047
   Other income, net                                       73                                      73
   Interest income                                         --        1,377      (637) (H)         740
   Interest expense                                    (1,520)          --                     (1,520)
   Unrealized loss on warrant liability                    --        1,567                      1,567
   Equity in earnings(loss)of associated company            7                                       7
   Formation and operating costs                           --         (590)                      (590)
                                                   ----------   ----------    ------       ----------
      TOTAL OTHER INCOME (EXPENSE)                     (1,440)       2,354      (637)             277
NET INCOME (LOSS) BEFORE TAXES                         11,146        2,354    (1,176)          12,324
   Income tax provision                                (3,625)        (100)       25 (H)       (3,701)
                                                   ----------   ----------    ------       ----------
NET INCOME (LOSS)                                  $    7,521   $    2,254    $ (209)      $    8,623
                                                   ==========   ==========    ======       ==========
Weighted average common shares outstanding
   Basic                                           72,521,705    5,374,504                  9,874,504
   Diluted                                         72,521,705    7,104,772                 11,604,772
                                                   ==========   ==========                 ==========
Income (loss) per share:
   Basic                                           $   0.1037   $   0.4194                 $   0.8733
   Diluted                                         $   0.1037   $   0.3173                 $   0.7431
                                                   ==========   ==========                 ==========


1. DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION

On July 25, 2007 AAAC announced that it signed an Equity Acquisition Agreement ("EAA") and Key Employees Employment Agreement ("KEOA") with Hunan Tongxin Enterprise Co., Ltd., ("Hunan Tongxin") pursuant to which AAAC will acquire 100% of the shares of Hunan Tongxin. The purchase price for the shares of Hunan Tongxin is equal to the sum of $13 million in cash, plus 4,500,000 common shares of AAAC valued at $ $35.7 million based upon an average closing price of $7.93 from July 24, 2007 through July 31, 2007.

2. PRO FORMA ADJUSTMENTS

DESCRIPTIONS OF THE ADJUSTMENTS INCLUDED IN THE UNAUDITED PRO FORMA BALANCE SHEET AND STATEMENTS OF OPERATIONS ARE AS FOLLOWS:

(A) To record the reclassification of funds held in trust by AAAC which are to be released upon the earlier of completion of an acquisition or liquidation of AAAC. As of September 30, 2007 the balance of the trust account was $39.192 million.

(B) To record the payment of $48.7 million purchase price ($13.0 million cash and $35.655 million stock) for the purchase of TX, the recording of $ 4.1 million of costs related to the transaction, and the allocation of the purchase price of the assets acquired and liabilities assumed as follows (in thousands):

(in thousands)


Calculation of Allocable Purchase Price:
Cash to be paid                                                      $ 13,000
Common stock (4,500,000 million shares valued) an average closing
   price of $7.93 from July 24, 2007 through July 31, 2007             35,685
                                                                     --------
AAAC additional transactions costs                                      4,100
                                                                     --------
Total allocable purchase price                                         52,785
                                                                     --------
Estimated Allocation of Purchase Price at September 30, 2007
Cash                                                                    7,646
Accounts receivable, net                                               16,902

Inventories                                                            15,403
Other current assets                                                   17,760
P&E                                                                    24,002
Other assets                                                            5,225
Goodwill                                                               11,828
Intangible assets                                                      20,447
Deferred tax asset                                                      1,710
Accounts payable                                                      (19,028)
Notes Payable                                                         (27,869)
Accrued expenses and other                                            (21,241)
                                                                     --------
Hunan Tongxin Net Asset Acquired                                       52,785
                                                                     --------

* The purchase price allocation has not been finalized and is subject to change upon recording of actual transaction costs and completion of appraisals of intangible assets.

(C) Assuming maximum approval, reclassify common stock subject to redemption to permanent equity. This amount, which immediately prior to this transaction was being held in the trust account, represents the value 1,005,746 shares of common stock which may be converted into cash by AAAC shareholders.

(D) Assuming minimum approval and the election by shareholders to convert their shares into cash. This amount, which immediately prior to this transaction was being held in the trust account, represents the value of 1,005,746 shares of common stock which may be converted into cash by AAAC shareholders.

(E) To record payment to the underwriters for the non-accountable expenses deposited in trust account which becomes due upon the consummation of the Acquisition.

In the event of minimum approval, the underwriters have agreed to forfeit, on a pro rata basis, the underwriter fee due to them.

(F) Adjustment to eliminate TX's historical equity.

(G) Record amortization of intangibles identified in the acquisition as described in Note 3.

(H) Reduction of interest income earned on trust account described in Note 2 (Approximately 33%).

(i) pro forma net income per share was calculated by dividing pro forma net income by the weighted average number of shares outstanding as follows:


                                                                Year Ended
                                                           December 31, 2006(1)
                                                       ----------------------------
                                                         Maximum           Minimum
                                                        Approval          Approval
                                                         (100%)          (80.01%)(2)
                                                       ----------        ----------
Shares to be issued to Hunan Tongxin management
 after close of Transaction                             4,500,000         4,500,000
Weighted average shares outstanding in AAAC             6,380,250         5,374,504
                                                       ----------        ----------
Weighted average basic and diliuted shares,
 assuming a January 1, 2006 transaction date           10,880,250         9,874,504
                                                       ==========        ==========



(1) assumes all shares were issued on (or prior) to the assumed transaction date of January 1, 2006



(2) Assumes full redemption of 1,005,746 shares in conjunction with minimum approval




                                                                    Year Ended
                                                               September 30, 2007(1)
                                                           ----------------------------
                                                             Maximum           Minimum
                                                            Approval          Approval
                                                             (100%)          (80.01%)(2)
                                                           ----------        ----------
Shares to be issued to Hunan Tongxin management
 after close of Transaction                                 4,500,000         4,500,000
Weighted average shares outstanding in AAAC                 6,380,250         5,374,504
                                                           ----------        ----------
Weighted average basic shares, assuming a January
 1, 2006 transaction date                                  10,880,250         9,874,504
                                                           ==========        ==========
Net dilution of warrants and options, utilizing the
 treasury stock method                                      1,730,268         1,730,268
Weighted average diluted shares, assuming a January
 1, 2006 transaction date                                  12,610,518        11,604,772
                                                           ==========        ==========



(1) assumes all shares were issued on (or prior) to the assumed transaction date of January 1, 2006



(2) Assumes full redemption of 1,005,746 shares in conjunction with minimum approval

THE SHARES UNDERLYING THE UNDERWRITER'S PURCHASE OPTION HAVE NOT BEEN CONSIDERED SINCE THE RELATED EXERCISE PRICE IS IN EXCESS OF THE AVERAGE MARKET PRICE DURING THE PERIOD. THERE ARE NO OTHER DILUTED INSTRUMENTS IN AAAC.

3. PURCHASE ACCOUNTING ADJUSTMENT

Under the purchase method of accounting, the total preliminary purchase price has been allocated to the net tangible and intangible assets acquired and liabilities assumed, based on various preliminary estimates of their fair values. Tongxin had engaged a third party appraiser to assist it to perform a valuation of the acquired intangible assets in accordance with Statement of Financial Accounting Standard ("SFAS") No. 141, Business Combinations. Some of the work commenced shortly after the consummation of the definitive agreement and the valuation will be finalized after the completion of the acquisition. Management estimates that the majority of the purchase price in excess of current recorded values will be allocated to non-amortizable intangible assets. The preliminary work performed by management and the third party valuation specialists has been considered in management's estimates of the fair values reflected in these unaudited pro forma condensed combined financial statements. Management's estimates and assumptions are subject to change upon the finalization of the valuation and may be adjusted in accordance with Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations. The purchase price allocation is not finalized. Management has assumed that carrying value approximates fair value for the tangible assets and liabilities of Hunan Tongxin. The intangible assets acquired will include:

*    the Hunan Tongxin trademark and trade name,

*    customer relationships,


*    customer order backlog,

*    land use rights in China, and

*    goodwill

Some of these assets, such as goodwill and the Hunan Tongxin trademark and trade name will be non-amortizable; other assets will be amortized over their useful lives ranging from one to ten years except for land use rights, which in China are provided for 99 years. Since Hunan Tongxin has been in operation for 23 years, 76 years will be used to amortize land use rights.

Under the purchase method of accounting, the total estimated purchase price of $52.785 million was allocated to Hunan Tongxin's net tangible and intangible assets based on their estimated fair values as of September 30, 2007. Intangible assets are amortized utilizing the estimated pattern of the consumption of the economic benefit over their estimated lives, ranging from one to ten weighted average years of economic benefit except for land use rights where the economic benefit extends over 76 years. Based on the preliminary third party valuation and other factors as described above, the preliminary estimated purchase price and amortization was estimated as follows (in thousands):

                                                   Preliminary
                                                  Purchase Price
                                                    Allocation    Asset Life
                                                  -------------   ----------
Tangible assets:                                    $ 88,648      various
Less liabilities assumed                              68,138
                                                    --------
Net tangible assets acquired                          20,510
Amortizable intangible assets:                        17,780
   Customer Relationships                              1,230      10 years
   Customer Backlog                                    7,100      6 months
   Land Use Rights                                     7,700      76 years
   Patented/Trade Secrets                              1,750      10 years
Trademark and trade name                               2,667      Indefinite
Goodwill                                              11,828      Indefinite
                                                    --------
Total preliminary purchase price allocation and
   estimated direct transaction costs                 52,785
                                                    --------

* Land use rights' estimated value is based on a fair market valuation from an independent appraiser less the land grant fee paid by Tongxin in 1984. The original grant was for a period of 100 years; there are 76 years remaining under the grant.

* Tongxin has three registered trademarks in the PRC that are registered through 2012-2016. AAAC was provided a fair market value of $2,667,000 for these assets by an independent appraiser.

* The estimated fair market value for the 4 patents registered by Tongxin was derived by what the company believes is the competitive piece cost the company enjoys multiplied times the number of pieces produced and sold for the entire 2007 calendar year. The $1,750,000 is the result of this calculation. The remaining time of patent protection as well as the useful life of the competitive advantage varies by patent.

* Customer relationships are valued on the excellent relationship that Mr. Zhang, CEO of Tongxin, has with his customers. We believe that without his personal involvement Tongxin's revenue would decrease by 10%. We applied this 10% to 2007 projected revenues of $100 million and then applied the Anticipated Net Income margin of 12.3% to arrive at the estimated value of $1,230,000.

* Customer backlog is estimated based upon the backlog of unsigned customer contracts for the remainder of 2007 calendar (new custom contracts are signed each year in January/February timeframe) Customer order backlog is based on firm orders in the system as of June 30, 2007. We priced these orders based on current sale's price and arrived at estimated revenue of $57.7 million for the remainder of 2007. Although additional orders will be put into the order system as we get closer to the end of the year it is not anticipated this number will change due to the contractual agreements that Tongxin has with its customers. These contracts run from January 1 through December 31 each year even though Tongxin is released as the supplier of choice for a longer period, prices and terms must be renegotiated at the beginning of each year. We believe the fair value of these orders can only be applied for the remainder of the contact period. We applied the estimated Net Income margin to the $57.7 million in revenue to arrive at the estimated value of $7,100,000.

Amortization expense for the year ended December 31, 2006 was calculated to be approximately $7,500 and $300,000 for the nine months ended of September 30, 2007.

Amortization expense for the five years subsequent to December 31, 2006, are approximately as follows:

2007             718
2008             400
2009             400
2010             400
2011             400
Thereafter     7,962
             -------
             $10,280

DIRECTORS AND MANAGEMENT

Directors and Management following the consummation of the Business Transaction.

At the effective time of the consummation of the Business Transaction the compensation agreements of the officers of Tongxin International will be unknown. Reference to Risk Factor under "RISKS RELATED TO OWNERSHIP OF OUR STOCK". The board of directors and officers of TI and the executive management of Hunan Tongxin will be as follows:

Name                   Age                          Position
----                   ---   ------------------------------------------------------
William R. Herren       61   Director, Chairperson of  the Board, CEO and Co-President
Rudy Wilson             58   Director, COO, Executive Vice President
David J. Brophy         70   Director
Pilar Albiac-Murillo    51   Director
William Zielke          62   Director
Duanxiang Zhang         57   Director, Vice Chairperson of the Board, Co-President
Weiwu Peng              55   Director, Executive Vice President
Ai Xing                 36   Director
Xiao Tangbing           55   Director

DIRECTORS

William R. Herren, Director, has served as chairman of the board of AAAC since its inception. Mr. Herren was employed with General Motors and its subsidiary Delphi, the largest global automotive vehicle/component manufacturer. From July 1999 to June 2002, he was executive director of marketing, sales, planning and M&A for Delphi Energy and Chassis Systems. From 1996 to 1999, in addition to his responsibility as executive director, Mr. Herren also managed Delphi's Exhaust business unit. From 1993 to 1996 he served as executive director of Delphi Saginaw's marketing, sales, planning and M&A. From 1986 through 1993 he directed several Saginaw business units including Final Drive, Engine Drive and Steering Systems

Rudy Wilson, Director, has served as the chief executive officer of AAAC and a member of the AAAC board of directors since its inception. From January 1997 to December 2003, he was responsible for various foreign funded investments in Asia for several Delphi Energy and Chassis Systems business lines. Mr. Wilson was assigned to Beijing, China from May 1993 through 1997 directing the development of Delphi Saginaw's initial investment projects in China, India and ASEAN. During the assignment in China he served on the board of directors of Delphi Lingyun Driveshaft, Delphi Xiaoshan Steering and Delphi Malaysia. From 1976 through 1993 Mr. Wilson held a variety of assignments with General Motors component operations and advanced manufacturing engineering staff.

David J. Brophy, Director, has served as the chief financial officer and a member of the AAAC board of directors since its inception. As a member of the Finance Faculty at The University of Michigan School of Business Administration from 1968 to the present, and Director of its Center for Venture Capital and Private Equity Finance since 1992, he assists emerging and mid-sized companies. Dr. Brophy is a founding member of the editorial board of the Journal of Private Equity and the International Journal of Venture Capital. His advisory and consultant activities in the public and private sector include such funds as Compass Technology Partners, Plymouth Ventures, and Bio-Star Ventures and various government agencies in the United States, Australia and France.

Pilar Albiac-Murillo, Director, is Director of Remy International's Mexican manufacturing operations. Ms. Albiac brings over 25 years automotive experience from General Motors and Delphi including assignments in Europe and North America.

William Zielke, Director, has over 30 years automotive experience including an expatriate assignment in Europe. Bill has been involved in the China automotive market For 14 years. He has served on various boards of directors with supplier firms in China, Saudi Arabia. Mexico, Belgium and Korea. As part of his role on the various boards, he has served on various committees including the audit committee. Bill has authored board training modules and conducted board training. Outside the automotive arena Bill is currently the Treasurer of a Brazilian/USA Joint Venture located in the USA. He has served as both President and Treasurer of civic organizations as well.


Ai Xing, Director, brings a background in mechanical engineering and 15 years electronics software experience in both the US and China. Mr., Ai is currently employed with IBM (Canada).

Xiao Tangbing, Director, brings a background in business administration and over 30 years experience in China's machinery and electronics controls industry. He is currently chairman and general manager of Changsha Machinery and Electronic Equipment, Inc.

MANAGEMENT OF HUNAN TONGXIN

Zhang Duanxiang, Director of TI and Chief Executive Officer of Hunan Tongxin, is currently president of Hunan Tongxin Enterprise Co., Ltd. He has over 20 years of management experience in the Chinese automotive industry and under his leadership, the company has become one of the top 50 companies in Hunan Province. His work lead to successful establishment of the "Hunan Tongxin" brand within the China vehicle body industry segment. During the past five years Mr. Zhang also has been recognized as one of the top 10 outstanding economic business executives and recognized twice as an excellent private entrepreneur in Hunan province. In addition Mr. Zhang is also a committee member of China Private Entrepreneur Association, premier vice president of Hunan Private Entrepreneur Association, vice president of Hunan Mechanical Industry Association, and vice president of Changsha Commercial Association.

Peng Weiwu, Director of TI and Chief Operating Officer of Hunan Tongxin is currently general manager of Hunan Tongxin Enterprise Co., Ltd. Mr. Peng's experience spans over 20 years within the Chinese automotive industry primarily in the sales area. As an executive with the Company Mr. Peng has been instrumental in increasing the company's business revenues and profits. His understanding of the vehicle body segment has enabled the Company to take advantage of the growth in the commercial vehicle segment. Through his leadership Mr. Peng was responsible for improving the firm's production process and enhancing product development resulting in the development of 128 brand products and 9 product series in the past 22 years. In 2003, the Company's "Thin Stamping Process and Design Theory in Vehicle Manufacturing Application" was awarded the first prize by the China Institute of Technology.

There are no material arrangements or agreements relating to compensation of Mr. Herren to serve as CEO, and Mr. Wilson to serve as COO for TI. Messrs. Herren and Wilson have agreed to serve in their respective positions with TI for a period of two years following the consummation of the business transaction. They both have agreed to have the compensation committee of the board of directors to establish their compensation post transaction. The compensation committee will be made up of all independent directors.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS OF AAAC

During the fiscal year ended December 31, 2006, AAAC's board of directors did not hold any meetings. Although AAAC does not have any formal policy regarding director attendance at annual stockholder meetings, AAAC attempts to schedule its annual meetings so that all of its directors can attend. In addition, AAAC expects its directors to attend all board and committee meetings and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

INDEPENDENCE OF DIRECTORS

In anticipation of being listed on the NASDAQ Global Market, TI will elect to follow the rules of NASDAQ Global Market in determining whether a director is independent. The board of directors of TI also will consult with the Company's legal counsel to ensure that the board's determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. Consistent with these laws and regulations the board of directors of Tongxin International will include nine directors five of which will be independent directors.


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

AAAC currently does not have an independent board of directors and is not required to have one.

AUDIT COMMITTEE

In anticipation of being listed on the NASDAQ Global Market, TI will establish an audit committee to be effective at the consummation of the stock acquisition. As required by NASDAQ Global Market listing standards, the audit committee will be comprised of at least three independent directors who are also "financially literate." The listing standards define "financially literate" as being able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement. Each audit committee member will have an understanding of generally accepted accounting principles and financial statements, the ability to assess the general application of such principles in connection with the company's financial statements, including estimates, accruals and reserves, experience in analyzing or evaluating financial statements of similar breadth and complexity as the company's financial statements, an understanding of internal controls and procedures for financial reporting and an understanding of audit committee functions.

AUDIT COMMITTEE FINANCIAL EXPERT

The board of directors will identify a director of Tongxin International who will qualify as an "audit committee financial expert" within the meaning of all applicable rules.

CURRENT AAAC BOARD OF DIRECTORS

The entire Board of Directors of AAAC has acted as the Audit Committee.

INDEPENDENT AUDITORS' FEES

Rothstein & Kass LLP acts as AAAC's principal auditor.

AUDIT FEES

During the fiscal year ended December 31, 2006, AAAC paid, AAAC's principal accountant $ 62,450 for the services they performed in connection with the initial public offering, including the financial statements included in the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 31, 2006, $24, 900 in connection with the review of the Quarterly Report on Form 10-QSB, and approximately $ 24,800 in connection with the December 31, 2006 audit and Form 10-QSB.

AUDIT-RELATED FEES

During 2006, AAAC's principal accountant did not render assurance and related services reasonably related to the performance of the audit or review of financial statements.

TAX FEES


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

During 2006, AAAC did not make any payments for tax services.

ALL OTHER FEES

During 2006, there were no fees billed for products and services provided by the principal accountant to AAAC other than those set forth above.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

In accordance with Section 10A(i) of the Securities Exchange Act of 1934, before the company engages its independent accountant to render audit or permitted non-audit services, the engagement will be approved by the audit committee.

CODE OF CONDUCT

In anticipation of the equity acquisition, the board of directors of TI will adopt a Code of Conduct that applies to TI's directors, officers and employees. A copy of the form of TI's Code of Ethics has been filed as Annex G to this proxy statement/prospectus. Requests for copies of TI's Code of Conduct should be sent in writing to Asia Automotive Acquisition Corporation, 199 Pierce Street, Suite 202,Birmingham, MI 48009 Attention: David J. Brophy

AAAC has not yet adopted a formal code of ethics statement because the board of directors evaluated the business of the company and the number of employees and determined that since the business is largely limited to maintaining its cash investments while its searches for a target company and consummates an acquisition and the only persons acting for AAAC are the four directors there of which are officers, general rules of fiduciary duty and federal and state securities laws are adequate ethical guidelines.

COMPENSATION COMMITTEE INFORMATION

In anticipation of being listed on the NASDAQ Global Market TI will establish a compensation committee. The purpose of the compensation committee will be to administer the company's equity plans, including authority to make and modify awards under such plans.

NOMINATING COMMITTEE INFORMATION

In anticipation of being listed on the NASDAQ Global Market, TI will form a nominating committee. The nominating committee will be responsible for overseeing the selection of persons to be nominated to serve on TI's board of directors. The nominating committee will consider persons identified by its members, management, stockholders, investment bankers and others. A copy of the form of nominating committee charter is attached as an annex to this proxy statement/prospectus.

AAAC does not have any restrictions on stockholder nominations under its certificate of incorporation or by-laws. The only restrictions are those applicable generally under Delaware corporate law and the federal proxy rules. Prior to the consummation of the Equity Acquisition Agreement, AAAC has not had a nominating committee or a formal means by which stockholders can nominate a director for election. Currently the entire board of directors decides on nominees, on the recommendation of one or more members of the board. None of the members of the board of directors are "independent." Currently, the board of directors will consider suggestions from individual stockholders, subject to evaluation of the person's merits. Stockholders may communicate nominee suggestions directly to any of the board members, accompanied by biographical details and a statement of support for the nominees. The suggested nominee must also provide a statement of consent to being considered for nomination. Although there are no formal criteria for nominees, the board of directors believes that persons should be actively engaged in business endeavors, have a financial background, and be familiar with acquisition strategies and money management.

Because the management and directors of AAAC are the same persons, the board of directors has determined not to adopt a formal methodology for communications from stockholders on the belief that any communication would be brought to the boards' attention by virtue of the co-extensive employment.

DIRECTOR COMPENSATION

TI intends to pay its non-employee directors a yearly retainer of $24,000 and $3,000 for each board meeting, and $1,000 for each committee meeting that they attend, as well as reimburse their expenses incurred in attending meetings.

AAAC's directors do not currently receive any cash compensation for their service as members of the board of directors.

EXECUTIVE COMPENSATION HUNAN TONGXIN EXECUTIVE OFFICERS The following sets forth summary information concerning the annual compensation paid by the Hunan Tongxin to Mr. Zhang and Mr. Peng during the last two fiscal years.

Name               Year   Salary    Bonus
----               ----   ------   ------
Zhang Duyanxiang   2006   $6,153   $4,492
                   2005   $6,153   $4,369
Peng Weiwu         2006   $5,128   $3,333
                   2005   $5,128   $3,379

Not included in the above table were dividends declared by Hunan Tongxin and paid to Mr. Zhang and Mr. Peng in each of the fiscal years 2005 and 2006. Since its formation, Hunan Tongxin has granted no stock options or stock appreciation rights, any awards under long-term incentive plans, or any other non-cash compensation.

EXECUTIVE COMPENSATION DETERMINATION

Mr. Zhang Duanxiang and Mr. Peng Weiwu have each enter into a Key Employee Employment Agreement (Annex B) and each will enter into a Management Employment Agreement (Schedule F) with TI. The Key Employee Employment Agreement was effective at the time of the signing of the Equity Acquisition Agreement and covers the period up to the consummation of the business transaction. The Management Employment Agreement will become effective at the time of the first board meeting of TI (anticipated to be within 2 weeks from the special shareholder meeting) and will have a term of 2 years.

Mr. Zhang will be employed as the Chief Executive Officer of Hunan Tongxin and Vice Chair of Tongxin International and Mr. Peng will be employed as Chief Operating Officer of Hunan Tongxin.

Both will be members of the board of directors and officers of Tongxin International. The Agreements will provide for an annual salary and a discretionary cash bonus based on performance of Hunan Tongxin and other criteria, as the compensation committee determines. The executives will be entitled to other benefits currently in place between executive management and Hunan Tongxin. The Agreements will be terminable by Tongxin International for death, disability and cause. The Agreements contain provisions for the protection of confidential information and a three-year-after employment non-competition period within China.

Messrs. Zhang and Peng are currently equity holders in Hunan Tongxin and they along with the other 51 management people that are also equity holders in Hunan Tongxin and are all signatories to the Equity Acquisition Agreement will receive $13 million and 4,500,000 of shares in Tongxin International. In addition, as non officers of Tongxin International the 51 members of management will receive a salary as determined by Hunan Tongxin. As a part of this transaction the 53 members of management have agreed to the following material terms of a key employment agreement.

The entire Management Employment Agreement is included as Schedule F in the proxy statement/prospectus filing. In addition to Messrs. Zhang and Peng, there are 51 additional members of management that will be required to sign the Management Employment Agreement prior to the first board meeting of TI. These 51 members of management have signed the Key Employees Employment Agreement effective with the signing of the Equity Acquisition Agreement. The purpose of this KEEA is to assure that the key employees of Hunan Tongxin will be available to TI. The material terms of For the Management Employment Agreement are as follows: the term of employment is for two years from the date of the first board meeting of TI, the employee will perform the functions and responsibilities assigned to them by the company, the salary of the employee will be set by the company, expenses incurred by the employee in performing his job will be reimbursed by the company, the employee will protect all confidential information and not disclose to a 3rd party, for a period of 36 months following the termination of the employee's employment he will not hire or attempt to hire any employee of the company, for a period of 12 months following the termination. In addition he will not be employed by a competitor of the company for a period of 36 months following termination. With 30 days notice the company can terminate this agreement, the employee will give the company 30 days notice if he chooses to terminate his employment with the company, and finally any item not covered by this agreement will be decided based on discussion.

AAAC EXECUTIVE OFFICERS

No executive officer of AAAC has received any cash or non-cash compensation for services rendered to AAAC. Each executive officer has agreed not to take any compensation prior to the consummation of a business combination.

Commencing April 19, 2006 and ending upon the acquisition of a target business, AAAC has paid and will continue to pay an administrative services fee totaling $7,500 per month to ADC for providing AAAC with office space and certain office and secretarial services. Other than this $7,500 per month in fees, no compensation of any kind, including finders and consulting fees, has been or will be paid to any of the AAAC stockholders existing prior to its initial public offering, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, AAAC stockholders existing prior to its initial public offering have been and will continue to be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AAAC

The Company presently occupies office space provided by Asia Development Capital, an affiliate and stockholder of the Company. ADC has agreed that until the Company consummates a business combination it will make such office space, as well as certain office and secretarial services available to the Company for a fee of $7,500 per month.

The Company has engaged Rodman & Renshaw, (the representative of the underwriters), on a non-exclusive basis, as the Company's agent for the solicitation of the exercise of the warrants. To this extent, consistent with the guidelines of the NASD and the rules and regulations of the SEC, the Company has agreed to pay the representative for bona fide services rendered a commission equal to 2.5% of the exercise price for each warrant exercised more than one year after the date of the proxy statement/prospectus if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative's services may also include disseminating information, either orally or in writing, to warrant holders about the Company or the market for our securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the representative upon the exercise of the warrants if:

* The market price of the underlying shares of common stock is lower than the exercise price;

* The holder of the warrants has not confirmed in writing that the underwriters solicited the exercise;

*    The warrants are held in a discretionary account;

*    The warrants are exercised in an unsolicited transaction; or

* The arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

The Company has sold to Rodman & Renshaw, LLC (the" representative" of the underwriters), for $100, as additional compensation, an option to purchase up to a total of 350,000 units at a per-unit price of $10.00. The units issuable upon exercise of this option are identical to those offered except that the warrants included in this option have an exercise price of $6.65 (133% of the exercise price of the warrants included in the units sold in the initial offering).

The sale of the option will be accounted for as an equity transaction. Accordingly, the only impact on the Company's operating results will be the recording of the $100 proceeds from the sale. The Company has determined, based upon the Black-Scholes model, that the fair value of the option on the date of sale was approximately $3.10 per unit, for a $1,086,001 total, using an expected life of five years, volatility of 45.47% and a risk-free interest rate of 4.39%.

The volatility calculation of 45.47% is based on the 365-day average volatility of a representative sample of ten (10) companies with market capitalizations under $500 million that management believes to be engaged in the business of auto component parts (the "Sample Companies"). Because the Company does not have a trading history, the Company needed to estimate the potential volatility of its common stock price, which will depend on a number of factors, which cannot be ascertained at this time. The Company referred to the 365-day average volatility of the Sample Companies because management believes that the average volatility of such companies is a reasonable benchmark to use in estimating the expected volatility of the Company's common stock post-business combination. Although an expected life of five years was taken into account for purposes of assigning a fair value to the option, if the Company does not consummate a business combination within the prescribed time period and liquidates, the option would become worthless.

In addition to this option the Company will pay the underwriters (as listed in the Offering) an underwriting discount of 6% of the gross proceeds of which 2% of the gross proceeds is deferred until the consummation of a business combination.

Pursuant to the agreements with the Company and the Representative, the initial stockholders have waived their right to receive distributions with respect to their founding shares upon the Company's liquidation.

Certain of the Company's officers, directors, or their designees have agreed with the Representative that upon consummation of the Offering and during the 45 trading day period commencing on the later of the date that the securities comprising the units begin separate trading or sixty days following the consummation of the Offering, that they will purchase up to 320,000 warrants in the public marketplace at prices not to exceed $1.40 per Warrant. As of October 19,2007 , William R Herren, Rudy Wilson, and Chun Hao as officers and directors of the Company held 290,000 warrants to purchase the Company's securities.

The Initial Stockholders will be entitled to registration rights with respect to their founding shares pursuant to an agreement to be signed on the effective date of the Offering. The holders of the majority of these shares are entitled to make up to two demands that the Company register these shares at any time commencing three months prior to the second anniversary of the effective date of the Offering. In addition, the Initial Stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the second anniversary of the effective date of the Offering.

On February 8, 2006, five stockholders agreed with the representatives of the underwriters pursuant to which they agreed to purchase in aggregate up to $2,000,000 in warrants at prices not to exceed $1.40 per warrant during the 45 day trading period commencing on June 12, 2006. These entities have agreed that any warrants purchased by them pursuant to this agreement will not be sold or transferred until after a completed business combination. As of December 13, 2006 these five stockholders held 20,000 warrants to purchase the Company's securities.

TONGXIN INTERNATIONAL

As a public company, TI, neither directly nor indirectly nor through any subsidiary, will make loans, extend credit, maintain credit or arrange for the extension of credit or renew an extension of credit in the form of a personal loan to or for any director or executive officer of the company. This prohibition is in compliance with the provisions of the Sarbanes-Oxley Act of 2002. Moreover, AAAC and TI have adopted an audit committee charter that requires the audit committee to review and approve all related party transactions, assure compliance with the company's code of ethics, and monitor and discuss with the auditors and outside counsel policies and compliance with applicable accounting and legal standards and requirements.

HUNAN TONGXIN

Hunan Tongxin does not have a specific review, approval or ratification process, governing transactions with related persons, currently in place. TI will utilize the governance committee of the TI Board of Directors to review and approve all transactions with related persons in compliance with Item 404 of Regulation 5-K.

Hunan Tongxin did not have a promoter and/or certain control persons during the last five fiscal years.

BENEFICIAL OWNERSHIP OF SECURITIES

BENEFICIAL OWNERS OF MORE THAN 5% OF AAAC COMMON STOCK

Based upon filings made with the Securities and Exchange Commission under
Section 13(d) or Section 16(a) of the Exchange Act as of December 7, 2007, AAAC is aware of the following beneficial owners of more than 5% of any class of its voting securities who are listed in the table below:

                                            SHARES OF
                                           AAAC COMMON     APPROXIMATE PERCENTAGE OF      APPROXIMATE PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL OWNER (1)      STOCK      OUTSTANDING COMMON STOCK (2)   OUTSTANDING COMMON STOCK (3)
----------------------------------------   -----------   ----------------------------   ----------------------------
Jeffrey L. Feinberg (4)                     1,276,100               20.00%                          9.97%
Baupost Group LLC (5)                         493,590                7.74%                          4.53%
Balyasny Asset Management (6)                 355,500                5.57%                          3.36%
Global Capital LLC (7)                        312,000                4.90%                          3.63%
DB Zwirn (8)                                  329,000                5.16%                          3.02%
Cresendo (9)                                  320,000                5.02%                          2.94%

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise noted, we believe that all persons named in the table has sole voting and investment power with respect to all shares of our common stock beneficially owned by them.

(2) These amounts based upon pre-business combination aggregate of 6,380,250 shares outstanding including 1,349,000 insider shares and 5, 031,250 shares publicly held. Excludes shares issuable upon exercise of warrants.

(3) These amounts based upon post-business combination aggregate of 10,880,250 shares outstanding including 1, 349,000 insider shares, 5,031,250 shares publicly held and 4,500,000 shares for Hunan Tongxin Management. Also include shares issuable upon exercise of warrants.

(4) Mr. Feinberg's shares of AAAC Common Stock include 1,084,900 shares issuable upon exercise of warrants. The securities reported as held by Mr. Feinberg represent shares of Common Stock held by Mr. Feinberg in his personal account; JLF Partners I, L.P., JLF Partners II, L.P. and JLF Off Shore Fund, Ltd. to which JLF Asset Management LLC serves as the management company and/or investment manager. Mr. Feinberg is the managing member of JLF Asset Management, LLC. The business address of Mr. Feinberg and these entities is 2775 Via de la Valle, Suite 204, Del Mar, California 92014. This information is derived from a Form 3 filed by the above persons with the SEC on July 3, 2007, a Form 4 field by the above persons with the SEC on October 12, 2007 and a Schedule 13 G/A filed by the above persons with the SEC on December 7, 2007.

(5) The control person of the shares owned by The Baupost Group is Seth A. Klarman. The business address of The Baupost Group, LLC is: 10 St. James Avenue, Suite 2000 Boston, Massachusetts 02116. The foregoing information is derived from a Schedule 13G /A filed with the SEC on February 13, 2007.

(6) The control person of the shares owned by Atlas Global is Mr. Dmitry Balyasny. The business address of Atlas Global, LLC; Balyasny Asset Management L.P. and Mr. Dmitry Balyasny is: 181 West Madison, Suite 3600, Chicago, IL 60602.

     The foregoing information is derived from a Schedule 13G /A filed with the SEC on August 31, 2006.

(7) The control person of the shares owned by Globis Capital Management is Mr. Paul Packer. The business address of Mr. Paul Packer; Globis Capital Management, L.P. and Globis Capital LLC is: 60 Broad Street, 38th Floor, New York, New York 10004. The foregoing information is derived from a
     Schedule 13G /A filed with the SEC on May 17, 2006.

(8) The control person of the shares owned by Zwirn Holdings is Mr. Daniel B. Zwirn. The business address of Mr. Daniel B. Zwirn; Zwirn Holdings, LLC; DBZ GP, LLC; D.B. Zwirn & co., L.P. is 745 Fifth Avenue, 18th Floor New York, NY 10151. The foregoing information is derived from a Schedule 13G /A filed with the SEC on September 24, 2007.

(9) The control person of the shares owned by Crescendo Investments is Mr. Eric Rosenfeld. The business address of Mr. Eric Rosenfeld; Crescendo Investments III, LLC; and Crescendo Partners III, L.P. is 10 East 53rd Street, 35th Floor, New York, New York 10022. The foregoing information is derived from a Schedule 13G /A filed with the SEC on October 5, 2007.

None of the above stockholders has any voting rights that are different from the voting rights of any other stockholders.

SECURITY OWNERSHIP OF OFFICERS AND DIRECTORS OF AAAC


The following table sets forth information with respect to the beneficial ownership of AAAC common shares, as of October 19, 2007 by:

     -    Each director and officer; and

     -    All directors and officers as a group

                              SHARES OF      APPROXIMATE        APPROXIMATE
                                 AAAC       PERCENTAGE OF      PERCENTAGE OF
NAME AND ADDRESS OF             COMMON       OUTSTANDING        OUTSTANDING
BENEFICIAL OWNER (1)(2)         STOCK     COMMON STOCK (3)   COMMON STOCK (4)
-----------------------       ---------   ----------------   ----------------
William R. Herren (5)           538,400          8.1%               3.3%
Rudy Wilson (5) (6)             538,400          8.1%               3.3%
Chun Y. Hao (7)                 282,200          4.2%               1.8%
David J. Brophy                  60,000          0.9%               0.3%
Donald L. Runkle                 20,000          0.3%             0.001%
Officers and directors as a   1,439,000         21.5%               9.0%
   group (5 persons)

     (1) Unless otherwise indicated, the business address of each of the individuals is c/o AAAC, 199 Pierce Street, Suite 202, Birmingham, Michigan, 48009.

     (2) Beneficial ownership and percentage has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.

     (3) These amounts based upon pre-business combination aggregate of 6,670,000 shares outstanding including 1,349,000 insider shares and 5, 031,250 shares publicly held and 290,000 shares issuable upon exercise of warrants.

     (4) These amounts based upon at post-business combination aggregate of 15,911,500 shares outstanding including 1,349,000 insider shares, 5,031,250 shares publicly held, 4,500, 000 shares for Hunan Tongxin Management and 5, 031,250 shares issuable upon exercise of warrants.


     (5) William R. Herren shares of Common Stock include 90,400 shares issuable upon exercise of warrants.

     (6) Rudy Wilson shares of Common Stock include 90,400 shares issuable upon exercise of warrants

     (7) Chun Y. Hao shares of Common Stock include 89,200 shares issuable upon exercise of warrants.

PRICE RANGE OF SECURITIES

AAAC

The shares of AAAC common stock, warrants and units are currently traded on the Over-the-Counter Bulletin Board under the symbols "AAAC," "AAACW" and "AAACU," respectively. The closing price for each share of common stock, warrant and unit of AAAC on December 18, 2007, was $8.15, $2.92 and $11.20, respectively. AAAC units commenced public trading on April 19, 2006 and common stock and warrants commenced public trading on June 12, 2006. The table below sets forth, for the calendar quarters indicated, the high and low closing prices of the AAAC common stock, warrants and units as reported on the Over-the-Counter Bulletin Board. The over-the-counter market quotations reported below reflect inter-dealer prices, without markup, markdown or commissions and may not represent actual transactions.

Over-the-Counter Bulletin Board

                           AAAC            AAAC            AAAC
                       Common Stock      Warrants          Units
                      -------------   -------------   --------------
                       High    Low     High    Low     High     Low
                      -----   -----   -----   -----   ------   -----
2006 Second Quarter   $8.65   $7.00   $1.50   $1.35   $10.16   $8.35
2006 Third Quarter    $7.17   $7.00   $2.05   $1.56   $ 9.22   $8.56
2006 Fourth Quarter   $8.08   $7.21   $2.14   $1.35   $10.22   $8.56
2007 First Quarter    $8.40   $7.50   $2.16   $1.82   $10.56   $9.32
2007 Second Quarter   $7.74   $7.42   $2.40   $1.97   $ 9.96   $9.38
2007 Third Quarter    $8.15   $7.40   $2.95   $1.76   $10.70   $9.15
2007 Fourth Quarter   $8.65   $7.64   $3.30   $1.90   $11.68   $9.42


HUNAN TONGXIN

Hunan Tongxin is a privately held company and no established public trading market exists for its class of common stock.

There are 53 holders of Hunan Tongxin's class of common stock as of December 31, 2007.

Holders of AAAC common stock, warrants and units should obtain current market quotations for their securities. The market price of AAAC common stock, warrants and units could vary at any time before consummation of the Equity Acquisition Agreement.
In connection with the stock acquisition, AAAC has applied for the quotation of the combined company's common stock, warrants and units on the NASDAQ Global Market under the symbol "TXIC," "TXICW" and "TXICU," respectively. If the securities are not listed on the NASDAQ Global Market, they will be traded on the over-the-counter bulletin board.

HOLDERS

As of December 13, 2007, there was 115 holders of record of the units, 150 holders of record of the common stock and 36 holders of record of the warrants. AAAC believes the beneficial holders of the units, common stock and warrants to be in excess of 314 persons each. It is anticipated that the number of holders of TI common stock after the Redomestication will be the same as the number of holders of AAAC common stock.

DIVIDENDS

AAAC has not paid any cash dividends on its common stock to date and does not intend to pay cash dividends prior to the completion of a business combination.

The payment of dividends by TI in the future will be contingent upon revenues and earnings, if any, capital requirements and the general financial condition of TI subsequent to completion of the business combination. The payment of any dividends subsequent to the business combination will be within the discretion of the then board of directors. It is the present intention of the board of directors to retain all earnings, if any, for use in the business operations and, accordingly, the board does not anticipate declaring any dividends in the foreseeable future.


SHARES ELIGIBLE FOR FUTURE SALE After the Redomestication and consummation of the equity acquisition of Hunan Tongxin, there will be 6,380,250 shares of common stock outstanding. Of that amount, 6,380,250 shares will be registered, of which 5,031,250 freely tradeable without securities law restriction and 1,349,000 shares being held in escrow until April 19, 2008. Additionally, any of such shares held by "affiliates," as that term is defined in Rule 144 under the Securities Act, which generally includes officers, directors or 10% stockholders will also be restricted from public sale as "restricted stock." In addition, there are outstanding 5,031,250 warrants issued in the initial public offering, each to purchase one share of common stock that will be freely tradable after the Redomestication. The common stock issuable upon exercise of the warrants will be tradable, provided that there is no stipulation to the registration statement. In addition, in connection with the initial public offering, we issued a unit purchase option to the representative of the underwriters which is exercisable for 350,000 units, comprised of 350,000 shares of common stock and 350,000 warrants, each warrant to purchase one share of common stock. Such securities underlying the representative's unit purchase option and underlying securities have registration rights and may be sold pursuant to Rule 144. Therefore, there are an aggregate of 700,000 shares of common stock that may be issued in the future upon exercise of outstanding warrants and options.

In general, under Rule 144, a person who has owned restricted shares of common stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of the then average preceding four weekly trading volume or 1% of the total number of outstanding shares of common stock. Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about the company. A person who has not been one of our affiliates for at least the three months immediately preceding the sale and who has beneficially owned shares of common stock for at least two years is entitled to sell the shares under Rule 144 without regard to the limitations described above.

Although the SEC had originally extended the ban on Rule 144 reliance for companies that had been blank check companies even if they no longer were, the SEC has now concluded that, because the reasons for prohibiting reliance on Rule 144 do not appear to be present after a reporting company has ceased to be a shell company, reliance on Rule 144 for resales by a security holder would be permitted when: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed during the preceding 12 months (or for such shorter period that the registrant was required to file such reports and materials); and (4) at least 90 days have elapsed from the time the issuer files current "Form 10 information" (information ordinarily filed on a current report on Form 8-K) with the Commission reflecting its status as an entity that is not a shell company

Before the redomestication there was no market for the securities of TI, and no prediction can be made about the effect that market sales of the common stock of TI or the availability for sale of the common stock of TI will have on the market price of the common stock. It is anticipated that the market should be similar to that of AAAC because the redomestication will largely be substituting one security for another on as equal terms as is possible. Nevertheless, sales of substantial amounts of our common stock in the public market could adversely affect the market price for our securities and could impair our future ability to raise capital through the sale of common stock or securities linked to the common stock.

It is the view of the SEC that both before and after a business combination with an operating entity, the promoters or affiliates of a blank check company, as well as their transferees are 'underwriters' of the securities issued, and Rule 144 is not available for resale transactions by such promoters or affiliates. Pursuant to Rule 144(i)(2), as amended in Release No: 33-8869 issued December
6, 2007, affiliates of former blank check companies cannot use Rule 144 to sell any unregistered securities until the passage of 12 months from the day the issuer first filed 'Form 10 information' (as defined in Rule 144(i)(3)) with the SEC.

DESCRIPTION OF THE COMBINED COMPANY'S SECURITIES FOLLOWING THE EQUITY
ACQUISITION

The following description of the material terms of the capital stock and warrants of TI following the Equity Acquisition includes a summary of specified provisions of the Memorandum of Association and Articles of Association of TI that will be in effect upon completion of the equity acquisition and the merger. This description is subject to the relevant provisions of the Corporation Law of BVI and is qualified by reference to TI's Memorandum of Association and Articles of Association, copies of which are attached to this proxy statement/prospectus and are incorporated in this proxy statement/prospectus by reference.

GENERAL

TI has no authorized share capital, but it will be authorized to issue 39,000,000 shares of all classes of capital stock, of which 39,000,000 will be ordinary shares of $.001 par value. The capital of TI will be stated in United States dollars.

ORDINARY SHARES

The holders of the combined company's ordinary shares are entitled to one vote for each share on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Subject to the preferences and rights, if any, applicable to the shares of preference stock, the holders of the ordinary shares are entitled to receive dividends if and when declared by the board of directors. Subject to the prior rights of the holders, if any, of the preference shares, the holders of the ordinary shares are entitled to share ratably in any distribution of the assets of the combined company upon liquidation, dissolution or winding-up, after satisfaction of all debts and other liabilities.

PREFERENCE STOCK

Shares of preference stock may be issued from time to time in one or more series and the board of directors of TI, without approval of the stockholders, is authorized to designate series of preference stock and to fix the rights, privileges, restrictions and conditions to be attached to each such series of shares of preference stock. The issuance of shares of preference stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of holders of the combined company's shares of common stock.

As of the date of this proxy statement/prospectus, there are no outstanding shares of preference stock of any series.

ANTI-TAKEOVER EFFECT OF UNISSUED SHARES OF CAPITAL STOCK

Common Stock. After the equity acquisition and redomestication merger, TI will have outstanding approximately 6,380,250 shares of common stock, assuming that none of the public stockholders elects to exercise the conversion rights. The remaining shares of authorized and unissued common stock will be available for future issuance without additional stockholder approval. While the additional shares are not designed to deter or prevent a change of control, under some circumstances the combined company could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with the combined company's board of directors in opposing a hostile takeover bid.

Preference Stock. The memorandum and articles will grant the board of directors the authority, without any further vote or action by the combined company's stockholders, to issue preference stock in one or more series and to fix the number of shares constituting any such series and the preferences, limitations and relative rights, including dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series. The existence of authorized but unissued preference stock could reduce the combined company's attractiveness as a target for an unsolicited takeover bid since the combined company could, for example, issue shares of preference stock to parties who might oppose such a takeover bid or shares that contain terms the potential acquirer may find unattractive. This may have the effect of delaying or preventing a change in control, may discourage bids for the common stock at a premium over the market price of the common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, common stock.

WARRANTS

As of September 30, 2007, there were warrants outstanding to purchase 5,031,250 shares of Common Stock. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

The warrants will expire at 5:00 p.m., New York City time on April 19, 2011. AAAC may call the warrants for redemption when the common stock price equals or exceeds $10.00 per share, for any 20 trading days within a 30 trading day period ending on the third trading day prior to the notice of redemption to warrant holders.

The warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and AAAC.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, Equity Acquisition or consolidation of the company. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. No fractional shares will be issued upon exercise of the warrants. However, if a warrant holder exercises all warrants then owned of record by him, AAAC will pay to the warrant holder, in lieu of the issuance of any fractional share which is otherwise issuable to the warrant holder, an amount for such fractional share in cash based on the market value of the common stock on the last trading day prior to the exercise date.

PURCHASE OPTION

AAAC has issued to the representative of the underwriters of its initial public offering an option to purchase up to a total of 350,000 units at a per-unit price of $12.00, commencing on the later of the consummation of the Equity Acquisition or April 19, 2007. The option expires on April 19, 2011. The units issuable upon exercise of this option are the same as the publicly traded units, consisting of one share of common stock and one warrants, except that the warrants are exercisable at $6.65. The option contains demand and piggy-back registration rights for period of five and seven years, respectively, and the combined company will bear the expenses of the registration of the securities for the holders of the option. The exercise price and number of units are subject to adjustment in certain circumstances, including a stock dividend, recapitalization reorganization, merger or consolidation.

REGISTRATION RIGHTS AGREEMENT

AAAC has entered into a registration rights agreement providing for the registration of the shares of common stock issued prior to the initial public offering and the shares included in the Equity Acquisition proposal. The warrants, to be exercisable, must also continue to have the common stock underlying the warrants registered on an effective registration statement.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the shares of AAAC common stock, warrants and units is Continental Stock Transfer and Trust, 212 Broad Street, New York, NY 10019.

STOCKHOLDER PROPOSALS

If the equity acquisition is not consummated, the AAAC 2007 annual meeting of stockholders will be held on or about April 1, 2008 unless the date is changed by the board of directors. If you are a stockholder and you want to include a proposal in the proxy statement for the AAAC 2007 annual meeting, you need to provide it to us by no later than March 15, 2008. You should direct any proposals to our secretary, Mr. David J. Brophy, at AAAC's principal office at 199 Pierce Street, Suite 202, Birmingham, Michigan 48009. If you want to present a matter of business to be considered at the AAAC 2007 annual meeting, under AAAC by-laws you must give timely notice of the matter, in writing, to our secretary. To be timely, the notice has to be given by March 15, 2008.

LEGAL MATTERS

King & Wood, counsel to Hunan Tongxin has opined as to the validity of the Equity Acquisition Agreement. Reference to their opinion has been included in this joint proxy statement/prospectus and given upon their authority as experts in the law of the PRC. A copy of its opinion is filed as an exhibit to this proxy statement/prospectus.

EXPERTS

The financial statements of Hunan Tongxin for the years ended December 31, 2004, 2005 and 2006 included in this proxy statement have been audited by LehmanBrown PC, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere in this proxy statement/prospectus and are included in reliance upon the authority of LehmanBrown PC as experts in auditing and accounting.

The financial statements of AAAC at December 31, 2006 and for the period from June 20, 2005 (inception) to December 31, 2006, included in this proxy statement/prospectus and have been audited by Rothstein & Kass PC, an independent registered public accounting firm, to the extent set forth in their report appearing elsewhere in this proxy statement and are included herein in reliance upon the authority of Rothstein & Kass PC as experts in accounting and auditing.

Strobl & Sharp, P.C. has provided its tax opinion on each material tax consequence as a result of the redomestication. Reference to its opinion has been included in this proxy statement/prospectus and given upon its authority as experts in tax law. A copy of its opinion is filed as an exhibit to this proxy statement/prospectus.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, AAAC and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of AAAC annual report to stockholders and AAAC's proxy statement/prospectus. Upon written or oral request, AAAC will deliver a separate copy of the annual report to stockholder and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that AAAC deliver single copies of such documents in the future. Stockholders may notify AAAC of their requests by calling or writing David J. Brophy at its principal executive offices at AAAC, 199 Pierce Street, Suite 202, Birmingham, Michigan, 48009. In addition, AAAC will make available free of change through an Internet website its annual report, quarterly reports, 8-K reports and other SEC filings.

WHERE YOU CAN FIND MORE INFORMATION

AAAC files quarterly 10-QSB, annual 10-KSB reports and other 8K reports with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934, as amended. You may read and copy reports, proxy statements and other information filed by AAAC with the Securities and Exchange Commission at the Securities and Exchange Commission public reference room located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also access information on AAAC at the Securities and Exchange Commission web site at: http://www.sec.gov.

After the equity acquisition, if the securities of Tongxin International are listed on the NASDAQ Global Stock Market, unless you notify TI of your desire not to receive these reports, the combined company will furnish to you all periodic reports that it files with the Securities and Exchange Commission, including audited annual consolidated financial statements and unaudited quarterly consolidated financial statements, as well as proxy statement/prospectuses and related materials for annual and special meetings of stockholders.

Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus incorporated by reference in this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement/prospectus or incorporated in this proxy statement/prospectus by reference.

All information contained in this proxy statement/prospectus or incorporated in this proxy statement/prospectus by reference relating to AAAC has been supplied by AAAC, and all such information relating to the Hunan Tongxin Enterprise Co. Ltd. has been supplied by Hunan Tongxin Enterprise Co ltd. Information provided by either of us does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this proxy statement/prospectus, or if you have questions about the Equity Acquisition Proposal, you should contact:

David J. Brophy
C/o Asia Automotive Acquisition Corporation
199 Pierce Street, Suite 202
Birmingham, MI 48009
248 593 8330

EXHIBITS

A - KING AND WOOD OPINION LETTER




FINANCIAL STATEMENTS

A - ASIA AUTOMOTIVE ACQUISITION CORPORATION AUDITED CONSOLIDATED FINANCIAL
    STATEMENTS AS OF DECEMBER 31, 2006

B - Asia Automotive Acquisition Corporation Interim Consolidated Financial
    Statements as of September 30, 2007

C - Hunan Tongxin Enterprise Co., Ltd., Interim Consolidated Financial
    Statements as of September 30, 2007

D - Hunan Tongxin Enterprise Co., Ltd., Audited Consolidated Financial
    Statements ended December 31, 2004, 2005 and 2006.

ANNEXES

A - EQUITY ACQUISITION AGREEMENT

B - KEY EMPLOYEES EMPLOYMENT AGREEMENT

C - MEMORANDUM OF ASSOCIATION OF TONGXIN INTERNATIONAL

D - ARTICLES OF ASSOCIATION OF TONGXIN INTERNATIONAL

E - TONGXIN INTERNATIONAL CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF
    DIRECTORS

F - TONGXIN INTERNATIONAL CODE OF CONDUCT AND POLICY REGARDING REPORTING OF
    POSSIBLE VIOLATIONS

G - TONGXIN INTERNATIONAL CHARTER OF THE NOMINATING AND GOVERNANCE COMMITTEE OF
    THE BOARD OF DIRECTORS*

H - DELAWARE GENERAL CORPORATION LAW-SECTION 262 APPRAISAL RIGHTS

I - PERFORMANCE ORIENTED EARN-OUT AGREEMENT

J - CLARIFICATION AGREEMENT (UPO)


K - TAX OPINION

KING&WOOD PRC LAWYERS

40th Floor, Office Tower A, Beijing Fortune Plaza,
7 Dongsanhuan Zhonglu
Chaoyang District, Beijing 100020, China

                          KING AND WOOD OPINION LETTER

To: Asia Automotive Acquisition Corporation
    199 Pierce Street, Suite 202, Birmingham, Michigan 48009

RE: Hunan TX Enterprise Co., Ltd.

November 6, 2007

Ladies and Gentlemen:

We are qualified lawyers of the People's Republic of China ("PRC") and as such are qualified to issue this opinion on the PRC laws, regulations, rules, orders, decrees, guidelines or notices effective as at the date hereof. We have acted as PRC legal counsel for Hunan TX Enterprise Co., Ltd. (the "Company"), a company incorporated under the PRC laws.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the PRC. This opinion is to be governed by and construed in accordance with the laws of the PRC and is limited to and is given on the basis of the current law and practice in the PRC.

This opinion is delivered to you with respect to the legality of the Company and the Equity Acquisition transaction.

For the purposes of this opinion, we have examined such corporate records, certificates and other documents, and such questions of law, as we consider necessary or appropriate. In examining these documents, we have made the following assumptions:

(a) that all documents provided to us as originals are authentic and all documents submitted to us as copies conform to their originals;

(b) that all documents have been validly authorized, executed and delivered by all of the parties thereto, and

(c) that the signatures, seals and chops on the documents submitted to us are genuine.

Based on the foregoing examinations and assumptions and our review of the relevant documents, we are of the opinion that:

1. The Company has been duly incorporated and validly exists as a limited liability company and is in good standing under the PRC laws. The Company is an independent legal person. The Articles of Association of the Company, the business license and other constitutive documents of the Company comply with the applicable requirements of the PRC laws, including the PRC Company Law and are in full force and effect.

2. The Company has three wholly owned subsidiaries, Hunan TX Mould Manufacturing Co., Ltd., Zhucheng TX Autobody Co., Ltd., and Hunan TX Ziyang Autobody Co., Ltd. Each of the subsidiaries has been duly incorporated and is validly existing limited liability company and is in good standing under the PRC laws, with all necessary legal right, power, corporate authority to own, use, lease and operate its assets and conduct its business. Each of the subsidiaries has the status of an independent legal person. The Articles of Association, the business license and other constitutive documents of each subsidiary comply with the requirements of applicable PRC laws and are in full force and effect.

3. With respect to the Equity Acquisition Agreements regarding the acquisition of the Company made by Asia Automotive Acquisition Corporation ("AAAC"):

  (a) AAAC acquired 100% equity interest in the Company from certain Chinese citizens pursuant to the Equity Acquisition Agreement dated July 24, 2007, for which an approval from the competent local delegate agency of the PRC Ministry of Commerce was obtained on August 9, 2007, evidenced by a certificate of foreign investment approval dated August 9, 2007, in proper form and content, true and accurate.

  (b) The acquisition by AAAC of the foregoing equity interests in the Company did not conflict with any applicable laws, rules, regulations, ordinances, codes or other obligations of any governmental body in the PRC.

  (c) The acquisitions by AAAC of the equity interests in the Company was duly authorized by all necessary actions on the part of the Company and their equity holders.

This opinion is addressed to AAAC in connection with the transaction of acquisition of the Company.

Yours faithfully

/s/ King and Wood PRC Lawyers
----------------------------------------
    King and Wood PRC Lawyers

ANNEX A

EQUITY ACQUISITION AGREEMENT AMONG:

ASIA AUTOMOTIVE ACQUISITION CORPORATION

HUNAN TX ENTERPRISE CO., LTD. AND

THE INDIVIDUALS SET FORTH ON SCHEDULE A
Dated: July 24, 2007

RECITALS                                                                       4

Article 1       THE TX CHINA ACQUISITION                                       4
Section 1.01    Purchase and Sale.                                             4
Section 1.02    Purchase Price.                                                4
Section 1.03    Payment of Purchase Price                                      6

ARTICLE 2       THE CLOSING                                                    6
Section 2.01    The Closing.                                                   6
Section 2.02    Deliveries.                                                    6
Section 2.03    Additional Documents.                                          6
Section 2.04    Further Assurances.                                            6

ARTICLE 3       REPRESENTATIONS AND WARRANTIES OF TX CHINA AND THE TX
                CHINA SHAREHOLDERS                                             7
Section 3.01    The TX China Equity.                                           7
Section 3.02    Organization of TX China.                                      7
Section 3.03    TX China Subsidiaries.                                         7

Section 3.04    Reorganization.                                                8
Section 3.05    Authority and Corporate Action; No Conflict.                   8
Section 3.06    No Undisclosed Majo Liabilities.                               8
Section 3.07    Real Property.                                                 8
Section 3.08    Intellectual Property.                                         9
Section 3.09    Title and Condition to Assets.                                 9
Section 3.10    Compliance with Law.                                           9
Section 3.11    Disclosure.                                                    9

ARTICLE 4       REPRESENTATIONS AND WARRANTIES OF AAAC                         9
Section 4.01    Organization.                                                  9
Section 4.02    Authority and Corporate Action; No Conflict.                  10
Section 4.03    SEC Reports.                                                  10
Section 4.04    Compliance with Law.                                          10
Section 4.05    Disclosure.                                                   10

ARTCLE 5        COVENANTS OF TX CHINA AND THE TX CHINA SHAREHOLDERS           11
Section 5.01    Conduct of the Business.                                      11
Section 5.02    Fulfillment of Conditions.                                    11
Section 5.03    Disclosure of Certain Matters.                                12
Section 5.04    Regulatory and Other Authorizations; Notices and Consents.    12
Section 5.05    Employment Agreements.                                        12

ARTICLE 6       COVENANTS OF AAAC                                             13
Section 6.01    Conduct of the Business.                                      13

Section 6.02    14A Proxy Statement Filing                                    13
Section 6.03    AAAC Special Shareholders' Meeting.                           13
Section 6.04    Fulfillment of Conditions.                                    14
Section 6.05    Disclosure of Certain Matters.                                14
Section 6.06    Regulatory and Other Authorizations; Notices and Consents.    14
Section 6.07    Key Employees Employment Agreement                            15
Section 6.08    Future Incentive Plan.                                        15
Section 6.09    Survival of Representations and Warranties.                   15

ARTICLE 7       ADDITIONAL AGREEMENTS AND COVENANTS OF THE PARTIES            15
Section 7.01    Change of Name.                                               15
Section 7.02    Other Information.                                            15
Section 7.03    Mail Received After Closing.                                  15
Section 7.04    Further Action.                                               16
Section 7.05    Schedules.                                                    16
Section 7.06    Execution of Agreements.                                      16
Section 7.07    Confidentiality.                                              16
Section 7.08    Public Announcements.                                         17
Section 7.09    Board of Directors and Executive Officers of TX China.        17
Section 7.10    Board of Directors of TX International.                       17
Section 7.11    Corporate Governance Practice.                                18
Section 7.12    Future Transaction                                            20

ARTICLE 8       CONDITIONS TO CLOSING                                         21
Section 8.01    Conditions to Each Party's Obligations.                       21
Section 8.02    Conditions to Obligations of TX China and the TX China
                Shareholders.                                                 21
Section 8.03    Conditions to Obligations of AAAC.                            22

ARTICLE 9       TERMINATION AND ABANDONMENT                                   22
Section 9.01    Methods of Termination.                                       22
Section 9.02    Effect of Termination.                                        23

ARTICLE 10      DEFINITIONS                                                   23
Section 10.01   Certain Defined Terms.                                        23

ARTICLE 11      GENERAL PROVISIONS                                            26
Section 11.01   Expenses.                                                     26
Section 11.02   Notices.                                                      26
Section 11.03   Amendment.                                                    27
Section 11.04   Waiver.                                                       27
Section 11.05   Headings.                                                     28
Section 11.06   Severability.                                                 28
Section 11.07   Entire Agreement.                                             28
Section 11.08   Successors.                                                   28
Section 11.09   Arbitration.                                                  28
Section 11.10   Governing Law.                                                29
Section 11.11   Language.                                                     29
Section 11.12   Counterparts.                                                 29

SCHEDULE A      TX CHINA SHAREHOLDERS                                         28

SCHEDULE B      TX CHINA SUBSIDIARIES                                         28
SCHEDULE C      CERTIFICATE OF INCORPORATION OF TX INTERNATIONAL              28
SCHEDULE D      DISCLOSURE SCHEDULE                                           28
SCHEDULE E      MEMORANDUM OF REORGANIZATION                                  29
SCHEDULE F      FORM OF MANAGEMENT EMPLOYMENT AGREEMENT                       30
SCHEDULE G      LABOR CONTRACT                                                30
SCHEDULE H      CORPORATE GOVERNANCE RULES                                    30

EQUITY ACQUISITION AGREEMENT

THIS EQUITY ACQUISTION AGREEMENT (the "Agreement"), dated July 25, 2007, is among ASIA AUTOMOTIVE ACQUISITION CORPORATION (a corporation registered in the United States of America,hereinafter referred to as "AAAC"), and HUNAN TX ENTERPRISE CO., LTD., (a limited liability company registered in the PRC, hereinafter referred to as "TX China") and the individuals listed on Schedule A hereto (collectively, the "TX China Shareholders"); and each of AAAC, TX China and the TX China Shareholders are referred to herein individually as a "Party" and collectively as the "Parties."

Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to them in ARTICLE 10 hereof.

RECITALS

WHEREAS, TX China, together with the companies to be wholly owned subsidiaries of TX China as listed on Schedule B hereto (the "TX China Subsidiaries"), own and operate their auto parts manufacturing business in the PRC; and

WHEREAS, the TX China Shareholders are the direct and beneficial owners of all of the stock equity of TX China (the "TX China Equity"); and

WHEREAS, subject to the terms and conditions of this Agreement, AAAC, at the Closing, shall acquire all of the TX China Equity from the TX China Shareholders (the "TX China Acquisition"), representing 100% equity interest in TX China. After the TX China Acquisition, AAAC will change its name into Tongxin International Ltd. ("TX International").

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE 1

THE TX CHINA ACQUISITION

Section 1.01 Purchase and Sale.

Upon the terms and subject to the conditions hereof, at the Closing (as defined in Section 2.01), the TX China Shareholders shall sell, transfer, assign and convey to AAAC, and AAAC shall purchase from the TX China Shareholders, the TX China Equity representing all of the registered capital of TX China and all of the right, title and interest of the TX China

Shareholders in and to the TX China Equity.

Section 1.02 Purchase Price.

AAAC shall pay the total amount of US$13,000,000 dollars, or the equivalent RMB (based on the US$/RMB exchange rate on the Closing Date), by cash to TX China Shareholders on the Closing Date (as defined in Section 2.01).

Section 1.03 Payment of Purchase Price

AAAC shall deliver to TX China certified funds payable to TX China Shareholders the purchase price under Section 1.02 on the Closing Date (as defined in Section 2.01).

ARTICLE 2

THE CLOSING

Section 2.01 The Closing.

Subject to the terms and conditions of this Agreement, the consummation of the TX China Acquisition and the transactions contemplated by this Agreement shall take place at a closing (the "Closing") to be held at 9 a.m., local time, on the third Business Day after the date on which the last of the conditions to Closing set forth in Article 8 is fulfilled, at the Beijing Office of King & Wood PRC Lawyers or at such other time, date or place as the Parties may agree upon in writing. The date on which the Closing occurs is referred to herein as the "Closing Date."

Section 2.02 Deliveries.

(a) TX China Shareholders. At the Closing, each TX China Shareholder will assign and transfer to AAAC all of such TX China Shareholder's right, title and interest in and to his, her or its respective portion of the TX China Equity by delivering to AAAC the certificates representing such TX China Equity, free and clear of all liens.

(b) AAAC. At the Closing, AAAC shall deliver to TX China (i) the Purchase price (as evidenced by a copy of the wire instructions to the Designated Account), representing the Purchase Price to which each of the TX China Shareholders is entitled pursuant to Section 1.02 and (ii) the certificates, opinions and other agreements and instruments contemplated by
     Article 8 hereof and the other provisions of this Agreement.

Section 2.03 Additional Documents.

At the Closing, the following documents (collectively, the "Transaction Documents") will have been executed, delivered or otherwise effectuated:

(a)  Certificate of Incorporation of Tongxin International Limited;

(b) Memorandum and Articles of Tongxin International Limited, as mutually agreed by AAAC and TX China; and

(c) Written approval on the TX China Acquisition by authorized municipal bureau of commerce of the PRC.

Section 2.04 Further Assurances.

Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, each of the Parties hereto shall execute and deliver such other documents and instruments, provide such materials and information and take such other actions as may reasonably be necessary, proper or advisable, to the extent permitted by law, to fulfill its obligations under this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF TX CHINA AND THE TX CHINA SHAREHOLDERS

Subject to the exceptions set forth in the Disclosure Schedule, TX China and the TX China Shareholders represent and warrant to AAAC as of the date hereof and as of the Closing as follows:

Section 3.01 The TX China Equity.

(a) Ownership. Each TX China Shareholder has exclusive legal right and title to the TX China Equity, free from all Security Interest, such as liens, charges and other encumbrances, and all claims of any creditor. Such TX China Equity constitutes all of the registered capital of TX China.

(b) Capitalization. The registered capital of TX China is set forth in 3.01(b) of the Disclosure Schedule. All the registered capital of TX China has been duly paid in full.

Section 3.02 Organization of TX China.

TX China is a limited liability company duly organized, validly existing and in good standing under the law of the PRC. TX China has the full power and right to conduct its business in accordance with its business license, articles of association or similar organizational documents.

Section 3.03 TX China Subsidiaries.

(a) Ownership. Except as otherwise disclosed in Section 3.03 of the Disclosure Schedule, TX China shall be the only registered and beneficial owner of all of the equity interests of each TX China Subsidiary free from all security interest, such as liens, charges and other encumbrances, and all claims of any creditor.

(b) Capitalization. The registered capital of each TX China Subsidiary is set forth in Section 3.03 (b) of the Disclosure Schedule. All the registered capital of each TX China Subsidiary has been duly paid in full.

(c) Organization of TX China Subsidiaries. Section 3.03 of the Disclosure Schedule sets forth the name, the registered address, the legal representative, the date of establishment, the valid duration and the registered capital of such TX China Subsidiary. Each such TX China Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the PRC. Each TX China Subsidiary has the full power and right to conduct its business in accordance with its business license, articles of association or similar organizational documents.

Section 3.04 Reorganization.

The reorganization of TX China and the TX China Subsidiaries described in the Memorandum of Reorganization attached hereto as Schedule E (the "Reorganization") has been initiated. All required third party consents in connection with the Reorganization have been duly obtained and are in full force and effect. There is no litigation pending or threatened against TX China or any of the TX China Subsidiaries in connection with or as a result of the Reorganization.

Section 3.05 Authority and Corporate Action; No Conflict.

(a) Each of TX China and the TX China Shareholders has all necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.All action, corporate and otherwise, necessary to be taken by TX China and TX China Shareholders to authorize the execution, delivery and performance of this Agreement, the Transaction Documents and all other agreements delivered in connection with this agreement has been duly and validly taken. This Agreement has been duly executed and delivered by TX China and each TX China Shareholder and constitutes the valid, binding, and enforceable obligation of TX China and each TX China Shareholder, enforceable in accordance with its terms.

(b) Neither the execution and delivery of this Agreement or any of the Transaction Documents contemplated hereby by TX China or each TX China Shareholder nor the consummation of the transactions contemplated hereby will (i) conflict with the Articles of Association of TX China or any applicable law, regulation, order, judgment or decree or (ii) result in a breach or violation of or constitute a default under any instrument, contract or other agreement to which TX China or an TX China Shareholder is a party or by which it is subject or bound.

Section 3.06 No Undisclosed Major Liabilities.

Except as otherwise disclosed in Section 3.06 of the Disclosure Schedule, neither TX China nor any TX China Subsidiary has any Major Liabilities in excess of RMB 1,000,000 (inclusive of RMB 1,000,000) ("Major Liabilities").

Section 3.07 Real Property.

Section 3.07 of the Disclosure Schedule contains a list and description of (a) all real properties with respect to which TX China or any TX China Subsidiary holds valid land use rights as well as other real estate that is in the possession of or leased by TX China or any TX China Subsidiary and the improvements (including buildings and other structures) located on such real estate (collectively, the "Real Property"), and (b) any leases under which such Real Property is possessed (the "Real Estate Leases").

Section 3.08 Intellectual Property.

Section 3.08 of the Disclosure Schedule contains a list all Intellectual Property owned by or licensed to TX China and TX China Subsidiaries. Except as set forth in Section 3.08 of the Disclosure Schedule, TX China and TX China Subsidiaries are the legitimate owners or licensees of the Intellectual Property, free of any Security Interest. Neither the Intellectual Property nor the use thereof by TX China and TX China subsidiaries infringes on any other person's legitimate interests.

Section 3.09 Title and Condition to Assets.

Each of TX China and the TX China Subsidiaries has good and marketable title to all the assets owned by it. Except as set forth in Section 3.09 of the Disclosure Schedule, none of their Major Assets is subject to any Security Interest, option to purchase or lease, restriction, or imperfection of title or material adverse claim.

Section 3.10 Compliance with Law.

The business has been conducted, and is now being conducted, by TX China and TX China Subsidiaries in compliance in all material respects with all applicable Laws. None of TX, the TX China Subsidiaries and their respective officers, directors and employees is, and during the past three (3) years was in any material aspect in violation of all such applicable Laws with respect to the conduct of the Business.

Section 3.11 Disclosure.

No representation or warranty by TX China or each TX China Shareholder contained in this Agreement and no information contained in any Schedule or other instrument furnished or to be furnished to AAAC pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF AAAC

AAAC represents and warrants to TX China and each TX China Shareholder as of the date hereof and as of the Closing as follows:

Section 4.01 Organization.

AAAC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, US, which shall redomesticate as a corporation, duly organized, validly existing and in good standing under the laws of the British Virgin Islands.

Section 4.02 Authority and Corporate Action; No Conflict.

(a) AAAC has all necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All action, corporate and otherwise, necessary to be taken by AAAC to authorize the execution, delivery and performance of this Agreement, the Transaction Documents and all other agreements delivered in connection with this agreement has been duly and validly taken. This Agreement has been duly executed and delivered by AAAC and constitutes the valid, binding, and enforceable obligation of AAAC, enforceable in accordance with its terms.

(b) Neither the execution and delivery of this Agreement or any of the Transaction Documents contemplated hereby by nor the consummation of the transactions contemplated hereby will (i) conflict with the Articles of Association of AAAC or any applicable law, regulation, order, judgment or decree or (ii) result in a breach or violation of or constitute a default under any instrument, contract or other agreement to which AAAC is a party or by which it is subject or bound.

Section 4.03 SEC Reports.

(a)  AAAC has delivered to TX China or there have been available by public means
     (i) AAAC's prospectus, dated April 11, 2006, relating to AAAC's initial public offering, and (ii) all other reports filed by AAAC under the Securities Act and the Exchange Act (all of such materials, together with any amendments thereto and documents incorporated by reference therein, are referred to herein as the "SEC Reports").

(b) As of its filing date or, if applicable, its effective date, each SEC Report complied in all respects with the requirements of the Laws applicable to AAAC for such SEC Report, including the Securities Act and the Exchange Act.

(c) Each SEC Report as of its filing date and the prospectus referred to in Section 4.03(a), as of its effective date, did not contain any untrue statement of facts or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. AAAC has filed all reports under the Exchange Act that were required to be filed as of the date hereof and will have filed all such reports required to have been filed through the Closing Date and has otherwise complied with all requirements of the Securities Act and the Exchange Act.

Section 4.04 Compliance with Law.

The business of AAAC has been conducted, and is now being conducted, in compliance with all applicable Laws. AAAC and its officers, directors and employees are not, and during the periods of AAAC's existence were not, in violation of, or not in compliance with all such applicable Laws with any material aspect with respect to the conduct of the businesses of AAAC.

Section 4.05 Disclosure.

No representation or warranty by AAAC contained in this Agreement and no information contained in any Schedule or other instrument furnished or to be furnished to TX China or the TX China Shareholders pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

ARTCLE 5

COVENANTS OF TX CHINA AND THE TX CHINA SHAREHOLDERS

Section 5.01 Conduct of the Business.

TX China and each TX China Stockholder covenants and agrees that, from the date hereof through the Closing Date, except as otherwise required as set forth in this Agreement or with the prior written consent of AAAC, they shall use their best efforts to cause each TX China Subsidiary to:

(a) conduct the business in the ordinary course and in a manner consistent with the current practice of the Business, to preserve substantially intact the business organization of TX China and each TX China Subsidiary, to keep available the services of the current employees of TX China and each TX China Subsidiary, to preserve the current relationships of TX China and each TX China Subsidiary with customers and other persons with which TX China and each TX China Subsidiary has significant business relations and to comply with all material respects of Laws;

(b) not pledge, sell, transfer, dispose or otherwise encumber or grant any rights or interests to others of any kind with respect to all or any part of the TX China Equity or any equity interest of any TX China Subsidiary, or enter into any discussions or negotiations with any other party to do so;

(c) not pledge, sell, lease, transfer, dispose of or otherwise encumber any assets of TX China or any TX China Subsidiary, other than consistent with past practices and in the ordinary course of business of TX China or any concerned TX China Subsidiary or enter into any discussions or negotiations with any other party to do so; and

(d) not merge or consolidate with, or acquire all or substantially all the assets of, or otherwise acquire any business operations of, any Person; and

Section 5.02 Fulfillment of Conditions.

From the date hereof to the Closing Date, TX China and the TX China shareholders shall use its best efforts to fulfill the conditions specified in Article 8 to the extent that the fulfillment of such conditions is within its control. The foregoing obligation includes (a) the execution and delivery of documents necessary or desirable to consummate the transactions contemplated hereby, and
(b) taking or refraining from such actions as may be necessary to fulfill such conditions (including using their best efforts to conduct the business in such manner that on the Closing Date the representations and warranties of TX China and each TX China Shareholder contained herein shall be accurate as though then made, except as contemplated by the terms hereof).

Section 5.03 Disclosure of Certain Matters.

From the date hereof through the Closing Date, TX China and each TX China Shareholder shall give AAAC prompt written notice of any event or development that occurs that (a) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (b) would cause any of the representations and warranties of TX China and each TX China shareholder contained herein to be inaccurate or otherwise misleading, (c) gives AAAC any reason to believe that any of the conditions set forth in Article 8 will not be satisfied, (d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of TX China or TX China Subsidiary, or (e) would require any amendment or supplement to the Proxy Statement/Prospectus.

Section 5.04 Regulatory and Other Authorizations; Notices and Consents.

(a) TX China and each TX China Shareholder shall use their best efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for their execution and delivery of, and the performance of their obligations pursuant to, this Agreement and the Transaction Documents and will cooperate fully with AAAC in promptly seeking to obtain all such authorizations, consents, orders and approvals.

(b) TX China and each TX China Shareholder shall give promptly such notices to third parties and use its or their best efforts to obtain such third party consents and estoppel certificates as AAAC may in reasonable discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement.

Section 5.05 Employment Agreements.

(a) Each of the Managers of TX China and the TX China Subsidiaries shall have entered into a management employment agreement (the "Management Employment Agreement") in form of Schedule F with TX China or the relevant TX China Subsidiary, as the case may be. These agreements generally are to provide employment terms of 5 years include Intellectual Property assignment and non-competition provisions for not less than 3 years after termination of employment; and

(b) Each of all other employees of TX China and the TX China Subsidiaries shall have entered into labor contract (the "Labor Contract") with TX China or the relevant TX China Subsidiary, as the case may be, in the standard form designated by the relevant Government Authority in the locality where such employee is employed. Such these standard forms are attached to this Agreement as Schedule G.

ARTICLE 6

COVENANTS OF AAAC

Section 6.01 Conduct of the Business.

AAAC covenants and agrees that, from the date hereof through the Closing Date, unless otherwise set forth in this Agreement or with the prior written consent of TX China, it shall:

(a) not pledge, sell, transfer, dispose or otherwise encumber or grant any rights or interests to others of any kind with respect to all or any part of the capital securities of AAAC;

(b) not pledge, sell, lease, transfer, dispose of or otherwise encumber any assets of AAAC;

(c) except for the purposes as set forth in this Agreement, not issue any share capital of AAAC or any other class of securities, whether debt (other than debt incurred in the ordinary course of business and consistent with past practice) or equity, of AAAC or any options therefor or any securities convertible into or exchangeable for share capital of AAAC or enter into any agreements in respect of the ownership or control of such share capital; provided that such restriction shall not apply if the ultimate beneficiaries of such issuance are employees, officers, directors or consultants of AAAC at that time;

(d) not declare any dividend or make any distribution in cash, securities or otherwise on the outstanding AAAC Ordinary Shares or directly or indirectly redeem, purchase or in any other manner whatsoever advance, transfer (other than in payment for goods received or services rendered in the ordinary course of business), or distribute to any of their affiliates or otherwise withdraw cash or cash equivalents in any manner inconsistent with established cash management practices, except to pay existing indebtedness of AAAC;

(e) not merge or consolidate with, or acquire all or substantially all the assets of, or otherwise acquire any business operations of, any Person;

(f) not make any material capital expenditures, except in accordance with prudent business and operational practices consistent with prior practice; and

(g) Each stock (including stocks obtained after the exercise of option and warrant) owned by the shareholders of TX International shall have one voting right after the Closing.

Section 6.02 14A Proxy Statement Filing

AAAC shall use its commercially reasonable efforts to file a Schedule 14(a) Proxy Statement with the SEC within fifteen (15) days after the completion by TX China of an US GAAP audit. Subsequent to a final review by the SEC, AAAC shall call a Special Meeting of its Shareholders as governed in Section 6.03 below.

Section 6.03 AAAC Special Shareholders' Meeting.

AAAC shall cause a meeting of its shareholders (the "AAAC Special Shareholders' Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the adoption of, among others, this Agreement and the Memorandum and Articles as required by the Current Articles. The directors of AAAC shall recommend to its shareholders that they vote in favor of the adoption of such matters. In connection with such meeting, AAAC (a) will file with the United States Securities and Exchange Commission (the "SEC") as promptly as practicable a proxy statement meeting the requirements of the Exchange Act (the "Proxy Statement") and all other proxy materials for such meeting, (b) upon receipt of approval from the SEC, will mail to its shareholders the Proxy Statement and other proxy materials, (c) will use its best efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby, and (d) will otherwise comply with all legal requirements applicable to such meeting.

Section 6.04 Fulfillment of Conditions.

From the date hereof to the Closing Date, AAAC shall use its best efforts to fulfill the conditions specified in Article 8 to the extent that the fulfillment of such conditions is within its control. The foregoing obligation includes (a) the execution and delivery of documents necessary or desirable to consummate the transactions contemplated hereby, and (b) taking or refraining from such actions as may be necessary to fulfill such conditions.

Section 6.05 Disclosure of Certain Matters.

From the date hereof through the Closing Date, AAAC shall give TX China and the TX China Shareholders prompt written notice of any event or development that occurs that (a) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (b) would cause any of the representations and warranties of AAAC contained herein to be inaccurate or otherwise misleading, (c) gives AAAC any reason to believe that any of the conditions set forth in Article 8 will not be satisfied, (d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of AAAC, (e) would require any amendment or supplement to the Proxy Statement, or (f) information that becomes available through discussions with AAAC investors.

Section 6.06 Regulatory and Other Authorizations; Notices and Consents.

(a) AAAC shall use its commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the Transaction Documents and will cooperate fully with TX China or TX China Shareholders in promptly seeking to obtain all such authorizations, consents, orders and approvals.

(b) AAAC shall give promptly such notices to third parties and use its best efforts to obtain such third party consents and estoppel certificates as TX China or TX China Shareholders may in their reasonable discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement.

Section 6.07 Key Employees Employment Agreement

AAAC shall execute Key Employees Employment Agreements with certain Executives and Key Employees by issuing stocks of AAAC according to its compensation plan, incentive plan, and stock option (warrant) plan, as AAAC considers necessary.

Section 6.08 Future Incentive Plan.

At the first board meeting of TX International, the Board will discuss and decide upon an incentive plan with certain Executives and Key Employees to urge TX China to achieve a predetermined level of net income for fiscal years 2008 and 2009.

Section 6.09 Survival of Representations and Warranties.

The representations and warranties of AAAC set forth in this Agreement shall survive the Closing.

ARTICLE 7

ADDITIONAL AGREEMENTS AND COVENANTS OF THE PARTIES

Section 7.01 Change of Name.

Upon the Closing, the name of AAAC shall be changed to a name mutually agreed by the Parties, which shall include the name "Hunan Tongxin".

Section 7.02 Other Information.

If in order to properly prepare documents required to be filed with any Governmental Authority or financial statements of TX China, it is necessary that any Party be furnished with additional information relating to TX China or the Business, and such information is in the possession of any other Party or Parties, such Party may request such other Party or Parties to, and such other Party or Parties hereby agree to use its or their best efforts to, furnish such information in a timely manner to the requesting Party, at the cost and expense of the requesting Party.

Section 7.03 Mail Received After Closing.

(a) If AAAC or TX China receives after the Closing any mail or other communications addressed to any TX China Shareholder, AAAC shall promptly notify the TX China Shareholders.

(b) If any TX China Shareholder receives after the Closing Date mail or other communications addressed to them which relate to TX China or the TX China Subsidiaries, they shall promptly deliver or cause to be delivered all such mail and the contents thereof to AAAC, and TX China.

Section 7.04 Further Action.

Each of the Parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Upon the terms and subject to the conditions hereof, each of the Parties shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

Section 7.05 Schedules.

The Parties shall have the obligation to supplement or amend the Schedules being delivered concurrently with the execution of this Agreement and annexed hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. The obligations of the Parties to amend or supplement the Schedules being delivered herewith shall terminate on the Closing Date. Notwithstanding any such amendment or supplementation, the representations and warranties of the Parties shall be made with reference to the Schedules as they exist at the time of execution of this Agreement.

Section 7.06 Execution of Agreements.

On or before the Closing Date, AAAC, TX China and each TX China Shareholder shall execute and deliver each Transaction Document to which it is a party.

Section 7.07 Confidentiality.

TX China and each TX China Shareholder, on the one hand, and AAAC, on the other hand, on and before the Closing Date, shall hold and shall cause their respective Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all documents and information concerning the other Party furnished it by such other Party or its Representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by the Party to which it was furnished, (b) in the public domain through no fault of such Party or (c) later lawfully acquired from other sources, which source is not the agent of the other Party, by the Party to which it was furnished), and each Party shall not release or disclose such information to any other person, except its Representatives in connection with this Agreement. Each Party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the other Party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

Section 7.08 Public Announcements.

From the date of this Agreement until Closing or termination, AAAC, TX China and each TX China Shareholder shall cooperate in good faith to jointly prepare all press releases and public announcements pertaining to this Agreement and the transactions governed by it, and none of the foregoing shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the transaction without the prior consent of AAAC (in the case of TX China and each TX China Shareholder) or TX China (in the case of AAAC), except as required by Law or by the rules and regulations of, or pursuant to any agreement of a stock exchange or trading system. Each Party will not unreasonably withhold approval from the others with respect to any press release or public announcement. If any Party determines with the advice of counsel that it is required to make this Agreement and the terms of the transaction public or otherwise issue a press release or make public disclosure with respect thereto, it shall at a reasonable time before making any public disclosure, consult with the other Parties regarding such disclosure, seek such confidential treatment for such terms or portions of this Agreement or the transaction as may be reasonably requested by the other Parties and disclose only such information as is legally compelled to be disclosed. This provision will not apply to communications by any Party to its counsel, accountants and other professional advisors.

Section 7.09 Board of Directors and Executive Officers of TX China.

TX International shall appoint Mr. Duanxiang Zhang, Mr. Weiwu Peng, and Mr. Wenming Luo to serve as the Chairman of the board, CEO, and CFO of TX China respectively in responsible for the overall operation of TX China, a wholly owned subsidiary of TX International, for a term of at least three (3) years. Subject to the approval of TX International's Board, TX International shall further undertake that the above officers shall not be removed, unless for the causes of material illegal activities and misconduct, from the positions of TX.

Section 7.10 Board of Directors of TX International.

(a) From Closing through a period of two (2) calendar years ("Initial Board") the board of TX International will be comprised of 9 directors. TX International shall appoint Four (4) directors nominated by TX China including two (2) independent directors; and Five (5) directors nominated by AAAC's former shareholders, including Mr. Herren (Chairman), Mr.Wilson and three (3) independent directors.

(b) Following the Initial Board period, the board of TX International will be comprised of 7 directors. TX International shall appoint Four (4) directors nominated by TX China including two (2) independent directors; and Three
     (3) directors nominated by AAAC's former shareholders, including two (2) independent directors.

Section 7.11 Corporate Governance Practice.

(a) Each of the Parties hereby agrees and undertakes that, following the Closing, it or he or she (as the case may be) shall fully comply with, and shall cause to be complied with, all of the corporate governance policies, procedures, rules and requirements of AAAC adopted or to be adopted from time to time by the Board (collectively, the "Corporate Governance Rules"), including but not limited to those set forth in Schedule H attached hereto.

(b) After the Closing Date, AAAC agrees not to sign a letter of intent, or other agreement with any third Person regarding a sale of the shares, assets or other interest in such Person or a business combination with such third Person.

Section 7.12 Future Transaction

TX China will cause Changsha Meihua Automobile Company to form a 50%/50% joint venture with TX International in China.

ARTICLE 8

CONDITIONS TO CLOSING

Section 8.01 Conditions to Each Party's Obligations.

The respective obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions.

(a) Permits of PRC Government Authorities. All the required Permits of the relevant PRC government authorities in connection with the TX China Acquisition shall have been duly obtained.

(b) Approval by AAAC's Shareholders. This Agreement and the transactions contemplated hereby shall have been approved by a majority-in-interest of the shareholders of AAAC in accordance with AAAC's Articles of Association and the aggregate number of AAAC Ordinary Shares held by public shareholders of AAAC who exercise their redemption rights with respect to their AAAC Ordinary Share in accordance with the Articles of Association shall not constitute twenty percent (20%) or more of the AAAC Ordinary Shares sold in AAAC's Public Offering. It is being expressly understood by and among the Parties hereto, that the transactions contemplated by this agreement are subject and contingent upon the approval of the shareholders of AAAC. In the event the majority of the shareholders of AAAC fail to ratify and confirm the transactions contemplated by this agreement, this agreement shall become null and void with no liability to either party.

(c) Memorandum and Articles of TX International. The Memorandum and Articles of TX International shall have taken effect on the Closing Date.

(d) Transaction Documents. Each of the Transaction Documents shall have been executed and delivered to each relevant Party.

Section 8.02 Conditions to Obligations of TX China and the TX China
Shareholders.

The obligations of TX China and each TX China Shareholder to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

(a) Deliveries. shall have made the payments specified in Section 1.02 of this Agreement and the TX China Shareholders shall have received such documents, certificates and instruments as may be reasonably requested by TX China and TX China Shareholders.

(b) Regulatory Approvals. Any Governmental Authority whose approval or consent is required shall have approved of the transactions contemplated by this Agreement. The registrations, filings and updates with any government authorities as required in connection with the transactions contemplated by this Agreement, shall have been duly completed;

(c) Necessary Proceedings. All proceedings, corporate or otherwise, to be taken by AAAC a in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken, and copies of all documents, resolutions and certificates incident thereto, duly certified by AAAC as of the Closing, shall have been delivered to TX China and the TX China Shareholders.

Section 8.03 Conditions to Obligations of AAAC.

The obligations of AAAC to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

(a) Deliveries. The TX China Shareholders shall have delivered to AAAC the TX China Stocks and AAAC shall have received the same and such other documents, certificates and instruments as may be reasonably requested by AAAC;

(b) Regulatory Approvals. Any governmental authority whose approval or consent is required shall have approved of the transactions contemplated by this Agreement. The registrations, filings and updates with any government authorities as required in connection with the transactions contemplated by this Agreement, shall have been duly completed;

(c) Necessary Proceedings. All proceedings, corporate or otherwise, to be taken by TX China and each TX China Shareholder in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken, and copies of all documents, resolutions and certificates incident thereto, duly certified by TX China and each TX China Shareholder, as appropriate, as of the Closing, shall have been delivered to AAAC.

ARTICLE 9 TERMINATION AND ABANDONMENT

Section 9.01 Methods of Termination.

The transactions contemplated herein may be terminated and/or abandoned at any time but not later than the Closing:

(a)  by mutual written consent of the Parties;

(b) by either AAAC or TX, if the Closing has not occurred by February 6, 2008 (or such other date as may be extended from time to time by written agreement of the Parties); provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any Party that is then in breach of any of its covenants, representations or warranties in this Agreement;

(c) by TX China or AAAC (i) if there has been a breach of any of its covenants in this Agreement or (ii) if the representations and warranties of AAAC contained in this Agreement shall not be true and correct in material respects, at the time made, or (iii) if such representations and warranties shall not be true and correct at and as of the Closing Date as though such representations and warranties were made again at and as of the Closing Date, except to the extent that such representations are made herein as of a specific date prior to the Closing Date, and in any such event, if such breach is subject to cure, AAAC has not cured such breach within ten (10) Business Days of TX's notice of an intent to terminate;

(d) by TX China, if the Board (or any committee thereof) at the time of the signing of this Agreement shall have failed to recommend or withdrawn or modified in a manner adverse to TX China its approval or recommendation of this Agreement and any of the transactions contemplated hereby;

(e) by either AAAC or TX China, if, at the AAAC Shareholders' Meeting (including any adjournments thereof), this Agreement and the transactions contemplated hereby shall fail to be approved and adopted by the affirmative vote of the holders of AAAC Ordinary Shares required under its Articles of Association, and the aggregate number of AAAC Ordinary Shares held by public shareholders of AAAC who exercise their redemption rights with respect to their AAAC Ordinary Shares in accordance with the Articles of Association constitutes twenty percent (20%) or more of the AAAC Ordinary Shares sold in AAAC's Public Offering.

Section 9.02 Effect of Termination.

In the event of termination and abandonment by AAAC or by TX China, or both, pursuant to Section 9.01 hereof, written notice thereof shall forthwith be given to the other Party, and except as otherwise provided in this Agreement or pursuant to relevant Laws, all further obligations of the Parties shall terminate, no Party shall have any right against the other

Party hereto.

ARTICLE 10

DEFINITIONS

Section 10.01 Certain Defined Terms.

As used in this Agreement, the following terms shall have the following meanings:

"AAAC Ordinary Shares" shall mean ordinary shares of AAAC, par value US $0.001 per share.

"AAAC's Public Offering" shall mean the initial public offering of AAAC completed on April 18, 2006, in which AAAC sold 5,031,250 units at a price of US$8.00 per unit. Each unit consists of one (1) AAAC Ordinary Share and one (1) warrant.

"Affiliate" shall mean any Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning twenty percent (10%) or more of the voting securities of a second Person shall be deemed to control that second Person. For the purposes of this definition, a Person shall be deemed to control any of his or her immediate family members.

"Board" shall mean the board of directors of AAAC (or TX International after the TX China Acquisition).

"Business Day" shall mean a day of the year on which banks are not required or authorized to be closed in the City of New York, Hong Kong and the PRC.

"Certificate of Incorporation" shall mean the Certificate of Incorporation of TX International in the form of Schedule C attached hereto.

"Disclosure Schedule" shall mean the Disclosure Schedule attached hereto as Schedule D, dated as of the date hereof, delivered to AAAC by TX China in connection with this Agreement.

"Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended.

"Executives and Key Employees" shall mean the senior officers and employees of TX International at various posts, including but not limited to chief executive officer, chief operating officer, chief engineer, financial controller, plant manger, who play critical role to TX China's business.

"Governmental Authority" shall mean any PRC or non-PRC national, supranational, state, provincial, local or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body.

"TX China" shall mean Hunan TX Enterprise Co., Ltd.

"Intellectual Property" shall mean patents, copyrights, trademarks and service marks, exclusive of know-how, trade secrete, and confidential and proprietary processes and technology.

"Laws" shall mean all applicable statutes, rules, regulations, ordinances, orders, writs, injunctions, judgments, decrees and awards of the PRC, USA or other applicable jurisdictions.

"Liabilities" of any Person shall mean all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables, installment payments or accruals incurred in the ordinary course of business), (iv) under capital leases, or (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

"Major Assets" shall mean any tangible and intangible assets owned by TX China or TX China subsidiaries worth RMB 1,000,000 or more.

"Memorandum and Articles" shall mean the Memorandum and Articles of Association of TX International mutually agreed by AAAC and TX China.

"Permits" shall mean all governmental registrations, licenses, permits, authorizations and approvals.

"Person" shall mean an individual, partnership, corporation, joint venture, unincorporated organization, cooperative or a governmental entity or agency thereof.

"PRC" shall mean the People's Republic of China, for the purposes of this Agreement, excluding the Hong Kong Special Administrative Region and the Macao Special Administrative Region and Taiwan.

"Representatives" of either Party shall mean such Party's employees, accountants, auditors, actuaries, counsel, financial advisors, bankers, investment bankers and consultants.

"RMB" shall mean the official currency of the PRC.

"Securities Act" shall mean the US Securities Act of 1933, as amended.

"Security Interest" shall mean any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any condition sale Contract, title retention Contract or other Contract to give any of the foregoing.

"Tax" or "Taxes" shall mean all income, gross receipts, sales, stock transfer, excise, bulk transfer, use, employment, social security, franchise, profits, property or other taxes, tariffs, imposts, fees, stamp taxes and duties, assessments, levies or other charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any government or taxing authority with respect thereto.

"TX International" shall mean TX International Ltd., the successor of AAAC after TX China Acquisition.

"TX China's Auditors" shall mean Lehman Brown CPA Limited.

"US" or "United States" shall mean the United States of America.

"US$" shall mean the official currency of the United States.

"US GAAP" shall mean generally accepted accounting principles, consistently applied in the United States.

ARTICLE 11

GENERAL PROVISIONS

Section 11.01 Expenses.

Except as otherwise provided herein, all costs and expenses, including, without limitation, fees and disbursements of Representatives, incurred in connection with the preparation of this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred. TX China and AAAC shall each share 50% of the cost for hiring a chief financial officer before the Closing.

TX China shall pay all the cost relating to the auditing. However, in the event that for any reason that the transactions contemplated hereby could not be completed, TX China shall pay 75% of the cost of the auditing and AAAC shall pay 25% of the auditing, unless the auditor cannot issue a "no reservation" opinion.

Section 11.02 Notices.

All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or by nationally recognized courier or mailed by registered mail (postage prepaid, return receipt requested) or by telecopy to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

If to TX China and the TX China Shareholders:

Peng Weiwu
Hunan TX Enterprise Co., Ltd.
Jiangbei Village, Changsha County
Hunan 410135, China

Tel: 86-731-6292058
Fax: 86-731-6290047

With a copy to:
Charles Law
King & Wood
40th Floor, Office Tower A, Beijing Fortune
Plaza
7 Dongsanhuan Zhonglu
Chaoyang District
Beijing 100020, China
Tel. 8610-5878-5023
Fax: 8610-5878-5566

If to AAAC:
Rudy Wilson
Asia Automotive Acquisition Corporation
199 Pierce Street, Suite 202
Birmingham, Michigan, 480009, USA
Tel: 1-248-252-4743
Fax: 1-248-203-9950

With a copy to:
Scott M. Norton
Norton & Norton Layers P.C.
199 Pierce Street, Suite 202
Birmingham, Michigan, 480009, USA
Tel: 248-203-9940
Fax: 248-203-9950

Section 11.03 Amendment.

This Agreement may not be amended or modified except by an instrument in writing signed by the Parties.

Section 11.04 Waiver.

At any time prior to the Closing, either Party may (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby.

Section 11.05 Headings.

The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 11.06 Severability.

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 11.07 Entire Agreement.

This Agreement and the Schedules and Exhibits hereto constitute the entire agreement and supersede all prior agreements and undertakings, both written and oral, between TX China and any TX China Shareholder and AAAC with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

Section 11.08 Successors.

The terms of this Agreement will remain in effect and shall be binding upon the successor of AAAC. Notwithstanding and subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the AAAC and its legal representatives, successor, and shall not benefit any person or entity other than those enumerated above.

Section 11.09 Arbitration.

(a) Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved through consultation. Such consultation shall begin immediately after one Party hereto has delivered to the other Party hereto a written request for such consultation. If within thirty (30) days following the date on which such notice is given the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of any Party with notice to the others.

(b) The arbitration shall be conducted in Hong Kong by the Hong Kong International Arbitration Center in accordance with its arbitration rules then in effect. The arbitration proceedings shall be conducted in Chinese.

(c) The award of the arbitration tribunal shall be final and binding upon the disputing Parties, and any Party may apply to a court of competent jurisdiction for enforcement of such award.

Section 11.10 Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the People's Republic of China without regard to the conflicts of laws rules and principles thereof.

Section 11.11 Language.

This Agreement is written in English and Chinese languages. Both versions shall be equally valid and binding.

Section 11.12 Counterparts.

This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

(The following are the signature pages of the Equity Acquisition Agreement.)

ASIA AUTOMOTIVE ACQUISITION CORPORATION


By: /s/ William R. Herren
    William R. Herren
    Chairman of the Board


By: /s/ Rudy Wilson
    Rudy Wilson
    Chief Executive Officer

HUNAN TX ENTERPRISE CO., LTD. (SEAL)

Legal Representative:

Name: Duanxiang Zhang

TX CHINA SHAREHOLDERS SIGNATURE

Duanxiang Zhang

Biao Cao

Jianguo Jiang

Dian Luo

Heping Zhang

Weiwu Peng

Zhengming Pei

Huakun Mao

Wenming Luo

Xichun Zhu

Luoxiang Tang

Yiqiang Chen

Wenbo Zhu

Tiejun Zhang

Binlin Tang

Heping Sheng

Jianbo Zhou

Zhengming Li

Heping Zhang*

Zhongliang Chen

Yougen Peng

Deyun Huang

Luoxun Sheng

Fake Xiong

Jinling Pei

Jianhui Zhang

Donghui Su

Zhengxiang Zhang

Luhui Peng

Junliang Liu

Junwei Zhang

Xinhui Zhang

Zhenyu Liu

Jianjun Jiang

Lijun Hu

Yunjun Pei

Yongdong Peng

Shuwei Chen

Zihuai Peng

Zhonghua Li

Xiaozhi Li

Duyun Zhang

Zhongyi Zhang

Jichun You

Bingxia Peng

Shusheng Luo

SCHEDULE A TX CHINA SHAREHOLDERS

Duanxiang Zhang

Biao Cao

Jianguo Jiang

Dian Luo

Heping Zhang

Weiwu Peng

Zhengming Pei

Huakun Mao

Wenming Luo

Xichun Zhu

Luoxiang Tang

Yiqiang Chen

Wenbo Zhu

Tiejun Zhang

Binlin Tang

Heping Sheng

Jianbo Zhou

Zhengming Li

Heping Zhang*

Zhongliang Chen

Yougen Peng

Deyun Huang

Luoxun Sheng

Fake Xiong

Jinling Pei

Jianhui Zhang

Donghui Su

Zhengxiang Zhang

Luhui Peng

Junliang Liu

Junwei Zhang

Xinhui Zhang

Zhenyu Liu

Jianjun Jiang

Lijun Hu

Yunjun Pei

Yongdong Peng

Shuwei Chen

Zihuai Peng

Zhonghua Li

Xiaozhi Li

Duyun Zhang

Zhongyi Zhang

Jichun You

Bingxia Peng

Shusheng Luo

SCHEDULE B TX CHINA SUBSIDIARIES

Hunan TX Mould Manufacturing Co., Ltd.

Zhucheng TX Autobody Co., Ltd.

Hunan TX Ziyang Autobody Co., Ltd.

SCHEDULE C CERTIFICATE OF INCORPORATION OF TX INTERNATIONAL

SCHEDULE D DISCLOSURE SCHEDULE

The disclosures in this Disclosure Schedule shall modify and relate to the representations and warranties in Section 3 of the Equity Acquisition Agreement (the "EAA") among AAAC, TX China and TX China Shareholders. This Disclosure Schedule is intended to give AAAC a complete and precise understanding of TX China and TX China Subsidiaries. The numbers listed below correspond to the enumerated sections and subsections of Section 3 of the EAA. Capitalized terms used herein without definition shall have the meanings ascribed to them in the EAA.

The information and disclosures contained in this Disclosure Schedule are intended only to qualify and limit the representations and warranties of TX China and TX China Shareholders contained in Section 3 of the EAA and shall not be deemed to expand in any way the scope or effect of any of such representations or warranties.

3.01 Hunan Tongxin Stock Right

(a)  Ownership

     No exception

(b)  Stock

     Hunan Tongxin registered capital is 72,521,700 RMB. Actual received capital is 72,521,700 RMB.

3.02 Hunan Tongxin Organization

     No exception

3.03 Hunan Tongxin Subsidiaries

(a)  Ownership

Hunan Hunan Tongxin Enterprise Co., Ltd (the predecessor of TX China) and Hunan Foton Dynamic Co., Ltd hold 50% equity interest of Changsha Foton Fengjing Bus Co., Ltd respectively. Changsha Foton Fengjing Bus Co., Ltd is not within the scope of this reorganization.

(b)  Registered Capital

Hunan Hunan Tongxin Moulding Manufacturing Co., Ltd.   10,000,000 RMB
Zhucheng Hunan Tongxin Autobody Co. Ltd.                5,000,000 RMB
Hunan Tongxin Ziyang Autobody Co., Ltd.                21,000,000 RMB
Changsha Futian Fengjing Bus Ltd.                      10,000,000 RMB

(c)  Hunan Tongxin Subsidiaries Organization

Hunan Hunan Tongxin Moulding Company

Register address:       Changsha Jiangbei Zhuqiao Village
Legal representative:   Luo Dian
Establish date:         July 27, 2005
Business term:          July 26, 2025

Zhucheng Hunan Tongxin Vehicle Body Ltd.

Register address:       LongDu Industrial Garden
Legal representative:   Zhang Duanxiang

Establish date:         Jan. 19, 2007
Business term:          Jan. 19, 2007-Jan. 18, 2017

Hunan Tongxin Ziyang Co., Ltd.

Register address:       Ziyang Waihuan Lu, Industrial Garden
Legal representative:   Zhang Duanxiang
Establish date:         March 24, 2003
Business term:          March 12, 2003 - forever

Changsha Futian Fengjing Bus Co., Ltd.

Register address:       Hunan Changsha Jiangbei Yangque Village
Legal representative:   Zhang Xiyong
Establish date:         July 16, 1999
Business term:          July 16, 1999-July 15, 2019

After its establishment, Changsha Foton Fengjing Bus Co., Ltd has never undergone any annual examinations.

3.04 Re-organization

No exception

3.05 Authorization and legal person conduct

No exception

3.06 There is no visible debt that has not been disclosed:

Hunan Hunan Tongxin Enterprise Company has the following major undue debts:

                                     Amt.In                    Form of
Loan Contract No.     Creditor     10,000RMB    Loan Term     Guarantee
-----------------   ------------   ---------   -----------   -----------
(430103101)2006     Agriculture        750     2006.9.30-    The maximum
No. 0011            Bank                       2007.9.30     Amt.
                    Changsha                                 mortgage
                    Branch

43101200600003024   Agriculture       1000     2006.11.27-   The maximum
                    Bank                       2007.11.27    Amt.
                    Changsha                                 mortgage
                    Branch

512007125001000     Changsha          1300     2007.2.16-    Mortgage
                    Commercial                 2007.12.16
                    Bank Sifang
                    Branch

43101200700000758   Agriculture       2250     2007.4.27-    Mortgage
                    Bank                       2008.4.26
                    Changsha
                    Branch

43101200700000950   Agriculture       1000     2007.5.24-    Mortgage

                    Bank                       2008.5.23
                    Changsha
                    Branch

(2007)(0525)        Changsha          1000     2007.5.25-    Mortgage
No.1                Jiangbei                   2008.5.25
                    Village
                    Credit Union

(2006)No.22501      Changsha          1000     2006.12.25-   Mortgage
                    Jiangbei                   2008.6.25
                    Village
                    Credit Union

(2006) No.(_____)   Changsha          1000     2007.1.5-     Mortgage
                    Jiangbei                   2008.6.25
                    Village
                    Credit Union

43101200700002572   Agriculture       1600     2007.6.29-    Mortgage
                    Bank                       2008.6.28
                    Changsha
                    Branch

Ziyang Automobile Company has Major undue Debts:

                                     Amt.In                    Form of
Loan Contract No.     Creditor     10,000RMB    Loan Term     Guarantee
-----------------   ------------   ---------   -----------   -----------
51101200600010719   Agriculture        800     2006.11.29-   Mortgage
                    Bank Ziyang                2007.11.29
                    Branch

51101200600007815   Agriculture       1500     2006.8.28-    Mortgage
                    Bank Ziyang                2007.8.27
                    Branch

3.07 Real Property

(1) Land

Hunan Hunan Tongxin Enterprise Company has the land using right as following:

                                Land in Use    Termination   Mortgaged
Land use certificate No.      (square meter)       Date        or Not
------------------------      --------------   -----------   ---------
Chang Guo Yong(2002)No. 007       15208.2        2052.1.9       Yes

Chang Guo Yong(2004)No. 345         19200        2054.7.1       Yes
Chang Guo Yong(2005)No. 266       75557.5        2052.1.8       Yes
Chang Guo Yong(2005)No. 267         83180        2052.1.8       Yes

Ziyang Automobile Company

                                Land in Use    Termination   Mortgaged    Mortgage
Land use certificate No.      (square meter)       Date        or Not      Period
------------------------      --------------   -----------   ---------   ----------
Ziyang Guo Yong
   (2004)No.BA220311              69999.0        2054.1.9       Yes      2005.8.28-
                                                                         2007.8.29

(2) Building

Hunan Hunan Tongxin Enterprise Company owns the following land use rights:

                                Land in Use    Mortgaged
Land use certificate No.      (Square meter)     or Not       Mortgage Period
------------------------      --------------   ---------   ---------------------
00003455                            42.43      Write off   N/A
00003456                           302.21      Yes         2005.11.22-2008.11.22
00003457                           384.30      Yes         2005.11.22-2008.11.22
00003458                           384.82      Yes         2005.11.22-2008.11.22
00003459                           704.29      Yes         2005.11.22-2008.11.22
00003460                            81.65      Write off   N/A
00003461                            93.85      Write off   N/A
00003462                            91.87      Write off   N/A
00003463                           912.42      Yes         2005.11.22-2008.11.22
00003464                          1188.90      Yes         2005.11.22-2008.11.22
00003465                           248.94      Yes         2005.11.22-2008.11.22
00003466                           748.35      Yes         2005.11.22-2008.11.22
00003467                          1437.96      Yes         2005.11.22-2008.11.22
00003468                          1539.30      Yes         2005.11.22-2008.11.22
00003469                          1423.86      Yes         2005.11.22-2008.11.22
00003470                          1423.86      Yes         2005.11.22-2008.11.22
00003471                           560.34      Yes         2005.11.22-2008.11.22
00003472                          1234.79      Yes         2005.11.22-2008.11.22
00003473                          1109.96      Yes         2005.11.22-2008.11.22
00003474                           794.22      Yes         2005.11.22-2008.11.22
00003477                          1219.26      Yes         2005.11.22-2008.11.22
00003478                           120.76      Yes         2005.11.22-2008.11.22
00003479                           771.96      Yes         2005.11.22-2008.11.22
00003480                           678.49      Yes         2005.11.22-2008.11.22
00003481                           835.45      Yes         2005.11.22-2008.11.22
00003482                          1964.31      Yes         2005.11.22-2008.11.22

00003483                           487.64      Yes         2005.11.22-2008.11.22
00003484                           808.19      Yes         2005.11.22-2008.11.22
00003485                          1267.83      Yes         2005.11.22-2008.11.22
00003486                           181.28      Yes         2005.11.22-2008.11.22
00003487                            69.59      Yes         N/A
00003488                           396.17      Yes         2005.11.22-2008.11.22
00003489                          1501.08      Yes         2005.11.22-2008.11.22
00003490                          2452.92      Yes         2005.11.22-2008.11.22
00003491                           334.08      Yes         2005.11.22-2008.11.22
00003492                            74.48      Write off   N/A
00003493                            36.59      Write off   N/A
00003494                          3037.87      Yes         2005.11.22-2008.11.22
00003504                           117.09      Write off   N/A
00003505                          3133.67      Yes         2005.11.22-2008.11.22
00003508                           128.44      Yes         2005.11.22-2008.11.22
00008061                           716.51      Yes         2005.11.22-2008.11.22
00008062                          2345.36      Yes         2005.11.22-2008.11.22
00008063                          2602.77      Yes         2005.11.22-2008.11.22
00008064                           917.86      Yes         2005.12.23-2007.12.23
00008065                           153.78      Yes         2005.12.23-2007.12.23
00008066                          4878.40      Yes         2005.12.23-2007.12.23
00024025                          4718.70      Yes         2005.11.22-2008.11.22
00024026                           516.06      Yes         2005.11.22-2008.11.22
00024027                           142.06      Yes         2005.11.22-2008.11.22
00024028                            78.05      No          N/A
00024029                            92.62      No          N/A
00024030                           125.34      Yes         2005.11.22-2008.11.22
00024031                            40.41      No          N/A
00024038                          2243.16      Yes         2005.11.29-2008.11.29
00024039                           546.00      Yes         2005.11.29-2008.11.29
00024040                          4747.78      Yes         2005.11.29-2008.11.29

00024041                           102.30      Yes         2005.11.29-2008.11.29
00003495                          5227.02      Yes         2005.12.23-2007.12.23
00003496                          1833.04      Yes         2005.12.23-2007.12.23
00003497                          2528.69      Yes         2005.12.23-2007.12.23
00003498                           553.74      Yes         2005.12.23-2007.12.23
00003499                           492.54      Yes         2005.12.23-2007.12.23
00003500                          4598.40      Yes         2005.12.23-2007.12.23
00003501                            50.27      Write off   N/A
00003502                           161.66      Yes         2005.12.23-2007.12.23
00003503                          1589.99      Yes         2005.12.23-2007.12.23
00003507                          9653.86      Yes         2005.12.23-2007.12.23
00024021                            28.77      No          N/A
00024022                         13831.70      Yes         2005.12.23-2007.12.23
00024023                          1832.26      Yes         2005.12.23-2007.12.23
00024024                         75557.50      No          N/A
00003445                          1013.08      Yes         2005.12.13-2007.12.23
00003446                          1556.29      Yes         2005.12.23-2007.12.23
00003447                           101.34      Yes         2005.12.23-2007.12.23
00003448                           907.47      Yes         2005.12.23-2007.12.23
00003499                           512.83      Yes         2005.12.23-2007.12.23
00003450                           276.47      Yes         2005.12.23-2007.12.23
00003452                            58.02      Yes         2005.12.23-2007.12.23
00003453                           951.39      Yes         2005.12.23-2007.12.23
00003454                          1172.68      Yes         2005.12.23-2007.12.23
00003475                            64.52      Yes         2005.12.23-2007.12.23
00003476                          1333.51      Yes         2005.12.23-2007.12.23

Ziyang Automobile Company Building:

                                Land in Use    Mortgaged
Land Use Certificate No.      (square meter)     or not       Mortgage Period
------------------------      --------------   ---------   ---------------------
2006-034404                      11024.97      No          N/A
2006-034405                       2238.24      No          N/A
2006-034406                       7076.81      No          N/A

Zhucheng Hunan Tongxin Autobody Co., Ltd. owns the using right of following leasing building:

As stipulated in the contract entered by and between Zhucheng TX Autobody Co., Ltd and Zhucheng Renhe Hardwares Co., Ltd on September 8, 2006, Zhucheng TX Autobody Co., Ltd leases the houses in Longdu Industrial Park, Zhucheng City with a lease term of 5 years from October 10, 2006 to October 9, 2011 at an annual rent of RMB 300,000 yuan

3.08 Intellectual Property

(1) Pantent

Hunan Hunan Tongxin Enterprise has the following patent on exterior design:

    Patent Title          Patent No.
--------------------   ----------------
Heavy Duty Truck Cab   ZL02320670.5
Cab(I)                 ZL200330106217.3
Cab(II)                ZL200330106218.8
Cab(Meihua1021)        ZL200530049012.5

(2) Register Trademark

Hunan Hunan Tongxin Enterprise Company has the following register land mark

    Trademark
Registration No.       Expiration Date
----------------   ----------------------
No.1757292         2002. 4. 28-2012. 4.27
No. 3000104        2003.1.21-2013.1.20
No. 834535         1996.4.28-2006.4.27

                   Effective period is extended from
                   2006.4.28-2016.4.27

3.09 Title and Condition to Assets

No exception

3.11 Compliance with Law

Hunan Tongxin and it's subsidiaries have not paid social insurance fees for their employees other than their shareholders. According to a reply made by the Labor and Social Security Bureau of Changsha County of Hunan Province on May 10, 2006, Hunan Tongxin and Hunan Hunan Tongxin Moulding Company may improve their social insurance systems gradually.

3.12 Disclosure

No exception

SCHEDULE E MEMORANDUM OF REORGANIZATION

Prior to the reorganization of TX, TX's ownership structure is as follows:

-    TX and TX shareholders jointly own:

     -    Hunan TX Ziyang Auto Body Co Ltd.

     -    Hunan TX Mould Manufacturing Co Ltd.

-    TX shareholders as a group own

     -    Zhucheng TX Autobody Co. Ltd.

Upon the reorganization TX and issuance of new business licenses for each of the three subsidiaries the TX ownership structure will be as follows:

-    TX 100% wholly owned subsidiaries

     -    Hunan TX Ziyang Auto Body Co Ltd.

     -    Hunan TX Mould Manufacturing Co Ltd.

     -    Zhucheng TX Autobody Co. Ltd.

SCHEDULE F FORM OF MANAGEMENT EMPLOYMENT AGREEMENT

Hunan TX Enterprise Co., Ltd
Management Employment Agreement

This agreement is entered into by and between the following parties on [Month] [Day], [Year]:

Party A: Hunan TX Enterprise Co., Ltd (the "Company")

Party B: ____________ (the "Manager")
ID No.: __________________________

To clarify each party's rights, interests and obligations, the two parties, after friendly negotiation, agree as follows:

1. Definitions and Explanations

1.1 Definitions

Except as otherwise defined, the following words shall have the following meanings in this agreement:

"Manager" shall mean General Manager, vice General Manager, Financial Manager and mangers of each department engaged by the Company in accordance with this agreement, and the actual position is detailed in Section 2.1 of this agreement.

"The Articles of Association" shall mean the current Articles of Association of the Company, including its legally amended and effective articles.

"China" shall mean the People's Republic of China, but excluding Hong Kong Special Administrative Region, Macau Special Administrative Region, and Taiwan region.

"Company Law" shall mean the Company Law of the People's Republic of China, approved by National People's Congress on October 27, 2005 and effective on January 1, 2006.

"Subsidiary" shall mean any other company controlled by the Company currently and/or in future.

1.2 Explanations

Except as otherwise stipulated in this agreement,

1.2.1 Article or item means an article or item agreed upon and stipulated by both parties;

1.2.2 Law includes but is not limited to current and effective Laws, codes, effective modifications, supplements or amendments to the above Laws or codes made by appropriate authorities after signing of this agreement;

1.2.3 No article or item in this agreement prohibits extension, modification, amendment of or supplement to this agreement, if such act has been approved by both parties;

1.2.4 All headlines in this agreement are only for convenience of reference and shall have no influence on the explanation of this agreement.

2. Term of Employment

2.1 Party A appoints Party B as the Company's ____ with a term of 2 years. After this agreement terminates, Party B may be reappointed for another term upon both parties's consent.

2.2 The term of 2 years starts from the signature date.

3. Responsibilities and Obligations

Manager exercises all powers and functions granted by the Company.

3.2 Manager promises to the Company that in this employment term he shall:

3.2.1 submit materials related to the Company's affairs to the Company's board of directors upon its reasonable request.

3.2.2 sincerely and diligently devote him/her to performing the functions, responsibilities and rights assigned or granted by the Company to the Manager;

3.2.3 abide by all regulations or byLaws of the Company applicable to administrative officers and managers;

3.2.4 act with due care, diligence and skill of a reasonably careful individual in similar circumstances, when exercising his/her powers or performing his/her obligations.

3.3 When exercising powers or functions granted by Law or the Company, Manager shall perform the following obligations in compliance with the principle of fiduciary and due-diligence:

3.3.1 Manager shall exercise the above powers and functions personally and independently, in compliance with the objectives of Law or the Company, and unless otherwise permitted by Law or approved by board of directors, Manager shall not transfer the Manager's powers or functions to other individual or act in excess of his/her powers and functions;

3.3.2 Manager shall accept legal supervision on his performance of his powers or obligations of and reasonable suggestion submitted by the Company's board of directors or supervisors;

3.3.3 Manager shall abide by his/her obligations to shareholders as stipulated in the Company's Articles of Association, and fairly and equally maintain the interests of the Company and its shareholders;

3.3.4 Manager shall not seek interests for himself/herself or other individual by utilizing private information;

3.3.5 Manager shall not accept bribes or other illegal interests, or encroach upon the Company's assets by utilizing his powers or functions;

3.3.6 Manager shall not open accounts in his name or other individual to deposit the Company's assets.

3.3.7 Manager shall not provide a guarantee in the Company's name for debts of a shareholder of the company or other individual with the company's assets.

3.3.8 Unless approved by the Company's board of directors, Manager shall not accept commission or kickback related to the Company's business.

3.4 Through his term of duty, Manager shall timely and fully inform (or inform in written as required) the Company's board of directors of the Company's business or affairs, and explain as required by board of directors.

4. Rewards

4.1 Party A abides by the rule of "distribution according to work". In accordance with the Company's practical operation, regulations and rules, and Party B's actual work and performance, Party A may determine Party B's salary and bonus. After approved by the Company and agreed by Manager, both parties may adjust the actual amount of rewards.

4.2 Party B's salary paid by Party A is before-tax salary, and Party B's individual income tax shall be withheld and paid, on behalf Party B, by Party A.

4.3 During legal festivals and holidays, yearly holidays, holidays for marriage or funeral, maternity leave, Party A shall pay salary to Party B as usual.

4.4 Besides the rewards above-mentioned in section 4.1, Manager shall have the right to enjoy allowance and interests granted by the Company to other employees.

5. Expenses

All reasonable expenses (including but not limited to tour expenses, board and lodging expenses and other actual cost) incurred from Manager's exercise of his powers or functions stipulated in this agreement shall be reimbursed by the Company, and for such expenses, the Company may require Manager to provide relative receipts and vouchers.

6. Confidential Information

6.1 Unless otherwise ordered by Law, approved by shareholders' meeting or in other special circumstances, within or after his term of duty, Manager shall not disclose or inform any individual (except that the Company's senior management officers have the right to require related information, or other individual required by Law); or use for his private or other reason other than for the Company; or for omission or lack of investigation, so that the Company's following confidential, secret or private information are disclosed:

6.1.1 the Company's exclusive information, technical data, business secrets or know-how; including but without limitation to research and production plan, services, users list and consumer relationship (including but without limitation to consumer relationships developed and formed within the Manager's term of duty); software development, invention, technical process, formula, technology, design, drawing, engineering, hardware structure information, marketing, financial information, and other information directly or indirectly received in written, oral, illustration or other patterns by Manager, but exclusive of public information or the information may be received legally from any third party by normal methods (hereinafter abbreviated as confidential information);

6.1.2 confidential information used or kept by the Company or its any subsidiary, or technical process developed or information invented in the Manager's term of duty;

6.1.3 on condition that the Company having performed its obligation on confidential information, the confidential information only for certain intentions received from any third party;

6.1.4 any invention, creation, know-how, works, drawing, plan and so on, independently or jointly with others, achieved by the Manager consigned by the Company and using the Company's resources in his term of duty.

6.2 The restrictions stipulated in section 6.1 are not applicable to the information or data that is accessible to public without important labor, technical or monetary cost, except for the information disclosed by the Manager breaching his obligations.

6.3 Unless permitted by the Company in written, the Manager shall not engage in any side occupation in his term of duty.

6.4 The Manager shall not copy any information, documents, data and other files of the Company irrelevant to his work to his own computer. If needs of work, the above-mentioned information, documents, data files shall be deleted from the Manger's own computer after treatment of them.

7. Prohibition of Lobby

7.1 The Manager promises, within his employment in the Company or 36 months after such employment, that he must not lobby or lure the following individuals or entities to separate from the Company in China or other places where the Company has business, for whatever reason:

7.1.1 Individuals, trade names, firms or other organizations, which are the Company's consumers or have business with the Company on or within 12 months before the above expiration date, and have touch with or are known by the Manager in his term of duty;

7.1.2 Individuals, trade names, firms or other organizations, with which the Manager, on behalf of the Company, has a great deal of regular, successive business;

7.1.3 The Company's employees, directors, managers or counselors and so on.

7.2 The Manager shall not employ or engage the Company's employees, counselors or other individuals entering service contracts with the Company, or engage them to provide same services.

8. Non-competition

8.1 Unless otherwise approved by Board of Directors, the Manager in his employment by the Company, shall not directly or indirectly be engaged or involve in any other enterprise's activities, or own any economic interests in any other enterprise, if Board of Directors reasonably consider:

8.1.1 Such enterprise competes or has a trend to compete with the Company's business;

8.1.2 It is disgraceful for the Company to have relation with such enterprise;

8.1.3 To be engaged by such enterprise will obstruct the Manager to fully and normally perform his responsibilities or functions.

8.2 Unless approved by Board of Directors in advance, within 12 months after his employment expires, the Manager shall not:

8.2.1 By himself or proxy, engage in any business with competition to the Company's business;

8.2.2 In name of administrative officer, technician, counselor or any other name, directly or indirectly be employed by or involved in rival enterprise that directly competes with the business of the Company or its any subsidiary.

8.3 The Company's Manager must obey confidentiality agreement, and must not involve in any activity conflicting or conflicting in suspicion with the Company's interests. The above activity includes but without limitation to:

8.3.1 Damage the Company's interests on purpose for seeking his own interests, or caused by material fault.

8.3.2 Accept or donate too expensive gifts, pay too much entertainment expense and other activities that may result in bad effects and degrade the Company's reputation;

8.3.3 Engage direct relative into the Company and conceal such relationship;

8.3.4 Without authorized, discuss the Company's price, cost, consumer relationship, markets and other confidential information with any enterprise or individual other than the Company;

8.3.5 Engage any activity that may result in the Company's legal rights damaged or badly impacted;

8.3.6 Except for stipulated in the Company's articles of the association or approved by Board of Directors, the Manager shall not enter into a contract or make a transaction with the Company;

8.3.7 For his own or other individual operate a business similar to the Company or engage in any activity conflicting with the Company's interests;

8.3.8 Can't taking advantage of his duty, occupy or accept business due to the Company.

9. Document Rreturn

Whenever the Company needs or this agreement legally expires, the Manager shall promptly return the Company's due equipments and information to the Company or an individual assigned by the Company, which are made, possessed, retained or controlled by the Manager in the Manager's term of duty, and include but without limitation to records, data, notes, reports, suggestions, business letters, specifications, quotation information, drawings and other information and equipments. The Manager shall not have the right to retain any copy, duplicate, or any other kind of backup of the above-mentioned information or equipments, and all ownerships and intellectual properties of the above-mentioned items shall be reserved by the Company.

10. Termination of this Agreement

10.1 If one of the following circumstances occurs, the Company shall have the right to terminate this agreement, but upon 30 days notice in written to the Manager is necessary:

10.1.1 The Manager becomes disqualified or is prohibited to be a manager by Law, or has involved the activities prohibited by section 9 in this agreement;

10.1.2 For illness, accident or any other reason, the Manager fails to perform his responsibilities or functions stipulated in this agreement up to 6 months successively or 120 working days totally.

10.2 The Company shall not dismiss the Manager without cause.

10.3 The Manager shall notify the Company in written and 1 month before his resignation.

10.4 If the Manager, offending the provision in section 10.3, leaves his job and results in the Company's loss, the Company shall have the right to claim to be compensated by the Manager.

10.5 If this agreement is terminated for whatever reason, the force and effect of section 7, 8, 9 shall not be prejudiced, and all these articles shall survive.

11. Information

11.1 All notices sent in accordance with or related to this agreement shall be in written.

11.2 Any above-mentioned shall send to the Company's current registered address, or the Manager's working address or other proper address. On each of the following condition, notice shall be deemed to be serviced formally:

11.2.1 If by courier service, notice has been delivered to the address of related party;

11.2.2 If by mail, 3 days after mail has been sent;

11.2.3 If by fax, after fax has been sent.

12. Force

12.1 If any article of this agreement conflicts with the Articles of the Association, the latter shall prevail, except for otherwise provided by Law.

12.2 For any matter not mentioned herein, both parties shall exercise their powers and perform their obligations and responsibilities in accordance with the requirements of Company Law, the Company's Articles of Association and other Law.

12.3 When exercising his duties, the Manager offends Laws, administrative regulations or the Company's Articles of Association, which results in loss of the Company, the Manager shall have the obligation to compensate for the Company legally.

13. Jurisdiction

13.1 Formation, effectiveness, performance, termination, explanation and revision of this agreement shall be governed by China Laws.

13.2 Any dispute about performing this agreement shall be solved by both parties by kindly negotiation, and if negotiation fails, any party shall have the right to submit the dispute to labor dispute arbitration committee.

14. Supplementary Provisions

14.1 Any matter not mentioned herein shall be decided otherwise by both parties by discussion.

14.2 After signed by both parties, this agreement shall be effective on the date first above written.

14.3 This agreement has 2 counterparts, and each party holds 1 counterpart.

Hunan TX Enterprise Co., Ltd
(Stamp)
Legal representative (or authorized representative)


(Signature)
(Year)   (Month)   (Day)

Manager


Signature:
(Year)   (Month)   (Day)

SCHEDULE G LABOR CONTRACT

Hunan TX Enterprise Co., Ltd
Labor Contract

This Labor Contract is signed by and between the following two parties:

Party A: Hunan TX Enterprise Co., Ltd (hereinafter abbreviated as the"Company")

Party B: Name: __________________________ Gender: _____ Birth date: ____________
ID No.: ___________________

In accordance with related provisions of Labor Law of the People's Republic of China ("PRC") and other relevant PRC laws and regulations, both parties, on the basis of equality and voluntary will, agree as follows:

Article 1 Employment

1.   Party B is engaged voluntarily by Party A as a ______.

2. Party B promises that he has no labor relationship with any other enterprise when he signs this contract.

Article 2 Employment period

1. The period of Party A employing Party B is from [Month] [Day], [Year] to [Month] [Day], [Year].

2. If both parties negotiate to reach an agreement, this contract may be renewed upon employment period's expiration, shortened, or terminated ahead of its expiration.

Article 3 Rewards

1. Party A applies the principle of"distribution according to work". In accordance with the Company's practical operation, regulations and rules, and Party B's actual work and performance, Party A may determine Party B's salary and bonus. Party B's salary shall not be lower than the lowest salary standard stipulated by Changsha City.

2. Party B's salary paid by Party A is before tax, and the individual income tax for Party B shall be deducted and paid by Party A.

3. Within legal festivals and holidays, yearly holidays, holidays for marriage or funeral, maternity leave, Party A shall pay salary to Party B as usual.

Article 4 Labor Conditions and Protection

1. According to Party A's arrangement, Party B shall exercise timing work system. Party B's working time is 8 hours daily, 5 working days a week. Practical working time shall be executed in accordance with Party A's provisions.

2. Party A shall provide a safety and sanitary working environment, and in accordance with national regulations provide labor protection necessities and health care products to Party B if needed by work.

3. In accordance with national regulations, Party A shall offer special labor protection to female employee during her menstrual, pregnant, puerperal, breast-feeding period.

Article 5 Work Discipline

1. Party A is responsible to train Party B about ideology education, professional ethics, vocational techniques, labor safety, legal propaganda and the Company's culture..

2. Party B shall abide by all provisions of national laws, all regulations and rules legally stipulated by Party A. If Party B violates work discipline, Party A, in accordance with its regulations and rules, may give Party B necessary disciplinary punishment until dismissing Party B and terminating this contract.

3. Party B shall work daily in accordance with the Company's requirements, timely accomplish his work with reasonable amount and quality standard as provided

4. For employees' confidential matters, confidentiality agreement shall be entered otherwise.

Article 6 Insurance and Welfare

1. Party A shall pay all social insurance premiums for Party B in accordance with national regulations and Party B's due payment may be deducted and paid by Party A from Party B's salary.

2. Party A will not pay any social insurance premium for Party B after this labor contract is terminated or expired.

3. If Party B has any work-related disease, injures suffered at work or not at work, his salary and medical insurance shall be treated in accordance with the national related regulations.

4. Party B legally enjoys the national statutory paid rest, holiday, holidays for marriage or funeral, maternity leave, and the detailed information sees Party A's related regulations.

Article 7 Contract Revision

1. If one of the following circumstances occurs, both parties may revise the labor contract:

(1)  Both parties negotiate to reach an agreement.

(2)  Laws or regulations as bases of this labor contract have been modified.

(3) Party A's operational conditions and economic situation have been significantly changed, and Party A fails to continuously perform this labor contract.

(4)  Other situations stipulated by law.

2. Either party, which wants to revise the labor contract, shall notify the other party by writing 30 days in advance, and all procedures related to the revision of the labor contract shall be followed by writing.

Article 8 Termination of the Labor Contract

1. This labor contract may be terminated at any time upon agreement of the two parties.

2. On each of the following conditions, Party A may terminate this labor contract at any time:

(1) Party A finds that Party B has not terminated the labor contract with his former employer, or has other employment relationship with other party without approval of Party A;

(2) Party B does not perform his responsibilities or functions without any reasonable cause, and still fails to correct after Party A's criticism, education or punishment;

(3) Party B seriously violates work disciplines or regulations and rules legally stipulated by Party A;

(4)  Party B causes great losses to Party B due to serious dereliction of duty;

(5) Party B violates national laws or regulations, and has been labor-educated or investigated for criminal responsibility in accordance with the law.

3. On each of the following conditions, Party A may terminate this labor contract, but shall notify Party B by writing 30 days in advance:

(1) After recovering from work-related illness or injure, Party B fails to do the former work or other work otherwise arranged by Party A;

(2)  Party B is not competent to his work;

(3) Objective situation is changed greatly, on which this labor contract is signed, so that this labor contract is impossible to be performed, and fails to be changed through both Parties' discussion.

(4) On other condition as stipulated by related national laws or regulations, this labor contract may be terminated.

4. On each of the following conditions, Party A must not terminate this labor contract in accordance with the above provision:

(1) Party B has occupational disease or has been injured at work, and has lost all or partial labor ability as confirmed by labor appraisal committee;

(2) Party B is receiving medical treatment for disease or injures within the prescribed period of time;

(3)  Female employee is in maternity, pregnancy or lactation;

(4) On other condition as stipulated by related national laws or regulations, this labor contract must not be terminated.

5. On each of the following conditions, Party B may terminate this labor contract at any time:

(1) Party A fails to pay labor rewards or offer labor conditions as stipulated in this labor contract;

(2) As confirmed by related authorities of the state, work conditions and environments offered by Party A are bad and greatly harm Party B's body safety and physical and mental health;

(3) Party A, by violence, threat, or illegally restricting personal liberty, forces Party B to labor.

6. On each of the following conditions, Party B may terminate this labor contract, however, shall notify Party A by writing 30 days ahead of time:

(1)  Party B engages in advanced study without working after approved by Party
     A;

(2)  Party B wants to resign in accordance with the national regulations; or

(3)  Other situations approved by Party A.

7. Except for upon the above item 5 or item 6, Party B shall not terminate this contract on each of the following conditions:

(1)  The term of this labor contract does not expires;

(2) Party B has not fulfill economic compensation, economic punishment, or administrational or disciplinary punishment;

(3)  Other situations stipulated by national laws or regulations.

Article 9 Liabilities of Breach

1. If Party A violates the stipulations of this contract, so that this contract is terminated and Party B is damaged, Party B's losses shall be compensated by Party A.

2. If Party B violates the stipulations of this contract, so that this contract is terminated and Party A is damaged, Party B shall be responsible for the compensation legally.

Article 10 Force and Other Matters

1. For any matter not mentioned herein, both parties may make supplementary provision after discussion. Supplementary provisions shall have legal effect equal to this contract.

2.   This contract becomes effective upon signatures or seals of both parties.

3. This contract has 2 counterparts with equal legal effect, and each party holds one counterpart.

Party A: Hunan TX Enterprise Co., Ltd


(Stamp)(Signature)

Legal representative
(or authorized representative):


(Signature)
(Year)   (Month)   (Day)

Party B: _________________________
(Year)   (Month)   (Day)

SCHEDULE H CORPORATE GOVERNANCE RULES

                               AMENDMENT NUMBER 1

Whereas, ASIA AUTOMOTIVE ACQUISITION CORPORATION, HUNAN TX ENTERPRISE CO., LTD., and all the Shareholders of HUNAN TX ENTERPRISE CO., LTD. have entered into an Equity Acquisition Agreement as of July 24, 2007. After friendly negotiation, all Parities hereby agree to amend the Equity Acquisition Agreement on October 29, 2007, as follows:

In respect of Section 9.01(b) of the Equity Acquisition Agreement, the date "November 15, 2007" should be extended to "4:00 pm New York time, February 6, 2008".

Except as specifically amended hereby, the provisions of the Equity Acquisition Agreement shall continue in full force and effect and be binding on each Party in accordance with its terms.

                     ASIA AUTOMOTIVE ACQUISITION CORPORATION

Authorized Representative:       Authorized Representative


/s/ William R. Herren            /s/ Rudy Wilson
------------------------------   ----------------------------------------
Name: William R. Herren          Name: Rudy Wilson
Title:                           Title:
       -----------------------          ---------------------------------


                                 HUNAN TX ENTERPRISE CO., LTD.
                                 (SEAL)


                                 Legal Representative: /s/ Duanxiang Zhang
                                                       -------------------------
                                 Name: Duanxiang Zhang


                                 SHAREHOLDERS OF HUNAN TX ENTERPRISE CO., LTD.


                                 Authorized Representative: /s/ Weiwu Peng
                                                            --------------------

                AMENDMENT TO EQUITY ACQUISITION AGREEMENT (NO.2)

Whereas, ASIA AUTOMOTIVE ACQUISITION CORPORATION, HUNAN TX ENTERPRISE CO., LTD., and all the Shareholders of HUNAN TX ENTERPRISE CO., LTD. have entered into an Equity Acquisition Agreement as of July 24, 2007. After friendly negotiation, all Parities hereby agree to amend the Equity Acquisition Agreement on February 4, 2008, as follows:

In respect of Section 9.01(b) of the Equity Acquisition Agreement, the date "4:00 pm, New York time, February 6, 2008" should be extended to "4:00 pm, New York time, February 29, 2008".

Except as specifically amended hereby, the provisions of the Equity Acquisition Agreement shall continue in full force and effect and be binding on each Party in accordance with its terms.

                     ASIA AUTOMOTIVE ACQUISITION CORPORATION

Authorized Representative:         Authorized Representative:


/s/ William R. Herren              /s/ Rudy Wilson
---------------------------        -----------------------------------------
Name:                              Name:
Title:                             Title:
       ---------------------             -----------------------------------


                             HUNAN TX ENTERPRISE CO., LTD.
                             (Seal)


                             Legal Representative:
                                                    -------------------------
                             Name: Duanxiang Zhang


                             SHAREHOLDERS OF HUNAN TX ENTERPRISE CO., LTD.


                             Authorized Representative:
                                                        -----------------------
                             Name: Duanxiang Zhang

                AMENDMENT TO EQUITY ACQUISITION AGREEMENT (NO.3)

Whereas, ASIA AUTOMOTIVE ACQUISITION CORPORATION, HUNAN TX ENTERPRISE CO., LTD., and all the Shareholders of HUNAN TX ENTERPRISE CO., LTD. have entered into an Equity Acquisition Agreement as of July 24, 2007. After friendly negotiation, all Parities hereby agree to amend the Equity Acquisition Agreement on February 5, 2008, as follows:

In respect of Section 8.03 of the Equity Acquisition Agreement, the following is added:

(d) Tongxin International will have acquired ownership or control of Hunan
Tongxin

Except as specifically amended hereby, the provisions of the Equity Acquisition Agreement shall continue in full force and effect and be binding on each Party in accordance with its terms.

                     ASIA AUTOMOTIVE ACQUISITION CORPORATION

Authorized Representative:         Authorized Representative:


/s/ William R. Herren              /s/ Rudy Wilson
---------------------------        -----------------------------------------
Name:                              Name:
Title:                             Title:
       ---------------------             -----------------------------------


                             HUNAN TX ENTERPRISE CO., LTD.
                             (Seal)


                             Legal Representative:
                                                    -------------------------
                             Name: Duanxiang Zhang


                             SHAREHOLDERS OF HUNAN TX ENTERPRISE CO., LTD.


                             Authorized Representative:
                                                        -----------------------
                             Name: Duanxiang Zhang

ANNEX B

ASIA AUTOMOTIVE ACQUISITION CORPORATION

KEY EMPLOYEES EMPLOYMENT AGREEMENT

This KEY EMPLOYEES EMPLOYMENT AGREEMENT (the "Agreement"), is entered into as of July 24, 2007 by and between ASIA AUTOMOTIVE ACQUISITION CORPORATION, a US public company (the "Company") and the selected executives and employees (hereinafter referred to as "Key Employees" collectively or "Key Employee" as individual, the names of such Key Employees are attached as Exhibit A of this Agreement; collectively, the "Parties").

RECITALS

The Company desires to retain and employ the Key Employees listed in Exhibit A and to assure itself of the services of the Key Employees for the Period of Employment (as defined below). The Key Employees desire to be retained and employed by the Company for the Period of Employment and upon the terms and conditions of this Agreement.

AGREEMENT

ACCORDINGLY, the Parties agree as follows:

1. Consideration. The Company will issue to the Key Employees in Hunan Tongxin, 4,500,000 shares of the new company. These shares will be issued unconditional after the close of the transaction between AAAC and Hunan Tongxin. In addition, if the company calls the 5,000,000 outstanding warrants for redemption from the current holders of AAAC warrants (AAACW), the Company shall issue 2,000,000 shares of the Company's common stock to the Key Employees, listed on attachment A with no consideration paid by Key Employees.


2. Term of Employment. The Company shall employ the Key Employees to render services to the Company in the position and with the duties and responsibilities described in Section 2 from the date of this Agreement until the business transaction between Hunan Tongxin and AAAC has been consummated (the "Period of Employment"), unless the Period of Employment is terminated sooner in accordance with Section 4 or 5 below or extended upon mutual agreement of the Parties.

3. Position, Duties, Responsibilities.

3.1 Position. The Key Employees shall render services to the Company in the position as designated by the Chief Executive Officer of the Company and shall perform all services appropriate to that position as well as such other services as may reasonably be assigned by the Company, including giving due consideration to serving in HUNAN TX ENTERPRISE CO., LTD., after the consummation of the business combination between Hunan Tongxin and AAAC. Hunan TX Enterprise Co. will become a wholly owned subsidiary of the new Company established in the People's Republic of China (the "PRC")("TX China"). Each key Employee's principal place of employment shall be at any location in the PRC decided by the board of directors of the Company. Each of the Key Employees shall devote his/her best efforts and full-time attention to the performance of his/her duties. The Key Employees shall report to the Chief Executive Officer of the Company.

3.2 Other Activities. Except upon the prior written consent of the board of directors of the Company, the Key Employees shall not (i) accept any other employment (except for academic employment, position in industrial or professional associations, non-executive director of other companies which do not compete with the Company's business provided that such other companies or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be in conflict with, or that might place the Key Employees in a conflicting position to that of the Company or (iii) act as the legal representative or an executive officer of another company within or outside the PRC.

3.3 Execution of TX China Employment Agreement. The Key Employees shall upon request of the Company execute an employment agreement (the "TX China Employment Agreement") with TX China in accordance with PRC laws and regulations, in the form substantially identical to this Agreement except for adjustments or alterations required to comply with the relevant laws and regulations of the PRC.

4. Compensation. The employees listed on attachment A will continue to receive their current salary and benefits that they currently receive. The salary and welfare provided respectively in the TX China Employment Agreement and this Agreement shall not be cumulative.

4.2 By Death. The Key Employee's employment shall terminate automatically upon the Key Employee's death. The Company shall pay to the Key Employee's beneficiaries or estate, as appropriate, any compensation then due and owing under Section 3 hereof to which the Key Employee is entitled up through the date of termination, subject to any other rights or remedies of the Company under law, and thereafter all obligations of the Company under this Agreement shall cease. Nothing in this section shall affect any entitlement of the Key Employee's heirs or devisees to the benefits of any life insurance plan or other applicable benefits, if any.

4.3 By Disability. If the Key Employee is unable to carry out the responsibilities and functions of the position held by the Key Employee by reason of any physical or mental impairment for more than ninety (90) consecutive days or more than one hundred twenty (120) days in any twelve-month period, then, to the extent permitted by law, the Company may terminate the Key Employee's employment. The Company shall pay to the Key Employee all compensation prescribed under Section 3 hereof to which the Key Employee is entitled up through the date of termination, and thereafter all obligations of the Company under this Agreement shall cease. Nothing in this section shall affect the Key Employee's rights under any disability plan in which the Key Employee is a participant, if any.

5. Termination by Key Employee.

5.1 Termination by Key Employee other than for Good Reason. The Key Employee may terminate employment with the Company at any time for any reason or no reason at all, upon three (3) months' advance written notice. During such notice period the Key

Employee shall continue to diligently perform all of the Key Employee's duties hereunder. The Company shall have the option, in its sole discretion, to make the Key Employee's termination effective at any time prior to the end of such notice period as long as the Company pays the Key Employee all compensation under Section 3 hereof to which the Key Employee is entitled up through the last day of the three (3) months' notice period. Thereafter all obligations of the Company shall cease.

5.2 Termination for Good Reason after Change in Control. The Key Employee's termination shall be for Good Reason (as defined below) if the Key Employee provides written notice to the Company of the Good Reason within three (3) months of the event constituting Good Reason and provides the Company with a period of twenty (20) days to cure the Good Reason and the Company fails to cure the Good Reason within that period. For purposes of this Agreement, "Good Reason" shall mean any of the following events if (i) the event is effected by the Company without the consent of the Key Employee and (ii) such event occurs within three (3) months after a Change in Control (as hereinafter defined): (A) a change in the Key Employee's position with the Company which materially reduces the Key Employee's level of responsibility; or (B) a relocation of the Key Employee's principal place of employment by more than one hundred kilometers. For purposes of this Agreement, a "Change in Control" of the Company shall be deemed to have occurred when: (i) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the shareholders of the Company immediately prior thereto holding fifty percent (50%) or more of the outstanding voting securities of the Company or the surviving entity immediately after such merger or consolidation; or (ii) the shareholders of the Company approve either a plan of liquidation or dissolution of the Company or an agreement for the sale, lease, exchange or other transfer or disposition by the Company of fifty-percent (50%) or more of the Company's assets.

6. Termination Obligations.

The Company agrees that its obligation to pay the consideration to the Key Employee will not be affected in anyhow no matter this Agreement is terminated for any reason as stated in Section 4 and 5 above.

The Key Employee agrees that on or before termination of employment, he will promptly return to the Company all documents and materials of any nature pertaining to his/her work with the Company, including all originals and copies of all or any part of any Proprietary Information or Inventions (as defined below) along with any and all equipment and other tangible and intangible property of the Company. The Key Employee agrees not to retain any documents or materials or copies thereof containing any Proprietary Information or Inventions.

The Key Employee further agrees that: (i) all representations, warranties, and obligations under Articles 6, 7, 8, 12, 14.1, 14.2 and 14.3 contained in this Agreement shall survive the termination of the Period of Employment; (ii) the Key Employee's representations, warranties and obligations under Articles 6, 7, 8, 12, 14.1, 14.2 and 14.3 shall also survive the expiration of this Agreement; and (iii) following any termination of the Period of Employment, the Key Employee shall fully cooperate with the Company in all matters relating to his/her continuing obligations under this Agreement, including but not limited to the winding up of pending work on behalf of the Company, the orderly transfer of work to the other employees of the Company, and the defense of any action brought by any third party against the Company that relates in any way to the Key Employee's acts or omissions while employed by the Company. The Key Employee also agrees to sign and deliver the Termination Certificate attached hereto as Exhibit C prior to his/her termination of employment with the Company.

7. Post-Termination Activity.

7.1 No Use of Proprietary Information. The Key Employee acknowledges that the pursuit of the activities forbidden by this subsection would necessarily involve the use or disclosure of Proprietary Information in breach of this Agreement, but that proof of such a breach would be extremely difficult. To forestall such disclosure, use, and breach, and in consideration of the employment under this Agreement, the Key Employee also agrees that while employed by the Company, and for a period of three (3) years after termination of the Key Employee's employment, the Key Employee shall not, directly or indirectly:

(i) divert or attempt to divert from the Company or any Affiliate ("Affiliate" shall mean any person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such entity. For the purposes of this definition "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and includes (x) ownership directly or indirectly of 50% or more of the shares in issue or other equity interests of such person, (y) possession directly or indirectly of 50% or more of the voting power of such person or (z) the power directly or indirectly to appoint a majority of the members of the board of directors or similar governing body of such person, and the terms "controlling" and "controlled" have meanings correlative to the foregoing) any business of any kind in which it is engaged, including, without limitation, soliciting business from or performing services for, any persons, company or other entity which at any time during the Key Employee's employment by the Company is a client, supplier, or customer of the Company or prospective client, supplier, or customer of the Company if such business or services are of the same general character as those engaged in or performed by the Company;

(ii) solicit or otherwise induce any person to terminate his/her employment or consulting relationship with the Company or any Affiliate; and

(iii) engage, invest or assist in any business activity that directly or indirectly competes with the business or future business plans of the Company or any Affiliate.

In addition, because the Key Employee acknowledges the difficulty of establishing when any intellectual property, invention, or proprietary information is first conceived or developed by the Key Employee, or whether it results from access to Proprietary Information or the Company equipment, supplies, facilities, or data, the Key Employee agrees that any intellectual property, invention, or proprietary information shall be reported to the Company and, unless proven otherwise to the reasonable satisfaction of the Company, shall be presumed to be an Invention for the purpose of this Agreement and shall be subject to all terms and conditions hereof, if reduced to practice by the Key Employee or with the aid of the Key Employee within two (2) years after termination of the Period of Employment.

7.2 No Competition. Notwithstanding Section 7.1 above, while employed by the Company and for a period of three (3) years after the termination of the Key Employee's employment with the Company for any reason whatsoever, the Key Employee shall not, directly or indirectly, as an Key Employee, employer, employee, consultant, agent, principal, partner, manager, stockholder, officer, director, or in any other individual or representative capacity, engage or participate in any business within the PRC that is competitive with the business of the Company or any Affiliate, except if this Agreement expires, then a period of three (3) years shall apply. Notwithstanding the foregoing, the Key Employee may own less than one percent (10%) of any class of stock or security of any corporation listed on an internationally recognized securities exchange which competes with the Company.

7.3 Enforceability. The covenants of this Article 7 are several and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. If any provision of this Article 7 relating to the time period or geographic area of the restrictive covenants shall be declared by a court of competent jurisdiction to exceed the maximum time period or geographic area, as applicable, that such court deems reasonable and enforceable, then this Agreement shall automatically be considered to have been amended and revised to reflect the maximum time period or geographic area that such court deems enforceable.

7.4 Independent Covenants. All of the covenants in this Article 7 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Key Employee against the Company or any of its Affiliates, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants.

8. Proprietary Information.

The Key Employee agrees during his/her employment with the Company and within three (3) years thereafter, to hold in strictest confidence and trust, and not to use or disclose to any person, firm or corporation any Proprietary Information without the prior written consent of the Company, except as necessary in carrying out his/her duties as an employee of the Company for the benefit of the Company. "Proprietary Information" means any information of a proprietary, confidential or secret nature that may be disclosed to the Key Employee that relates to the business of the Company or of any parent, subsidiary, Affiliate, customer or supplier of the Company or any other party with whom the Company agrees to hold information of such party in confidence ("Relevant Parties"). Such Proprietary Information includes, but is not limited to, Inventions, research, product plans, products, services, business strategies, personnel information, customer lists, customers, markets, technical information, forecasts, marketing, finances or other business information of the Company and its Affiliates. This information shall remain confidential whether it was disclosed to the Key Employee either directly or indirectly in writing, orally or by drawings or observation. The Key Employee understands that Proprietary Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of the Key Employee or others who were under confidentiality obligations as to the items involved.

9. Former Employer Information.

The Key Employee agrees that he will not, during his/her employment with the Company, improperly use or disclose any proprietary information or trade secrets, or bring onto the premises of the Company any unpublished document or proprietary information belonging to any former or concurrent employer (except TX China) or other person or entity.

10. Third Party Information.

The Key Employee recognizes that the Company has received and in the future will receive confidential or proprietary information from third Parties. The Key Employee agrees to hold all such confidential or proprietary information in the strictest confidence and trust, and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out his/her work for the Company consistent with the Company's agreement with such third party.

11. No Conflict.

The Key Employee represents and warrants that the Key Employee's execution of this Agreement, his/her employment with the Company, and the performance of his/her proposed duties under this Agreement shall not violate any obligations he may have to any former employer or other party, including any obligations with respect to proprietary or confidential information or intellectual property rights of such party.

12. Inventions.

12.1 Inventions Retained and Licensed. If the Key Employee has any inventions, original works of authorship, developments, improvements, and trade secrets which were made by the Key Employee prior to the Key Employee's employment with the Company ("Prior Inventions"), which belong to the Key Employee, and which relate to the Company's actual and/or proposed business, products or research and development. If, in the course of his/her employment with the Company, the Key Employee incorporates into a Company product, process or machine a Prior Invention owned by the Key Employee or in which the Key Employee has an interest, the Company is hereby granted and shall have a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.

12.2 Assignment of Inventions. The Key Employee agrees that he will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby irrevocably assign to the Company, or its designee, all the Key Employee's right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, drawings, discoveries, ideas, formulas, processes, compositions of matter, software, databases, mask works, computer programs (including all source codes) and related documentation, algorithms, engineering and reverse engineering, technology, hardware configuration information, logos, trade names, trademarks, patents, patent applications, copyrights, trade secrets or know-how, which the Key Employee may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice ("Inventions"), while the Key Employee is employed by the Company. The Key Employee further acknowledges that all original works of authorship which are made by the Key Employee (solely or jointly with others) within the scope of and during his/her employment with the Company and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act and that the Company will be considered the author and owner of such works. The Key Employee understands and agrees that the decision whether or not to commercialize or market any Invention developed by the Key Employee solely or jointly with others is within the Company's sole discretion and for the Company's sole benefit and that no royalty will be due to the Key Employee as a result of the Company's efforts to commercialize or market any such Invention.

12.3 Waiver of Moral Rights. To the utmost extent legally permitted, the Key Employee also hereby forever waives and agrees never to assert any and all Moral Rights (as defined below) he may have in or with respect to any Invention, even after termination of his/her work on behalf of the Company. "Moral Rights" mean any rights to claim authorship of an Invention to object to or prevent the modification of any Invention, or to withdraw from circulation or control the publication or distribution of any Invention, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a "moral right."

12.4 Maintenance of Records. The Key Employee agrees to keep and maintain adequate and current written records of all Inventions made by the Key Employee (solely or jointly with others) during the Key Employee's employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be provided to, and remain the sole property of, the Company at all times.

12.5 Patent and Copyright Registrations. The Key Employee agrees to assist the Company, or its designee, at the Company's expense, in every proper way, to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights, trade secret rights or other intellectual property rights relating thereto in any and all countries. The Key Employee will disclose to the Company all pertinent information and data which the Company deems necessary for the execution of all applications, specifications, oaths, assignments and execute all instruments necessary to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees, the sole and exclusive right, title and interest in and to such Inventions, and any copyrights, patents, mask work rights, or other intellectual property rights relating thereto. The Key Employee further agrees that the Key Employee's obligation to execute or cause to be executed, when it is in the Key Employee power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable, because of the Key Employee's mental or physical incapacity or for any other reason, to secure his/her signature to apply for or to pursue any application for any patents or copyright registrations covering the Inventions assigned to the Company as above, then the Key Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his/her agent and attorney in fact, to act for and in the Key Employee's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters, patent or copyright registrations thereon with the same legal force and effect as if executed by the Key Employee.

13. Alternative Dispute Resolution.

The Company and Key Employee mutually agree that any controversy or claim arising out of or relating to this Agreement or the breach thereof, or any other dispute between the Parties, shall be submitted to mediation before a mutually agreeable mediator, which cost is to be borne equally by the Parties hereto. In the event the Parties fail to agree on a mediator, or mediation is unsuccessful in resolving the claim or controversy within one (1) month after the commencement of mediation, such claim or controversy shall be resolved by litigation in the competent court.

14. Miscellaneous.

14.1 Continuing Obligations. The obligations in this

Agreement will continue in the event that the Key Employee is hired, renders services to or for the benefit of or is otherwise retained at any time by any present or future Affiliates of the Company. Any reference to the Company in this Agreement will include such Affiliates. Upon the expiration or termination for any reason whatsoever of this Agreement, the Key Employee shall forthwith resign from any employment of office with an Affiliate of the Company unless the board of directors of the Company requests otherwise.

14.2 Notification. The Key Employee hereby authorizes the Company to notify his/her actual or future employers of the terms of this Agreement and his/her responsibilities hereunder.

14.3 Name and Likeness Rights. The Key Employee hereby authorizes the Company to use, reuse, and to grant others the right to use and reuse, his/her name, photograph, likeness (including caricature), voice, and biographical information, and any reproduction or simulation thereof, in any media now known or hereafter developed (including but not limited to film, video and digital or other electronic media), both during and after his/her employment, for whatever purposes the Company deems necessary.

14.4 Injunctive Relief. The Key Employee understands that in the event of a breach or threatened breach of this Agreement by him, the Company may suffer irreparable harm and will therefore be entitled to injunctive relief to enforce this Agreement.

14.5 Legal Fees. In any dispute arising under or in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees.

14.6 Entire Agreement. This Agreement, including the exhibits attached hereto, is intended to be the final, complete, and exclusive statement regarding their subject matter, except for other agreements specifically referenced herein. Unless otherwise specifically provided for herein, this Agreement supersedes all other prior and contemporaneous agreements and statements pertaining to this subject matter, and may not be contradicted by evidence of any prior or contemporaneous statements or agreements. To the extent that the practices, policies, or procedures of the Company, now or in the future, apply to the Key Employee and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control.

14.7 Amendments, Renewals and Waivers. This Agreement may not be modified, amended, renewed or terminated except by an instrument in writing, signed by the Key Employee and by a duly authorized representative of the Company other than the Key Employee. No failure to exercise and no delay in exercising any right, remedy, or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power under this Agreement preclude any other or further exercise thereof, or the exercise of any other right, remedy, or power provided herein or by law or in equity.

14.8 Assignment; Successors and Assigns. The Key Employee agrees that he will not assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement, nor shall the Key Employee's rights be subject to encumbrance or the claims of creditors. Any purported assignment, transfer, or delegation shall be null and void. Nothing in this Agreement shall prevent the consolidation of the Company with, or its merger into, any other corporation, or the sale by the Company of all or substantially all of its properties or assets, or the assignment by the Company of this Agreement and the performance of its obligations hereunder to any successor in interest. In the event of a change in ownership or control of the Company, the terms of this Agreement will remain in effect and shall be binding upon any successor in interest. Notwithstanding and subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, legal representatives, successors, and permitted assigns, and shall not benefit any person or entity other than those enumerated above.

14.9 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or by nationally recognized courier or mailed by registered mail (postage prepaid, return receipt requested) or by telecopy to the Parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

To:                Asia Automotive Acquisition Corporation
Contact Address:   199 Pierce Street, Suite 202,Birmingham,
                   Michigan, 480009, USA

Attention:         Rudy Wilson
Facsimile Number:  248-203-9950

To:                Key Employees

Contact Address:   Hunan TX Enterprise Co., Ltd.
                   Jiangbei Village, Changsha County, 410135, PRC
Attention:         Peng Weiwu
Facsimile Number:  86-731-6290047

14.10 Waiver of Immunity. To the extent that any Party (including its assignees of any such rights or obligations hereunder) may be entitled, in any jurisdiction, to claim for itself (or himself or herself) or its revenues or assets or properties, immunity from service of process, suit, the jurisdiction of any court, an interlocutory order or injunction or the enforcement of the same against its property in such court, attachment prior to judgment, attachment in aid of execution of an arbitral award or judgment (interlocutory or final) or any other legal process, and to the extent that, in any such jurisdiction there may be attributed such immunity (whether claimed or not), such Party hereby irrevocably waive such immunity.

14.11 Severability; Enforcement. If any provision of this Agreement, or its application to any person, place, or circumstance, is held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable, or void, such provision shall be enforced (by blue-penciling or otherwise) to the maximum extent permissible under applicable law, and the remainder of this Agreement and such provision as applied to other persons, places, and circumstances shall remain in full force and effect.

14.12 Governing Law. This Agreement shall in all respects be construed and enforced in accordance with and governed by the laws of the State of Delaware of the United States.

14.13 Interpretation. This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. Sections and section headings contained in this Agreement are for reference purposes only, and shall not affect in any manner the meaning or interpretation of this Agreement. Whenever the context requires, references to the singular shall include the plural and the plural the singular. References to one gender include both genders.

14.14 Obligations Survive Termination of Employment. The Key Employee agrees that any and all of the Key Employee's obligations under this Agreement capable of execution after the termination of the Key Employee's employment, including but not limited to those contained in exhibits attached hereto, shall survive the termination of employment and the termination of this Agreement.

14.15 Language. This Agreement is written in English and Chinese languages. Both versions shall be equally valid and binding.

14.16 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement, but all of which together shall constitute one and the same instrument.

KEY EMPLOYEE ACKNOWLEDGEMENT. The Key Employee acknowledges (i) that he has consulted with or has had the opportunity to consult with independent counsel of his/her own choice concerning this Agreement and has been advised to do so by the Company, and (ii) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his/her own judgment. The Key Employee hereby agrees that his/her obligations set forth in Sections 7, 8, and 9 hereof and the definitions of Proprietary Information and Inventions contained therein shall be equally applicable to Proprietary Information and Inventions relating to any work performed by the Key Employee for the Company prior to the execution of this Agreement.

The Parties have duly executed this Agreement as of the date first written above.

COMPANY:

ASIA AUTOMOTIVE ACQUISITION CORPORATION


By: /s/ William R. Herren
    William R. Herren
    Chairman of the Board


By: /s/ Rudy Wilson
    Rudy Wilson
    Chief Executive Officer

EXHIBIT A

NAMES AND SIGNATURES OF KEY EMPLOYEES

EXHIBIT B

SHARES OF THE COMMON STOCK OF THE COMPANY TO BE RECEIVED BY EACH OF THE KEY EMPLOYEES

EXHIBIT C

TERMINATION CERTIFICATE This is to certify that I have returned all personal property of AAAC (the "Company") and the Relevant Parties, including, without limitation, all source code listings, flowcharts, books, manuals, records, models, drawings, reports, notes, contracts, lists, blueprints, and other documents and materials, electronic data recorded or retrieved by any means, Proprietary Information, and equipment furnished to or prepared by me in the course of or incident to my employment with the Company, and that I did not make or distribute any copies of the foregoing.

I further certify that I have reviewed the Key Employee Employment Agreement (the "Agreement") signed by me and that I have complied with and will continue to comply with all of its terms, including, without limitation, (i) the reporting of any Inventions or any improvement, rights, or claims related to the foregoing, conceived or developed by me and covered by the Agreement; (ii) the preservation as confidential of all Proprietary Information pertaining to the Company and the Relevant Parties; (iii) not participating in any business competitive with the business of the Company; (iv) not acting as the legal representative or an executive officer of any other company within and outside the People's Republic of China, and (v) the reporting of any remuneration paid to me due to any employment or self- employment during the severance period, if any. This certificate in no way limits my responsibilities or the Company's rights under the Agreement.

On termination of my employment with the Company, I will be employed by [name of new employer] in the [division name] division and I will be working in connection with the following projects:

[generally describe the projects]

Date:

Key Employee's Name (Print)


Key Employee's Signature

                               AMENDMENT NUMBER 1

Whereas, ASIA AUTOMOTIVE ACQUISITION CORPORATION, HUNAN TX ENTERPRISE CO., LTD., and all the Shareholders of HUNAN TX ENTERPRISE CO., LTD. have entered into an Key Employees Employment Agreement as of July 24, 2007. After friendly negotiation, all Parities hereby agree to amend the Key Employees Employment Agreement on January 29, 2008, as follows:

In respect of Sections 1, 2, 3 and 4 inclusive the following changes are made:

1. Consideration. The Company will issue to the Key Employees in Hunan Tongxin, 4,500,000 shares of the new company. These shares will be issued unconditional after the close of the transaction between AAAC and Hunan Tongxin. In addition, if the company calls the 5,000,000 outstanding warrants for redemption from the current holders of AAAC warrants (AAACW), the Company shall issue 2,000,000 shares of the Company's common stock to the Key Employees, listed on attachment A with no consideration paid by Key Employees.

2. Term of Employment. The Company shall employ the Key Employees to render services to the Company in the position and with the duties and responsibilities described in Section 2 from the date of this Agreement until the business transaction between Hunan Tongxin and AAAC has been consummated (the "Period of Employment"), unless the Period of Employment is terminated sooner in accordance with Section 4 or 5 below or extended upon mutual agreement of the Parties.

3. Position, Duties, Responsibilities.

3.1 Position. The Key Employees shall render services to the Company in the position as designated by the Chief Executive Officer of the Company and shall perform all services appropriate to that position as well as such other services as may reasonably be assigned by the Company, including giving due consideration to serving in HUNAN TX ENTERPRISE CO., LTD., after the consummation of the business combination between Hunan Tongxin and AAAC. Hunan TX Enterprise Co. will become a wholly owned subsidiary of the new Company established in the People's Republic of China (the "PRC") ("TX China"). Each Key Employee's principal place of employment shall be at any location in the PRC decided by the board of directors of the Company. Each of the Key Employees shall devote his/her best efforts and full-time attention to the performance of his/her duties. The Key Employees shall report to the Chief Executive Officer of the Company.

3.2 Other Activities. Except upon the prior written consent of the board of directors of the Company, the Key Employees shall not (i) accept any other employment (except for academic employment, position in industrial or professional associations, non-executive director of other companies which do not compete with the Company's business provided that such other companies or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be in conflict with, or that might place the Key Employees in a conflicting position to that of the Company or (iii) act as the legal representative or an executive officer of another company within or outside the PRC.

3.3 Execution of TX China Employment Agreement. The Key Employees shall upon request of the Company execute an employment agreement (the "TX China Employment Agreement") with TX China in accordance with PRC laws and regulations, in the form substantially identical to this Agreement except for adjustments or alterations required to comply with the relevant laws and regulations of the PRC.

4. Compensation. The employees listed on attachment A will continue to receive their current salary and benefits that they currently receive. The salary and welfare provided respectively in the TX China Employment Agreement and this Agreement shall not be cumulative.

Except as specifically amended hereby, the provisions of the Key Employees Employment Agreement shall continue in full force and effect and be binding on each Party in accordance with its terms.

                                        ASIA AUTOMOTIVE ACQUISITION CORPORATION


Authorized Representative:              Authorized Representative
Title:                                  Title:
      ----------------------------            ----------------------------
Name:                                   Name:
     -----------------------------           -----------------------------

/s/ William R. Herren                   /s/ Rudy Wilson
----------------------------------      ----------------------------------



                                        HUNAN TX ENTERPRISE CO., LTD.
                                        (SEAL)

                                        Legal Representative:
                                        Name: Duanxiang Zhang

                                        /s/ Duanxiang Zhang
                                        ----------------------------------

                                        SHAREHOLDERS OF
                                        HUNAN TX ENTERPRISE CO., LTD.

                                        Authorized Representative:

                                        /s/ Weiwu Peng
                                        ---------------------------------

                     TERRITORY OF THE BRITISH VIRGIN ISLANDS

                THE BVI BUSINESS COMPANIES ACT, 2004 (THE "ACT")

                            MEMORANDUM OF ASSOCIATION

                                       OF

                           TONGXIN INTERNATIONAL LTD.

      NAME

1     The name of the Company is Tongxin International Ltd.

      COMPANY LIMITED BY SHARES

2 The Company is a company limited by shares. The liability of each member is limited to the amount from time to time unpaid on such member's shares.

      REGISTERED OFFICE

3 The first registered office of the Company will be situated at the office of the registered agent which is Kingston Chambers, P.O. Box 173, Road Town, Tortola, British Virgin Islands or such other place as the directors or members may from time to time decide, being the office of the registered agent.

      REGISTERED AGENT

4 The first registered agent of the Company will be Maples Finance BVI Limited of Kingston Chambers, P.O. Box 173, Road Town, Tortola, British Virgin Islands or such other registered agent as the directors or members may decide from time to time.

      GENERAL OBJECTS AND POWERS

5 Subject to Regulation 6 below the objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the BVI Business Companies Act, 2004 or as the same may be revised from time to time, or any other law of the British Virgin Islands.

      LIMITATIONS ON THE COMPANY'S BUSINESS

6     For the purposes of section 9(4) of the Act the Company has no power to:

      (a) carry on banking or trust business, unless it is licensed under the Banks and Trust Companies Act, 1990;

      (b) carry on business as an insurance or as a reinsurance company, insurance agent or insurance broker, unless it is licensed under an enactment authorising it to carry on that business;

      (c) carry on the business of company management unless it is licensed under the Companies Management Act, 1990;

      (d) carry on the business of providing the registered office or the registered agent for companies incorporated in the British Virgin Islands; or

      (e) carry on the business as a mutual fund, mutual fund manager or mutual fund administrator unless it is licensed under the Mutual Funds Act, 1996.

      AUTHORISED SHARES

7     (a)   The Company is authorised to issue a maximum of 39,000,000 shares of the following classes with a par value of US$0.001 each:

            (i)   39,000,000 ordinary shares ("ORDINARY SHARES");

      (b) The shares in the Company shall be issued in the currency of the United States of America.

      (c)   Each share in the Company confers on the holder:

            (i) the right to one vote at a meeting of the members of the Company or on any resolution of the members of the Company;

            (ii) the right to an equal share in any dividend paid by the Company in accordance with the Act; and

            (iii) the right to an equal share in the distribution of the surplus assets of the Company.

      (d) The directors may, subject to the Act, by amending this Memorandum and/or the Articles, determine the designations, powers, preferences and relative, participation, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, dividend rights, conversion rights, redemption privileges, voting powers and liquidation preferences that any Preferred Share issued by the Company confers on the holder.

      REGISTERED SHARES ONLY

8 Shares in the Company may only be issued as registered shares and the Company is not authorised to issue bearer shares. Registered shares may not be exchanged for bearer shares or converted to bearer shares.

      AMENDMENTS

9 Subject to the provisions of the Act, the Company shall by resolution of the members (or by resolution of the directors only where such amendment is required to provide for the rights conferred by Preferred Shares on their holders pursuant to Clause 7(d)) have the power to amend or modify any of the conditions contained in this Memorandum of Association.

We, Maples Finance BVI Limited of Kingston Chambers, P.O. Box 173, Road Town, Tortola, British Virgin Islands in our capacity as registered agent for the Company hereby apply to the Registrar for the incorporation of the Company this [ ]th day of February, 2008.

Incorporator

________________________________
Jose Santos
Authorised Signatory
Maples Finance BVI Limited

                     TERRITORY OF THE BRITISH VIRGIN ISLANDS

                      THE BVI BUSINESS COMPANIES ACT, 2004

                             ARTICLES OF ASSOCIATION

                                       OF

                           TONGXIN INTERNATIONAL LTD.

INTERPRETATION

References in these Articles of Association ("ARTICLES") to the Act shall mean the BVI Business Companies Act, 2004. The following Articles shall constitute the Articles of the Company. In these Articles, words and expressions defined in the Act shall have the same meaning and, unless otherwise required by the context, the singular shall include the plural and vice versa, the masculine shall include the feminine and the neuter and references to persons shall include corporations and all legal entities capable of having a legal existence.

      SHARES

1 Every person whose name is entered as a member in the share register, being the holder of registered shares, shall without payment, be entitled to a certificate signed by a director or under the common seal of the Company with or without the signature of any director or officer of the Company specifying the share or shares held and the par value thereof, provided that in respect of shares held jointly by several persons, the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

2 If a certificate is worn out or lost it may be renewed on production of the worn out certificate, or on satisfactory proof of its loss together with such indemnity as the directors may reasonably require. Any member receiving a share certificate shall indemnify and hold the Company and its officers harmless from any loss or liability which it or they may incur by reason of wrongful or fraudulent use or representation made by any person by virtue of the possession of such a certificate.

      SHARES AND VARIATION OF RIGHTS

3 Subject to the provisions of these Articles, the unissued shares of the Company (whether forming part of the original or any increased authorised shares) shall be at the disposal of the directors who may offer, allot, grant options over or otherwise dispose of them to such persons at such times and for such consideration, being not less than the par value of the shares being disposed of, and upon such terms and conditions as the directors may determine.

4 Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share in the Company may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting or otherwise as the directors may from time to time determine.

5 Subject to the provisions of the Act in this regard, shares may be issued on the terms that they are redeemable, or at the option of the Company be liable to be redeemed on such terms and in such manner as the directors before or at the time of the issue of such shares may determine. At any time after the consummation of a Business Combination (as defined in these Articles), the directors may issue options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of shares or securities in the Company on such terms as it may from time to time determine. Notwithstanding the foregoing, the directors may issue options, warrants or convertible securities in connection with the Company's initial public offering.

6     The directors may redeem any share issued by the Company at a premium.

7 The rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of not less than three-fourths of the issued shares of that class and the holders of not less than three-fourths of the issued shares of any other class of shares which may be affected by such variation.

8 The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any class or series of preferred shares, no vote of the holders of preferred shares or of the holders of ordinary shares shall be a prerequisite to the issuance of any shares of any class or series of the preferred shares authorized by and complying with the conditions in the Memorandum or these Articles.

9 Except as required by the Act, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except as provided by these Articles or by the Act) any other rights in respect of any share except any absolute right to the entirety thereof by the registered holder.

      TRANSFER OF SHARES

10 Shares in the Company shall be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee. The instrument of transfer shall also be signed by the transferee if registration as a holder of the shares imposes a liability to the Company on the transferee. The instrument of transfer of a registered share shall be sent to the Company for registration.

11 Subject to the Memorandum of Association, these Articles and to Section 54(5) of the Act, the Company shall, on receipt of an instrument of transfer, enter the name of the transferee of the share in the register of members unless the directors resolve to refuse or delay the registration of the transfer for reasons that shall be specified in the resolution.

      TRANSMISSION OF SHARES

12 Subject to Sections 52(2) and 53 of the Act, the executor or administrator of a deceased member, the guardian of an incompetent member or the trustee of a bankrupt member shall be the only person recognised by the Company as having any title to his share, save that and only in the event of death, incompetence or bankruptcy of any member or members of the Company as a consequence of which the Company no longer has any directors or members, then upon the production of any documentation which is reasonable evidence of the applicant being entitled to:

      (a) a grant of probate of the deceased's will, or grant of letters of administration of the deceased's estate, or confirmation of the appointment as executor or administrator (as the case may be), of a deceased member's estate; or

      (b)   the appointment of a guardian of an incompetent member; or

      (c)   the appointment as trustee of a bankrupt member; or

      (d) upon production of any other reasonable evidence of the applicant's beneficial ownership of, or entitlement to the shares,

      to the Company's registered agent in the British Virgin Islands together with (if so requested by the registered agent) a notarised copy of the share certificate(s) of the deceased, incompetent or bankrupt member, an indemnity in favour of the registered agent and appropriate legal advice in respect of any document issued by a foreign court, then the administrator, executor, guardian or trustee in bankruptcy (as the case may be) notwithstanding that their name has not been entered in the share register of the Company, may by written resolution of the applicant, endorsed with written approval by the registered agent, be appointed a director of the Company or entered in the share register as the legal and or beneficial owner of the shares.

13 The production to the Company of any document which is reasonable evidence of:

      (a) a grant of probate of the will, or grant of letters of administration of the estate, or confirmation of the appointment as executor, of a deceased member; or

      (b)   the appointment of a guardian of an incompetent member; or

      (c)   the trustee of a bankrupt member; or

      (d) the applicant's legal and or beneficial ownership of the shares, shall be accepted by the Company even if the deceased, incompetent member or bankrupt member is domiciled outside the British Virgin Islands if the document is issued by a foreign court which had competent jurisdiction in the matter. For the purposes of establishing whether or not a foreign court had competent jurisdiction in such a matter the directors may obtain appropriate legal advice. The directors may also require an indemnity to be given by the executor, administrator, guardian or trustee in bankruptcy.

14 Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any member may be registered as a member upon such evidence being produced as may reasonably be required by the directors. An application by any such person to be registered as a member shall for all purposes be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the directors shall treat it as such.

15 Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

16 What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

      ACQUISITION OF OWN SHARES

17 Subject to the provisions of Article 98 and subject to the provisions of the Act in this regard, the directors may, on behalf of the Company purchase, redeem or otherwise acquire any of the Company's own shares for such consideration as they consider fit, and either cancel or hold such shares as treasury shares. The directors may dispose of any shares held as treasury shares on such terms and conditions as they may from time to time determine. Shares may be purchased or otherwise acquired in exchange for newly issued shares in the Company.

      MEETINGS OF MEMBERS

18 The directors may convene meetings of the members of the Company at such times and in such manner and places as the directors consider necessary or desirable, and they shall convene such a meeting upon the written request of members entitled to exercise at least thirty (30) percent of the voting rights in respect of the matter for which the meeting is requested. Meetings of members shall take place at least annually (the "ANNUAL MEETING").

19 Seven (7) days notice at the least specifying the place, the day and the hour of the meeting and general nature of the business to be conducted shall be given in the manner hereinafter mentioned to such persons whose names on the date the notice is given appear as members in the share register of the Company and are entitled to vote at the meeting.

20 Notwithstanding Article 20, a meeting of members held in contravention of the requirement to give notice is valid if members holding a ninety (90) percent majority of:

      (a) the total voting rights on all the matters to be considered at the meeting; or

      (b) the votes of each class or series of shares where members are entitled to vote thereon as a class or series together with an absolute majority of the remaining votes,

      have waived notice of the meeting and, for this purpose, the presence of a member at the meeting shall be deemed to constitute waiver on his part.

21 The inadvertent failure of the directors to give notice of a meeting to a member or the fact that a member has not received the notice, shall not invalidate the meeting.

      PROCEEDINGS AT MEETINGS OF MEMBERS

22 No business shall be transacted at any meeting unless a quorum of members is present at the time when the meeting proceeds to business. A quorum shall consist of the holder or holders present in person or by proxy entitled to exercise at least fifty (50) percent of the voting rights of the shares of each class or series of shares entitled to vote as a class or series thereon and the same proportion of the votes of the remaining shares entitled to vote thereon.

23 If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting shall be dissolved.

24 At every meeting the members present shall choose someone of their number to be the chairman (the "CHAIRMAN"). If the members are unable to choose a Chairman for any reason, then the person representing the greatest number of voting shares present at the meeting shall preside as Chairman failing which the oldest individual member present at the meeting or failing any member personally attending the meeting, the proxy present at the meeting representing the oldest member of the Company, shall take the chair.

25 The Chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

26 At any meeting a resolution put to the vote of the meeting shall be decided on a show of hands by a simple majority unless a poll is (before or on the declaration of the result of the show of hands) demanded:

      (a)   by the Chairman; or

      (b) by any member present in person or by proxy and holding not less than one tenth of the total voting shares issued by the Company and having the right to vote at the meeting.

27 Unless a poll be so demanded, a declaration by the Chairman that a resolution has, on a show of hands been carried, and an entry to that effect in the book containing the minutes of the proceedings of the Company, shall be sufficient evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

28 If a poll is duly demanded it shall be taken in such manner as the Chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll may be withdrawn.

29 In the case of an equality of votes, whether on a show of hands, or on a poll, the Chairman of the meeting at which the show of hands takes place, or at which the poll is demanded, shall be entitled to a second or casting vote.

      VOTES OF MEMBERS

30 At any meeting of members whether on a show of hands or on a poll every holder of a voting share present in person or by proxy shall have one vote for every voting share of which he is the holder.

31 Subject to the Memorandum of Association or these Articles, an action that may be taken by members of the Company at a meeting of members may also be taken by a resolution of members consented to in writing or by telex, telegram, cable or other written electronic communication, without the need for any notice.

32 If a committee is appointed for any member who is of unsound mind, that member may vote by such committee.

33 If two or more persons are jointly entitled to a registered share or shares and if more than one of such persons shall vote in person or by proxy at any meeting of members or in accordance with the terms of Article 31, the vote of that person whose name appears first among such voting joint holders in the share register shall alone be counted.

34    Votes may be given either personally or by proxy.

35 The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

36 Subject to Article 38 below, an instrument appointing a proxy shall be in such form as the Chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy.

37 The instrument appointing a proxy shall be in writing under the hand of the appointer unless the appointer is a corporation or other form of legal entity other than one or more individuals holding as joint owner in which case the instrument appointing a proxy shall be in writing under the hand of an individual duly authorised by such corporation or legal entity to execute the same. The Chairman of any meeting at which a vote is cast by proxy so authorised may call for a notarially certified copy of such authority which shall be produced within seven days of being so requested failing which the vote or votes cast by such proxy shall be disregarded.

      CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

38 Any corporation or other form of corporate legal entity which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the members or any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.

      DIRECTORS

39 Subject to any subsequent amendment to change the number of directors, the number of the directors shall be not less than one or more than fifteen. Subject to the provisions of Article 98, the Board of Directors shall be divided into three classes: Class A, Class B and Class C. The number of directors in each class shall be as nearly equal as possible.

40 The first director or directors shall be appointed by the registered agent of the Company. At the first appointment of directors by the incorporator, the incorporator shall elect a Class C director for a term expiring at the Company's third Annual Meeting of Stockholders. The Class C director shall then appoint additional Class A, Class B and Class C directors, as necessary. The directors in Class A shall be elected for a term expiring at the first Annual Meeting of Members, the directors in Class B shall be elected for a term expiring at the second Annual Meeting of Members and the directors in Class C shall be elected for a term expiring at the third Annual Meeting of Members. Commencing at the first Annual Meeting of Members, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of members after their election. Except as the Act may otherwise require, in the interim between annual meetings of members or special meetings of members called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

41 Notwithstanding the provisions of Section 114 of the Act, each director holds office until his successor takes office or until his earlier death, resignation or removal by the members as per Article 40 or a resolution passed by the majority of the remaining directors.

42 Except as the Act may otherwise require, in the interim between annual meetings of members or special meetings of members called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in these Articles), or by the sole remaining director.

43 A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified

44 A director shall not require a share qualification, but nevertheless shall be entitled to attend and speak at any meeting of the members and at any separate meeting of the holders of any class of shares in the Company.

45 A director, by writing under his hand deposited at the registered office of the Company, may from time to time appoint another director or another person to be his alternate. Every such alternate shall be entitled to be given notice of meetings of the directors and to attend and vote as a director at any such meeting at which the director appointing him is not personally present and generally at such meeting to have and exercise all the powers, rights, duties and authorities of the director appointing him. Every such alternate shall be deemed to be an officer of the Company and shall not be deemed to be an agent of the director appointing him. If undue delay or difficulty would be occasioned by giving notice to a director of a resolution of which his approval is sought in accordance with Article 70 his alternate (if any) shall be entitled to signify approval of the same on behalf of that director. The remuneration of an alternate shall be payable out of the remuneration payable to the director appointing him, and shall consist of such portion of the last mentioned remuneration as shall be agreed between such alternate and the director appointing him. A director by writing under his hand deposited at the registered office of the Company may at any time revoke the appointment of an alternate appointed by him. If a director shall die or cease to hold the office of director, the appointment of his alternate shall thereupon cease and terminate.

46 The directors may, by resolution, fix the emolument of directors in respect of services rendered or to be rendered in any capacity to the Company. The directors may also be paid such travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the directors, or any committee of the directors or meetings of the members, or in connection with the business of the Company as shall be approved by resolution of the directors.

47 Any director who, by request, goes or resides abroad for any purposes of the Company, or who performs services which in the opinion of the Board go beyond the ordinary duties of a director, may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as shall be approved by resolution of the directors.

48 The Company may pay to a director who at the request of the Company holds any office (including a directorship) in, or renders services to, any company in which the Company may be interested, such remuneration (whether by way of salary, commission, participation in profits or otherwise) in respect of such office or services as shall be approved by resolution of the directors.

49    The office of director shall be vacated if the director:


      (a)   is removed from office by resolution of members; or


      (b) is removed from office by resolution of the directors of the Company; or

      (c) becomes disqualified to act as a director under Section 111 of the Act.


50    (a)   A director may hold any other office or position of profit under the
            Company (except that of auditor) in conjunction with his office of director, and may act in a professional capacity to the Company on such terms as to remuneration and otherwise as the directors shall arrange.

      (b) A director may be or become a director or officer of, or otherwise be interested in any company promoted by the Company, or in which the Company may be interested, as a member or otherwise and no such director shall be accountable for any remuneration or other benefits received by him as director or officer or from his interest in such other company. The directors may also exercise the voting powers conferred by the shares in any other company held or owned by the Company in such manner in all respects as they think fit, including the exercise thereof in favour of any resolutions appointing them, or of their number, directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company. A director may vote in favour of the exercise of such voting rights in the manner aforesaid notwithstanding that he may be, or be about to become, a director or officer of such other company, and as such in any other manner is, or may be, interested in the exercise of such voting rights in the manner aforesaid.

      (c) No director shall be disqualified by his office from contracting with the Company either as a vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any director shall be in any way interested be voided, nor shall any director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement, by reason of such director holding that office or by reason of the fiduciary relationship thereby established, provided the procedure in Article 50 (d) below is followed.

      (d) A director of the Company shall, immediately after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose such interest to the board of directors.

      (e) A director of the Company is not required to comply with Article 50(d) above if:

            (i) the transaction or proposed transaction is between the director and the Company; and

            (ii) the transaction or proposed transaction is or is to be entered into in the ordinary course of the Company's business and on usual terms and conditions.

      (f) For the purposes of Article 50(d) above, a disclosure to the board to the effect that a director is a member, director, officer or trustee of another named company or other person and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that company or person, is a sufficient disclosure of interest in relation to that transaction.

      (g) Subject to Section 125(1) of the Act, the failure by a director to comply with Article 50(d) does not affect the validity of a transaction entered into by the director or the Company.

      OFFICERS

51 The directors of the Company may, by resolution of directors, appoint officers of the Company at such times as shall be considered necessary or expedient, and such officers may consist of a President, one or more Vice Presidents, a Secretary, and a Treasurer and/or such other officers as may from time to time be deemed desirable. The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modifications in such duties as may be prescribed by the directors thereafter, but in the absence of any specific allocation of duties it shall be the responsibility of the President to manage the day to day affairs of the Company, the Vice Presidents to act in order of seniority in the absence of the President, but otherwise to perform such duties as may be delegated to them by the President, the Secretary to maintain the registers, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the Treasurer to be responsible for the financial affairs of the Company.

52 Any person may hold more than one office and no officer need be a director or member of the Company. The officers shall remain in office until removed from office by the directors, whether or not a successor is appointed.

53 Any officer who is a body corporate may appoint any person its duly authorised representative for the purpose of representing it and of transacting any of the business of the officers.

      POWERS OF DIRECTORS

54 The business of the Company shall be managed by the directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company, and may exercise all such powers of the Company necessary for managing and for directing and supervising, the business and affairs of the Company as are not by the Act or by these Articles required to be exercised by the members subject to any delegation of such powers as may be authorised by these Articles and permitted by the Act and to such requirements as may be prescribed by resolution of the members, but no requirement made by resolution of the members shall prevail if it be inconsistent with these Articles nor shall such requirement invalidate any prior act of the directors which would have been valid if such requirement had not been made.

55 The board of directors may entrust to and confer upon any director or officer any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers. Subject to the provisions of Section 110 of the Act, the directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committees so formed shall in the exercise of powers so delegated conform to any regulations that may be imposed on it by the directors or the provisions of the Act.

56 The directors may from time to time by power of attorney appoint any company, firm or person or body of persons to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles) and for such period and subject to such conditions as the directors think fit.

57 Any director who is a body corporate may appoint any person its duly authorised representative for the purpose of representing it at meetings of the directors and of transacting any of the business of the directors.

58 All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be, in such manner as the directors shall from time to time by resolution determine.

59    The directors may:

59.1 exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings and property, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party; and

59.2 where the Company is a wholly-owned subsidiary, the directors may in exercising their powers or performing their duties, act in a manner which the directors believe is in the best interests of the Company's holding company even though it may not be in the best interests of the Company.

60 The continuing directors may act notwithstanding any vacancy in their body, save that if the number of directors shall have been fixed at two or more persons and by reason of vacancies having occurred in the board of directors there shall be only one continuing director, he shall be authorised to act alone only for the purpose of appointing another director.

      PROCEEDINGS OF DIRECTORS

61 The meetings of the board of directors and any committee thereof shall be held at such place or places as the directors shall decide.

62 The directors may elect a chairman (the "CHAIRMAN OF THE BOARD OF DIRECTORS") of their meeting and determine the period for which he is to hold office. If no such Chairman of the Board of Directors is elected, or if at any meeting the Chairman of the Board of Directors is not present at the time appointed for holding the meeting, the directors present may choose one of their number to be Chairman of the Board of Directors for the meeting. If the directors are unable to choose a Chairman of the Board of Directors, for any reason, then the oldest director present at the meeting shall preside as the Chairman of the Board of Directors.

63 The directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality in votes the Chairman shall have a second or casting vote. A director may at any time summon a meeting of the directors. If the Company shall have only one director, the provisions hereinafter contained for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company in all matters and in lieu of minutes of a meeting shall record in writing and sign a note of memorandum of all matters requiring a resolution of the directors. Such note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

64 A director shall be given not less than three (3) days notice of a meeting of the directors.

65 Notwithstanding Article 64, a meeting of directors held in contravention of Article 64 is valid if a majority of the directors, entitled to vote at the meeting, have waived the notice of the meeting; and, for this purpose, the presence of a director at the meeting shall be deemed to constitute waiver on his part.

66 The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice shall not invalidate the meeting.

67 A meeting of the directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-third of the total number of directors with a minimum of two (2), or in the case of only one director a minimum of one (1).

68 If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be dissolved.

69 Any one or more members of the board of directors or any committee thereof may participate in a meeting of such board of directors or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participating by such means shall constitute presence in person at a meeting.

70 A resolution approved by a majority of the directors for the time being entitled to receive notice of a meeting of the directors or of a committee of the directors and taking the form of one or more documents in writing or by telefax or other written or electronic communication shall be as valid and effectual as if it had been passed at a meeting of the directors or of such committee duly convened and held, without the need for any notice.

      INDEMNITY

71 Subject to the provisions of the Act, the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

      (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or

      (b) is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

      SEAL

72 The directors shall provide for the safe custody of the common seal of the Company. The common seal when affixed to any instrument except as provided in Article 2, shall be witnessed by a director or officer of the Company or any other person so authorised from time to time by the directors. The directors may provide for a facsimile of the common seal and approve the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the common seal has been affixed to such instrument and the same had been signed as hereinbefore described.

      DISTRIBUTIONS

73 Subject to the provisions of the Act, the directors of a Company may, by resolution, authorise a distribution by the Company at a time, and of an amount, and to any members they think fit if they are satisfied, on reasonable grounds, that the Company will, immediately after the distribution, satisfy the solvency test as stipulated in Section 56 of the Act.

74 Subject to the rights of the holders of shares entitled to special rights as to distributions, all distributions shall be declared and paid according to the par value of the shares in issue, excluding those shares which are held by the Company as Treasury Shares at the date of declaration of the distribution.

75 The directors may, before recommending any distribution, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at their discretion, either be employed in the business of the Company or be invested in such investments as the directors may from time to time think fit.

76 If several persons are registered as joint holders of any share, any of them may give effectual receipt for any distribution or other monies payable on or in respect of the share.

77 Notice of any distribution that may have been declared shall be given to each member in manner hereinafter mentioned and all distributions unclaimed for three years after having been declared may be forfeited by the directors for the benefit of the Company.

78    No distribution shall bear interest against the Company.

      COMPANY RECORDS

79    The Company shall keep records that:

      (a)   are sufficient to show and explain the Company's transactions; and

      (b) will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

80    The Company shall keep:

      (a)   minutes of all meetings of:

            (i)   directors,

            (ii)  members,

            (iii) committees of directors, and

            (iv)  committees of members;

      (b)   copies of all resolutions consented to by:

            (i)   directors,

            (ii)  members,

            (iii) committees of directors, and

            (iv)  committees of members;

      (c) an imprint of the common seal at the registered office of the Company.

81 The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine:

      (a) minutes of meetings and resolutions of members and of classes of members maintained in accordance with Article 80; and


      (b) minutes of meetings and resolutions of directors and committees of directors maintained in accordance with Article 80.

82 The Company shall keep the following documents at the office of its registered agent:

      (a)   the Memorandum of Association and Articles of the Company;

      (b) the register of members maintained in accordance with Article 85 or a copy of the register of members;

      (c) the register of directors maintained in accordance with Article 84 or a copy of the register of directors;

      (d) copies of all notices and other documents filed by the Company in the previous ten years; and

      (e)   a copy of the register of charges kept by the Company pursuant to
            Section 162(1) of the Act.

83    (a)   Where the Company keeps a copy of the register of members or the register of directors at the office of its registered agent, it shall

            (i)   within 15 days of any change in the register, notify the
                  registered agent, in   writing, of the change; and

            (ii) provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept.

      (b) Where the place at which the original register of members or the original register of directors is changed, the Company shall provide the registered agent with the physical address of the new location of the records within 14 days of the change of location.

84 The Company shall keep a register to be known as a register of directors containing the names and addresses of the persons who are directors of the Company, the date on which each person whose name is entered in the register was appointed as a director of the Company, the date on which each person named as a director ceased to be a director of the Company, and such other information as may be prescribed.

85 The Company shall maintain an accurate and complete register of members showing the full names and addresses of all persons holding registered shares in the Company, the number of each class and series of registered shares held by such person, the date on which the name of each member was entered in the register of members and where applicable, the date such person ceased to hold any registered shares in the Company.

86 The records, documents and registers required by Articles 79 to 85 inclusive shall be open to the inspection of the directors at all times.

87 The directors shall from time to time determine whether and to what extent and at what times and places and under what conditions the records, documents and registers of the Company or any of them shall be open to the inspection of members not being directors, and no member (not being a director) shall have any right of inspecting any records, documents or registers of the Company except as conferred by the Act or authorised by resolution of the directors.

      AUDIT

88 The directors may by resolution call for the accounts of the Company to be examined by an auditor or auditors to be appointed by them at such remuneration as may from time to time be agreed.

89 The auditor may be a member of the company but no director or officer shall be eligible during his continuance in office.

90 Every auditor of the Company shall have a right of access at all times to the books of accounts of the Company, and shall be entitled to require from the officers of the Company such information and explanations as he thinks necessary for the performance of his duties.

91 The report of the auditor shall be annexed to the accounts upon which he reports, and the auditor shall be entitled to receive notice of, and to attend, any meeting at which the Company's audited Profit and Loss Account and Balance Sheet is to be presented.

      NOTICES

92 Any notice, information or written statement required to be given to members shall be served by mail (air-mail service if available) addressed to each member at the address shown in the share register.

93 All notices directed to be given to the members shall, with respect to any registered shares to which persons are jointly entitled, be given to whichever of such persons is named first in the share register, and notice so given shall be sufficient notice to all the holders of such shares.

94 Any notice, if served by post, shall be deemed to have been served within ten days of posting, and in proving such service it shall be sufficient to prove that the letter containing the notice was properly addressed and mailed with the postage prepaid.

      PENSION AND SUPERANNUATION FUND

95 The directors may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company or any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary, or who are or were at any time directors or officers of the Company or of any such other company as aforesaid or who hold or held any salaried employment or office in the Company or such other company, or any persons in whose welfare the Company or any such other company as aforesaid is, or has been at any time, interested, and to the wives, widows, families and dependents of any such persons, and make payments for or towards the insurance of such persons as aforesaid, and may do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid. A director holding any such employment or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension, allowance or emolument.

      WINDING UP

96 The Company may be voluntarily liquidated under Part XII of the Act if it has no liabilities and it is able to pay its debts as they become due. If the Company shall be wound up, the liquidator may, in accordance with a resolution of members, divide amongst the members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any such property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributors as the liquidator shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

      AMENDMENT TO ARTICLES

97 The Company may alter or modify the conditions contained in these Articles as originally drafted or as amended from time to time by a resolution of the members (or by resolution of the directors only where such amendment is required to provide for the rights conferred by Preferred Shares on their holders pursuant to Clause 7(d) of the Memorandum).

      BUSINESS COMBINATION

98 The following provisions 98.1 through 98.4 and Article 40 shall terminate upon the consummation of any "Business Combination," and may not be amended during the "Target Business Acquisition Period." A "Business Combination" shall mean the acquisition by the Company, whether by merger, share capital exchange, asset or share acquisition or other similar type of transaction, of one or more operating businesses ("Target Business") which has its primary operating facilities located in the People's Republic of China or in India. The "Target Business Acquisition Period" shall mean the period commencing from the effectiveness of the registration statement filed in connection with the initial public offering ("IPO") of the Company's parent corporation, Asia Automotive Acquisition Corp., a Delaware corporation ("AAAC") up to and including the first to occur of (a) a Business Combination; or (b) the Termination Date (defined below).

98.1 Prior to the consummation of any Business Combination, the Company shall submit such Business Combination to its shareholders for approval regardless of whether the Business Combination is of a type which normally would require such shareholder approval under the Act. In the event that a majority of the IPO Shares (defined below) cast at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the Company shall be authorized to consummate the Business Combination; provided that the Company shall not consummate any Business Combination if the holders of 20% or more of the IPO Shares exercise their redemption rights described in Article 98.2 below.

98.2 In the event that a Business Combination is approved in accordance with the above Article 98.1 and is consummated by the Company, any shareholder of the Company holding Ordinary Shares in the IPO ("IPO Shares") who voted against the Business Combination may, contemporaneously with such vote, demand that the Company redeem his IPO Shares into cash. If so demanded, the Company shall, promptly after consummation of the Business Combination, redeem such shares into cash at a per share redemption price equal to the quotient determined by dividing (i) the amount in the Trust Fund (as defined below), inclusive of any interest thereon, calculated as of two business days prior to the consummation of the Business Combination, by (ii) the total number of IPO Shares held by such holder. "Trust Fund" shall mean the trust account established by AAAC at the consummation of AAAC's IPO and into which a certain amount of the net proceeds of the IPO are deposited.

98.3 In the event that the Company does not consummate a Business Combination by the later of (i) 18 months after the consummation of the IPO or (ii) 24 months after the consummation of the IPO in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete a Business Combination was executed but was not consummated within such 18 month period (such later date being referred to as the "Termination Date"), the officers of the Company shall take all such action necessary to liquidate and dissolve the Company as soon as reasonably practicable. In the event that the Company is so wound-up and subsequently liquidated, only the holders of IPO Shares shall be entitled to receive pro rata liquidating distributions and the Company shall pay no liquidating distributions with respect to any other shares of the Company.

98.4 A holder of IPO Shares shall be entitled to receive distributions from the Trust Fund only in the event of a liquidation of the Company or in the event he demands redemption of his shares in accordance with Article 98.2 above. In no other circumstances shall a holder of IPO Shares have any right or interest of any kind in or to the Trust Fund.

We, Maples Finance BVI Limited of Kingston Chambers, P.O. Box 173, Road Town, Tortola, British Virgin Islands in our capacity as registered agent for the Company hereby apply to the Registrar for the incorporation of the Company this [ ]th day of February, 2008.




Incorporator




--------------------------
Jose Santos
Authorised Signatory
Maples Finance BVI Limited

ANNEX E

TONGXIN INTERNATIONAL LTD.

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I. STATEMENT OF POLICY

This Charter specifies the scope of the responsibilities of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Tongxin International Ltd.(the "Company") and the manner in which those responsibilities shall be performed, including its structure, processes and membership requirements.

The primary purpose of the Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the Company's financial statements. The Committee shall also review the qualifications, independence and performance, and approve the terms of engagement of the Company's independent auditor and prepare any reports required of the Committee under rules of the Securities and Exchange Commission ("SEC").

The Company shall provide appropriate funding, as determined by the Committee, to permit the Committee to perform its duties under this Charter, to compensate its advisors and to compensate any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company. The Committee, at its discretion, has the authority to initiate investigations, and hire legal, accounting or other outside advisors or experts to assist the Committee, as it deems necessary to fulfill its duties under this Charter. The Committee may also perform such other activities consistent with this Charter, the Company's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

II. ORGANIZATION AND MEMBERSHIP REQUIREMENTS

The Committee shall comprise three or more directors selected by the Board, each of whom shall satisfy the independence and experience requirements of the Nasdaq Stock Market, provided that one director who does not meet the independence criteria of Nasdaq, but is not a current employee or officer, or an immediate family member of an employee or officer, may be appointed to the Committee, subject to the approval of the Board pursuant to, and subject to the limitations under, the "exceptional and limited circumstances" exceptions as provided under the rules of Nasdaq. In addition, the Committee shall not include any member who:

* has participated in the preparation of the financial statements of the Company or any current subsidiary at any time during the past three (3) years; or

* accepts any consulting, advisory, or other compensatory fee, directly or indirectly, from the Company, other than in his or her capacity as a member of the Committee, the Board, or any other committee of the Board; or

* is an affiliate of the Company or any subsidiary of the Company, other than a director who meets the independence requirements of the Nasdaq Stock Market.

Each member of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. In addition, at least one member shall have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background resulting in the individual being financially sophisticated, which may include being or having been a chief executive, chief financial or other senior officer with financial oversight responsibilities.

The members of the Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee and shall serve until their successors are duly elected and qualified or their earlier resignation or removal. Any member of the Committee may be replaced by the Board on the recommendation of the Nominating and Corporate Governance Committee. Unless a chairman is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee membership.

III. MEETINGS

The Committee shall meet as often as it determines, but not less frequently than quarterly. A majority of the members shall represent a quorum of the Committee, and, if a quorum is present, any action approved by at least a majority of the members present shall represent the valid action of the Committee. The Committee may form and delegate authority to subcommittees, or to one or more members of the Committee, when appropriate. The Committee shall meet with management and the independent auditor in separate executive sessions as appropriate. The Committee shall meet with the independent auditor and management to review the Company's financial statements and financial reports.

The Committee shall maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

IV. COMMITTEE AUTHORITY AND RESPONSIBILITIES

To fulfill its responsibilities and duties, the Committee shall:

A. Oversight of the Company's Independent Auditor

1. Be directly and solely responsible for the appointment, compensation, retention and oversight of any independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) engaged by the Company for the purpose of preparing or issuing an audit report or related work, with each such auditor reporting directly to the Committee.

1. Periodically review and discuss with the independent auditor (i) the matters required to be discussed by Statement on Auditing Standards No.61, as amended, and (ii) any formal written statements received from the independent auditor consistent with and in satisfaction of Independence Standards Board Standard No.1, as amended, including without limitation, descriptions of (x) all relationships between the independent auditor and the Company, (y) any disclosed relationships or services that may impact the independent auditor's objectivity and independence and (z) whether any of the Company's senior finance personnel were recently employed by the independent auditor.

3. Consult with the independent auditor to assure the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit every five years, consider issues related to the timing of such rotation and the transition to new lead and reviewing partners, and consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm, and report to the Board on its conclusions.

4. Approve in advance the engagement of the independent auditor for all audit services and non-audit services, based on independence, qualifications and, if applicable, performance, and approve the fees and other terms of any such engagement; provided, however, that (i) the Committee may establish pre-approval policies and procedures for any engagement to render such services, provided that such policies and procedures (x) are detailed as to particular services,
(y) do not involve delegation to management of the Committee's responsibilities hereunder and (z) provide that, at its next scheduled meeting, the Committee is informed as to each such service for which the independent auditor is engaged pursuant to such policies and procedures, and (ii) the Committee may delegate to one or more members of the Committee the authority to grant pre-approvals for such services, provided that the decisions of such member(s) to grant any such pre-approval shall be presented to the Committee at its next scheduled meeting.

5. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

6. Approve as necessary the termination of the engagement of the independent auditor.

7. Establish policies for the hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company, taking into account the impact of such policies on auditor independence.

8. Regularly review with the independent auditor any significant difficulties encountered during the course of the audit, any restrictions on the scope of work or access to required information and any significant disagreement among management and the independent auditor in connection with the preparation of the financial statements. Review with the independent auditor any accounting adjustments that were noted or proposed by the independent auditor but that were "passed" (as immaterial or otherwise), any communications between the audit team and the independent auditor's national office respecting auditing or accounting issues presented by the engagement, any "management" or"internal control"letter or schedule of unadjusted differences issued, or proposed to be issued, by the independent auditor to the Company, orany other material written communication provided by the independent auditor to the Company's management.

9. Review with the independent auditor the critical accounting policies and practices used by the Company, all alternative treatments of financial information within generally accepted accounting principles ("GAAP") that the independent auditor has discussed with management, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor.

B. Review of Financial Reporting, Policies and Processes

1. Review and discuss with management and the independent auditor the Company's annual audited financial statements and any certification, report, opinion or review rendered by the independent auditor, and recommend to the Board whether the audited financial statements should be included in the Company's annual report on Form 10-K.

2. Review and discuss with management and the independent auditor the Company's quarterly financial statements.

3. Review and discuss with management and the independent auditor the Company's disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing in the Company's periodic reports.

4. Review and discuss earnings press releases and other information provided to securities analysts and rating agencies, including any "pro forma" or adjusted financial information.

5. Periodically meet separately with management and with the independent auditor.

6. Review with management and the independent auditor any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

7. Review with management its assessment of the effectiveness and adequacy of the Company's internal control structure and procedures for financial reporting ("Internal Controls"), review with the independent auditor the attestation to and report on the assessment made by management, and consider with management and the independent auditor whether any changes to the Internal Controls are appropriate in light of management's assessment or the independent auditor's attestation.

8. To the extent that it deems appropriate, review with management its evaluation of the Company's procedures and controls designed to assure that information required to be disclosed in its periodic public reports is recorded, processed, summarized and reported in such reports within the time periods specified by the SEC for the filing of such reports ("Disclosure Controls"), and consider whether any changes are appropriate in light of management's evaluation of the effectiveness of such Disclosure Controls.

9. Review and discuss with management and the independent auditor any off-balance sheet transactions or structures and their effect on the Company's financial results and operations, as well as the disclosure regarding such transactions and structures in the Company's public filings.

10. Review with management and the independent auditor the effect of regulatory and accounting initiatives on the financial statements. Review any major issues regarding accounting principles and financial statement presentations, including any significant changes in selection of an application of accounting principles. Consider and approve, if appropriate, changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor or management.

11. Review any special audit steps adopted in light of material control deficiencies.

C. Risk Management, Related Party Transactions, Legal Compliance and Ethics

1. Review with the chief executive and chief financial officer of the Company any report on significant deficiencies in the design or operation of the Internal Controls that could adversely affect the Company's ability to record, process, summarize or report financial data, any material weaknesses in Internal Controls identified to the auditors, and any fraud, whether or not material that involves management or other employees who have a significant role in the Company's Internal Controls.

2. Review and approve any related-party transactions, after reviewing each such transaction for potential conflicts of interests and other improprieties.

3. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Adopt, as necessary, appropriate remedial measures or actions with respect to such complaints or concerns.

4. In consultation with the Nominating and Corporate Governance Committee, consider and present to the Board for adoption a Code of Conduct for all employees and directors, which meets the requirements of Item 406 of the SEC's Regulation S-K, and provide for and review prompt disclosure to the public of any change in, or waiver of, such Code of Conduct. Review such Code of Conduct periodically and recommend such changes to such Code of Conduct as the Committee shall deem appropriate, and adopt procedures for monitoring and enforcing compliance with such Code of Conduct.

5. As requested by the Board, review and investigate conduct alleged by the Board to be in violation of the Company's Code of Conduct, and adopt as necessary or appropriate, remedial, disciplinary, or other measures with respect to such conduct.

6. Discuss with management and the independent auditor any c orrespondence with regulators or governmental agencies that raise material issues regarding the Company's financial statements or accounting policies.

7. Prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement.

8. Regularly report to the Board on the Committee's activities, recommendations and conclusions.

9. Review and reassess the Charter's adequacy at least annually.

ANNEX F

TONGXIN INTERNATIONAL LTD.
CODE OF CONDUCT AND POLICY
REGARDING REPORTING OF POSSIBLE VIOLATIONS

Tongxin International Ltd. (the "Company") is committed to being a good corporate citizen. The Company's policy is to conduct its business affairs honestly and in an ethical manner. This Code of Conduct ("Code") provides a general statement of the expectations of the Company regarding the ethical standards that each director, officer and employee should adhere to while acting on behalf of the Company. It does not cover every issue that may arise, but it sets out basic principles to guide all employees, officers and directors of the Company. All of our employees, officers and directors must conduct themselves accordingly and seek to avoid even the appearance of improper behavior. This Code of Conduct applies to all officers, full and part time employees, contract workers, directors and anyone who conducts business with the Company. Conduct in violation of this policy is unacceptable in the workplace and in any work-related setting outside the workplace. Any employee or contract worker who violates this Code will be subject to disciplinary action, up to and including termination of his/her employment or engagement.

Compliance with Laws

You must comply with all federal, state and local laws applicable to your activities on behalf of the Company and shall perform your duties to the Company in an honest and ethical manner. If a law conflicts with a policy in this Code, you must comply with the law; however, if a local custom or policy conflicts with this Code, you must comply with the Code. If you have any questions about these conflicts, you should ask your supervisor or the General Counsel's office how to handle the situation.

Conflicts of Interest

You should avoid situations in which your personal, family or financial interests conflict or even appear to conflict with those of the Company or compromise its interests. You should handle all actual or apparent conflicts of interest between your personal and professional relationships in an honest and ethical manner. Conflicts are not always clear-cut. Examples of actual or potential conflicts of interest are set forth on Appendix A. A "conflict of interest" exists when a person's private interest interferes in any way with the interests of the Company. A conflict situation can arise when an employee, officer or director takes action or has interests that may make it difficult to perform his or her Company work objectively and effectively. Conflicts of interest may also arise when an employee, officer or director, or a member of his or her family receives improper personal benefits as a result of his or her position in the Company. Loans to, or guarantees of obligations of, employees and their family members may create conflicts of interest.

It is almost always a conflict of interest for a Company employee to work simultaneously for a competitor, customer or supplier. You are not allowed to work for a competitor as a consultant or board member. The best policy is to avoid any direct or indirect business connection with our customers, suppliers or competitors, except on the Company's behalf. In addition, employees, officers and directors are prohibited from taking for themselves personally any opportunities that are discovered through the use of corporate property, information or position, except with the consent of the Board of Directors. Employees, officers and directors owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises. If you become aware of a conflict or potential conflict of interest, contact your own or any other Company supervisor for further guidance.

Disclosure

It is of paramount importance to the Company that all disclosure in documents filed by the Company with the Securities and Exchange Commission or in other public communications by the Company is full, fair, accurate, timely and understandable. All officers, directors, employees and contract workers must take all steps necessary to assist the Company in fulfilling these responsibilities, consistent with each person's role in the Company. You should give prompt, accurate answers to all inquiries in connection with the Company's preparation of public disclosures and reports.

Code of Ethics for Senior Officers

The Company's Chief Executive Officer, the Chief Financial Officer and the Controller (the "Senior Officers") each bear a special responsibility for promoting integrity throughout the Company. Furthermore, the Senior Officers have a responsibility to foster a culture throughout the Company as a whole that ensures the fair and timely reporting of the Company's results of operation and financial condition and other financial information.

Because of this special role, the Senior Officers are bound by the following Senior Officer Code of Ethics, and each agrees that he or she will:

-    Perform his or her duties in an honest and ethical manner.

- Handle all actual or apparent conflicts of interest between his or her personal and professional relationships in an ethical manner.

- Take all necessary actions to ensure full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, government agencies and in other public communications.

- Company with all applicable laws, rules and regulations of federal, state and local governments.

- Proactively promote and be an example of ethical behavior in the work environment.

Reporting and Compliance

If you become aware of conduct by an officer, director, employee or contract worker which you believe in good faith is a potential violation of this Code of Conduct, you should notify you're own or any other Company supervisor, the Chief Executive Officer, the General Counsel or the Chief Financial Officer as soon as possible. You should also report any complaint or concern regarding the Company's accounting, internal accounting controls, or auditing matters, or any concerns regarding questionable accounting or auditing matters. Supervisors are required to refer all reports of possible violations to the Chief Executive Officer, the General Counsel, the Chief Financial Officer or the Chair of the Audit Committee.

Alternatively, if you wish to report such matters anonymously, you may mail a description of the concern or complaint to the attention of the General Counsel, the Chief Financial Officer or the Chair of the Audit Committee, at the following address:

199 Pierce Street, Suite 202
Birmingham, MI 48009

Persons outside the Company may also report complaints or concerns the Company personnel; such matters should be reported promptly on receipt to your own or any other Company supervisor, the Chief Executive Officer, the General Counsel, the Chief Financial Officer, or the Audit Committee Chair. Supervisors are required to report such matters as noted above.

All reports of complaints or concerns shall be recorded in a log, indicating the description of the matter reported, the date of the report and a brief summary of the disposition. The log shall be maintained by the General Counsel and shall be reviewed periodically with the Audit Committee. This log shall be retained for five years.

Allegations of violations of the Code should be made only in good faith and not to embarrass or put someone in a false light. If you become aware of a suspected or potential violation don't try to investigate or resolve it on your own. Prompt disclosure under this Code is vital to ensuring a timely and thorough investigation and resolution. You are expected to cooperate in internal or external investigations or alleged violations of the Code.

In response to every report made in good faith of conduct potentially in violation of the Code of Conduct, the Company will undertake an effective and thorough investigation, and if improper conduct is found, the Company will take appropriate disciplinary and remedial action. Compliance procedures are set forth in Appendix B to this Code. The Company will attempt to keep its discussions with any person reporting a violation confidential to the extent reasonably possible without compromising the effectiveness of the investigation. If you believe your report is not properly explained or resolved, you may take your concern or complaint to the Audit Committee of the Board of Directors.

Employees and contract workers are protected by law from retaliation for reporting possible violations of this Code of Conduct or for participating in procedures connected with an investigation, proceeding or hearing conducted by the Company or a government agency with respect to such complaints. The Company will take disciplinary action up to and including the mmediate termination of any employee or contract worker who retaliates against another employee or contract worker for reporting any of these alleged activities.

Further Information

Please contact the Chief Executive Officer, the General Counsel or the Chief Financial Officer if you have any questions about this Code or require further information.

The most current version of this Code will be posted on the Company's website and filed as an exhibit to the Company's Annual Report on Form 10-K. Any substantive amendment or waiver of this Code may be made only by the Board of Directors upon a recommendation of the Audit Committee, and will be disclosed, including the reasons for such action, on the Company's website and by a filing with the Securities and Exchange Commission on Form 8-K within four days of such action. The Company will maintain disclosure about such amendment or waiver on the website for at least twelve months and shall retain the disclosure concerning the action for at least 5 years.

APPENDIX A

The following are examples of actual or potential conflicts:

- you, or a member of your family, receive improper personal benefits as a result of your position in the Company;

-    you use Company's property for your personal benefit;

-    you engage in activities that interfere with your loyalty to the Company

-    or your ability to perform Company duties or responsibilities effectively;

- you, or a member of your family, have a financial interest in a customer, supplier, or competitor which is significant enough to cause divided loyalty with the Company or the appearance of divided loyalty (the significance of a financial interest depends on many factors, such as size of investment in relation to your income, net worth and/or financial needs, your potential to influence decisions that could impact your interests, and the nature of the business or level of competition between the Company and the supplier, customer or competitor);

- you, or a member of your family, acquire an interest in property (such as real estate, patent or other intellectual property rights or securities) in which you have reason to know the Company has, or might have, a legitimate interest;

- you, or a member of your family, receive a loan or a guarantee of a loan from a customer, supplier or competitor (other than a loan from a financial institution made in the ordinary course of business and on an arm's-length basis);

- you divulge or use the Company's confidential information - such as financial data, customer information, or computer programs - for your own personal or business purposes;

- you make gifts or payments, or provide special favors, to customers, suppliers or competitors (or their immediate family members) with a value significant enough to cause the customer, supplier or competitor to make a purchase, or take or forego other action, which is beneficial to the Company and which the customer, supplier or competitor would not otherwise have taken; or

- you are given the right to buy stock in other companies or you receive cash or other payments in return for promoting the services of an advisor, such as an investment banker, to the Company.

APPENDIX B

COMPLIANCE PROCEDURES

- Compliance Officer. The Corporate Compliance Officer is the General Counsel, or in the absence of such person, the Chief Financial Officer. The Compliance Officer's responsibility is to ensure communication, training, monitoring, and overall compliance with the Code. The Compliance Officer will, with the assistance and cooperation of the Company's officers, directors and managers, foster an atmosphere where employees are comfortable in communicating and reporting concerns and possible Code violations.

- Access to the Code. The Company shall ensure that employees, officers and directors may access the Code on the Company's website. New employees will receive a copy of the Code as part of their new hire information.

- Monitoring. Managers are the "go to" persons for employee questions and concerns relating to the Code. Managers or supervisors will immediately report any violations or allegations of violations to the Compliance Officer. Managers will work with the Compliance Officer in assessing areas of concern, potential violations, any needs for enhancement of the Code or remedial actions to affect the Code's policies and overall compliance with the Code and other related policies.

- Internal Investigation. When an alleged violation of the Code is reported, the Company shall take prompt and appropriate action in accordance with the law and regulations and otherwise consistent with good business practice. If the suspected violation appears to involve either a possible violation of law or an issue of significant corporate interest, or if the report involves a complaint or concern of any person, whether employee, a stockholder or other interested person regarding the Company's financia disclosure, internal accounting controls, questionable auditing or accounting matters or practices or other issues relating to the Company's accounting or auditing, then the manager or investigator should immediately notify the Compliance Officer, who, in turn, shall notify the Chair of the Audit Committee. If a suspected violation involves any director or executive officer or if the suspected violation concerns any fraud, whether or not material, involving management or other employees who have a significant role in the Company's internal controls, any person who received such report should immediately report the alleged violation to the Compliance Officer and, in every such case, the Chair of the Audit Committee. The Compliance Officer or the Chair of the Audit Committee, as applicable, shall assess the situation and determine the appropriate course of action,including the conduct of an investigation as appropriate.

- Disciplinary Actions. Subject to the following sentence, the Compliance Officer, after consultation with the Vice President of Human Resources,shall be responsible for implementing the appropriate disciplinary action in accordance with the Company's policies and procedures for any employee who is found to have violated the Code? If a violation has been reported to the Audit Committee or another committee of the Board, that Committee shall be responsible for determining appropriate disciplinary action. Any violation of applicable law or any deviation from the standards embodied in this Code will result in disciplinary action, up to and including termination of employment. In addition to imposing discipline upon employees involved in non-compliant conduct, the Company also will impose discipline, as appropriate,upon an employee's supervisor, if any, who directs or approves such employees' improper actions, or is aware of those actions but does not act appropriately to correct them,and upon other individuals who fail to report known non-compliant conduct. In addition toimposing its own discipline, the Company will bring any violations of law to the attention of appropriate law enforcement personnel.

- Retention of Reports and Complaints. All reports and complaints made to or received by the Compliance Officer or the Chair of the Audit Committee relating to violations of this Code shall be logged into a record maintained for this purpose by the Compliance Officer and this record of such report shall be retained for five years.

- Required Government Reporting. Whenever conduct occurs that requires a report to the government, the Compliance Officer shall be responsible for complying with such reporting requirements.

- Corrective Actions. Subject to the following sentence, in the event of a violation of the Code, the manager and the Compliance Officer should assess the situation to determine whether the violation demonstrates a problem that requires remedial action as to Company policies and procedures. If a violation has been reported to the Audit Committee or another committee of the Board, that committee shall be responsible for determining appropriate remedial or corrective actions. Such corrective action may include providing revised public disclosure, retraining Company employees, modifying Company policies and procedures, improving monitoring of compliance under existing procedures and other action necessary to detect similar non-compliant conduct and prevent it from occurring in the future. Such corrective action shall be documented, as appropriate.

ANNEX G

TONGXIN INTERNATIONAL
CHARTER OF THE NOMINATING AND GOVERNANCE
COMMITTEE OF THE BOARD OF DIRECTORS

I. STATEMENT OF POLICY

This Charter specifies the scope of the responsibilities of the Nominating and Corporate Governance Committee (the "Committee") of the Board of Directors (the "Board") of Tongxin International (the "Company") and the manner in which those responsibilities shall be performed,including its structure, processes and membership requirements.

The primary responsibilities of the Committee are to (i) identify individuals qualified to become Board members; (ii) select, or recommend to the Board, director nominees for each election of directors; (iii) develop and recommend to the Board criteria for selecting qualified director candidates; (iv) consider committee member qualifications, appointment and removal; (v) recommend corporate governance principles, codes of conduct and compliance mechanisms applicable to the Company, and

(vi) provide oversight in the evaluation of the Board and each committee.

II.ORGANIZATION AND MEMBERSHIP REQUIREMENTS

The Committee shall be comprised of three or more directors, each of whom shall satisfy the independence requirements established by the rules of Nasdaq, provided that one director who does not meet the independence criteria of Nasdaq may, subject to the approval of the Board, serve on the Committee pursuant to, and subject to the limitation under, the "exceptional and limited circumstances" exception as provided under the rules of Nasdaq.

The members of the Committee shall be appointed by the Board and shall serve until their successors are duly elected and qualified or their earlier resignation or removal. Any member of the Committee may be removed or replaced by the Board. Unless a chairman is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee membership. The Committee may, from time to time, delegate duties or responsibilities to subcommittees or to one member of the Committee.

A majority of the members shall represent a quorum of the Committee, and, if a quorum is present, any action approved by at least a majority of the members present shall represent the valid action of the Committee.

The Committee shall have the authority to obtain advice or assistance from consultants, legal counsel, accounting or other advisors as appropriate to perform its duties hereunder, and to determine the terms, costs and fees for such engagements. Without limitation, the Committee shall have the sole authority to retain or terminate any search firm to be used to identify director candidates and to determine and approve the terms, costs and fees for such engagements. The fees and costs of any consultant or advisor engaged by the Committee to assist the Committee in performing its duties hereunder shall be borne by the Company.

III.MEETINGS

The Committee shall meet as often as it deems necessary to fulfill its responsibilities hereunder, and may meet with management or individual directors at any time it deems appropriate to discuss any matters before the Committee.

The Committee shall maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

IV.COMMITTEE AUTHORITY AND RESPONSIBILITY

To fulfill its responsibilities and duties hereunder, the Committee shall:

A. Nominating Functions

1. Evaluate and select, or recommend to the Board,director nominees for each election of directors,except that if the Company is at any time legally required by contract or otherwise to provide any third party with the ability to nominate a director, the Committee need not evaluate or propose such nomination, unless required by contract or requested by the Board.

2. Determine criteria for selecting new directors,including desired board skills and attributes, and identify and actively seek individuals qualified to become directors.

3. Consider any nominations of director candidates validly made by stockholders.

4. Review and make recommendations to the Board concerning qualifications, appointment and removal of committee members.

5. Review and make recommendations to the Board concerning Board and committee compensation.

B. Corporate Governance Functions

1. Develop, recommend for Board approval, and review on an ongoing basis the adequacy of, the corporate governance principles applicable to the Company. Such principles shall include, at a minimum, director qualification standards, director responsibilities, committee responsibilities,director access to management and independent advisors, director compensation, director orientation and continuing education, management succession and annual performance evaluation of the Board and committees.

2. In consultation with the Audit Committee, consider and present to the Board for adoption a Code of Conduct applicable to all employees and directors, which meets the requirements of Item 406 of the SEC's Regulation S-K, and provide for and review prompt disclosure to the public of any change in, or waiver of, such Code of Conduct, review such Code of Conduct periodically and recommend such changes to such Code of Conduct as the Committee shall deem appropriate, and adopt procedures for monitoring and enforcing compliance with such Code of Conduct.

3. Review,at least annually,the Company's compliance with the Nasdaq corporate governance listing requirements,and report to the Board regarding the same.

4. Assist the Board in developing criteria for the evaluation of Board and committee performance.

5. Evaluate the Committee's own performance on an annual basis.

6. If requested by the Board, assist the Board in its evaluation of the performance of the Board and each committee of the Board.

7. Review and recommend to the Board changes to the Company's bylaws as needed.

8. Develop orientation materials for new directors and corporate governance-related continuing education for all Board members.

9. Make regular reports to the Board regarding the foregoing.

10. Review and reassess the adequacy of this Charter as appropriate and recommend any proposed changes to the Board for approval.

11. Perform any other activities consistent with this Charter, the Company's Bylaws and governing law,as the Committee or the Board deems necessary or appropriate.

ANNEX H

DELAWARE GENERAL CORPORATION LAW-SECTION 262 APPRAISAL RIGHTS

SS. 262. APPRAISAL RIGHTS

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof,solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss. 251(g) of this title), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders;

and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective;or

(2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof,whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNEX I

ASIA AUTOMOTIVE ACQUISITION CORPORATION

PERFORMANCE ORIENTED EARN-OUT AGREEMENT

This PERFORMANCE ORIENTED EARN-OUT AGREEMENT (the "Agreement"), is entered into as of July 24, 2007 by and between ASIA AUTOMOTIVE ACQUISITION CORPORATION, a public company in the United States ("Party A", or the "Company") and the executives listed on Schedule A hereto ("Party B", or the "Executives"). The Company and Executives are referred to collectively as the "Parties".

RECITALS

WHEREAS THE COMPANY SHALL EMPLOY THE EXECUTIVES FOR A PERIOD OF ONE (1) YEAR STARTING FROM THE DATE OF THIS AGREEMENT, AND THE COMPANY AGREES TO PROVIDE EARN-OUT SHARE PAYMENTS TO THE EXECUTIVES ACCORDING TO THE BUSINESS PERFORMANCE OF Hunan TX Enterprise Co., Ltd. ("TX CHINA"), THE PARTIES AGREE AS FOLLOWS:

AGREEMENT

1. Issuance of Incentive Shares

(1) If the Company achieves or exceeds the Targeted After-

Tax Profit of the 2007 financial year (as defined in Article 2), the Executives or the persons designated by the Executives shall receive, and AAAC shall issue and deliver, two million (2,000,000) shares of the Company's common stock to the Executives within 30 days following the date of filing of the audit of financial statement for the 2007 financial year, with no consideration paid by the Executives ("Incentive Shares");

(2) The Executives may distribute the Incentive Shares among them at their sole discretion;

(3) In the event that the Company does not achieve the Targeted After-Tax Profit for the 2007 financial year, the Company shall not issue any common stock to the Executive with no consideration.

2. Targeted After-Tax Profit

The Company's Targeted After-Tax Profit for the 2007 financial year shall be US$9,500,000 ("Targeted After-Tax Profit"). Such amount shall be exclusive of all one time charges or expenses associated with the acquisition transaction between the Company and TX China, including but not limited to US GAAP audit fees, consulting fees, legal service fees, and non-cash expenses (if any) incurred from the granting of 2,000,000 Incentive Shares, 4,500,000 shares of employment stocks and 2,000,000 conditional shares as stipulated in the Key Employees Employment Agreement to its key employees(the above fees, expenses and all the shares issued to the key employees are collectively referred to as "Transaction Expenses").

Targeted After-Tax Profit=FY2007 After-Tax Profit + Transaction Expenses "FY2007 After-Tax Profit" shall mean the consolidated after-tax profit of TX China and its wholly owned subsidiaries audited in accordance with US GAAP for the 2007 financial year.

3. Disposal of the Incentive Shares

Each of the Executives, at his sole discretion, may receive the Incentive Shares, and may assign, sell, transfer, delegate or otherwise dispose of, or abandon the Incentive Shares issued to him.

4. Responsibilities of the Executives

Each of the Executives shall perform all services appropriate to that position as well as such other services as may reasonably be assigned by the Company, including serving in TX China. Each of the Executives shall devote his best efforts and full time attention to the performance of his duties. The Executives shall report to the Chief Executive Officer of the Company.

5. Termination of the Performance-Oriented Incentive

Within 30 days following the date of filing of the audit of financial statement for the 2007 financial year, if one of Executives quits, his right to receive the Incentive Shares shall be terminated when he ceases to be the Company's employee. The other Executives' rights under this Agreement shall not be adversely affected.

6. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the People's Republic of China.

7. Dispute Resolution

(a) Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved through consultation. Such consultation shall begin immediately after one Party hereto has delivered to the other Party hereto a written request for such consultation. If within thirty (30) days following the date on which such notice is given the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of any Party with notice to the others.

(b) The arbitration shall be conducted in Hong Kong by the Hong Kong International Arbitration Center in accordance with its arbitration rules then in effect. The arbitration proceedings shall be conducted in Chinese.

(c) The award of the arbitration tribunal shall be final and binding upon the disputing Parties, and any Party may apply to a court of competent jurisdiction for enforcement of such award.

8. Successor

The Company will redomesticate and convert as Tongxin International Co., Ltd., a company organized and validly existing under the laws of the British Virgin Islands ("Successor"). This

Agreement shall be binding upon the Successor.

9. Miscellaneous

(1) Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement, but all of which together shall constitute one and the same instrument.

(2) Language

This Agreement is written in English and Chinese languages. Both versions shall be equally valid and binding.

The Parties have duly executed this Agreement as of the date first written above.

COMPANY:

ASIA AUTOMOTIVE ACQUISITION CORPORATION


By: /s/ William R. Herren
    William R. Herren
    Chairman of the Board

By: /s/ Rudy Wilson
    Rudy Wilson
    Chief Executive Officer


EXECUTIVES                              (Signature)

EXHIBIT A

NAMES OF THE EXECUTIVES

August 21, 2007 Draft

ANNEX J

                          CLARIFICATION AGREEMENT (UPO)

     This Clarification Agreement (UPO) (this" Agreement"), dated December __, 2006, is to the Unit Purchase Option, dated as of April 19, 2006 (the "UPO"), issued by Asia Automotive Acquisition Corporation, a Delaware corporation ("Company") to Rodman & Renshaw LLC and Chardan Capital Markets LLC ("Holders").

     WHEREAS, Sections 5.1 and 5.2 of the UPO impose obligations to register the securities underlying the UPO, which obligation includes a "best efforts" obligation; and

     WHEREAS, as a result of certain questions that have arisen regarding the accounting treatment applicable to the UPO, the parties hereto deem it necessary and desirable to amend the UPO to clarify that the Holder does not have the right to receive a net cash settlement (and there will be no liability on the part of the Company) in the event the Company does not maintain a current prospectus relating to the securities underlying the UPO.

     NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree to amend the UPO as set forth herein.

     1. UPO. The UPO is hereby clarified by adding the following sentence as the last sentence of Section 5.3:

          "Notwithstanding anything to the contrary set forth herein, if the Company is unable to (i) deliver any securities pursuant to the exercise of This UPO (including the exercise of any Warrants) or (ii) maintain an effective registration statement and current prospectus covering the securities underlying the UPO, the Company will have no obligation to pay such Holder(s) any cash or other consideration or otherwise "net cash settle" any portion of the UPO (including any Warrants). The Holder acknowledges and agrees that the UPO may expire unexercised or unredeemed if there is no effective registration event."

     2. Miscellaneous.

     (a) Governing Law. The validity, interpretation, and performance of this Agreement and of the UPO shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

     (b) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.

     (c) Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. Except as set forth in the Agreement, provisions of the UPO which are not inconsistent with this Agreement shall remain in full force and effect. This Agreement may be executed in counterparts.

     IN WITNESS WHEREOF, the parties hereto have executed this Clarification Agreement (UPO) as of the date first written above.

                                        ASIA AUTOMOTIVE ACQUISITION CORPORATION


                                        By:
                                            ------------------------------------


                                        By:
                                            ------------------------------------

Annex K


                                 STROBL & SHARP
                            Professional Corporation
                       300 East Long Lake Road, Suite 200
                         Bloomfield Hills, MI 48304-2376
                      Phone (248) 540-2300 Fax 248 645-2690

                                                   January 28, 2008

Asia Automotive Acquisition Corporation
199 Pierce St., Ste. 202
Birmingham, Michigan 48009

Ladies and Gentlemen:

         We have acted as counsel to Asia Automotive Acquisition Corporation, a Delaware corporation ("AAAC"), and its wholly owned subsidiary, Tongxin International, Ltd., a British Virgin Islands company ("TI"), in connection with
(i) the transactions described in the Stock Purchase Agreement (the "Stock Purchase Agreement") entered into by and among AAAC, TI and Hunan Tongxin Enterprises Co. Ltd, a corporation organized under the laws of the People's Republic of China, ("HT") and (ii) the proposed merger of AAAC with and into TI (the "Redomestication Merger"), pursuant to the Plan of Merger by and between AAAC and TI ("Merger Agreement").

         AAAC and TI are filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), a registration statement on Form S-4 (the "Registration Statement") with respect to the common stock and warrants of TI to be issued to AAAC stockholders pursuant to the Merger Agreement. If the Redomestication Merger is consummated on the terms and subject to the conditions set forth in the Merger Agreement, then AAAC will merge with and into TI, the separate corporate existence of AAAC will cease and TI will continue as the surviving corporation. In accordance with the Merger Agreement, one new ordinary share of TI will be issued to the stockholders of AAAC for each outstanding share of common stock of AAAC and TI will issue one warrant for each outstanding warrant of AAAC and one unit (consisting of one share and one warrant) for each outstanding unit of AAAC. Concurrently with or as soon as practicable following the merger of AAAC with and into TI, TI will consummate the acquisition of all the issued and outstanding common stock of HT (the "Stock Purchase") in accordance with the terms of the Stock Purchase Agreement. HT owns a controlling interest in one or more operating businesses in the People's Republic of China. We have assumed for purposes of the opinion set forth below that the Stock Purchase will be consummated immediately following the Redomestication Merger as part of a single integrated plan and that the Redomestication Merger will be consummated in accordance with laws of the State of Delaware and the British Virgin Islands.

         This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act. In connection with this opinion, we have examined, and are familiar with: (i) the Merger Agreement, (ii) the Stock Purchase Agreement, (iii) the Registration Statement and the Proxy Statement/Prospectus (the "Prospectus") which is contained in the Registration Statement and (iv) such other presently existing documents,

                                 STROBL & SHARP
                            Professional Corporation
                       300 East Long Lake Road, Suite 200
                         Bloomfield Hills, MI 48304-2376
                      Phone (248) 540-2300 Fax 248 645-2690


Asia Automotive Acquisition Corporation
January 28, 2008
Page Two


records and matters of law as we have deemed appropriate in order to enable us to render this opinion.

         In rendering this opinion, we have assumed the following (without any independent investigation or review thereof):

         1. The legal capacity of all natural persons, the authenticity of original documents submitted to us, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies, the genuineness of all signatures and the due execution and delivery of all documents;

         2. The due execution and delivery of the Officer's Certificate delivered to us by AAAC and TI on or before the date hereof (the "Officer's Certificate");

         3. The truth and accuracy at all relevant times of the representations, warranties and statements of fact made or to be made by AAAC, TI and their respective management, employees, officers and directors in connection with the Redomestication Merger, including, but not limited to, those set forth in the Registration Statement, the Prospectus, the Merger Agreement and the Officer's Certificate;

         4. Any representation or statement made "to the knowledge of" or similarly qualified is correct without such qualification;

         5. The Redomestication Merger will be consummated in accordance with the terms and provisions of the Merger Agreement without any waiver or breach of any material provision thereof, and the Redomestication Merger will be effective under applicable law;

         6. The Stock Purchase will be consummated in accordance with the terms and provisions of the Stock Purchase Agreement without any waiver or breach of any material provision thereof; and

         7. The Redomestication Merger will be reported by AAAC on its federal income tax return in a manner consistent with the treatment of the Redomestication Merger as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

                                 STROBL & SHARP
                            Professional Corporation
                       300 East Long Lake Road, Suite 200
                         Bloomfield Hills, MI 48304-2376
                      Phone (248) 540-2300 Fax 248 645-2690

Asia Automotive Acquisition Corporation
January 28, 2008
Page Three

Based upon and subject to (i) the Redomestication Merger being consummated in the manner described in the Merger Agreement, (ii) the Stock Purchase being consummated in the manner described in the Stock Purchase Agreement, (iii) the accuracy of the Registration Statement and the facts concerning the Redomestication Merger and Exchange Offer that have come to our attention during our engagement, and (iv) certain representations made by AAAC and TI in connection with the issuance of our opinion, the discussions in the Registration Statement under the caption "Material U.S. Federal Income Tax Considerations of the Redomestication Merger" (the "Tax Section"), insofar as they relate to statements of law or legal conclusions, set forth our opinion of the material United States federal income tax considerations generally applicable to the Redomestication Merger and Exchange Offer based upon current law and the facts and assumptions stated or referred to therein.

         We express no opinion as to United States federal, state, local, foreign or other tax consequences, other than as set forth in the Tax Section. Because this opinion is being delivered prior to the effective times of the Redomestication Merger and the Stock Purchase, this opinion must be considered prospective and dependent upon future events. There can be no assurance that changes in the law will not take place which could affect the United States federal income tax consequences of the Redomestication Merger, Stock Purchase or Exchange Offer or that contrary positions may not be taken by the Internal Revenue Service.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to our firm name in the Registration Statement. By giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder (the "Rules"), nor do we hereby admit that we are experts with respect to any part of the Registration Statement within the Securities Act or the Rules.

         No opinion is expressed as to any federal income tax consequence of the Redomestication Merger, Stock Purchase, Exchange Offer or the other transactions contemplated by the Merger Agreement except as specifically set forth herein. This opinion may not be relied upon except with respect to the consequences specifically discussed herein. By rendering this opinion, we undertake no responsibility to update this opinion after the date hereof for any reason, including but not limited to, any new or

                                 STROBL & SHARP
                            Professional Corporation
                       300 East Long Lake Road, Suite 200
                         Bloomfield Hills, MI 48304-2376
                      Phone (248) 540-2300 Fax 248 645-2690

Asia Automotive Acquisition Corporation
January 28, 2008
Page Four

changed facts or law which come to our attention after the date hereof. This opinion is being delivered to you solely in connection with the filing of the Registration Statement.

This opinion may not be relied upon or utilized for any other purpose without our prior written consent.


                                                 Very truly yours,

                                                 /s/STROBL & SHARP, P.C.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Asia Automotive Acquisition Corporation

We have audited the accompanying balance sheet of Asia Automotive Acquisition Corporation (a corporation in the development stage) (the "Company") as of December 31, 2006 and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 2006, for the period from June 20, 2005 (date of inception) through December 31, 2005, and the period from June 20, 2005 (date of inception) through December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and the results of its operations and its cash flows for the year ended December 31, 2006, for the period from June 20, 2005 (date of inception) through December 31, 2005, and for the period from June 20, 2005 (date of inception) through December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Asia Automotive Acquisition Corporation will continue as a going concern. As discussed in Note 1 to the financial statements, Asia Automotive Acquisition Corporation will face a mandatory liquidation if a business combination is not consummated by October 18, 2007, which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rothstein, Kass & Company, P.C.
Roseland, New Jersey
March 2, 2007

Asia Automotive Acquisition Corporation
(a corporation in the development stage)
BALANCE SHEET

                                                           December 31,2006
                                                           ----------------
ASSETS

Current assets

Cash and cash equivalents                                    $    384,162

Other assets                                                          -0-

Cash held in trust account                                     38,726,883
                                                             ------------
Total assets                                                 $ 39,111,045
                                                             ------------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities

Accrued expenses                                             $    111,750

Accrued taxes payable                                             458,109

Warrant liability                                              11,166,563

Deferred underwriter's fee                                        966,121
                                                             ------------
Total current liabilities                                      12,702,543
                                                             ------------

Common stock, subject to possible redemption,
 1,005,746 shares at redemption value plus interest
 income of $170,070 (net of taxes)                              7,649,928

STOCKHOLDERS' EQUITY

Preferred stock, $.001 par value, authorized 1,000,000 shares; none issued and outstanding

Common stock, $.001 par value, authorized 39,000,000
 shares; issued and outstanding 6,380,250 shares (of
 which 1,005,746 shares subject to possible redemption)             6,380

Additional paid-in capital                                     22,327,433

Deficit accumulated during the development stage               (3,575,239)
                                                             ------------
Total stockholders' equity                                     18,758,574

Total liabilities and stockholders' equity                   $ 39,111,045
                                                             ------------

See accompanying notes to financial statements.

Asia Automotive Acquisition Corporation
(a corporation in the development stage)
STATEMENTS OF OPERATIONS

                                                         June 20, 2005          June 20, 2005
                                     Year ended          (inception) to         (inception) to
                                      December              December             December 31,
                                      31, 2006              31,2005                 2006
                                     -----------         --------------         --------------
Interest income                      $ 1,308,883          $       -0-            $ 1,308,883

Unrealized loss on warrant liability  (3,783,750)                 -0-             (3,783,750)

Formation and operating costs           (636,637)              (5,626)              (642,263)
                                     -----------          -----------            -----------
Loss before taxes                     (3,111,504)              (5,626)            (3,117,130)

Income taxes                            (458,109)                 -0-               (458,109)
                                     -----------          -----------            -----------
Net loss                             $(3,569,613)         $    (5,626)           $(3,575,239)
                                     -----------          -----------            -----------
Interest income attributable to
 common stock subject to possible
 conversion (net of taxes)               170,070                                     170,070
                                     -----------                                 -----------
Net loss allocable to common
 stockholders not subject to
 possible conversion (net of taxes)  $(3,739,683)         $    (5,626)           $(3,745,309)
                                     -----------          -----------            -----------
Weighted average shares
 outstanding (basic and diluted)       4,901,284            1,349,000              3,662,115
                                     -----------          -----------            -----------
Net loss per common share
 (basic and diluted)                 $      (.73)         $       -0-            $      (.98)

See accompanying notes to financial statements.

Asia Automotive Acquisition Corporation
(a corporation in the development stage)
STATEMENT OF STOCKHOLDERS' EQUITY

                                                                       Deficit
                                                                     accumulated
                                Common Stock            Additional     during
                           ------------------------      paid in     development
                             Shares       Amount         capital        stage          Total
                           ----------   -----------    -----------   ------------    -----------
Balances at June 20,
 2005(date of inception)   $      -0-   $       -0-    $       -0-   $        -0-    $       -0-

Issuance of common stock
 to existing shareholders   1,349,000         1,349         23,651                        25,000

Net loss                                                                   (5,626)        (5,626)
                           ----------    -----------    -----------   ------------    -----------
Balances at December
 31, 2005                   1,349,000         1,349         23,651         (5,626)        19,374
                           ----------    -----------    -----------   ------------    -----------

Sale of 5,031,250 units
 on April 18,
 2006 at a price of
 $8.00 per unit, net of
 underwriter's discount
 and offering
 expenses (including
 1,005,746 shares
 subject to possible
 redemption)                5,031,250         5,031     37,166,353                    37,171,384

Sale of option on April
 18, 2006 at a
 price of $100 for
 350,000 units                                                 100                           100

Proceeds subject to
 possible conversion of
 shares, 1,005,746 shares                               (7,479,858)                   (7,479,858)

Warrant liability                                       (7,382,813)                   (7,382,813)

Net loss                                                               (3,569,613)    (3,569,613)

                           ----------   -----------    -----------   ------------    -----------
Balances at December
 31, 2006                   6,380,250   $     6,380    $22,327,433   $ (3,575,239)   $18,758,574
                           ----------   -----------    -----------   ------------    -----------

See accompanying notes to financial statements.

Asia Automotive Acquisition Corporation
(a corporation in the development stage)
STATEMENTS OF CASH FLOWS

                                                                        June 20,2005              June 20,2005
                                              Year ended                  (Date of                  (Date of
                                             December 31,               inception) to            inception) to
                                                2006                  December 31, 2005         December 31, 2006
                                             ------------             -----------------        -----------------
Cash flows from operating activities:

Net loss                                     $ (3,569,613)              $  (5,626)              $ (3,575,239)

Adjustments to reconcile net loss to
 net cash provided by (used in) operating activities:

Loss from warrant liability                     3,783,750                     -0-                  3,783,750

Income taxes payable                              458,109                     -0-                    458,109

Accrued expenses                                  111,750                     -0-                    111,750
                                             ------------               ---------               ------------
Net cash provided by (used in) operating
activities                                        783,996                  (5,626)                   778,370
                                             ------------               ---------               ------------
Net cash used in investing activities:

Cash held in trust account                    (38,726,883)                    -0-                (38,726,883)

Cash flows from financing activities:

Proceeds from note payable                         20,250                  25,000                     45,250

Proceeds from issuance of common stock to
 existing stockholders                                                     25,000                     25,000

Proceeds from sale of option to
 to underwriter                                       100                     -0-                        100

Gross proceeds of public offering              40,250,000                     -0-                 40,250,000

Repayment of notes payable to
 stockholders                                     (45,250)                    -0-                    (45,250)

Payments of deferred offering
 costs                                         (1,912,794)                (29,631)                (1,942,425)

                                             ------------               ---------               ------------
Net cash provided by financing activities      38,312,306                  20,369                 38,332,675
                                             ------------               ---------               ------------

Net increase in cash and cash equivalents         369,419                  14,743                        -0-

Cash and cash equivalents, beginning of
 period                                            14,743                     -0-                        -0-
                                             ------------               ---------               ------------
Cash and cash equivalents, end of period     $    384,162               $  14,743               $    384,162
                                             ------------               ---------               ------------

Supplemental disclosure of non-cash
 financing activity:

Deferred underwriter's fees                  $  1,207,500               $     -0-               $  1,207,500

Accrued offering costs                       $        -0-               $ 235,369               $        -0-

See accompanying notes to financial statements.

Asia Automotive Acquisition Corporation
(a corporation in the development stage)

Notes to Financial Statements

1. ORGANIZATION AND BUSINESS OPERATIONS

Asia Automotive Acquisition Corporation (the "Company") was incorporated in Delaware on June 20, 2005 as a blank check company formed to acquire, through merger, capital stock exchange, asset acquisition or other similar business combination, a business in the automotive supplier industry. The Company has neither engaged in any operations nor generated revenues to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. The Company has elected December 31st as its fiscal year end.

The registration statement for the Company's initial public offering (the "Public Offering") was declared effective on April 11, 2006. The Company consummated the Public Offering on April 18, 2006 and received net proceeds of approximately $ 37,171,000. The Company's management has broad discretion with respect to the specific application of the net proceeds of the Public Offering (the "Offering") (as described in Note 3), although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a business combination with a target company. As used herein, a "target business" shall include an operating business in the security industry and a "business combination" shall mean the acquisition by the Company of a target business.

Of the proceeds of the Offering, $37,418,000 (plus interest income) is being held in a trust account ("Trust Account") and invested until the earlier of (i) the consummation of the first business combination or (ii) the distribution of the Trust Account as described below. The amount in the Trust Account include $ 1,207,500 of contingent underwriting compensation, which will be paid to the underwriters if a business combination is consummated, but which will be forfeited in part if public stockholders elect to have their shares redeemed for cash if a business combination is not consummated. Deferred underwriter's fee is reflected on the balance sheet at $966,121, an additional $241,379 is included in common stock, subject to possible conversion, for a total of $1,207,500. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that public stockholders owning a majority of the outstanding stock sold in the Offerings vote against the business combination and elect to have the Company redeem their shares for cash, including all of the officers and directors of the Company ("Initial Stockholders"), have agreed to vote their 1,349,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company with respect to any business combination and to vote any shares they acquire in the aftermarket in favor of the business combination. After consummation of the Company's first business combination, all of these voting safeguards will no longer be applicable.

With respect to the first business combination which is approved and consummated, any holder of shares sold in the Public Offering, other than the Initial Stockholders and their nominees (the "Public Stockholders") who voted against the business combination may demand that the Company redeem his or her shares. The per share redemption price will equal $ 7.44 per share plus interest earned thereon in the Trust Account. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares sold in this offering and the private placement may seek redemption of their shares in the event of a business combination.

The Company's Certificate of Incorporation provides for mandatory liquidation of the Company, without stockholder approval, in the event that the Company does not consummate a business combination within 18 months from the date of consummation of the Public Offering, or 24 months from the consummation of the Public Offering if certain extension criteria have been satisfied. The Initial Stockholders have waived their right to liquidation distributions with respect to the shares of common stock included in such units. Accordingly, in the event of such liquidation, the amount in the Trust Account will be distributed to the holders of the shares sold in the Public Offering.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Common stock:

On January 23, 2006, the Company effected a stock split in the form of a dividend of .233 shares of common stock for each outstanding share of common stock. All references in the accompanying financial statements to the number of shares of common stock and loss per share have been retroactively restated to reflect these transactions.

Warrant liability

The Company has outstanding warrants, which provides for the Company to register the shares underlying the warrants and is silent as to the penalty to be incurred in the absence of the Company's ability to deliver registered shares to the warrant holders upon warrant exercise. Under EITF No. 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" ("EITF No. 00-19"), registration of the common stock underlying the Company's warrants is not within the Company's control. As a result, the company must assume that it could be required to settle the warrants on a net-cash basis, thereby necessitating the treatment of the potential settlement obligation as a liability. Further EITF No. 00-19, requires the Company to record the potential settlement liability at each reporting date using the current estimated fair value of the warrants, with any changes being recorded through the Company's statement of operations. The potential settlement obligation related to the warrants will continue to be reported as a liability until such time that the warrants are exercised, expire, or the Company is otherwise able to modify the registration requirements in the warrant agreement to remove the provisions which require this treatment. The fair value of the warrant liability is determined using the trading value of the warrants.

Loss per common share:

Loss per common share is based on the weighted average number of common shares outstanding. The Company complies with SFAS No. 128, "Earnings Per Share." SFAS No. 128 requires dual presentation of basic and diluted income per share for all periods presented. Basic loss per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then share in the income of the Company.

Since the effects of the outstanding warrants are anti-dilutive, it has been excluded from the computation of loss per common share.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of contingent assets and contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Income tax:

The Company complies with the Financial Accounting Standards Board ("FASB") SFAS 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Cash and cash equivalents:

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Recently issued accounting standards:

On July 13, 2006, FASB released FASB Interpretation No. 48 Accounting for Uncertainty in Income Taxes ("FIN 48"). FIN 48 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. FIN 48 requires the evaluation of tax positions taken in the course of preparing the Company's tax returns to determine whether the tax positions are "more-likely-than-not" of being sustained by the applicable tax authority. Tax benefits of positions nor deemed to meet the more-likely-than-not threshold would be recorded as a tax expense in the current year. Adoption of FIN 48 is required for fiscal years beginning after December 15, 2006 and is to be applied to all open tax years as of the effective date. At this time, management is evaluating the implications of FIN 48 and its impact on the financial statements has not yet been determined.

In addition, in September 2006, the Statement of Financial Accounting Standard No. 157, Fair Value Measurements ("SFAS 157"), was issued and is effective for fiscal years beginning after November 15,2007. SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. Management is currently evaluating the impact the adoption of SFAS 157 will have on the Company's financial statements and their disclosures and its impact has not yet been determined.

3. THE OFFERING

On April 18, 2006, the Company sold 5,031,250 units (including the underwriters full exercise of an over allotment option with respect to 656,250 units) to the public at a price of $8.00 per unit. Each unit consists of one share of the Company's common stock,

$0.001 par value, and one redeemable common stock purchase warrant ("warrant"). Each warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a business combination with a target business or April 10, 2007 and expiring April 11, 2012. The warrants are redeemable at a price of $.01 per warrant upon 30 days notice after the warrants become exercisable, only in the event that the last sale price of the common stock is at least $10.00 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

4. INCOME TAXES

Income tax expense for the twelve months ended December 31, 2006 was approximately $458,000. The expense is for current federal income taxes. The effective income tax rate was (15%) which differs from the statutory rate of 34% principally due to a permanent difference due to the unrealized loss on the warrant liability.

5. COMMITMENTS AND RELATED PARTY TRANSACTIONS

The Company presently occupies office space provided by Asia Development Capital LLC ("ADC"), an affiliate and stockholder of the Company. ADC has agreed that, until the Company consummates a business combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Offering, April 18, 2006.

The Company has engaged Rodman & Renshaw, the representative of the underwriters, on a non-exclusive basis, as the Company's agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, the Company has agreed to pay the representative for bona fide services rendered a commission equal to 2.5% of the exercise price for each warrant exercised more than one year after the date of the prospectus if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative's services may also include disseminating information, either orally or in writing, to warrant holders about the Company or the market for our securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the representative upon the exercise of the warrants if:

* the market price of the underlying shares of common stock is lower than the exercise price;

* the holder of the warrants has not confirmed in writing that the underwriters solicited the exercise;

* the warrants are held in a discretionary account;

* the warrants are exercised in an unsolicited transaction; or

* the arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

The Company has sold to Rodman & Renshaw, LLC (the "Representative" of the underwriters), for $100, as additional compensation, an option to purchase up to a total of 350,000 units at a per-unit price of $10.00. The units issuable upon exercise of this option are also identical to those offered by the Offering except that the warrants included in the option have an exercise price of $6.65 (133% of the exercise price of the warrants included in the units sold in the offering.) The Company will pay the underwriters in the Offering an underwriting discount of 7% of the gross proceeds of this Offering (of which 3% is deferred until the consummation of a business combination).

The sale of the option will be accounted for as an equity transaction. Accordingly, there will be no net impact on the Company's financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company has determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $3.10 per unit, or $1,086,001 total, using an expected life of five years, volatility of 45.47% and a risk-free interest rate of 4.39%.

The volatility calculation of 45.47% is based on the 365-day average volatility of a representative sample of ten (10) companies with market capitalizations under $500 million that management believes to be engaged in the business of auto component parts (the "Sample Companies"). Because the Company does not have a trading history, the Company needed to estimate the potential volatility of its common stock price, which will depend on a number of factors which cannot be ascertained at this time. The Company referred to the 365-day average volatility of the Sample Companies because management believes that the average volatility of such companies is a reasonable benchmark to use in estimating the expected volatility of the Company's common stock post-business combination. Although an expected life of five years was taken into account for purposes of assigning a fair value to the option, if the Company does not consummate a business combination within the prescribed time period and liquidates, the option would become worthless.

6. COMMITMENTS AND RELATED PARTY TRANSACTIONS (CONTINUED)

Pursuant to letter agreements with the Company and the Representative, the Initial Stockholders have waived their right to receive distributions with respect to their founding shares upon the Company's liquidation.

Certain of the Company's officers, directors, or their designees have agreed with the Representative that upon consummation of the Offering and during the 45 trading day period commencing on the later of the date that the securities comprising the units begin separate trading or 60 days following the consummation of the Offering, that they will purchase up to 320,000 warrants in the public marketplace at prices not to exceed $1.40 per Warrant. As of December 31, 2006, William R. Herren, Mr. Rudy Wilson, Chun Hao and Asia Development Capital held 290,000 warrants to purchase the Company's securities.

The Initial Stockholders will be entitled to registration rights with respect to their founding shares pursuant to an agreement to be signed prior to or on the effective date of the Offering. The holders of the majority of these shares are entitled to make up to two demands that the Company register these shares at any time commencing three months prior to the third anniversary of the effective date of the Offering. In addition, the Initial Stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the third anniversary of the effective date of the Offering.

Rodman & Renshaw has entered into a letter agreement with us pursuant to which it agreed to purchase up to 125,000 warrants in the public marketplace at prices not to exceed $1.40 per warrant during the 45 trading day period commencing on the later of the date separate trading of the warrants has commenced or 60 days following the consummation of this offering.

Chardan Capital Markets has entered into a letter agreement with us pursuant to which it agreed to purchase up to 125,000 warrants in the public marketplace at prices not to exceed $1.40 per warrant during the 45 trading day period commencing on the later of the date separate trading of the warrants has commenced or 60 days following the consummation of this offering.

On February 8, 2006, five stockholders entered into five separate letter agreements with the representatives of the underwriters pursuant to which they agreed to purchase in aggregate up to $2,000,000 in warrants at prices not to exceed $1.40 per warrant during the 45 day trading period commencing on the later of the date separate trading of the Warrants has commenced or 60 calendar days following the consummation of the Offering. These entities have agreed that any warrants purchased by them pursuant to this agreement will not be sold or transferred until after a completed business combination. As of December 31, 2006, these five stockholders held 20,000 warrants to purchase the Company's securities.

7. PREFERRED STOCK

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

SIGNATURE AND POWER OF ATTORNEY

The undersigned hereby appoint William R. Herren and Rudy Wilson, and each of the, as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, any and all exhibits and amendments to this 10-KSB, and any and all instruments and other documents to be filed with the Securities and Exchange Commission pertaining to this 10-KSB, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

Pursuant to the requirements of Section 13 or 159(d); of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date: April 17, 2007                    By: /s/ William R. Herren
                                            ------------------------------------
                                            William R. Herren
                                            Chairman of the Board


Date: April 17, 2007                    By: /s/ Rudy Wilson
                                            ------------------------------------
                                            Rudy Wilson
                                            Chief Executive Officer

Pursuant to the requirements of Securities Exchange Act of 1934, as amended, this report has been signed below by the following persons on behalf of the registrant, in the capacities and on the dates indicated.


Date: April 17, 2007                    By: /s/ William R. Herren
                                            ------------------------------------
                                            William R. Herren
                                            Chairman of the Board


Date: April 17, 2007                    By: /s/ Rudy Wilson
                                            ------------------------------------
                                            Rudy Wilson
                                            Chief Executive Officer


Date: April 17, 2007                    By: /s/ David J. Brophy
                                            ------------------------------------
                                            David J. Brophy
                                            Chief Financial Officer


Date: April 17, 2007                    By: /s/ Chun Y. Hao
                                            ------------------------------------
                                            Chun Y. Hao
                                            President, China Operations


Date: April 17, 2007                    By: /s/ Donald L. Runkle
                                            ------------------------------------
                                            Donald R. Runkle
                                            Director

Exhibit 31.1 CERTIFICATION BY PRINCIPAL EXECUTIVE OFFICER

     I, William R. Herren, certify that:

1. I have reviewed this Annual Report on Form 10-KSB of Asia Automotive Acquisition Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and we have:

     a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be signed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

     c) disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant' s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant' s auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

     a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

     b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.


Dated: April 17, 2007                   /s/ William R. Herren
                                        ----------------------------------------
                                        William R. Herren
                                        Chairman of the Board

Exhibit 32.1 CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and
(b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and
(b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Asia Automotive Acquisition Corporation, a Delaware corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

The Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 (the "Form 10-KSB") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and information contained in the Form 10-KSB fairly presents, in all material aspects, the financial condition and results of operations of the Company.


Dated: April 17, 2007                   /s/ William R. Herren
                                        ----------------------------------------
                                        William R. Herren
                                        Chairman of the Board


                                        /s/ Rudy Wilson
                                        ----------------------------------------
                                        Rudy Wilson
                                        Chief Executive Officer


                                        /s/ David J. Brophy
                                        ----------------------------------------
                                        David J. Brophy
                                        Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 10-QSB

[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

     For the quarterly period ended September 30, 2007

                                       Or

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                       Commission file number: 333-127755

                     ASIA AUTOMOTIVE ACQUISITION CORPORATION

            Delaware                                             20 -3022522
(State or other jurisdiction of                                (I.R.S. Employer
 incorporation or organization)                              Identification No.)

199 Pierce Street, Suite 202 Birmingham, Michigan                  48009
    (Address of principal executive offices)                     (Zip Code)

                                 (248) 593-8330
               Registrant's telephone number, including area code

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months, and (2) has been subject to such filing requirements
for the past 90 days. Yes [X]   No [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of "accelerated filer and large accelerated filer" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]   Accelerated filer [ ]   Non-accelerated filer [X]

Indicate by check mark whether the registrant is a shell company (as defined in
Rule 12b-2 of the Exchange Act). Yes [ ]   No [ ]

As of October 22, 2007, 6,031,250 shares of the registrant's common stock, par value $0.001 per share, were outstanding excluding.

                     ASIA AUTOMOTIVE ACQUSITION CORPORATION

                                Table of Contents

PART I - FINANCIAL INFORMATION
Item 1. Condensed Financial Statements
           Condensed Balance Sheet
           Condensed Statements of Operations
           Condensed Statements of Cash Flows
           Notes to Condensed Financial Statements
Item 2 Management 's Discussion and Analysis of Financial Condition and Results of Operations
Item 3. Quantitative and Qualitative Disclosures about Market Risk
Item 4. Controls and Procedures

PART II - OTHER INFORMATION
Item 1. Legal Proceedings
Item 2. Unregistered Sales of Equity Securities and Use of Proceeds
Item 3. Defaults Upon Senior Securities
Item 4. Submission of Matters to a Vote of Security Holders
Item 5. Other Information
Item 6. Exhibits

SIGNATURES

Item 1. Financial Statements.

                     Asia Automotive Acquisition Corporation
                    (a corporation in the development stage)

                             CONDENSED BALANCE SHEET

                                                              September 30, 2007
                                                                  (unaudited)
                                                              ------------------
ASSETS
Current assets
Cash and cash equivalents                                              60,386
Other assets
Deferred income taxes                                                 358,377
Cash held in trust account                                         39,192,048
                                                                  -----------
Total assets                                                       39,610,811
                                                                  -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accrued expenses                                                      383,040
Warrant liability                                                   9,599,144
Deferred underwriter's fee                                            966,121
                                                                  -----------
Total current liabilities                                          10,948,305
                                                                  -----------
Common stock, subject to possible redemption, 1,005,746
   shares at redemption value plus interest income
   (net of taxes) of $348,967                                       7,828,825

STOCKHOLDERS' EQUITY
Preferred stock, $.001 par value, authorized 1,000,000
   shares; none issued and outstanding
Common stock, $.001 par value, authorized 39,000,000
   shares; issued and outstanding 6,380,250 shares (of
   which 1,005,746 shares subject to possible redemption)               6,380
Additional paid-in capital                                         22,327,433
Deficit accumulated during the development stage                   (1,500,132)
Total stockholders' equity                                         20,833,681
                                                                  -----------
Total liabilities and stockholders' equity                         39,610,811
                                                                  -----------

The accompanying notes are an intergral part of these condensed consolidated financial statements.

                     Asia Automotive Acquisition Corporation
                    (a corporation in the development stage)

                       CONDENSED STATEMENTS OF OPERATIONS

                                       Three months                Nine months
                                    ended September 30          ended September 30          June 20, 2005
                                -------------------------   -------------------------     (date of inception)
                                    2007          2006          2007          2006      to September 30, 2007
                                (unaudited)   (unaudited)   (unaudited)   (unaudited)        (unaudited)
                                     $             $             $             $                  $
                                -----------   -----------   -----------   -----------   ---------------------
Interest income, net               504,254       476,560     1,376,821       821,991          2,685,704
Gain (loss) on warrant
   Liability                     2,258,883    (2,088,434)    1,567,419    (2,364,497)        (2,216,331)
Formation and operating
   costs                           (87,682)     (303,242)     (589,632)     (407,153)        (1,061,825)
                                 ---------    ----------     ---------    ----------         ----------
Gain (Loss) before taxes         2,675,455    (1,915,116)    2,354,608    (1,949,659)          (592,452)
Income taxes                       (90,410)      (23,124)     (100,604)     (144,025)          (558,713)
                                 ---------    ----------     ---------    ----------         ----------
Net gain (loss)                  2,585,045    (1,938,240)    2,254,004    (2,093,684)        (1,151,165)
Interest income attributable
   to common stock subject to
   possible conversion
   (net of taxes)                   65,520        61,946       178,897       106,848            348,967
Net gain (loss) allocable to
   common stockholders not
   subject to possible
   conversion (net of taxes)     2,519,525    (2,000,186)    2,075,107    (2,200,532)        (1,500,132)
Weighted average shares
   outstanding (basic and
   diluted)                      6,380,250     6,380,250     6,380,250     4,401,045          4,554,003
Weighted average shares
   outstanding (diluted)         8,115,444     6,380,250     8,110,518     4,401,045          4,554,003
                                 ---------    ----------     ---------    ----------         ----------
Net gain (loss) per share
   (basic)                             .41          (.30)          .35          (.48)              (.25)
Net gain (loss) per share
   (diluted)                           .32          (.30)          .28          (.48)              (.25)

The accompanying notes are an integral part of these condensed consolidate financial statements.

                     Asia Automotive Acquisition Corporation
                    (a corporation in the development stage)

                       CONDENSED STATEMENTS OF CASH FLOWS

                                                Nine Months     Nine Months       June 20, 2005
                                                   Ended           Ended       (Date of Inception)
                                               September 30,   September 30,      September 30,
                                                    2007            2006               2007
                                                (unaudited)     (unaudited)        (unaudited)
                                                     $               $                  $
                                               -------------   -------------   -------------------
Cash flows from operating activities:
Net gain (loss)                                  2,254,004       (2,093,684)        (1,151,165)

Changes in operating assets and liabilities:
Deferred tax benefit                              (358,377)              --           (358,377)
Warrant liability                               (1,567,419)       2,364,497          2,216,331
Income taxes Payable                              (458,109)         144,025                 --
Accrued expenses                                   271,290         (185,119)           383,040
                                                ----------      -----------        -----------
Net cash provided by activities                    141,389          229,719          1,089,829
                                                ----------      -----------        -----------
Net cash used in investing activities:
Cash held in trust account                        (465,165)     (38,241,322)       (39,192,048)
                                                ----------      -----------        -----------
Cash flows from financing activities:
Proceeds from note payable                              --           20,250             45,250
Proceeds from issuance of common stock to
   existing stockholders'                               --               --             25,000
Proceeds from sale of option to the
   Underwriter                                          --              100                100
Gross proceeds of public offering                       --       40,250,000         40,250,000
Repayment of notes payable to Stockholders              --          (45,250)           (45,250)
Payments of deferred offering costs                     --       (1,749,143)        (2,112,495)
                                                ----------      -----------        -----------
Net cash provided by financing Activities               --       38,475,957         38,162,605
                                                ----------      -----------        -----------
Net increase (decrease) in cash and cash
   Equivalents                                    (323,776)         464,354             60,386
Cash and cash equivalents, beginning of
   Period                                          384,162           14,743                 --
Cash and cash equivalents, end of period            60,386          479,097             60,386
                                                ----------      -----------        -----------
Supplemental disclosure of non-cash
   financing activity:
Deferred underwriter's fees                                       1,207,500          1,207,500
                                                ----------      -----------        -----------
Supplemental cash flow disclosure:
Cash paid for taxes                                907,000               --            907,000

The accompanying notes are an intergral part of these condensed consolidated financial statements.

1. BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared by the Company and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position as of September 30, 2007 and the financial results for the three and nine months ended September 30, 2007 and 2006 and the period June 20, 2005 (date of inception) to September 30, 2007, in accordance with accounting principles generally accepted in the United States of America for interim financial statements and pursuant to Form 10-QSB and Securities and Exchange ("SEC") Regulation SB.

Certain financial information and footnote disclosure normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. The results of operations for the three and nine months ended September 30, 2007 are not necessarily indicative of the results of operations to be expected for a full fiscal year. These interim condensed financial statements should be read in conjunction with the financial statements for the fiscal year end December 31, 2006, which are included in the Company's annual report on form 10-KSB as filed with the SEC.

2. ORGANIZATION AND BUSINESS OPERATIONS

Asia Automotive Acquisition Corporation (the "Company") was incorporated in Delaware on June 20, 2005 as a blank check company formed to acquire, through merger, capital stock exchange, asset acquisition or other similar business combination, a business in the automotive supplier industry. The Company has neither engaged in any operations nor generated revenues to date. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises," and is subject to the risks associated with activities of development stage companies. The Company has elected December 31st as its fiscal year end.

The registration statement for the Company's initial public offering (the "Public Offering") was declared effective on April 11, 2006. The Company consummated the Public Offering on April 18, 2006 and received net proceeds of approximately $ 37,171,000. The Company's management has broad discretion with respect to the specific application of the net proceeds of the Public Offering (the "Offering") (as described in Note 4), although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a business combination with a target company. As used herein, a "target business" shall include an operating business in the security industry and a "business combination" shall mean the acquisition by the Company of a target business.

Of the proceeds of the Offering, $37,418,000 (plus interest income) is being held in a trust account ("Trust Account") and invested until the earlier of (i) the consummation of the first business combination or (ii) the distribution of the Trust Account as described below. The amount in the Trust Account includes $1,207,500 of contingent underwriting compensation, which will be paid to the underwriters if a business combination is consummated, but which will be forfeited in part if public stockholders elect to have their shares redeemed for cash if a business combination is not consummated. Deferred underwriter's fee is reflected on the balance sheet at $966,121, an additional $241,379 is included in common stock, subject to possible conversion, for a total of $1,207,500. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that public stockholders owning a majority of the outstanding stock sold in the Offerings vote against the business combination and elect to have the Company redeem their shares for cash, including all of the officers and directors of the Company ("Initial Stockholders"), have agreed to vote their 1,349,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company with respect to any business combination and to vote any shares they acquire in the aftermarket in favor of the business combination. After consummation of the Company's first business combination, all of these voting safeguards will no longer be applicable.

With respect to the first business combination which is approved and consummated, any holder of shares sold in the Public Offering, other than the Initial Stockholders and their nominees (the "Public Stockholders") who voted against the business combination may demand that the Company redeem his or her shares. The per share redemption price will equal $7.44 per share plus interest earned thereon in the Trust Account. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares sold in this offering and the private placement may seek redemption of their shares in the event of a business combination.

The Company's Certificate of Incorporation provides for mandatory liquidation of the Company, without stockholder approval, in the event that the Company does not consummate a business combination within 18 months from the date of consummation of the Public Offering, or 24 months from the consummation of the Public Offering if certain extension criteria have been satisfied. The Initial Stockholders have waived their right to liquidation distributions with respect to the shares of common stock included in such units. Accordingly, in the event of such liquidation, the amount in the Trust Account will be distributed to the holders of the shares sold in the Public Offering.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Common stock:

On January 23, 2006, the Company effected a stock split in the form of a dividend of .233 shares of common stock for each outstanding share of common stock. All references in the accompanying financial statements to the number of shares of common stock and loss per share have been retroactively restated to reflect these transactions.

Warrant liability:

The Company has outstanding warrants, which provides for the Company to register the shares underlying the warrants and is silent as to the penalty to be incurred in the absence of the Company's ability to deliver registered shares to the warrant holders upon warrant exercise. Under EITF No. 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" ("EITF No. 00-19"), registration of the common stock underlying the Company's warrants is not within the Company's control. As a result, the company must assume that it could be required to settle the warrants on a net-cash basis, thereby necessitating the treatment of the potential settlement obligation as a liability. Further EITF No. 00-19, requires the Company to record the potential settlement liability at each reporting date using the current estimated fair value of the warrants, with any changes being recorded through the Company's statement of operations. The potential settlement obligation related to the warrants will continue to be reported as a liability until such time that the warrants are exercised, expire, or the Company is otherwise able to modify the registration requirements in the warrant agreement to remove the provisions which require this treatment.

Fair Value of financial instruments:

The fair value of the Company's assets and liabilities, which qualify as financial intruments under SFAS 107, "Disclosure About Fair Value of Financial Intruments," approximates the carrying amounts represented in the condensed balance sheet.

Net income (Loss) per common share:

Net income (loss) per common share is based on the weighted average number of common shares outstanding. The Company complies with SFAS No. 128, "Earnings Per Share." SFAS No. 128 requires dual presentation of basic and diluted income per share for all periods presented. Basic income (loss) per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted net income per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then share in the income of the Company.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of contingent assets and contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Income taxes:

The Company complies with the Financial Accounting Standards Board ("FASB") SFAS 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of September 30, 2007 no valuation allowance has been established on the deferred tax asset of $358,000.

Effective January 1, 2007, the Company adopted the provisions of the Financial Accounting Standards Board ("FASB") Interpretation No. 48, "Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109" ("FIN 48"). There were no unrecognized tax benefits as of January 1, 2007 and as of September 30, 2007. FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at January 1, 2007. There was no change to this balance at September 30, 2007. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position. The adoption of the provisions of FIN 48 did not have a material impact on the Company's financial position, results of operations and cash flows.

Cash and cash equivalents:

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Recently issued accounting standards:

In September 2006, the Statement of Financial Accounting Standard No. 157, Fair Value Measurements ("SFAS 157"), was issued and is effective for fiscal years beginning after November 15, 2007. SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. Management is currently evaluating the impact the adoption of

SFAS 157 will have on the Company's financial statements and their disclosures and its impact has not yet been determined.

4. THE OFFERING

On April 18, 2006, the Company sold 5,031,250 units (including the underwriters full exercise of an over allotment option with respect to 656,250 units) to the public at a price of $8.00 per unit. Each unit consists of one share of the Company's common stock, $0.001 par value, and one redeemable common stock purchase warrant ("warrant"). Each warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a business combination with a target business or April 10, 2007 and expiring April 11, 2012. The warrants are redeemable at a price of $.01 per warrant upon 30 days notice after the warrants become exercisable, only in the event that the last sale price of the common stock is at least $10.00 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

5. INCOME TAXES

Income tax expense for the three and nine months ended September 30, 2007 and the period from June 20, 2005 (date of inception) to September 30, 2007 was approximately $90,000, $101,000, and $559,000, respectively, which is net of the expense for current federal income taxes and the deferred tax benefit recorded for the three and nine months ended September 30, 2007 and the period from June 20, 2005 (date of inception) to September 30, 2007.

The Company has not begun its trade or business for U.S. tax purposes. Accordingly, it could not yet recognize losses for start-up expenditures. As a result a deferred tax asset of approximately $358,000 at September 30, 2007 was established for these start-up expenditures.

6. COMMITMENTS AND RELATED PARTY TRANSACTIONS

The Company presently occupies office space provided by Asia Development Capital LLC ("ADC"), an affiliate and stockholder of the Company. ADC has agreed that, until the Company consummates a business combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Offering, April 18, 2006.

The Company has engaged Rodman & Renshaw LLC, ("the representative of the underwriters"), on a non-exclusive basis, as the Company's agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, the Company has agreed to pay the representative for bona fide services rendered a commission equal to 2.5% of the exercise price for each warrant exercised more than one year after the date of the prospectus if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative's services may also include disseminating information, either orally or in writing, to warrant holders about the Company or the market for our securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the representative upon the exercise of the warrants if:

* the market price of the underlying shares of common stock is lower than the exercise price;

* the holder of the warrants has not confirmed in writing that the underwriters solicited the exercise;

*    the warrants are held in a discretionary account;

*    the warrants are exercised in an unsolicited transaction; or

* the arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

The Company has sold to the representative of the underwriters, for $100, as additional compensation, an option to purchase up to a total of 350,000 units at a per-unit price of $10.00. The units issuable upon exercise of this option are also identical to those offered by the Offering except that the warrants included in the option have an exercise price of $6.65 (133% of the exercise price of the warrants included in the units sold in the offering.) The Company will pay the underwriters in the Offering an underwriting discount of 7% of the gross proceeds of this Offering (of which 3% is deferred until the consummation of a business combination).

The sale of the option will be accounted for as an equity transaction. Accordingly, there will be no net impact on the Company's financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company has determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $3.10 per unit, or $1,086,001 total, using an expected life of five years, volatility of 45.47% and a risk-free interest rate of 4.39%.

The volatility calculation of 45.47% is based on the 365-day average volatility of a representative sample of ten (10) companies with market capitalizations under $500 million that management believes to be engaged in the business of auto component parts (the "Sample Companies"). Because the Company does not have a trading history, the Company needed to estimate the potential volatility of its common stock price, which will depend on a number of factors which cannot be ascertained at this time. The Company referred to the 365-day average volatility of the Sample Companies because management believes that the average volatility of such companies is a reasonable benchmark to use in estimating the expected volatility of the Company's common stock post-business combination. Although an expected life of five years was taken into account for purposes of assigning a fair value to the option, if the Company does not consummate a business combination within the prescribed time period and liquidates, the option would becomeworthless.

Pursuant to letter agreements with the Company and the Representative of the underwriters, the Initial Stockholders have waived their right to receive distributions with respect to their founding shares upon the Company's liquidation.

Certain of the Company's officers, directors, or their designees have agreed with the Representative that upon consummation of the Offering and during the 45 trading day period commencing on the later of the date that the securities comprising the units begin separate trading or 60 days following the consummation of the Offering, that they will purchase up to 320,000 warrants in the public marketplace at prices not to exceed $1.40 per warrant. As of September 30, 2007, William R Herren, Mr. Rudy Wilson,and Chun Hao held 290,000 warrants to purchase the Company's securities.

The Initial Stockholders will be entitled to registration rights with respect to their founding shares pursuant to an agreement to be signed prior to or on the effective date of the Offering. The holders of the majority of these shares are entitled to make up to two demands that the Company register these shares at any time commencing three months prior to the third anniversary of the effective date of the Offering. In addition, the Initial Stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the third anniversary of the effective date of the Offering.

Rodman & Renshaw has entered into a letter agreement with us pursuant to which it agreed to purchase up to 125,000 warrants in the public marketplace at prices not to exceed $1.40 per warrant during the 45 trading day period commencing on the later of the date separate trading of the warrants has commenced or 60 days following the consummation of this offering.

Chardan Capital Markets has entered into a letter agreement with us pursuant to which it agreed to purchase up to 125,000 warrants in the public marketplace at prices not to exceed $1.40 per warrant during the 45 trading day period commencing on the later of the date separate trading of the warrants has commenced or 60 days following the consummation of this offering.

On February 8, 2006, five stockholders entered into five separate letter agreements with the Representatives of the underwriters pursuant to which they agreed to purchase in aggregate up to $2,000,000 in warrants at prices not to exceed $1.40 per warrant during the 45 day trading period commencing on the later of the date separate trading of the warrants has commenced or 60 calendar days following the consummation of the Offering. These entities have agreed that any warrants purchased by them pursuant to this agreement will not be sold or transferred until after a completed business combination. As of September 30, 2007, these five stockholders held 20,000 warrants to purchase the Company's securities.

7. PREFERRED STOCK

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

8. SUBSEQUENT EVENT

On July 19, 2007, at a meeting of the Company's Board of Directors ("BOD") at which a quorum was present, legal counsel for Hunan TX Enterprise Co Ltd. ("TX") informed the Board that registration of TX has been completed with the local Chinese government authorities, permitting the execution of the Equity Acquisition Agreement ("EAA") on July 24, 2007. The Board deemed it appropriate to make a public announcement by the filing of a Form 8K with the SEC on JUly 24, 2005. Pursuant to EAA the Company, which shall be renamed TX International, Ltd. ("TI") and redomesticated as a British Virgin Islands Company, would merge with TI resulting in TX becoming a wholly owned subsidiary of the TI. At the closing of the acquisition, the stockholders of TX will receive $13.0 million in cash. Additionally, the Company and TX executed a Key Employee Employment Agreement and Performance Earn-Out Agreement which will provide for certain retention and incentive bonuses.The closing of the acquisition is subject to certain conditions, including the approval of the transaction by the majority of the Company's stockholders and that fewer than 20% of the Company's stockholders exercise their right to redeem their shares of common stock for cash.

On August 10, 2007, the Company was informed by legal counsel for TX that the Changsha Ministry of Commerce had approved the EAA previously executed among and between the Company and TX on July 24, 2007.The Board deemed it appropriate to make a public announcement by the filing of a Form 8K with the SEC on August 13, 2007

On August 29, 2007 at a meeting of the Company's BOD, the directors approved an amendment of the Company's By-Laws to allow the BOD (by simple majority) rather than shareholders to remove a director. Pusuant to this amendment Mr. Vinit Bansal and Mr. Chun Hao as Class A directors were not nominated for reelection.

On September 18, 2007 the Company filed a Form 8K with the SEC stating its intent to commence holding presentations for its stockholders regarding its proposed acquisition of TX as described in AAAC's Current Reports on Form 8-K dated July 25, 2007, and August 13, 2007.

On September 20, 2007 the Company's BOD met to consider Proposals for a special meeting of shareholders pursuant to the acquisition. After careful consideration, the BOD determined unanimously that each of the Equity Acquisition Proposal and the Redomestication merger Proposal is fair to and in the best interests of AAAC and its stockholders. AAAC's BOD has approved and declared advisable the Equity Acquisition Proposal and the Redomestication merger proposal and unanimously recommends that the shareholders vote or give instructions to vote "FOR" each of the Proposals to adopt the Equity Acquistion Proposal and the Redomestication merger Proposal. Subsequently, the Company filed a Schedule 14(a) Preliminary Proxy Statement with the SEC for a special meeting of shareholders to be held to consider AAAC's pending acquisition of TX. The Preliminary Proxy Statement is subject to SEC review. The date of the special meeting of shareholders and the record date for the meeting will be specified in a definitive proxy statement to be mailed to shareholders following such review.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This Quarterly Report on Form 10-QSB includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks,uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "could," "would,""expect," "plan," "anticipate," "believe," "estimate," "continue," or the negative of such terms or other similar expressions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in our other Securities and Exchange Commission filings. The following discussion should be read in conjunction with our Financial Statements and related Notes thereto included elsewhere in this report.

We were formed on June 20, 2005, to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Our initial business combination must be with a target business or businesses whose fair market value is at least equal to 80% of net assets at the time of such acquisition. We intend to utilize cash derived from the proceeds of our recently completed public offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination.

Since our initial public offering, we have been actively engaged in sourcing a suitable business combination candidate. We have met with target companies, service professionals and other intermediaries to discuss with them our company, the background of our management and our combination preferences. In the course of these discussions, we have also spent time explaining the capital structure of the initial public offering, the combination approval process, and the timeline under which we are operating before the proceeds of the offering are returned to investors.

Most of the activity from June 20, 2005 (inception) to June 30, 2007 relates to the Company's formation and public offering described below.

Nine Months Ended September 30, 2007

For the nine months ended September, 2007, we had a net gain of approximately $2,254,000 consisting of interest income of approximately $1,377,000, a gain on warrant liability of approximately $1,567,000 and formational operating costs of approximately $590,000. Interest income is derived primarily from investment of our cash balances held in trust, which aggregated approximately $39,192,000 at Setpember 30, 2007. The cash balance held in trust is invested primarily in treasury bills.

Three Months Ended September 30, 2007

For the three months ended September 30, 2007, we had a net gain of approximately $2,585,000 consisting of interest income of approximately $504,000, a gain on warrant liability of approximately $2,259,000 and formational operating costs of approximately $88,000. Interest income is derived primarily from investment of our cash balances held in trust, which aggregated approximately $39,192,000 at September 30, 2007. The cash balance held in trust is invested primarily in treasury bills.

Nine Months Ended September 30, 2006

For the nine months ended September 30, 2006, we had a net loss of approximately $2,094,000 consisting of interest income of approximately $822,000 offset by a loss on warrant liability of $2,364,000 and formational operating costs of approximately $407,000. Interest income is derived primarily from investment of our cash balances held in trust, which aggregated approximately $38,240,000 at September 30, 2006. The cash balance held in trust is invested primarily in treasury bills.

Three Months Ended September 30, 2006

For the three months ended September 30, 2006, we had a net loss of approximately $1,938,000, consisting of interest income of approximately $477,000 offset by a loss on warrant liability of approximately $2,088,000 and formational operating costs of approximately $303,000. Interest income is derived primarily from investment of our cash balances held in trust, which aggregated approximately $38,240,000 at September 30, 2006. The cash balance held in trust is invested primarily in treasury bills.

LIQUIDITY AND CAPITAL RESOURCES

On April 19, 2006, we consummated our initial public offering of 5,031,250 units including an additional 656,250 units that were subject to the underwriters' over-allotment option. Each unit consists of one share of common stock and one redeemable common stock purchase warrant. Each warrant entitles the holder to purchase from us one share of our common stock at an exercise price of $5.00.

Of the proceeds of the Offering, $37,418,000 (plus interest expense) is being held in a trust account ("Trust Account") and invested until the earlier of (i) the consummation of the first business combination or (ii) the distribution of the Trust Account as described below. The amount in the Trust Account includes $1,207,500 of contingent underwriting compensation, which will be paid to the underwriters if a business combination is consummated, but which will be forfeited in part if public stockholders elect to have their shares redeemed for cash if a business combination is not consummated. Deferred underwriter's fee is reflected on the balance sheet at $966,121, an additional $241,379 is included in common stock, subject to possible conversion, for a total of $1,207,500. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

We pay Asia Development Capital LLC., an affiliate, an aggregate fee of $7,500 per month which includes the cost of the office space and the cost of other general and administrative services provided to us by such affiliate.

Item 3. CONTROLS AND PROCEDURES

Under the supervision and with the participation of management, including our Chief Executive Officer and Chief Financial Officer, we conducted an evaluation of the Company's effectiveness of disclosure controls and procedures (as defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") as of the end of the period covered by this Quarterly Report on Form 10-QSB. Based on that evaluation, the Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures have not been operating effectively as of the end of the period covered by this report.

In connection with the preparation of our Report of Form 10-QSB, management identified a material weakness, due to an insufficient number of resources in the accounting and finance department, resulting in (i) an ineffective review, monitoring and analysis of schedules, reconciliations and financial statement disclosures and (ii) the misapplication of U.S. GAAP and SEC reporting requirements.Due to the pervasive effect of the lack of resources, including a lack of resources that are appropriately qualified in the areas of U.S. GAAP and SEC reporting, and the potential impact on the financial statements and disclosures and the importance of the annual and interim financialclosing and reporting process, in the aggregate, there is more than a remote likelihood that a material misstatement of the annual financial statements would not have been prevented or detected.

There has not been any change in our internal control over financial reporting in connection with the evaluation required by Rule 13a-15(d) under the Exchange Act that occurred during the quarter ended September 30, 2007, that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

PART II-OTHER INFORMATION

Item 1. LEGAL PROCEEDINGS

There are no material legal proceedings pending against us.

Item 2 DEFAULTS UPON SENIOR SECURITIES

Not Applicable

Item 3. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

Not Applicable

Item 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Not Applicable.

Item 5. OTHER INFORMATION

Not Applicable.

Item 6. EXHIBITS

Exhibit No.   Description of Exhibits
-----------   -----------------------
31.1          Section 302 Certification of Principal Executive Officer

32.1          Section 906 Certification

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 14, 2007


By: /s/ William R. Herren
    ---------------------------------
    William R. Herren
    Chairman
    (Principal Executive Officer)


By: /s/ Rudy Wilson
    ---------------------------------
    Rudy Wilson
    Chief Executive Officer
    (Principal Executive Officer)


By: /s/ David J. Brophy
    ---------------------------------
    David J. Brophy
    Chief Financial Officer
    (Principal Financial and
    Accounting Officer)

Exhibit No.   Description of Exhibits
-----------   -----------------------
31.1          Section 302 Certification of Principal Executive Officer

32.1          Section 906 Certification

                                                                    Exhibit 31.1

                  CERTIFICATION BY PRINCIPAL EXECUTIVE OFFICER

I, William R. Herren, certify that:

1. I have reviewed this Quarterly Report on Form 10-QSB of Asia Automotive Acquisition Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, mot misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and we have:

     a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

     c) disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officers and I have disclosed,based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

     a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

     b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Dated: November 14, 2007


/s/ William R. Herren
-------------------------------------
William R. Herren
Chairman of the Board

                                                                    Exhibit 32.1

                                 CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and
(b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and
(b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Asia Automotive Acquisition Corporation, a Delaware corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

The Quarterly Report on Form 10-QSB for the quarter ended September 30, 2007 (the "Form 10-QSB") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and information contained in the Form 10-QSB fairly presents, in all material aspects, the financial condition and results of operations of the Company.

Dated: November 14, 2007


/s/ William R. Herren
-------------------------------------
William R. Herren
Chairman of the Board


/s/ Rudy Wilson
-------------------------------------
Rudy Wilson
Chief Executive Officer


/s/ David J. Brophy
-------------------------------------
David J. Brophy
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

FII-1
LehmanBrown

6/F Dongwai Diplomatic Office building
23 Dongzhimenwai Dajie
Beijing 100600, China

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders
Hunan Tongxin Enterprise Co., Ltd.
Changsha Hunan Province the People's Republic of china

We have audited the accompanying consolidated balance sheets of Hunan Tongxin Enterprise Co., Ltd. ("Tongxin") and its subsidiaries as of December 31, 2005 and 2006 and the consolidated statements of operations, change in stockholders' equity and cash flows for the years ended December 31, 2004, 2005 and 2006. These financial statements are the responsibility of Tongxin's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hunan Tongxin Enterprise Co., Ltd. and its subsidiaries as of December 31, 2005 and 2006 and the results of their operations and its cash flows for the years ended December 31, 2004, 2005 and 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ LehmanBrown Lu Hua CPA Firm
    Beijing, China

    July 31, 2007


                                     FII-1

HUNAN TONGXIN ENTERPRISE CO., LTD
CONSOLIDATED BALANCE SHEETS

(US$ amounts expressed in thousands, except for share data and earnings per share)


                                                                        Year Ended
                                                                        December 31,       Nine Months Ended
                                                                   ---------------------     September 30,
                                                                      2005        2006            2007
                                                                   ---------   ---------   -----------------
                                                                   (Audited)   (Audited)      (Unaudited)
ASSETS
Current assets
   Cash and cash equivalents                                          1,190       3,582          7,646
   Accounts and notes receivables, net of allowance for doubtful
      accounts of $4,017 and $4,688 and $5,017, respectively         10,750      16,616         16,902
   Inventories                                                        7,507       8,771         15,403
   Other receivables, net of allowance of bad debt of $283
      and $311, and $311 respectively                                 2,840         514          4,309
   Other receivables due from related parties                         5,316       8,928         10,056
   Prepaid expenses                                                   1,485       2,599          1,635
   Advances to suppliers                                                                         1,760
   Deferred tax assets                                                1,415       1,644          1,710
                                                                     ------      ------         ------
Total current assets                                                 30,503      42,654         59,421
Investments in operating businesses                                     771         797            820
Property, plant and equipment, net of accumulated depreciation
   of $5,738 and $8,034, and $9,670 respectively                     17,088      20,183         28,407
Land occupancy rights                                                 1,836       1,859          1,876
                                                                     ------      ------         ------
Total assets                                                         50,198      65,493         90,524
                                                                     ------      ------         ------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
   Accounts payable                                                   8,152      10,338         16,215
   Accrued expenses and other liabilities                             7,614       7,644          4,894
   Taxes payable                                                        950       4,812         11,068
   Dividend payable                                                      --       5,078          5,279
   Advances from customers                                                                       2,813
   Short-term loans                                                  17,055      15,140         15,871
   Short-term loan from individuals                                                              2,062
   Short-term loans from shareholders                                   673       5,179          4,912
                                                                     ------      ------         ------
Total current liabilities                                            34,444      48,191         63,114
Long-term liabilities
   Long-term loans                                                       --       3,970          4,394
   Long-term payables                                                     5          13            630
                                                                     ------      ------         ------
Total liabilities                                                    34,449      52,174         68,138
Shareholders' equity:
   Paid in capital
   (authorized, 72,521,705 common shares, US$0.12 par value
   per share, issued and outstanding 72,521,705 common shares)        8,762       8,762          8,762
   Reserve funds                                                      1,448       1,994          1,994
   Other comprehensive income                                           408         875          2,421
   Retained earnings                                                  5,131       1,688          9,209
                                                                     ------      ------         ------
Total shareholders' equity                                           15,749      13,319         22,386
                                                                     ------      ------         ------
Total liabilities and shareholders' equity                           50,198      65,493         90,524
                                                                     ------      ------         ------

HUNAN TONGXIN ENTERPRISE CO., LTD
CONSOLIDATED STATEMENTS OF OPERATIONS

(US$ amounts expressed in thousands, except for share data and earnings per share)


                                                                                                Nine Months
                                                        Years Ended December 31,            Ended September 30,
                                                  ------------------------------------   ------------------------
                                                     2004          2005        2006          2006          2007
                                                  ----------   ----------   ----------   -----------   -----------
                                                   (Audited)    (Audited)    (Audited)   (Unaudited)   (Unaudited)
Revenues, net                                         45,178       56,865       64,297       47,156        62,922
Sales of goods to related party                        1,118        1,713        1,908
Cost of goods sold                                    34,591       44,781       46,648     (33,749)      (43,066)
Purchases of goods from related party                 (7,450)      (9,030)      (4,808)
                                                  ----------   ----------   ----------
   Gross profit                                        4,255        4,767       14,749       13,407        19,856
Operating expenses:
   Selling, general and administrative expenses        3,792        2,626        4,777      (6,718)       (7,270)
                                                  ----------   ----------   ----------   ----------    ----------
Income from operations                                   463        2,141        9,972        6,689        12,586
Interest expense                                      (1,083)      (1,082)      (1,707)      (1,276)       (1,520)
Other income, net                                        186          233          400          299            73
Equity in earnings (loss) of associated company          (71)          --           --            0             7
                                                  ----------   ----------   ----------   ----------    ----------
Income (loss) before income taxes                       (505)       1,292        8,665        5,712        11,146

Income taxes                                            (436)        (540)      (2,962)      (1,885)       (3,625)
                                                  ----------   ----------   ----------   ----------    ----------
Net income (loss)                                       (941)         752        5,703        3,827         7,521
                                                  ==========   ==========   ==========   ==========    ==========
Net income (loss) per common share                   (0.0217)      0.0112       0.0788       0.0528        0.1037
                                                  ==========   ==========   ==========   ==========    ==========
Net income (loss) per common share - diluted         (0.0217)      0.0112       0.0788       0.0528        0.1037
                                                  ==========   ==========   ==========   ==========    ==========
Weighted average shares outstanding               42,743,400   68,493,335   72,521,705   72,521,705    72,521,705
Weighted average shares outstanding - diluted     42,743,400   68,493,335   72,521,705   72,521,705    72,521,705

Hunan Tongxin Enterprise Co., Ltd.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2004, 2005 AND 2006
(In US Dollars, in thousands, except for share data)

                                          Common                                        Other
                                          Stock       Par    Reserve   Retained     Comprehensive
                                          Shares     Value   Funds     Earnings      Income(Loss)   Total
                                        ----------   ------  ------    --------     -------------  -------
Balance at Jan. 1, 2004                 42,743,400   $5,146   $1,169   $  7,729          $ -0-     $ 14,062

Net loss                                       -0-      -0-      -0-       (941)           -0-         (941)

Appropriation                                  -0-      -0-      282       (282)           -0-         -0-

Dividends declared                             -0-      -0-      -0-       (395)           -0-         (395)
                                        ----------   ------   ------   --------          -----     --------
Balances at Dec. 31, 2004               42,743,400   $5,164   $1,451   $  6,111            -0-     $ 12,726

Cash contribution from shareholders     29,778,305   $3,598      -0-        -0-            -0-        3,598

Net income                                     -0-      -0-      -0-        752            -0-          752

Appropriation                                  -0-      -0-      241       (241)           -0-          -0-

Dividends declared                             -0-      -0-      -0-     (1,759)           -0-       (1,759)

Translation adjustments                        -0-      -0-      -0-        -0-            407          407
                                        ----------   ------   ------   --------          -----     --------
Balances Dec. 31, 2005                  72,521,705   $8,762   $1,692   $  4,863            407     $ 15,724

Net income                                     -0-      -0-      -0-      5,703            -0-        5,703

Appropriation                                  -0-      -0-      167       (167)           -0-          -0-

Dividends declared                             -0-      -0-      -0-     (8,616)           -0-       (8,616)

Translation adjustments                        -0-      -0-      -0-        -0-            466          466
                                        ----------   ------   ------   --------          -----     --------
Balance at Dec. 31, 2006                72,521,705   $8,762   $1,859   $  1,783            873     $ 13,277

The accompanying notes are an integral part of these consolidated financial statements.

HUNAN TONGXIN ENTERPRISE CO., LTD
CONSOLIDATED STATEMENTS OF CASH FLOWS
Increase (Decrease) in Cash and Cash Equivalents

                                                              Years Ended December 31,       Nine Months Ended September 30,
                                                         ---------------------------------   -------------------------------
                                                            2004        2005       2006             2006          2007
                                                         ---------   ---------   ---------      -----------   -----------
                                                         (Audited)   (Audited)   (Audited)      (Unaudited)   (Unaudited)
Cash flows from operating activities:
Net income (loss)                                            (941)        752       5,703           3,827         7,521
Adjustments to reconcile net income (loss) to net cash
   provided by operating activities:
Allowance for doubtful accounts                               443        (306)        545             408             0
Depreciation expense                                        1,305       1,757       2,182           1,636         2,500
Amortization expense                                           12          35          38              36            47
Changes in
   - Decrease in tax payable                                 (144)          0           0               0             0
   - Increase in inventories                                 (188)     (3,307)     (1,264)         (7,476)       (5,494)
   - Increase of accounts and notes receivable             (2,598)     (3,467)     (8,042)           (766)         (799)
   - Decrease (increase) of prepaid expenses                  180      (1,341)     (1,114)           (378)         (484)
   - Increase of accounts payable                           3,527       4,529       5,728           5,966         5,626
   - Increase (decrease) in accrued expenses                  535        (596)        361             247           420
                                                           ------     -------     -------         -------       -------
Net cash provided by operating activities                   2,131      (1,944)      4,137           3,500         9,337
                                                           ------     -------     -------         -------       -------
Cash flows fro investing activities:
Purchase of property, plant and equipment                  (6,535)     (4,558)     (5,271)        (4,230)        (6,711)
                                                           ------     -------                     -------       -------
Net cash in investing activities                           (6,535)     (4,558)     (5,271)        (4,230)        (6,711)
                                                           ------     -------     -------         -------       -------
Cash flows from financing activities:
Proceeds from capital contributions                             0       3,598           0               0             0
Proceeds from loans                                        17,191      23,587      28,231          28,231        22,379
Dividends paid                                               (395)     (1,759)     (3,576)              0             0
Cash repayments of amounts borrowed                        (8,317)    (23,788)    (22,301)        (27,301)      (21,875)
                                                           ------     -------     -------         -------       -------
Net cash provided by financing activities                   8,479       1,638       2,354             930           504
                                                           ------     -------     -------         -------       -------
Effect of foreign exchange rate changes                        (1)        906       1,172             672           276
Net increase (decrease) in cash and cash equivalents        4,074      (3,958)      2,392             872         3,406
Cash and cash equivalents at beginning of year              1,074       5,148       1,190           3,368         4,240
                                                           ------     -------     -------         -------       -------
Cash and cash equivalents at the end of year                5,148       1,190       3,582           4,240         7,646
                                                           ------     -------     -------         -------       -------

Hunan Tongxin Enterprise Co., Ltd.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED
DECEMBER 31, 2004, 2005 AND 2006

INTERIM FINANCIAL STATEMENTS FOR NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

NOTE 1 - BACKGROUND AND PRINCIPAL ACTIVITIES

Hunan Tongxin Enterprise Co., Ltd. ("Hunan Tongxin") was established on November 27, 1984 and originally known as Changsha Meihua Automobile Body Factory, a private domestic Chinese automotive supplier based in Changsha City, Hunan Province, the People's Republic of China ("PRC"). In November 2000, Hunan Tongxin completed its stock holding reorganization and changed its name.

Hunan Tongxin is engaged in designing, developing and manufacturing engineered vehicle body structures ("EVBS") for light, medium and heavy duty commercial vehicles in addition to designing, fabricating and testing progressive stamping dies used in the fabrication of EVBS. EVBS consists of complete cab structures and exterior body panels including doors, floor pans,hoods,side panels and fenders. These panels must meet specified dimensions for fit and finish before they are assembled together into a body structure and painted.

NOTE 2 - BASIS OF PRESENTATION

The consolidated financial statements for years ended December 31, 2004, 2005 and 2006 have been prepared in accordance with the accounting principles generally accepted in the United States of America ("U.S. GAAP").

The interim financial data as of September 30, 2007 and for the nine months ended September 30, 2007 and September 30, 2006 is unaudited; however in the opinion of Hunan Tongxin, the interim data involves all adjustments, consisting only of normal recording adjustments, necessary for a fair statement of the results for the interim periods.


NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

(A) PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the financial statements of Hunan Tongxin, its subsidiaries and those entities that Hunan Tongxin has determined it has a direct or indirect controlling financial interests. All significant inter-company balances and transactions have been eliminated in consolidation. Investments in unconsolidated subsidiaries representing ownership of at least 20%, but less than 50%, are accounted for under the equity method. Nonmarketable investments in which Hunan Tongxin has less than 20% ownership and in which it does not have the ability to exercise significant influence over the investee are initially recorded at cost and periodically reviewed for impairment.

Hunan Tongxin evaluates its relationships with other entities to identify whether they are variable interest entities as defined by the Financial Accounting Standard Board Interpretation No. 46(R),"Consolidation of Variable Interest Entities" and to assess whether it is the primary beneficiary of such entities. If the determination is made that Hunan Tongxin is the primary beneficiary, then that entity is included in the consolidated financial statements.

Hunan Tongxin owns 50% of the voting rights in Changsha Futianfengjing Bus Co., Ltd.. However,Hunan Tongxin has not been able to control Changsha Futianfengjing Bus Co., Ltd., given that important operational and financial policies have to be approved by shareholders with more than 50% of the voting rights (the only other equity owner owns the remaining 50% of the voting rights), Hunan Tongxin accounted for its investment in Changsha Futianfengjing Bus Co., Ltd. by the equity method.

Changsha Futianfengjing Bus Co., Ltd. owns 80% of the equity interest in Changsha Meihua Vehicle Manufacture Co., Ltd.through Tongxin. On December 25, 2003, Changsha Futianfengjing Bus Co., Ltd.authorized Tongxin, together with other equity holders of Changsha Meihua Vehicle Manufacture Co., Ltd., to enter into an agreement with an individual to handover all the assets used in production and operation of Changsha Meihua Vehicle Manufacture Co.,Ltd.. Based on Changsha Futianfengjing Bus Co., Ltd.'s evaluation, it is not the primary beneficiary of Changsha Meihua Vehicle Manufacture Co., Ltd.. In addition,Changsha Futianfengjing Bus Co., Ltd. also has no significant influence over Changsha Meihua Vehicle Manufacture Co., Ltd. Accordingly, Changsha Futianfengjing Bus Co., Ltd. recorded its investment in Changsha Meihua Vehicle Manufacture Co., Ltd. at cost and subject to periodical review for impairment. As disclosed in Note 20 to the financial statements, Changsha Futianfengjing Bus Co., Ltd. has disposed of its investment in Changsha Meihua Vehicle Manufacture Co., Ltd.at cost on July 4,2007.

(B) USE OF ESTIMATES

The preparation of the consolidated financial statements in accordance with U.S. GAAP requires management of Hunan Tongxin to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(C) REVENUE RECOGNITION

Hunan Tongxin recognizes revenue when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collectibility is reasonably assured. This typically occurs when the product is shipped.

Revenue from the sale of goods represents the invoiced value of goods, net of value added tax, sales returns and trade discounts.

The following is a description of Tongxin's general revenue transaction and how each of the SAB 104 criteria are met:

- Persuasive evidence of an arrangement exists: Hunan Tongxin negotiate contracts on a yearly basis during the January-February time frame. It reaches a final understanding with its customers during this period as to the specific nature and terms of the agreed-upon transaction and executes a yearly sales contract with the customer.

- Delivery has occurred or services have been rendered: The product (Engineered Vehicle Body Structure(s) or component(s), are manufactured to the customer's agreed upon specifications. Delivery is considered to have occurred and revenue recognized, when the customer has taken title and assumed the ownership of the products specified in the customer's sales agreement.

- Its price to the customer is fixed or determinable: the price, along with the payment terms, delivery terms and other contractual conditions is fixed at that the time of executing the sales contact. The prices are adjusted quarterly per the material escalation clause which allows Hunan Tongxin to increase or decrease the selling price to reflect changes in the cost of raw steel.

- Collectibility is reasonably assured: Hunan Tongxin and the customer have agreed upon payment terms as part of the sales contract including cash in advance, cash of delivery, letter of credit, or other terms depending upon the customer.

Additionally, Hunan Tongxin does not sell products through distributors and there is no right of the customers to return products back to Tongxin.

(D) SHIPPING AND HANDLING COSTS



Costs incurred by Hunan Tongxin for shipping and handling of inbound freight for material and the cost of outbound freight for finished product is included in cost of goods sold.




                                                       Nine Months Ended
($ Thousands)                  2004    2005    2006   September 30, 2007
-------------                 -----   -----   -----   ------------------
                                $       $       $              $
Inbound freight expense
   charged to Cost of Goods
   Sold:                        542     806     414            590
Outbound freight for
   finished product charged
   to cost of goods sold:     3,920   4,614   3,715          3,856



(E) CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand and demand deposits with banks. For purposes of the consolidated statements of cash flows, Hunan Tongxin considered all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. None of Hunan Tongxin's cash is restricted as to withdrawal. Cash deposits with banks are held in financial institutions in China, which has no federally insured deposit protection. Accordingly, Hunan Tongxin has a concentration of credit risk related to these uninsured deposits.

(F) TRADE ACCOUNTS RECEIVABLE AND THE ALLOWANCE FOR DOUBTFUL ACCOUNTS

The allowance for doubtful accounts is Hunan Tongxin's best estimate of the amount of probable credit losses in its existing accounts receivable. Hunan Tongxin's estimate is based on historical collection experience and a review of the current status of trade accounts receivable.

(G) INVENTORIES

Inventories consist of raw materials, work-in-progress and finished goods. Inventories are stated at the lower of cost or market value. Costs are calculated on the weighted average basis and are comprised of direct materials, direct labor and a relevant portion of all production overhead expenditures. Slow-moving inventories are periodically reviewed for impairment in value.

(H) PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are recorded at cost and are stated net of accumulated depreciation. Depreciation expense is calculated using the straight-line method over the estimated useful lives of the assets, taking into account the estimated residual value. The estimated useful lives are as follows:

*  Buildings                                 20 years
*  Machinery                                 10 years
*  Motor vehicles                             5 years
*  Office and computer equipment 5 years

Maintenance and repairs are charged directly to expense as incurred, whereas betterment and renewals are generally capitalized in their respective property accounts. When an item is retired or otherwise disposed of, the cost and applicable accumulated depreciation are removed and the resulting gain or loss is recognized and reflected as an item before operating income (loss).

(I) CONSTRUCTION IN PROGRESS

Construction in progress represents factories under construction and machinery and equipment pending installation. All direct costs relating to the acquisition or construction of buildings machinery and equipment, including interest charges on borrowings, are capitalized as construction in progress. No depreciation is provided in respect of construction in progress.

Construction in progress is transferred to property, plant and equipment and depreciation commences when the asset has been substantially completed and ready for its intended use.

(J) LAND OCCUPANCY RIGHTS

Land occupancy rights are paid to the PRC land bureau and represent payments to the PRC for the right to use the land over the term of the land occupancy agreement. Land occupancy rights are carried at cost and amortized on a straight-line basis over the term of 46 and 50 years.

(K) INVESTMENTS IN INVESTEES

SUBSIDIARIES:

Subsidiaries are those in which Hunan Tongxin has a direct interest of more than 50% of the share capital. Subsidiaries are consolidated from the date on which control is transferred to Hunan Tongxin and are no longer consolidated from the date that control ceases. The purchase method of accounting is used to account for the acquisition from third parties and the pooling of interests method is used to account for the acquisition of entities that were under common control. The cost of an acquisition is measured as the fair value of the assets given up, shares issued and liabilities undertaken at the date of acquisition plus costs directly attributable to the acquisition. The excess of the cost of acquisition over the fair value of the net assets of subsidiaries acquired is recorded as goodwill. The excess of fair value of the net assets over the cost of acquisition gives rise to negative goodwill, which reduces the value assigned to certain long-term assets. If all eligible assets are reduced to zero and an amount of negative goodwill still remains, the remaining unallocated negative goodwill is recognized as extraordinary gain.

ASSOCIATES:

Associates are entities over which Hunan Tongxin generally have between 20% and 50% of the voting rights, or over which Hunan Tongxin has significant influence, but which they do not control. Investments in associates are accounted for by the equity method of accounting. Under this method, Hunan Tongxin's share of the post-acquisition profits or losses of associates is recognized in the statement of operations and comprehensive income/(loss) and its share of post-acquisition movements in reserves is recognized in reserves. The cumulative post-acquisition movements are adjusted against the cost of the investment. Unrealized gains on transactions between Hunan Tongxin, its subsidiaries and its associates are eliminated to the extent of Hunan Tongxin's interest in the associates, unrealized losses are also eliminated unless the transaction provides evidence of and impairment of the asset transferred. Hunan Tongxin's investments in associates include goodwill on acquisition. When Hunan Tongxin's share of losses in an associate equals or exceeds their interest in the associate,further losses are not recognized, unless Hunan Tongxin has incurred obligations or made payments on behalf of the associates.

(L) IMPAIRMENT OF LONG-LIVED ASSETS

Whenever events or changes in circumstances indicate that its carrying amount may not be recoverable, Hunan Tongxin evaluates the recoverability of the net carrying value of its property, plant and equipment and its intangible assets by comparing the carrying values to the estimated future undiscounted cash flows. A deficiency in these cash flows relative to the carrying amounts is an indication of the need for a write-down due to impairment. The impairment write-down would be the difference between the carrying amounts and the fair value of these assets. A loss on impairment would be recognized by a charge to earnings.

(M) FOREIGN CURRENCY TRANSACTIONS AND TRANSLATION

The Renminbi ("RMB"), the national currency of China, is the primary currency of the economic environment in which the operations of Hunan Tongxin are conducted. Hunan Tongxin uses the United States dollar for financial reporting purposes.

Hunan Tongxin translates assets and liabilities into United States dollars using the rate of exchange prevailing at the balance sheet date, and the consolidated statement of income is translated at average rates during the reporting period. Adjustments resulting from the translation of financial statements from RMB into U.S.dollars are recorded in shareholders' equity as part of accumulated comprehensive income (loss). Gains or losses resulting from transactions in currencies other than RMB are reflected in income for the reporting period.

(N) INCOME TAXES

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets are reduced by a valuation allowance to the extent Hunan Tongxin concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates, if any, is recognized in the statements of income in the financial year that includes the enactment date.

(O) VALUE ADDED TAX

Hunan Tongxin is subject to value added tax ("VAT") imposed by Chinese government on its domestic product sales. The output VAT is charged to customers who purchase goods from Hunan Tongxin and the input VAT is paid when Hunan Tongxin purchases goods from its vendors. VAT rate is 17%, in general, depending on the types of product purchased and sold. The input VAT can be offset against the output VAT. VAT payable or receivable balance represents either the input VAT less than or larger than the output VAT. The debit balance represents a credit against future collection of output VAT instead of a receivable.

Pursuant to EITF 06-3 "How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement", Hunan Tongxin has elected to present revenue on net basis (net of VAT) within the statements of operations.

(P) WARRANTY

Hunan Tongxin provides warranties on its products, for terms of from three to twelve months. Warranty costs are estimated based on historical experience and are accrued.

(Q) RECENT ACCOUNTING PRONOUNCEMENTS

Hunan Tongxin does not expect the adoption of any recently issued accounting pronouncements to have a significant impact on their consolidated financial position, results of operations, or cash flows.

(R) EARNINGS PER SHARE

Basic net earnings (loss) per common share is computed by dividing net earnings
(loss) applicable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

(S) SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

-    Selling

     - 75% attributed to order shipment, and delivery of finished products from the Tongxin's warehouse to its customers' premise; and

     - 25% represents compensation for sales and marketing personnel and miscellaneous including travel, telephone and other similar expenses

-    R&D and Product Engineering

     - 75% attributed to steel material consumption for product, mold and die development;

     -    15% represents compensation for technical personnel; and

     -    12% attributed to supplies and other perishable material expense

-    General & Administrative

     -    80% attributed to salary and bonuses for the management; and

     - 20% represents miscellaneous expenses such as office utilities, telephone, and supplies.

NOTE 4 - ACCOUNTS RECEIVABLE AND NOTES RECEIVABLE
Accounts and notes receivable as of December 31, 2005 & 2006 and nine months ended September 30, 2007 and 2006 consist of the following:

                                      December 31              Nine Months Ended September 30,
                                  2005            2006               2006            2007
                                --------        ---------         --------         --------
Trade accounts receivable       $ 12,882        $  19,773         $14,665          $18,074

Less: Allowance for
 doubtful accounts                (4,017)          (4,688)         (4,485)          (5,017)
                                --------        ---------         -------         --------
                                   8,865           15,085          10,180           13,030
Notes receivable                   1,885            1,531           2,546            3,872
                                --------        ---------         -------         --------
                                  10,750           16,616          12,726           16,902

Changes of the allowance for doubtful accounts for 2005 and 2006 are as follows:

                                       December 31              Nine Months Ended September 30,
                                  2005            2006               2006            2007
                                --------        ---------         --------        ---------
Balance at beginning of year    $  4,247        $   4,017         $4,017           $4,688

Translation difference               104              145            145              142

Add: Charge (written back)
 to statements of operations        (334)            (526)           323              187

Balance at end of year             4,017            4,688          4,485            5,017
                                --------        ---------          -----            -----

Notes receivable represent amounts due from customers. As of December 31, 2006, $1,885 of these notes receivable were guaranteed by financial institutions (as of December 31, 2005, $1,531). These notes bear no interest and generally mature within six months from the date of issuance. As of September 30, 2007, no trade receivables were pledged for bank loan arrangements (as of December 31, 2005:
Nil).

NOTE 5 - INVENTORIES
Inventories as of December 31, 2005 & 2006 and nine months ended September 30, 2006 and 2007 consist of the following:

                                                                      Nine Months Ended
                                      December 31                       September 30,
                                  2005            2006             2006             2007
                                --------        ---------        ---------        ---------
Raw materials                   $  4,248        $   4,806           5,430          10,782

Work in progress                   2,918            2,732           3,186           2,923

Finished goods                       341            1,233           1,293           1,698
                                --------        ---------        --------        --------
Total                              7,507            8,771           9,909          15,403

As of September 30, 2007, no inventories were used as collateral for bank loan arrangements (as of December 31, 2005: Nil).

NOTE 6 - OTHER RECEIVABLES
Other receivables as of December 31, 2005 & 2006 and nine months ended September 30, 2006 and 2007 consist of the following:

                                                                    Nine Months Ended
                                      December 31                     September 30,
                                  2005            2006             2006            2007
                                --------        ---------        --------        ---------
Receivables from transporters   $    297        $     154            121             37

Receivables from shareholders         50              -0-             --             --

Staff advances                       219              189            165          2,982

Advanced payment for land
 occupancy right                   2,201              -0-             --             --

Others                               356            1,132            810          1,570
                                --------        ---------        -------        -------
                                   3,123            1,475          1,096          4,589
Less:Allowance for doubtful
accounts                            (283)            (311)          (259)          (280)
                                --------        ---------        -------        -------
                                   2,840            1,164            837          4,309

Receivables from transporters consist of advances to transporters for purchase of trucks and operating expenses. These advances are subject to annual interest rate of 5.40% (2005: 5.4 %) and they are recoverable through offsetting against future transportation fees.

Receivables from shareholders are contribution to pension fund made on behalf of the shareholders, who are also employees of Hunan Tongxin. These amounts are recoverable through a deduction of future dividend distribution to these shareholders.

Staff advances consist of advances to employees for expenses to be incurred in the normal course of business of Hunan Tongxin and advanced salary payment to employees.

NOTE 7 - INVESTMENTS IN OPERATING BUSINESSES

Investments as of December 31, 2005 & 2006 and nine months ended September 30, 2007 and 2006 consist of the following:

                                                                  Equity in
                                          Interest  Investment    Investee
December 31, 2005                           Held      At Cost      Company     Subtotal
-----------------                         -------   ----------   ---------    --------
Equity Method

*Changsha Futianfengjing Bus Co.,Ltd           50%   $    1,561   $    (966)   $   595

Cost Method Jiangbei Credit Union               1%          114         -0-        114

Hunan Xingsha Credit Warranty Co., Ltd.         1%           62         -0-         62
                                          -------    ----------   ---------    -------
Total                                                     1,737        (966)       771

                                                                 Equity in
                                          Interest  Investment   Investee
December 31, 2006                           Held      At Cost     Company     Subtotal
-----------------                         --------  ----------   ---------    --------
Equity Method

*Changsha Futianfengjing Bus Co.,Ltd          50%   $    1,613   $    (998)   $    615

Cost Method Jiangbei Credit Union              1%          118         -0-         118

Hunan Xingsha Credit Warranty Co., Ltd.        1%           64         -0-          64
                                          ------    ----------   ---------    --------
Total                                      1,795          (998)        797

-----------
* This company is not audited by LehmanBrown LU Hua CPA Firm.

On December 31, 2006, Hunan Tongxin performed an impairment review for its investment in Changsha Futianfengjing Bus Co., Ltd.. Given that Hunan Tongxin's share of net assets in Changsha Futianfengjing Bus Co., Ltd. as of December 31, 2006 is higher than the carrying value, Hunan Tongxin believes that its investment in Changsha Futianfengjing Bus Co., Ltd. is not impaired as of that date.



                                                                    Equity in
                                         Interest   Investment      Investee
September 30, 2006                        Held      At Cost         Company      Subtotal
-----------------                       ---------   ----------      ---------    --------
Equity Method
Changsha Futianfengjing Bus. Co., Ltd          50%   $   1,601       $   (984)   $    615
Jiangbei Credit Union                           1%         117              0         118
Hunan Xingsha Credit Warranty Co.               1%          63              0          63
                                        ---------   ----------      ---------    --------
Total                                                    1,781           (984)        797




                                                                     Equity in
                                         Interest    Investment       Investee
September 30, 2007                         Held        At Cost        Company     Subtotal
-----------------                       ---------    ----------      ---------    --------
Equity Method
Changsha Futianfengjing Bus Co.                50%        1,661         (1,028)        633
Jiangbei Credit Union                           1%          121              0         121
Hunan Xingsha Credit Warranty Co.               1%           66              0          66
                                         --------     ---------        -------     -------
Total                                                                                  820

NOTE 8 - PROPERTY, PLANT AND EQUIPMENT
Property, plant & equipment as of December 31, 2005 & 2006 and nine months ended September 30, 2007 and 2006 consists of the following:


                                        December 31           Nine months ended September 30,
                                      2005        2006             2006        2007
                                    --------    --------        ---------    ---------
Buildings                           $  8,072    $  8,751        $  8,702     $ 11,091

Machinery                             13,654      17,987          18,737       25,392

Motor vehicles                           284         322             335          349

Office and computer equipment            411         456             480          525
                                    --------    --------        --------     --------
                                      22,421      27,516          28,254       37,357
Less:Accumulated depreciation         (5,738)     (8,034)         (7,374)      (9,670)
                                    --------    --------          ------       ------
Property, plant and equipment,net     16,683      19,482          20,880       27,687

Construction in progress                 405         701             690          720
                                    --------    --------        --------     --------
                                      17,088      20,183          21,570       28,407


The depreciation expense for the years ended December 31, 2004, 2005 and 2006 was $1,306, $1,677 and $2,296, respectively.

As of December 31, 2006, certain machinery and buildings with an aggregate carrying value of $2,736 were used as collateral for short-term loan arrangements (as of December 31, 2005:$2,827) (see Note 12).

As of December 31, 2006, certain machinery and buildings with an aggregate carrying value of $1,945 were used as collateral for long-term loan arrangements (see Note 13).

NOTE 9 - LAND OCCUPANCY RIGHTS

                                        December 31                Nine months ended September 30,
                                  2005                2006              2006         2007
                                 -------              ------          --------     --------
Land occupancy rights            $ 1,871              $1,932          $1,850        $1,987

Less:Accumulated amortization        (35)                (73)            (64)         (111)
                                 -------              ------          ------         ------
Land occupancy rights, net         1,836               1,859           1,786         1,876

For the year ended December 31, 2006, amortization of $38 (for the year ended December 31,2005: $36) was recorded.

As of December 31, 2006, land occupancy rights with carrying value totaling $135 was used as collateral for a long-term loan.

NOTE 10 - ACCRUED EXPENSES AND OTHER LIABILITIES

Accrued expenses and other liabilities as of December 31, 2005 & 2006 and nine months ended September 30, 2007 and 2006 consist of the following:

                                 December 31     Nine months ended September 30,
                               2005     2006         2006        2007
                              ------   ------      -------      -------
Advances from customers       $3,381   $2,705      $2,633       $983

Payable to employees             557      308           0          0

Deposit                          553      489           0          0

Advances                         825    1,234         801        550

Accrued expenses                 114      434         335        360

Interest payable                 716      731         745        753

Accrued payroll and welfare    1,030    1,292       2,985      1,888

Other payables                   438      447         405        360
                              ------   ------       -----      -----
                               7,614    7,640       7,904      4,894

Advances from customers are amounts received in advanced from customers for future delivery of goods from Hunan Tongxin.

Advances from customers are advanced receipts from customers where the relevant products have not been delivered or sold. They are not related to transactions where partial performance has occurred but revenue recognition has been deferred.

Depending upon previous experience, credit worthiness, or the size of an individual customer, Hunan Tongxin may extend credit terms or will receive cash in advance during specific stages of production, or prior to delivery of the finished product, form certain customers, as stated in the commercial contract. Prepayments vary in size and range from covering the cost of purchasing raw material to the cost of fulfilling a specific production order.

Advances are recorded as such and reflected as a liability on the balance sheet until such time as delivery of the product to the customer occurs at which time the revenue is recognized and the Liability account is relieved. In fiscal year 2006 the company received cash advances in the aggregate amount of approximately $2.7 million or 4.5% of total revenues.

NOTE 11 PROVISION FOR PRODUCT WARRANTY

A analysis of the provision for product warranty for the years ended December 31,2005 and December 31, 2006 and nine months ended September 30, 2006 and 2007 is as follows:


                                                          December 31                Nine Months Ended Sept 30,
                                                     2005             2006             2006             2007
                                                  -----------    -------------    -------------    -------------
Balance at beginning of year                      $        12    $          26               26               54

Allowance charged to earnings                              86              125               92               105

Less: Amount utilized                                     (72)             (97)             (80)             (120)
                                                  -----------    -------------
Balance at end of year                                     26               54               38                39
                                                  ------------   -------------    -------------    --------------

NOTE 12 - SHORT-TERM LOANS

The following summarized list represents short-term loans at December 31, 2005 and 2006: and nine months ended September 30, 2007 and 2008.

(Renminbi denominated loans)
Changsha Agricultural Bank of China

     December 31, 2005           Maturity date      $'000     Interest rate
----------------------------     -------------    ---------   -------------
Short-term loan I                   02/02/2006    $     310          6.138%
Short-term loan II                  07/18/2006          744          6.138%
Short-term loan III                 09/09/2006        1,611          6.138%
Short-term loan IV                  10/31/2006          372          6.138%
Short-term loan V                   11/24/2006          991          6.138%
Short-term loan VI                  12/05/2006        2,478          6.138%

Jiangbei Credit Union
Short-term I                        11/30/2006        2,478          6.525%
Short-term II                       12/31/2006        1,239          6.525%

Agricultural Bank of China
Ziyang Branch
Short-term loan I                   11/20/2006          991          6.696%
Loans from other individuals                          5,841          5.400%
                                                  ---------
                                                     17,055
Loans from shareholders                                 673          5.400%
                                                  ---------
                                                     17,728

(Renminbi denominated loans)
Changsha Agricultural Bank of China


December 31, 2006                Maturity date      $'000     Interest rate
----------------------------     -------------    ---------   -------------
Short-term loan I                   03/22/2007    $     320          6.138%
Short-term loan II                  04/21/2007        2,561          6.138%
Short-term loan III                 05/26/2007        2,561          6.435%
Short-term loan IV                  11/27/2007        1,281          7.344%
Short-term loan V                   09/30/2007          961          7.344%

Jiangbei Credit Union
Short-term I                        02/21/2007          256          6.510%
Short-term II                       02/21/2007          256          6.510%
Short-term III                      02/21/2007          256          6.510%
Short-term IV                       01/31/2007        1,281          6.525%

Agricultural Bank of China
Ziyang Branch
Short-term loan I                   08/27/2007        1,921          6.732%
Short-term loan II                  11/29/2007        1,024          6.732%

Loans from other individuals                          2,462          5.400%
                                                  ---------
                                                     15,140
Loans from shareholders                               5,179          5.400%
                                                  ---------
                                                     20,319

Weighted average interest rate for short-term loans as of December 31, 2006 is 6.267% (as of December 31, 2005: 5.979%).

As of December 31, 2005, $6,506 of Agricultural Bank of China's short-term loans were secured by buildings of Hunan Tongxin with carrying amount of $2,827 and buildings owned by Changsha Meihua Vehicle Manufacture Co., Ltd.

As of December 31, 2005, $991 of Agricultural Bank of China Ziyang Branch's short-term loans was secured by land occupancy right of Ziyang with carrying amount of $626.


Nine Months Ended
September 30, 2006
--------------------              ----------     ---------     ----------
Short-term loan I                 10/31/2006           372          6.138%
Short-term loan II                11/24/2006           991          6.138%
Short-term loan III               12/05/2006         2,478          6.138%
Short-term loan IV                03/22/2007           320          6.138%
Short-term loan V                 04/21/2007         2,561          6.138%
Short-term loan VI                05/25/2007         2,561          6.435%

Jiangbei Credit Union
Short-term loan I
Short-term loan II                         0             0              0

Agriculture Bank of China         11/20/2006           644          6.696%

Loans from individuals                               2,573          5.400%
                                                 ---------
Loans from shareholders                              8,526          5.400%
                                                 ---------
                                                    21,026

Nine Months Ended
September 30, 2007
--------------------              ----------     ----------     ----------
Short-term loan I                 11/27/2007          1,281          7.364%
Short-term loan II                04/26/2008          2,956          7.688%
Short-term loan III               05/23/2008          1,214          7.884%
Short-term loan IV                 6/28/2008          2,102          7.227%
Short-term loan V                  8/27/2008            525          7.722%
Short-term loan VI                12/16/2007          1,708           6.12%
Short-term loan VII               09/22/2009            684           7.47%

Jiangbei Credit Union
Short-term loan I                  5/26/2008          1,214          8.568%
Short-term loan II                 6/25/2008          1,314          8.568%
Short-term loan III                9/10/2008            788          9.126%

Agriculture Bank of China         12/10/2007            861          7.344%
                                  11/29/2007          1,024          6.732%

Loans from individuals                                2,062          5.400%
                                                  ---------
Loans from shareholders                               4,912          5,400%
                                                  ---------
                                                     22,845

As of December 31, 2006, $7,684 of Agricultural Bank of China's short-term loans were secured by buildings of Hunan Tongxin with carrying amount of $2,736 and buildings owned by Changsha Meihua Vehicle Manufacture Co., Ltd.



As of December 31, 2006, $1,024 of Agricultural Bank of China Ziyang Branch's short-term loans were secured by land occupancy right of Ziyang with carrying amount of $633.

As of December 31, 2006, $1,921 of Agricultural Bank of China Ziyang Branch's short-term loans were guaranteed by Hunan Tongxin.

Fair market value of the assets collateralizing these credit facilities amounted to $26,938.

As of December 31, 2006, there was no un-used line of credit amounted to $4,676 for Hunan Tongxin (as of December 31,2005: $3,719).

NOTE 13 - LONG-TERM LOANS

Long-term loans as of December 31, 2006 and nine months ended September 30, 2006 and 2007 (as of December 31, 2005: Nil) consists of the following:

                                              December 31, 2006
                                 Maturity Date     US $'000    Interest Rate
                                 -------------    ---------    -------------
Changsha Xingcheng
Construction
Investment Co., Ltd             (a) 29/06/2009    $   2,561         6.03%
Changsha Jiangbei
Rural Credit Cooperative        (b) 25/06/2008        1,409         9.18%
                                                  ---------
Total                                                 3,970

As of December 31, 2006, Hunan Tongxin has obtained long-term loans totaling US$3,970 from Changsha Xingcheng Construction Investment Co., Ltd. ("CXCI") and Changsha Jiangbei Rural Credit Cooperative ("CJRCC"). These loans are collateralized by the buildings and land occupancy rights of Hunan Tongxin. As of December 31, 2006, $2,080 of buildings and land occupancy right was pledged as collateral.

Fair market value of the assets collateralizing these credit credit facilities amounted to $16,815.

                                    Nine Months Ended September 30, 2006
                                 Maturity Date     US $'000    Interest Rate
                                 -------------    ---------    -------------
Changsha Xingcheng
Construction
Investment Co., Ltd                29/06/2009     $   2,546         6.03%
Changsha Jiangbei
Rural Credit Cooperative           25/06/2008         1,400         9.13%
                                                  ---------
Total                                                 3,946

                                    Nine Months Ended September 30, 2007
                                 Maturity Date     US $'000    Interest Rate
                                 -------------    ---------    -------------
Changsha Xingcheng
Construction
Investment Co., Ltd                29/06/2009     $   2,805         6.03%
Changsha Jiangbei
Rural Credit Cooperative           25/06/2008         1,589         9.18%
                                                  ---------
Total                                                 4,394

Future repayments for the long-term loans for the years subsequent to the balance sheet date are as follows:

Repayable by            Total
------------           ------
2008                    1,409
2009                    2,561
                       ------
                        3,970

As of July 05, 2007, Hunan Tongxin has repaid the loan from CXCI.

NOTE 14 - LONG-TERM PAYABLE



                                                  December 31         Nine Months Ended September 30,
                                             2005           2006           2006           2007
                                            -------        -------        -------        -------
Reserve fund for employees                  $     5        $    13            355            630
                                            -------        -------        -------        -------
                                            $     5        $    13            355            630

Payable to employees representing a portion of salaries payable for technical employees. According to the terms of the labor contract entered into with these technical employees, Hunan Tongxin withholds 25% of their monthly salary. This amount is payable upon expiry of the labor contracts.

NOTE 15 RESERVES

The Company's attributable share in the statutory reserves of Hunan Tongxin and its subsidiaries for the three years ended December 31, 2006 is as follows:



                                 Years Ended December 31,    Nine Months Ended September 30,
                                 2004     2005     2006          2006           2007
                                ------   ------   ------         ------         ------
Statutory genearl reserve

Balance at January 1            $  193   $  345   $   500           500           1084

Transfer from consolidated
 statements of income              152      155       167             0            135

Transfer from statutory
 public welfare fund               -0-      -0-       417             0
                                ------   ------   -------       -------        -------
Balance at December 31             345      500     1,084           500          1,219
                                ------   ------   -------       -------        -------
Statutory public welfare fund

Balance at January 1            $  201   $  331   $   417           417              0

Transfer from consolidated
statements of income               130       86       -0-             0              0

Transfer from statutory
 public welfare fund               -0-      -0-      (417)         (158)             0
                                ------   ------   -------       -------
Balance at December 31
                                   331      417       -0-           259              0
                                ------   ------   -------       -------        -------
General surplus reserve

Balance at January 1 and
 December 31                       529      529       529           529            529
                                ------   ------   -------
Capital surplus

Balance at January 1 and
 December 31                       246      246       246           246           246
                                ------   ------   -------       -------        -------
Total                            1,451    1,692     1,859         1,534          1,994
                                ------   ------   -------

Notes:

(i) In accordance with the relevant regulations in China, Hunan Tongxin is required to provice certain statutory reserves that are designated for specific purposes based on the net income reported in the PRC GAAP financial statements. These reserves are not distributable in the form of cash dividends.

(ii) In accordance with the relevant regulations in China, a 10% appropriation to the statutory general reserve based on the net income reported in the PRC financial statements is required until the balance reaches 50% of the registered capital of the company. Statutory general reserve can be used to make good previous years' losses, if any, and may be converted into capital by increasing the paid-in capital, provided that the reserve balance after such conversion is not less than 25% of the registered capital.

(iii)Prior to 2006, Hunan Tongxin shall determine to transfer 5% to 10% of its net income reported in the PRC financial statements to the statutory public welfare fund. There is no limit on the amount that may be allocated to this fund. This fund can only be utilized on capital expenditure for the collective welfare of Tongxin's employees, such as the construction of dormitories, canteen and other welfare facilities, and cannot be utilized to pay staff welfare expenses.

Pursuant to the Company Law of the PRC revised on October 27, 2005 and carried out as of January 1, 2006, Hunan Tongxin is required to cease to draw the statutory public welfare fund from January 1, 2006. In accordance with the Circular on Accounting Treatment Following the Implementation of "Company Law" issued by the Ministry of Finance of the PRC on March 15, 2006, Hunan Tongxin transferred the statutory public welfare fund balance as at the December 31, 2005 into the statutory general reserve.

(iv) In addition to statutory general reserve and statutory public welfare fund, Hunan Tongxin had made additional appropriation of net profit to a general surplus reserve. This general surplus reserve can be used to make good previous years' losses, if any, and may be converted into capital by increasing the paid-in capital, provided that the reserve balance after such conversion is not less than 25% of the registered capital.

(v) Capital surplus, arising from waiver of debt by a creditor, can be used to increase the paid-in capital.

NOTE 16 - INCOME TAXES

Hunan Tongxin is subject to the PRC Income Tax Laws applicable to domestic enterprises. Hunan Tongxin is subject to income tax rate of 33% in 2004, 2005 and 2006, which comprised 30% state income tax and 3% local income tax. The PRC income tax rate applicable to Hunan Tongxin's subsidiaries is 15% to 33% in 2004, 2005 and 2006.

The income tax expense in the consolidated statements of income consists of:

                                Years Ended December 31,     Nine Months Ended September 30,

                                 2004     2005     2006         2006       2007
                                ------   ------   -------      -------   -------
Income taxes:
Current                         $  569   $  424   $ 3,118      $2,056    $3,862

Deferred                          (145)     103      (179)       (171)     (237)
                                ------   ------   -------      -------   -------
                                   424      527     2,939        1885      3625

A reconciliation of the difference between the effective income tax rate and the statutory income tax rate is as follows:

                                    Years Ended December 31,          Nine Months Ended September 30,
                                2004       2005           2006              2006          2007
                                -----      -----          ----             ------        ------
Statutory income tax rate         33%         33%           33%              33%           33%

Preferential tax policy           19%        (24)%          (2)%             (9)%          (4)%

Permanent tax difference          43%         26%            3%               5%            3%

Overpayment of taxes              91%          8%          -0-                4%          0.5%

Unrealized profit (loss)          -0-         (2)%           4%               0%            0%

Tax incentive for purchase
 of domestically produced
 machinery                        -0-        -0-            (4)%            -0-            -0-
                                -----      -----          ----             -----          ------
Effective income tax rate         (82)%       41%           34%              33%          32.5%

The tax effects of temporary differences that have given rise to the deferred income tax assets consist of the following:

                                       Years Ended December 31,       Nine Months Ended September 30,
                                          2005         2006                2006         2007
                                       ---------     -------              ------       ------
Allowance for doubtful accounts         $ 1,415      $ 1,644               1,226        1,710

Less: Valuation allowance                   -0-          -0-                 -0-          -0-
                                        -------      -------              ------       ------
Net deferred tax assets                 $ 1,415      $ 1,644               1,226        1,710


NOTE 17 - RELATED PARTY RELATIONSHIP AND TRANSACTIONS

(a) Relationship

Name of the related party                       Relationship with Hunan Tongxin
----------------------------------              -------------------------------
Hunan Tongxin Development and                   Controlled by a family
Construction Co., Ltd.                          member of the major
                                                shareholder of Hunan Tongxin

Changsha Meihua Vehicle                         Controlled by a family
Manufacture Co., Ltd.                           member of the major
                                                shareholder of Hunan Tongxin

(b) Significant outstanding balances with the related

parties as of December 31, 2005 and 2006 are as follows:

(i) Short-term loans from shareholders

                                           Years Ended     December 31,     Nine Months Ended September 30,
                                              2005             2006             2006           2007
                                           -----------     ------------       -------         ------
Loans from shareholders                    $       673     $      5,179        8,526           4,912

Short-term loans from shareholders are unsecured, with no fixed repayment term and carry interest rate of 5.40% (2005: 5.40%) per annum.

(ii) Other receivables

                                          Years Ended        December 31,      Nine Months Ended September 30,
                                             2005                2006               2006            2007
                                         ------------        ------------          ------         -------
Changsha Meihua Vehicle
 Manufacture Co., Ltd.                    $     5,316         $     5,113            4978           5816

Hunan Hunan Tongxin Development
 and Construction Co., Ltd.                       -0-               3,127            3534           4240
                                          -----------         -----------          -------        -------
                                          $     5,316         $     8,240           8,512          10,056

These other receivables from related parties are not secured and have no fixed payment term.
`
(c) Significant transactions with the related parties during the years ended December 31, 2005 and 2006 are as follows:

(i) Sales of goods to

                                                During fiscal              Nine Months Ended September 30,
                                               2005          2006               2006           2007
                                            ----------   ----------           -------        --------
Changsha Meihua Vehicle
 Manufacture Co., Ltd.                       $ 1,713       $ 1,908              1478          1966


(ii) Purchases of goods from

                                                 During fiscal             Nine Months Ended September 30,
                                               2005        2006                 2006           2007
                                            ----------   ----------           -------        -------
Changsha Meihua Vehicle
 Manufacture Co., Ltd.                        $ 9,030     $ 4,808               3606          4910

NOTE 18 - CONCENTRATION OF CREDIT RISKS

The following table summarizes the percentage of revenues from continuing operation from the top 5 customers for the years ended 2006 and December 31, 2005:

                                             Nine Months Ended September 30,
                      2005     2006               2006           2007
                     ------   ------            -------        -------
Customer A              11%       8%                 9%            10%

Customer B               9%       8%                 7%             8%

Customer C               4%       6%                 6%             7%

Customer D               4%       5%                 5%             6%

Customer E               4%       4%                 4%             5%
                     -----    -----             -------         -------
                        32%      31%                31%            36%

NOTE 19 - COMMITMENTS

Capital expenditure commitments

At September 30, 2007, Hunan Tongxin has the following commitments:

                                                                 Nine Months Ended
                                                                 September 30, 2007
                                                                 ------------------
Authorized but not contracted for:

Improvement to existing production facilities                    $      410
                                                                 ---------------

NOTE 20 - SUBSEQUENT ENENTS

On March 16, 2007, the National People's Congress approved the Corporate Income Tax Law of the People's Republic of China (the "new CIT law"), which is effective from January 1, 2008. Subject to detailed measures and other related regulations concerning computation of taxable income, as well as specific preferential tax treatments and their related transitional provisions,Hunan Tongxin is currently evaluating the impact of the new CIT law, and will further evaluate the impact to its operating results and financial positions of future periods as more detailed measures and other related regulations are announced.

On July 4, 2007, Changsha Futianfengjing Bus Co., Ltd.disposed of its investment of 80% equity interest in Changsha Meihua Vehicle Manufacture Co., Ltd. at cost.

PROXY
ASIA AUTOMOTIVE ACQUISITION CORPORATION
199 Pierce Street, Suite 202
Birmingham, Michigan 48009
SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF ASIA AUTOMOTIVE ACQUISITION CORPORATION

The undersigned appoints William R. Herren, Rudy Wilson, and each of them, with full power to act without the others, as proxies, each with the power to appoint a substitute, for the undersigned in connection with the Special Meeting of Stockholders (the "Special Meeting") of Asia Automotive Acquisition Corporation ("AAAC") to be held on February __, 2008, The undersigned hereby authorizes each of such proxies to represent the undersigned at the Special Meeting and to vote, as designated on the reverse side, all shares of AAAC common stock (including any shares which are part of units each consisting of one share of common stock and one warrant) which are held of record by the undersigned on the record date for the Special Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE. IF THIS PROXY IS SIGNED AND RETURNED BUT NO DIRECTIONS ARE GIVEN ON THE REVERSE SIDE AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS NUMBERED 1, and 2 ON THE REVERSE SIDE. THE AAAC BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF SUCH PROPOSALS.

(Continued and to be signed on reverse side)

                                      PROXY

THIS PROXY WILL BE VOTED AS DIRECTED BELOW. IF NO DIRECTIONS AREGIVEN, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS NUMBERED 1, AND 2 BELOW. THE BOARD OF DIRECTORS OF ASIA AUTOMOTIVE ACQUISITION CORPORATION ("AAAC") UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF SUCH PROPOSALS.

1.   To approve the acquisition by AAAC of Hunan         FOR   AGAINST   ABSTAIN
     Tongxin Enterprise Co. Ltd. ("Hunan Tongxin")       [ ]     [ ]       [ ]
     substantially on the terms set forth in the
     Equity Acquisition Agreement dated July 24, 2007,
     by and among Hunan Tongxin, the stockholders of
     Hunan Tongxin, and AAAC, and the other
     transactions contemplated by the Equity
     Acquisition Agreement.

If you voted "AGAINST" Proposal Number 1 and you hold    I HEREBY
shares of AAAC common stock (including shares which      EXERCISE MY
are part of units) issued in AAAC's initial public       CONVERSION
offering, you may exercise your conversion rights and    RIGHTS
demand that AAAC convert your shares of common stock     [ ]
into a pro rata portion of the trust account (net of
accrued taxes) by marking the "I Hereby Exercise My
Conversion Rights" box to the right. If you exercise
your conversion rights, then you will be exchanging
your shares of AAAC common stock for cash and will no
longer own your shares. You will only be entitled to
receive cash for your shares if the acquisition is
completed and you comply with the stock certificate
delivery requirements described in the proxy statement
under Conversion Rights. Failure to (a) vote against
Proposal Number 1, (b) check the "I Hereby Exercise My
Conversion Rights" box to the right and (c) submit
this proxy to AAAC prior to the Special Meeting will
result in the loss of your conversion rights.

2.   To approve the merger of AAAC with and into a       FOR   AGAINST   ABSTAIN
     wholly owned subsidiary formed under the laws of    [ ]     [ ]       [ ]
     BVI with the name Tongxin International, Ltd.
     ("TI") for the purposes of redomestication of the
     company to the British Virgin Islands (the
     "Redomestication") and acquiring Hunan Tongxin

Signature   Signature   Date


Please sign exactly as your name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If the stockholder is a corporation, please sign in the full name of such corporation by an authorized officer. If the stockholder is a partnership or limited liability company, please sign in the full name of such entity by an authorized person.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 132 of the BVI Business Companies Act ("BCA") generally provides for indemnification and permits a company to obtain insurance. The Memorandum of Association of the Registrant follows the statute. The Registrant intends to obtain director and officer insurance at the consummation of the acquisition of Hunan Tongxin

     The following is a statement of Section 132 of the BCA, as amended by
Section 67 of the BCA Amendment Act:

INDEMNIFICATION.

     (1) Subject to subsection (2) and its memorandum or articles, a company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who

     (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the company; or

     (b) is or was, at the request of the company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

     (2) Subsection (1) does not apply to a person referred to in that subsection unless the person acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

     (2A) For the purposes of subsection (2), a director acts in the best interests of the company if he acts in the best interests of:

     (a) the company's holding company; or

     (b) a shareholder or shareholders of the company;

     in either case, in the circumstances specified in section 120(2), (3) or
(4), as the case may be;

     (3) The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

     (3A) Expenses, including legal fees, incurred by a director in defending any legal, administrative or investigative proceedings may be paid by the company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified by the company in accordance with subsection (1).

     (3B) Expenses, including legal fees, incurred by a former director in defending any legal, administrative or investigative proceedings may be paid by the company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former director to repay the amount if it shall ultimately be determined that the former director is not entitled to be indemnified by the company in accordance with subsection (1) and upon such other terms and conditions, if any, as the company deems appropriate.

     (3C) The indemnification and advancement of expenses provided by, or granted pursuant to, this section is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, resolution of members, resolution of disinterested directors or otherwise, both as to acting in the person's official capacity and as to acting in another capacity while serving as a director of the company; and

     (4) If a person referred to in subsection (1) has been successful in defense of any proceedings referred to in subsection (1), the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

     (5) A company shall not indemnify a person in breach of subsection (2) and, any indemnity given in breach of that section is void and of no effect.

     The following is a statement of Section 133 of the BCA, as amended by
Section 68 of the BCA Amendment Act:

INSURANCE.

     A company may purchase and maintain insurance in relation to any person, who is or was a director of the company, or who at the request of the company is or was serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the company has or would have had the power to indemnify the person against the liability under section 132.

 UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     Prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (h)(l) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415 of the SEC, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered thereby, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                             Item 21. Exhibit Index


Exhibit No:     Description of Exhibit
-----------     ----------------------
1.1             Clarification Agreement (Previously filed)

2.1             Equity Acquisition Agreement with Amendments*

3.1             Charter of AAAC (Incorporated by reference from Form S-1, Reg. No 333-1277755)

3.2             Memorandum of Association of Tongxin International*

3.3             By-Laws of AAAC (Incorporated by reference from Form S-1 Reg. No 333-1277755)

3.4             Articles of Association of Tongxin International*

4.1             Certificates of AAAC (Incorporated by reference from Form S-1, Reg. No. 333-127755)

4.2             Warrants of AAAC (Incorporated by reference from Form S-1, Reg. No. 333-127755)

4.3             TI Specimen Stock Certificate*

4.4             TI Specimen Warrant Certificate*

4.5             TI Specimen Unit Certificate*

5.1             Form of Legality Opinion*

8.1             Tax Opinion (Previously filed)

8.2             KMG & Wood Consent (Previously filed)

10.1            Key Employees Employment Agreement*

10.2            Performance Earn Out Agreement*

11.1            Statement of Computation Per share earnings (Previously filed)

14.1            Code of Conduct (Previously filed)

15.1            Letter regarding Unaudited Interim Financial Statement (Previously filed)

23.1            Consent of Rothstein & Kass*

23.2            Consent of Lehman Brown*

24.1            Power of Attorney (Included on Signature Page of Form S-4/A)

99.1            Tongxin International Audit Committee Charter (Previously filed)

99.2            Tongxin International Nominating Committee Charter (Previously filed)

99.3            Delaware Corporate Law Appraisal Rights (Previously filed)

* Filed herewith.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Michigan, on the 7th of February, 2008.


                                     ASIA AUTOMOTIVE ACQUISITION
                                     CORPORATION

                                     By: /s/ Rudy Wilson
                                         ------------------------------------
                                         Rudy Wilson
                                         Chief Executive Officer and Director
                                         (Principal Executive Officer)

                                 and By: /s/ Dr. David J. Brophy
                                         ------------------------------------
                                          Dr. David J. Brophy
                                         Chief Financial Officer and Director
                                         (Principal Accounting and Financial
                                         Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              NAME                                 POSITION                           DATE
---------------------------------    ------------------------------------     ---------------------
/s/ William R. Herren                Chairman of the Board of Directors           February 7, 2008
---------------------------------    and Director
William R. Herren

/s/ Rudy Wilson                      Director                                     February 7, 2008
---------------------------------
Rudy Wilson

/s/ Dr. David J. Brophy              Director                                     February 7, 2008
---------------------------------
Dr. David J. Brophy

/s/ Donald L. Runkle                 Director                                     February 7, 2008
---------------------------------
Donald L. Runkle